As filed with the Securities and Exchange Commission on April 2, 2010

Registration No. 333-150612

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Moody National REIT I, Inc.
(Exact name of registrant as specified in its governing instruments)
6363 Woodway Drive, Suite 110
Houston, Texas 77057
(713) 977-7500
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Brett C. Moody
6363 Woodway Drive, Suite 110
Houston, Texas 77057
(713) 977-7500
(Name, address, including zip code and telephone number,
including area code, of agent for service)

Copies to:

Mary E. Smith	Rosemarie A. Thurston
Moody National REIT Sponsor, LLC	Gustav F. Bahn
2010 Main Street	Alston & Bird LLP
Irvine, California 92614	1201 West Peachtree Street
(949) 786-7500	Atlanta, Georgia 30309
(404) 881-7000

Approximate date of commencement of proposed sale to the public: as soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 1 consists of the following:

1.	The registrant’s prospectus dated April 15, 2009;

2.

Supplement No. 4 dated April 2, 2010, which will be delivered as an unattached document along with the registrant’s prospectus dated April 15, 2009. Supplement No. 4 supersedes and replaces Supplement No. 1 dated June 2, 2009, Supplement No. 2 dated August 25, 2009 and Supplement No. 3 dated December 3, 2009;

3.	Part II, included herewith; and

4.	Signatures, included herewith.

MOODY NATIONAL REIT I, INC.

$1,100,000,000 Maximum Offering
$2,000,000 Minimum Offering

          Moody National REIT I, Inc. was formed in January 2008 to acquire a diversified portfolio of real estate investments, including commercial properties, real estate securities and debt-related investments. We are externally managed by Moody National Advisor I, LLC, which we refer to as our advisor. We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes.

          We are offering up to $1,100,000,000 in shares of our common stock. We will offer $1,000,000,000 in shares of our common stock to the public in our primary offering, and $100,000,000 in shares of our common stock to our stockholders pursuant to our distribution reinvestment plan. We will initially offer shares to the public in our primary offering at a price of $10.00 per share. Our board of directors may change this price from time to time during the offering, but not more frequently than quarterly, to reflect changes in our estimated per-share net asset value and other factors our board of directors deems relevant. Shares sold under our distribution reinvestment plan will initially be sold for $9.50 per share. Our board of directors may likewise change this price from time to time, but not more frequently than quarterly. We have no obligation to adjust the offering price of shares of our common stock and any adjustment in our offering price or the price of shares sold pursuant to our distribution reinvestment plan will be made in the sole and absolute discretion of our board of directors. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan. Neither we nor any of our affiliates is related to Moody’s Investors Services.

          This investment involves a high degree of risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 14. These risks include, among others:

•	We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

•	Because there is no public trading market for shares of our common stock and we are not obligated to effectuate a liquidity event by a certain date, it will be difficult for you to sell your shares.

•	This is a “blind pool” offering and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

•

We depend upon our advisor and its affiliates to conduct our operations and this offering. Adverse changes in the financial health of our advisor or its affiliates could cause our operations to suffer.

•

We are the first publicly-offered investment program sponsored by Moody National REIT Sponsor, LLC. You should not assume that the prior performance of privately-held programs sponsored by affiliates of our sponsor will be indicative of our future results.

•

Our advisor and other affiliates will face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments and for tenants, which could result in actions that are not in your best interests.

•	This is a “best efforts” offering and if we are unable to raise substantial funds we will be limited in our investments.

•

The amount of any distributions we may make is uncertain. Our distribution proceeds may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from this offering. Therefore, portions of the distributions that we make may represent a return of capital to you.

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

•	Continued disruptions in the financial markets and deteriorating economic conditions could have a material adverse impact on our business.

          Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful. Projections or forecasts cannot be used in this offering. Any representation to the contrary and no prediction, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our common stock is permitted.

	Price to Public(1)	Sales Commission(1)(2)	Dealer Manager Fee(1)(2)	Proceeds to Moody National REIT I, Inc. Before Expenses(1)(3)

Primary Offering Per Share	$10.00	$0.65	$0.35	$9.00
Total Minimum	$2,000,000.00	$130,000.00	$70,000.00	$1,800,000.00
Total Maximum	$1,000,000,000.00	$65,000,000.00	$35,000,000.00	$900,000,000.00
Distribution Reinvestment Plan Offering Per Share	$9.50	—	$—	$9.50
Total Maximum	$100,000,000.00	—	$—	$100,000,000.00

(1)	Assumes we sell $1,000,000,000 in the primary offering and $100,000,000 pursuant to our distribution reinvestment plan.

(2)	Discounts are available for certain categories of purchasers.

(3)	Proceeds are calculated before reimbursing our advisor for organization and offering expenses.

          Moody Securities, LLC, our affiliate and the dealer manager of this offering, is not required to sell any specific number of shares or dollar amount of our common stock but will use its best efforts to sell the shares offered hereby. The minimum investment is $2,500. We will not sell any shares unless we raise a minimum of $2,000,000 of subscription proceeds by April 15, 2010 (one year from the date of this prospectus). Pending satisfaction of the minimum offering amount, all subscription payments will be placed in an escrow account held by the escrow agent, UMB Bank, N.A., a national banking association, in trust for the subscribers’ benefit, pending release to us. If we do not raise at least $2,000,000 by April 15, 2010, we will return all funds in the escrow account (including interest), and we will stop selling shares. This offering will terminate no later than April 15, 2011 (two years from the date of this prospectus), unless extended.

This prospectus is dated April 15, 2009

SUITABILITY STANDARDS

          The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means. We do not expect to have a public market for shares of our common stock, which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to have shares redeemed through our share redemption program, and in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.

          In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

•	a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000.

          In addition to the suitability requirements set forth above, several states have established additional suitability standards.

          Alabama—An Alabama investor must have represented to us that such investor has a liquid net worth of at least 10 times their investment in us and other similar programs and that such investor otherwise meets our suitability standards.

          Kansas—It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest in the aggregate more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

          Kentucky—A Kentucky investor’s aggregate investment in this offering may not exceed 10.0% of the investor’s liquid net worth.

          Iowa or Michigan —An Iowa or Michigan investor’s maximum investment in us and our affiliated programs cannot exceed 10% of the investor’s net worth.

          Due to minimum offering requirements, this offering is currently not available to residents of Ohio, Pennsylvania and Tennessee.

          In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.

          These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of our common stock, shares of our common stock are an appropriate investment for those of you who become stockholders. Our sponsor and each participating broker-dealer must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement. In making this determination, the sponsor and each person selling shares on our behalf shall ascertain that the prospective stockholder meets the minimum income and net worth standards, can reasonably benefit from an investment in us based on the prospective stockholder’s overall investment objectives and portfolio structure, is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and has apparent understanding of the fundamental risks of the investment, the risk that the stockholder may lose the entire investment; the lack of liquidity of our shares of common stock; the restrictions on transferability of our shares of common stock and the tax consequences of an investment in us. The sponsor and each person selling

i

shares on our behalf will make this determination on the basis of information it has obtained from a prospective stockholder regarding the prospective stockholder’s financial situation and investment objectives. Relevant information for this purpose includes age, investment objectives, investment experience, income, net worth, financial situation, and other investments of prospective stockholders, as well as any other pertinent factors. Each person selling shares on our behalf shall maintain records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder for at least six years.

          The minimum purchase amount is $2,500. To satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $500. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that to create a retirement plan you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

          Purchases of shares of our common stock pursuant to our distribution reinvestment plan may be in amounts less than set forth above and are not required to be made in increments of $500.

HOW TO SUBSCRIBE

          Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” and “Plan of Distribution.” Investors seeking to purchase shares of our common stock should proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

•

Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker-dealer. Initially, your check should be made payable to “UMB Bank, N.A., as escrow agent for Moody National REIT I, Inc.” After we meet the minimum offering requirements, your check should be made payable to “Moody National REIT I, Inc.” After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $500, except for purchases made pursuant to our distribution reinvestment plan.

          By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor agrees to be bound by all of its terms and attests that he meets the minimum income and net worth standards as described herein.

          Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

          An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

          Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”

          The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website (www.sec.gov) or at the SEC public reference room mentioned under the heading “Additional Information.”

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

      Set forth below are some of the more frequently asked questions and answers relating to our structure, our management and an offering of this type.

Q:	What is a “REIT”?

A:	In general, a REIT is a company that:

• offers the benefits of a diversified real estate portfolio under professional management;

• is required to make distributions to investors of at least 90% of its taxable income for each year;

•

avoids the federal “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on the portion of its net income that is distributed to the REIT’s stockholders; and

• combines the capital of many investors to acquire or provide financing for real estate assets.

Q:	How will you structure the ownership and operation of your assets?

A:

We plan to own substantially all of our assets and conduct our operations through an operating partnership, Moody National Operating Partnership I, L.P., which was organized in Delaware on January 18, 2008. We are the sole general partner of Moody National Operating Partnership I, L.P., which we refer to as our operating partnership. Because we will conduct substantially all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure.

Q:	What is an “UPREIT”?

A:

UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In this structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to the operating partnership in exchange for limited partnership units and defer taxation of gain until the contributor later exchanges his or her limited partnership units, typically on a one-for-one basis for shares of the common stock of the REIT. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	Do you currently own any assets?

A:

No. This offering is a “blind pool” offering in that we have not yet identified any specific real estate assets to acquire using the proceeds from this offering. We discuss the risks associated with this status under “Risk Factors—Investment Risks—This is a “blind pool” offering, and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.” and “Risk Factors—Risks Related to Our Business—If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives.”

Q:	Who will choose which investments to make?

A:

Our advisor, Moody National Advisor I, LLC, will select investments for us based on specific investment objectives and criteria and subject to the direction, oversight and approval of our board of directors.

Q:	What kind of offering is this?

A:

Through our dealer manager, we are offering a minimum of $2,000,000 in shares of our common stock and a maximum of $1,000,000,000 in shares of our common stock in our primary offering on a “best efforts” basis at an initial price of $10.00 per share. Our board of directors may change this price from time to time during the offering, but not more frequently than quarterly, to reflect changes in our estimated per-share net asset value and other factors our board of directors deems relevant. Our advisor will calculate the per-share net asset value by dividing our net asset value by the number of shares of our common stock outstanding. Net asset value will be determined by subtracting (1) our liabilities, including

v

the accrued fees and other expenses attributable to this offering and our operations, from (2) our assets, which will consist almost entirely of the value of our interest in our operating partnership. The value of our operating partnership is the excess of the fair value of its assets (including real estate properties, real estate related assets and other investments) over the fair value of its liabilities (including debt and the expenses attributable to its operations), as determined by our advisor. If we revise our offering price, we will disclose the method of calculating the net asset value in a supplement to this prospectus. However, we intend to provide such disclosure only if our stock price is adjusted and do not otherwise anticipate providing stockholders with a calculation of our net asset value. We are also offering $100,000,000 in shares of our common stock pursuant to our distribution reinvestment plan at $9.50 per share to those stockholders who elect to participate in such plan as described in this prospectus. Our board of directors may likewise change this price from time to time, but not more frequently than quarterly. We have no obligation to adjust the price of our shares and any adjustment in our offering price or the price of shares sold pursuant to our distribution reinvestment plan will be made in the sole and absolute discretion of our board of directors. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

Q:	How does a “best efforts” offering work?

A:

When shares of common stock are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares of our common stock. Broker-dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock.

Q:	How long will this offering last?

A:

This offering will not last beyond April 15, 2011 (two years from the date of this prospectus), unless extended. However, in certain states this offering may only continue for one year unless we renew the offering period for up to one additional year.

Q:	What happens if you do not raise a minimum of $2,000,000 in this offering?

A:

We will not sell any shares unless we sell a minimum of $2,000,000 in shares to the public by April 15, 2010 (one year from the date of this prospectus). Purchases by our directors, officers and affiliates will not count toward meeting this minimum threshold. Pending satisfaction of this minimum offering requirement, all subscription payments will be placed in an account held by UMB Bank, N.A., a national banking association, or UMB Bank, as escrow agent, in trust for subscribers’ benefit pending release to us. If we do not sell $2,000,000 in shares to the public by April 15, 2010 (one year from the date of this prospectus), we will terminate this offering and return all subscribers’ funds, plus interest. If we meet the minimum offering amount, the proceeds held in escrow, plus interest, will be released to us.

Q:	Will I receive a stock certificate?

A:

No. You will not receive a stock certificate unless expressly authorized by our board of directors. We anticipate that all shares of our common stock will be issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of stock certificates and reduces the offering costs.

Q:	Who can buy shares of common stock in this offering?

A:

In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Generally, you must initially invest at least $2,500. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $500, except for purchases made pursuant to our distribution reinvestment plan, which are not subject to any minimum purchase requirement. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” above.

Our affiliates may also purchase shares of our common stock. The sales commissions and dealer manager fees that are payable by other investors in this offering may be reduced or waived for our affiliates. The purchase of shares of our common stock by our affiliates will not count toward satisfying our minimum offering requirements.

Q:	Are there any special restrictions on the ownership of shares?

A:

Yes. Our charter prohibits the ownership of more than 9.8% in value of our capital stock (which includes common stock and preferred stock we may issue) and more than 9.8% in value or number of shares, whichever is more restrictive, of our then outstanding common stock, unless exempted by our board of directors. This prohibition may discourage large investors from purchasing our shares and may limit your ability to transfer your shares. To comply with tax rules applicable to REITs, we will require our record holders to provide us with detailed information regarding the beneficial ownership of our shares on an annual basis.

These restrictions are designed to enable us to comply with the ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.”

Q:	Is there any minimum initial investment required?

A:

Yes. To purchase shares in this offering, you must make an initial purchase of at least $2,500 in shares. Once you have satisfied the minimum initial purchase requirement, any additional purchases of our shares in this offering must be in amounts of at least $500, except for additional purchases pursuant to our distribution reinvestment plan which are not subject to any minimum investment requirement. See “Plan of Distribution—Minimum Offering.”

Q:	How do I subscribe for shares of common stock?

A:

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” on page i. Investors seeking to purchase shares of our common stock should proceed as follows:

• read this entire prospectus and any appendices and supplements accompanying this prospectus;

• complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B; and

•

deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the registered broker-dealer or investment advisor. Initially, your check should be made payable to “UMB Bank, N.A., as escrow agent for Moody National REIT I, Inc.” After we meet the minimum offering requirements, your check should be made payable to “Moody National REIT I, Inc.”

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor represents that the investor meets the minimum income and net worth standards as stated in the subscription agreement.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

An approved trustee must process and forward to us subscriptions made through individual IRAs, Keough plans and 401(k) plans. In the case of investments through IRAs, Keough plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Q:	How will the payment of fees and expenses affect my invested capital?

A:

We will pay sales commissions and dealer manager fees in connection with this offering. In addition, we will reimburse our advisor for our cumulative organizational and offering expenses and we will pay our advisor acquisition and origination fees for substantial services provided in the acquisition of investments. The payment of fees and expenses will reduce the funds available to us for investment in real estate assets. Depending primarily upon the number of shares we sell in the primary offering and assuming a $10.00 purchase price for shares sold in the primary offering, we estimate that we will use between 83.3% and 87.2% of our gross offering proceeds for investments and 1.3% of our gross offering proceeds for the payment of acquisition and origination fees to our advisor. The payment of fees and expenses will also reduce the book value of your shares of common stock. However, you will not be required to pay any additional amounts in connection with the fees and expenses described in this prospectus.

Q:	If I buy shares, will I receive distributions and how often?

A:

Provided we have sufficient available cash flow, we expect to pay distributions on a monthly basis to our stockholders. We cannot predict when, if ever, we will generate sufficient cash flow to pay distributions.

Q:	May I reinvest my distributions?

A:

Yes. Our distribution reinvestment plan allows stockholders to reinvest distributions at a price currently set at $9.50 per share. Our board of directors may change this price from time to time, but not more frequently than quarterly, to reflect changes in our estimated per-share net asset value and other factors our board of directors deems relevant. The terms of the plan may also be amended or terminated by our board in its discretion upon at least 10 days’ prior written notice. Please see “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	If I buy shares of common stock in this offering, how may I later sell them?

A:

At the time you purchase the shares of our common stock, the shares will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares, you may not be able to do so promptly, or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. See “Suitability Standards” and “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.” We have adopted a share redemption program, as discussed under “Description of Capital Stock—Share Redemption Program,” which may provide limited liquidity for some of our stockholders.

Q:	What is your exit strategy?

A:

We presently intend, but are not required, to complete a transaction providing liquidity for our stockholders within four to six years from the termination of the primary offering. Our charter does not require our board of directors to pursue a liquidity event. However, we expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when a suitable transaction will be available.

Q:	Will the distributions I receive be taxable?

A:

Distributions that you receive, including the market value of our common stock received pursuant to our distribution reinvestment plan, will generally be taxed as ordinary income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our dividends may be designated and treated as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce earnings and profits but do not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your shares of common stock and will not be taxable to the extent thereof, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:	When will I get my detailed tax information?

A:	We intend to mail your Form 1099 tax information, if required, by January 31 of each year.

Q:	Where can I find updated information regarding the company?

A:

You may find updated information on our website, www.moodynationalreit.com. In addition, as a result of the effectiveness of the registration statement of which this prospectus forms a part, we are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the Exchange Act, we will file reports, proxy statements and other information with the SEC. See “Additional Information” for a description of how you may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC. In addition, you will receive periodic updates directly from us, including three quarterly financial reports and an annual report.

Q:	Who can answer my questions?

A:	If you have additional questions about this offering or if you would like additional copies of this prospectus, you should contact your registered representative or:

Moody National REIT I, Inc.
6363 Woodway Drive
Suite 110
Houston, Texas 77057
(713) 977-7500
Attn: Investor Relations

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PROSPECTUS SUMMARY

          This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making an investment decision. The use of the words “we,” “us” or “our” refers to Moody National REIT I, Inc. and its subsidiaries, including Moody National Operating Partnership I, L.P., except where the context otherwise requires.

Moody National REIT I, Inc.

          We were formed as a Maryland corporation on January 15, 2008 to invest in a diversified portfolio of real estate investments. Our targeted investments include hotel, multifamily, office, retail and industrial properties. We may also invest in real estate securities and debt-related investments. During the initial stages of our offering, we anticipate investing primarily in hotel properties as we believe this asset class provides unique opportunities for return on investment at this time. Our unique investment strategy is referred to as Moody Core Plus Plus.

          We intend to operate in a manner that will allow us to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with the taxable year in which we satisfy the minimum offering requirements. Our office is located at 6363 Woodway Drive, Suite 110, Houston, Texas 77057, and our main telephone number is 713-977-7500.

          We are externally managed by Moody National Advisor I, LLC, an affiliate of ours which we refer to as our advisor. Our advisor’s team of real estate professionals will have substantial discretion with respect to the selection of specific investments consistent with our investment objectives and strategy, subject to the approval of our board of directors. Our advisor’s management team has substantial experience in the real estate industry and has successfully completed approximately 46 fully subscribed private placements in real estate programs of multiple property types with over 1,274 investors across the United States.

          Our sponsor, Moody National REIT Sponsor, LLC, a Delaware limited liability company, contributed $200,000 to us in connection with our formation and is our sole stockholder prior to giving effect to this offering. Moody National REIT Sponsor, LLC, is owned and managed by Brett C. Moody, who is also the Chief Executive Officer and President of our advisor. We refer to Moody National REIT Sponsor, LLC as our sponsor or Moody National. Neither we nor any of our affiliates is related to Moody’s Investors Services.

Investment Strategy and Objectives: Moody Core Plus Plus

          The cornerstone of the Moody Core Plus Plus investment strategy is to provide investors seeking a general real estate allocation with a broadly diversified portfolio of direct real estate properties, real estate securities and debt-related investments, which we refer to collectively as real estate assets. We expect that our portfolio will consist primarily of commercial properties that we own exclusively or in joint ventures or other co-ownership arrangements with other persons. Our direct real property investments will generally focus on real estate in multiple property types consisting primarily of hotel, multifamily, office, retail and industrial assets located in the United States and Canada. We may also make opportunistic investments in properties that may be under developed or newly constructed and in properties that we believe are undervalued.

          Our Core Plus Plus strategy utilizes an acquisition philosophy that capitalizes on market inefficiencies and a disciplined approach to analyzing economic fundamentals and demographic trends in major metropolitan markets to identify undervalued real estate investment opportunities. “Core” refers to a stable, Class A asset in a major metropolitan market, which can provide net operating income stability. However, we believe that a core buying strategy, without a supply-demand imbalance, offers minimal growth potential along with an increased risk of asset devaluation. Core Plus builds upon a foundation of targeting core markets, which are major metropolitan areas with stable population growth, high barriers to entry and multiple demand generators. Our Core Plus strategy seeks to capitalize upon potential supply-demand imbalances that we believe will create a technical pressure on a particular asset or asset class. We intend to identify these technical pressures created by demographic, business and industry changes which lead to supply and demand imbalances in a particular market. By utilizing this Core Plus strategy of purchasing undervalued assets with underlying, intrinsic value, we believe a core asset will create greater value at disposition. Core Plus Plus builds further upon the acquisition philosophy of Core Plus to combine our real property investments with real estate securities and debt-related investments, including (1) mortgage, mezzanine and other loans, (2) debt and derivative securities related to real estate, including mortgage-backed securities, and (3) the equity securities of other REITs and real estate companies.

          The Moody Core Plus Plus investment strategy will employ an acquisition model that utilizes a market optimization strategy for identifying supply and demand imbalances in our investments in real estate assets. This acquisition model tracks the standard deviations of rental rates for markets, submarkets and asset classes to guide us to the investments that we believe offer the greatest risk-adjusted returns. Through this acquisition model, we seek to purchase real estate assets on a diversified (non-homogeneous) basis, emphasizing market direction rather than properties available on the market, or the acquisition of a single or specific property type. The Moody Core Plus Plus strategy will focus on market forces and the cyclical nature of real estate to pursue acquisitions in anticipation of an increase in demand of a particular type of real estate property. Due to current supply and demand imbalances in the hospitality industry, we believe the hospitality industry provides unique opportunities for a return on investment at this time. Please see “Investment Strategy, Objectives and Policies—Primary Focus—Real Property Investments—The Hospitality Industry” for an overview of the hospitality industry beginning on page 49.

          Our investment objectives are:

•	to preserve, protect and return stockholders’ capital contributions;

•	to pay regular cash distributions to stockholders; and

•	to realize capital appreciation upon the ultimate sale of the real estate assets we acquire.

          See “Investment Strategy, Objectives and Policies” for a more complete description of our investment objectives.

Borrowing Policy

          Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. “Net assets” for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of our operations when the costs of our investments are most likely to exceed our net offering proceeds. Our aggregate borrowings, secured and unsecured, will be reviewed by the board of directors at least quarterly.

Summary of Risk Factors

          An investment in shares of our common stock involves significant risks, including the following:

•	We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

•

No public trading market exists for our shares and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares. If you are able to sell your shares, you will likely sell them at a substantial discount.

•

The price of our shares may be adjusted periodically to reflect changes in the net asset value of our assets and therefore future adjustments may result in an offering price lower than the price you paid for your shares.

•

The amount of distributions we will make, if any, is uncertain. Our distributions may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from this offering. Therefore, portions of the distributions that we make may represent a return of capital to you, which will lower your tax basis in our shares.

•	This is a “blind pool” offering and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

•	This is a “best efforts” offering and if we are unable to raise substantial funds then we will be limited in the number and type of investments we may make.

•

We rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments. We will pay substantial fees to our advisor, which were not determined on an arm’s-length basis.

•

Our advisor and other affiliates will face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments and for tenants, including (1) conflicts related to compensation payable by us to our advisor and other affiliates that may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, (2) the allocation of time between advising us and other real estate investment programs and (3) the recommendation of investments on our behalf when other affiliated programs are seeking similar investments.

•

We are the first publicly-offered investment program sponsored by our sponsor or its affiliates. Because previous programs and investments sponsored by affiliates of our sponsor were conducted through privately-held entities, not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations we will be subject to, you should not assume that the prior performance of these programs will be indicative of our future performance.

•	Our use of leverage increases the risk of loss on our investments.

•	We will be subject to risks generally incident to the ownership of real property.

•

If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders because we will be subject to U.S. federal income tax at regular corporate rates with no ability to deduct distributions made to our stockholders.

Our Board of Directors

          We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We have five members on our board of directors, three of whom are independent of us, our advisor and our respective affiliates. Our directors will be elected annually by our stockholders. Our board of directors has established an investment committee and an audit committee.

Our Advisor

          Moody National Advisor I, LLC, our advisor, was formed as a Delaware limited liability company in January 2008. Mr. Brett C. Moody controls and indirectly owns our advisor. We will rely on our advisor to manage our day-to-day activities and to implement our investment strategy. In addition, our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of real estate assets on our behalf consistent with our investment strategy and objectives. Our advisor’s real estate professionals have engaged in investing and managing real estate assets in 46 privately held real estate programs, including performing portfolio management, acquisitions, asset management, dispositions, finance, research, valuation, investor relations, legal and accounting functions.

          Our advisor performs its duties and responsibilities as our fiduciary under an advisory agreement. The term of the current advisory agreement ends one year after the date of this prospectus, subject to renewals by the board of directors for an unlimited number of successive one-year periods. Our officers and our affiliated directors are all officers of our advisor. The names and biographical information of our directors and officers are set forth under “Management—Directors and Executive Officers.”

Our Sponsor

          Moody National REIT Sponsor, LLC, our sponsor, was formed as a Delaware limited liability company in January 2008. Mr. Moody controls and indirectly owns our sponsor. Our sponsor has not sponsored any other real estate programs to date. However, Mr. Moody has closed more than 200 commercial real estate transactions totaling over $2.0 billion and has experience owning, financing and managing hotel, multifamily, office, and retail assets throughout the country. Mr. Moody has assembled a team of real estate professionals who have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in acquisitions, asset management, dispositions, development, leasing and property and portfolio management. We believe that the experience of Mr. Moody and the team of real estate professionals assembled to manage our operations and their disciplined investment approach will allow us to successfully execute our investment strategy. Since 2005, the experience of these individuals and their team of real estate professionals includes (as of December 31, 2008):

•	sponsoring 46 privately offered prior real estate programs;

•	raising over $427.91 million of equity from more than 1,274 investors through these privately offered prior real estate programs;

•	acquiring over 67 hotels throughout the United States, with a value totaling approximately $1.4 billion; and:

•	operating and/or asset managing over 50 hotels located throughout the United States.

Our Operating Partnership

          We intend to own all of our investments through Moody National Operating Partnership I, L.P., our operating partnership, or its subsidiaries. We refer to common limited partnership units in our operating partnership as common units. We are the sole general partner of our operating partnership, and the initial limited partners of our operating partnership are Moody National LPOP I, LLC, an affiliate of our sponsor, or Moody National LPOP I, and Moody OP Holdings I, LLC. Moody National LPOP I has invested $1,000 in our operating partnership in exchange for common units and Moody OP Holdings I, LLC has invested $1,000 in our operating partnership and has been issued a separate class of limited partnership units, which we refer to as the special units and which are described below under “—Compensation to Our Advisor and Affiliates.”

Our Affiliates

          Various affiliates of ours are involved in this offering and our operations. Moody Securities, LLC, which is a member of the Financial Industry Regulatory Authority, or FINRA, is the dealer manager for this offering and will provide dealer manager services to us in this offering. Mr. Robert W. Engel, our Chief Financial Officer, and Ms. Mary E. Smith, our Vice President, Securities Counsel and Secretary, control our dealer manager. Our dealer manager is indirectly owned by Mr. Brett C. Moody. For more information regarding our officers and the officers of our advisor and dealer manager, see the “Management” section of this prospectus. Another affiliate, Moody National Management, L.P., our property manager, will perform certain property management services for us and our operating partnership. Our property manager is indirectly owned and controlled by Mr. Moody. We refer to our advisor, our property manager and other of our affiliates, each as a “Moody National affiliate” and collectively, as “Moody National affiliates.”

Our Structure

          The chart below shows the relationships among various Moody National affiliates. We are the sole general partner of our operating partnership. Moody OP Holdings I, LLC and Moody National LPOP I, LLC, both of which are indirectly owned and controlled by Mr. Brett C. Moody, currently own all of the limited partnership units of our operating partnership. In the future, we may issue limited partnership units to third parties from time to time in connection with acquisitions of real estate properties. In order for the income from any hotel property investments to constitute “rents from real properties” for purposes of the gross income test required for REIT qualification, the income we earn cannot be derived from the operation of any of these hotels. Therefore, we will lease each property to a wholly-owned subsidiary of Moody National Operating Partnership I, L.P., which will be a taxable REIT subsidiary, or TRS.

Terms of the Offering

          We are offering up to $1,100,000,000 in shares of our common stock, $1,000,000,000 of which will be offered to the public in our primary offering, and $100,000,000 of which will be offered pursuant to our distribution reinvestment plan. We will initially offer shares to the public in our primary offering at a price of $10.00 per share. Our board of directors may change this price from time to time during the offering, but not more frequently than quarterly, to reflect changes in our estimated per-share net asset value and other factors our board of directors deems relevant. Our advisor will calculate the per-share net asset value by dividing our net asset value by the number of shares of our common stock outstanding. Net asset value will be determined by subtracting (1) our liabilities, including the accrued fees and other expenses attributable to this offering and our operations, from (2) our assets, which will consist almost entirely of the value of our interest in our operating partnership. The value of our operating partnership is the excess of the fair value of its assets (including real estate properties, real estate related assets and other investments) over the fair value of its liabilities (including debt and the expenses attributable to its operations), as determined by our advisor. If we revise our offering price, we will disclose the method of calculating the net asset value in a supplement to this prospectus. However, we intend to provide such disclosure only if our stock price is adjusted and do not otherwise anticipate providing stockholders with a calculation of our net asset value. Shares sold under our distribution reinvestment plan will initially be sold for $9.50 per share. Our board of directors may likewise change this price from time to time, but not more frequently than quarterly. We have no obligation to adjust the price of our shares and any adjustment in our offering price or the price of shares sold pursuant to our distribution reinvestment plan will be made in the sole and absolute discretion of our board of directors. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. This is a best efforts offering, which means that our affiliate Moody Securities, LLC, which is the dealer manager for this offering, will use its best efforts to sell our shares of common stock, but is not required to sell any specific amount of shares.

          We will begin selling shares of our common stock in this offering upon the effective date of the registration statement of which this prospectus forms a part, and we will continue to offer shares of our common stock on a continuous basis until this offering terminates on or before April 15, 2011, unless extended. However, in certain states the offering may continue only one year unless we renew the offering period for up to one additional year. We reserve the right to terminate this offering at any time. The offering proceeds will be held in an escrow account at the escrow agent until we meet the minimum offering requirements. Thereafter, the offering proceeds will be released to us and will be available for the investment in real estate assets or the payment of fees and expenses as soon as we accept your subscription agreement. We generally intend to admit stockholders on a weekly basis.

Compensation to Our Advisor and Affiliates

          Our advisor and other affiliates will receive compensation and fees for services related to this offering and for the investment and management of our assets, subject to review and approval of our independent directors. In addition, Moody OP Holdings I, LLC, a wholly-owned subsidiary of our sponsor, has been issued special units in our operating partnership constituting a separate series of partnership interests with special distribution rights. Equity interests in Moody OP Holdings I, LLC will be issued in the future to certain management personnel, which will serve as an incentive to our advisor’s management to perform services on our behalf consistent with our investment objectives.

          Set forth below is a summary of the fees and expenses we expect to pay our advisor and affiliates. The maximum amount that we may pay with respect to such fees and expenses is also set forth below. See “Management Compensation Table” for a more detailed explanation of the fees and expenses payable to our advisor and its affiliates and for a more detailed description of the special units.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

	Organizational and Offering Stage

Sales Commission—Dealer Manager	6.5% of the gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers).	$65,000,000

Dealer Manager Fee—Dealer Manager	3.5% of the gross offering proceeds from the sale of shares in the primary offering (a portion of which may be reallowed to participating broker-dealers).	$35,000,000

Organizational and Offering Expense Reimbursement—Advisor or its affiliates	Reimbursement for organizational and offering expenses incurred on our behalf, but only to the extent that such reimbursements do not exceed actual expenses incurred by	$22,000,000

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

the advisor and would not cause the cumulative sales commission, the dealer manager fee and other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds from the sale of shares in the primary offering as of the date of reimbursement. We estimate that organization and offering expenses will be 2.2% if the maximum offering proceeds from the primary offering is raised.

Operational Stage

Acquisition Fees—Advisor or its affiliates(1)

1.5% of (1) the cost of investments we acquire or (2) our allocable cost of investments acquired in a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments. With respect to investments in and origination of loans, we will pay an origination fee to our advisor in lieu of an acquisition fee.

$14,670,000 (assuming no leverage is used to purchase real estate assets). $58,680,000 (assuming a leverage ratio of 75%).

Origination Fees—Advisor or its affiliates(1)

1.5% of the amount funded by us to acquire or originate mortgage, mezzanine, bridge or other loans, including any third-party expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We will not pay an acquisition fee with respect to such loans.

$14,670,000 (assuming no leverage is used to acquire or originate the loan). $58,680,000 (assuming a leverage ratio of 75%).

Debt Financing Fee—Advisor or its affiliates

1.0% of the amount available under any loan or line of credit we obtain and use to acquire properties or other permitted investments, which will be in addition to the acquisition fee paid to our advisor. Our advisor may pay some or all of the fees to third parties if it subcontracts to coordinate financing. No fee will be paid in connection with (1) the refinancing of a real estate asset already refinanced for which our advisor received a fee and (2) loan proceeds from any line of credit until such time as we have invested all net offering proceeds.

Actual amounts depend upon the amount of debt obtained and services provided, and, therefore, cannot be determined at this time. If we utilize a 75% leverage ratio, the fees would be $29,340,000.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

Reimbursement of Acquisition Expenses—Advisor	Reimbursement of actual expenses related to the selection and acquisition of real estate investments.	$4,890,000 (assuming no leverage is used to purchase assets). $19,560,000 (assuming a leverage ratio of 75%).

Asset Management Fees—Advisor	A monthly amount equal to one-twelfth of 1.0% of the sum of the cost of all real estate investments we acquire.	$798,700 (assuming no leverage is used to purchase assets). $3,194,800 (assuming a leverage ratio of 75%).

Property Management and Leasing Fees—Moody National Management, L.P.

A monthly market-based fee, which will depend on geographic location and asset class as determined by a survey of brokers and agents in the area, for services in connection with operating and managing real property. Our property manager may pay some or all of these fees to third parties for management or leasing services. In the event that we contract directly with a non-affiliated third-party property manager, we will pay our property manager a market-based oversight fee.

Actual amounts depend upon the gross revenue of the properties and customary leasing fees in the region in which properties are acquired, and, therefore, cannot be determined at this time.

Operating Expenses—Advisor

We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and IT costs, subject to the limitation that we will not reimburse our advisor for any amount by which our total operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (1) 2% of our average invested assets, or (2) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. We will not reimburse our advisor for personnel costs in connection with services for which

Actual amounts are dependent upon expenses paid or incurred and, therefore, cannot be determined at the present time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

our advisor is entitled to acquisition, origination, disposition or asset management fees.

Director Compensation/Long-Term Incentive Plan—Independent Directors and Advisor

We will pay each of our independent directors an annual retainer of $50,000. We will also pay our independent directors for attending meetings as follows: (i) $2,000 for each in-person board meeting attended, (ii) $1,500 for each in-person committee meeting attended and (iii) $1,000 for each teleconference board meeting attended. The audit committee chairman will receive an additional $10,000 annual retainer. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends and the type and amount of awards granted under our long-term incentive plan; we cannot determine these amounts at the present time.

We intend to grant each of our independent directors an initial grant of fully vested, non-qualified stock options to purchase 2,000 shares of our common stock when we meet the minimum offering amount of $2,000,000. Additionally, on the date of each of the first four annual meetings of our stockholders at which an independent director is re-elected to the board of directors, we intend to grant to such directors fully vested non-qualified stock options to purchase 2,000 shares of common stock. Although we do not currently intend to grant awards under the incentive compensation plan to employees of our advisor, such awards may be granted in the future.

Liquidity Stage

Disposition Fees—Advisor or its affiliates

If our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of a property or other investment (except for such investments that are traded on a national securities exchange), up to one-half of the brokerage commission paid but in no event an amount greater than 3.0% of the contract sales price of each property or other

Actual amounts depend upon the sale price of properties, and, therefore, cannot be determined at this time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

investment sold; provided, however, in no event may the aggregate of the disposition fees paid to our advisor and any real estate commissions paid to unaffiliated third parties exceed 6.0% of the contract sales price. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture.

Special Units—Moody OP Holdings I, LLC

Moody OP Holdings I, LLC, an affiliate of our advisor, was issued special units upon its initial investment in our operating partnership, and as the holder of the special units will be entitled to receive (1) 15% of specified distributions made upon the disposition of our operating partnership’s assets, and (2) a one time payment, in the form of shares of our common stock, a non-interest bearing promissory note payable solely from the proceeds of asset sales, or a combination thereof, in conjunction with the redemption of the special units upon the occurrence of a listing of our shares on a national securities exchange or upon the occurrence of certain events that result in a termination or non-renewal of our advisory agreement, but in each case only after the other holders of our operating partnership’s units, including us, have received (or have been deemed to have received), in the aggregate, cumulative distributions equal to their capital contributions plus an 8.0% cumulative non compounded annual pre tax return on their net contributions. The holder of special units will not be entitled to receive any other distributions.

Actual amounts depend on the sale price of real estate assets, and, therefore, cannot be determined at this time.

(1)

Our charter limits our ability to pay acquisition fees or origination fees if the total of all acquisition fees or origination fees and expenses relating to the purchase would exceed 6.0% of the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a loan, or the amount actually paid or allocated in respect of the purchase of other assets, in each case exclusive of acquisition fees and acquisition expenses, which amount is referred to in our charter as the “contract purchase price.” Acquisition expenses include expenses related to the acquisition of real estate assets including, but not limited to, legal fees and expenses, travel and communication expenses, cost of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties whether or not acquired. Acquisition expenses are generally paid to third parties and are in addition to the acquisition or origination fees paid to our advisor. Under our charter, a majority of our board of directors, including a majority of the independent directors, would have to approve any acquisition fees or origination fees (or portion thereof) which would cause the total of all acquisition fees or origination fees and expenses relating to a real estate asset acquisition to exceed 6.0% of the contract purchase price. In the table above we have assumed acquisition expenses will constitute 0.5% of net proceeds.

Prior Investment Programs

          The section of this prospectus entitled “Prior Performance Summary” contains a discussion of the programs sponsored by Moody National and its affiliates. Certain financial data relating to these programs is also provided in the “Prior Performance Tables” in Appendix A to this prospectus. The prior performance of our affiliate’s previous real estate programs may not be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in these prior programs. You may experience a small return or no return on, or may lose some or all of, your investment in our shares. Please see “Risk Factors—Investment Risks—We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives.”

Conflicts of Interest

          Our advisor and certain of our other affiliates will experience conflicts of interest in connection with this offering and the management of our business affairs, including the following:

•

although our advisor does not currently manage other real estate programs, the directors, officers and key personnel of our advisor and our affiliated property manager must allocate their time between advising us and managing other real estate projects and business activities in which they may be involved, including 46 privately offered real estate programs sponsored by affiliates of our sponsor, all of which have investment objectives generally similar to this offering;

•

the compensation payable by us to our advisor and other affiliates may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, and fees such as the acquisition fees, origination fees and asset management fees payable to our advisor and property management fees payable to our affiliated property manager are payable, in most cases, regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders;

•

although our sponsor has agreed generally to provide us with the first opportunity to acquire stabilized and income-producing properties for which we have sufficient uninvested funds, our sponsor will be required to make this determination in its discretion and will be subject to certain conflicts of interest in recommending acquisitions on our behalf when other affiliated programs are also seeking investments;

•

our property manager is an affiliate of our advisor and, as a result, may benefit from our advisor’s determination to retain our assets while our stockholders may be better served by the sale or disposition of our assets; and

•

our dealer manager is an affiliate of ours and, as a result, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering.

Distribution Policy

          We intend to qualify as a REIT commencing with the taxable year in which we satisfy the minimum offering requirements. To qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. We intend to accrue and make distributions on a monthly basis beginning no later than the first calendar month after the month in which the minimum offering requirements are met. In connection with a distribution to our stockholders, our board of directors will approve a monthly distribution of a certain dollar amount per share of our common stock. We will then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates and your distributions will begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock, subject to our acceptance of your subscription. If we do not have sufficient funds from operations to make distributions, we may need to borrow funds, request that our advisor, in its discretion, defer its receipt of fees and reimbursements of expenses or, to the extent necessary, utilize offering proceeds in order to make cash distributions. Generally, distributions will be taxable to all U.S. stockholders as ordinary income to the extent they are from our current or accumulated earnings and profits. If we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the stockholder’s tax basis in its shares of common stock. The amount, if any, of each distribution in excess of a stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale or exchange of property. For further information regarding the tax consequences, in the event we make distributions other than from funds from operations, please see, “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders.”

Distribution Reinvestment Plan

          You may participate in our distribution reinvestment plan and elect to have the cash distributions you receive reinvested in shares of our common stock at an initial price of $9.50 per share. Our board of directors, in its sole discretion, may change this price from time to time or otherwise amend or terminate the distribution reinvestment plan at its discretion at any time upon 10 days notice to you. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders will be made in cash.

Share Redemption Program

          Our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to, or at a discount from, the current offering price per share for the shares being redeemed. Following the primary offering, shares of common stock will be redeemed, subject to certain restrictions and limitations, at a price equal to, or at a discount from, a price based upon the per-share net asset value of the company and other factors the board of directors deems relevant. The discount will vary based upon the length of time that you have held the shares of our common stock subject to redemption, as described in the following table:

Share Purchase Anniversary	Redemption Price as a Percentage of Current Offering Price

Less than 1 year	No Redemption Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

          Unless the shares are being redeemed in connection with a stockholder’s death or qualifying disability, we may not redeem shares unless you have held the shares for one year. Redemption requests made within two years of the death or qualifying disability of a stockholder will be redeemed at a price equal to the then-current public offering price.

          We are not obligated to redeem shares of our common stock under the share redemption program. Our board of directors may, in its sole discretion, accept or reject any share redemption request made by any stockholder at any time. If our board of directors accepts share redemptions, the number of shares to be redeemed during any calendar year is limited to (1) 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors; provided, however that the above volume limitations shall not apply to redemptions requested within two years after the death of a stockholder.

          The board of directors may, in its sole discretion, amend, suspend or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. The share redemption program will terminate if the shares of our common stock are listed on a national securities exchange.

Liquidity Strategy

          We presently intend, but are not required, to complete a transaction providing liquidity for our stockholders within four to six years from the termination of the primary offering. Our charter does not require our board of directors to pursue a liquidity event. However, we expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when a suitable transaction will be available.

RISK FACTORS

          An investment in our common stock involves various risks and uncertainties. You should carefully consider the risks described below in conjunction with the other information contained in this prospectus before purchasing our common stock.

Investment Risks

There is no public trading market for shares of our common stock and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares of common stock and, if you are able to sell your shares, you are likely to sell them at a substantial discount.

          There is no current public market for the shares of our common stock and we have no obligation to list our shares on any public securities market or provide any other type of liquidity to our stockholders. It will therefore be difficult for you to sell your shares of common stock promptly or at all. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock sold to be less than what you paid or less than your proportionate value of the assets we own. We have adopted a share redemption program but it is limited in terms of the amount of shares that may be purchased each quarter. Additionally, our charter does not require that we consummate a transaction to provide liquidity to stockholders on any date certain or at all. As a result, you should purchase shares of our common stock only as a long-term investment, and you must be prepared to hold your shares for an indefinite length of time.

This is a “blind pool” offering, and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

          Neither we nor our advisor has presently identified, acquired or contracted to acquire any real estate assets. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing shares of our common stock. You must rely on our advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because investors are not able to evaluate our investments in advance of purchasing shares of our common stock, this offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

          We have no prior operating history and may not be able to successfully operate our business or achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a real estate investment trust with a substantial operating history. In addition, you should not rely on the past performance of real property, real estate securities or debt-related investments owned by other Moody National affiliates to predict our future results. Our investment strategy and key employees differ from the investment strategies and key employees of our affiliates in the past and present and may continue to do so in the future.

This is a “best efforts” offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which could negatively impact your investment.

          This offering is being made on a “best efforts” basis, whereby the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. If we are unable to raise substantially more than the minimum offering amount of $2,000,000, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our real estate assets are located and the types of investments that we make. Further, it is likely that in our early stages of growth we may not be able to achieve portfolio diversification consistent with our longer-term investment objectives, increasing the likelihood that any single investment’s poor performance would materially affect our overall investment performance. Our inability to raise substantial funds would also increase our fixed operating expenses as a percentage of gross income. Each of these factors could have an adverse effect on our financial condition and ability to make distributions to our stockholders.

Our ability to successfully conduct this offering is dependent, in part, on the ability of our dealer manager to successfully establish, operate and maintain a network of broker-dealers.

          The dealer manager for this offering is Moody Securities, LLC, which we refer to as Moody Securities. Other than serving as dealer manager for this offering, Moody Securities has no experience acting as a dealer manager for a public offering. The success of this offering, and correspondingly our ability to implement our business strategy, is dependent upon the ability of our dealer manager to establish and maintain a network of licensed securities brokers-dealers and other agents. If our dealer manager fails to perform, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

We presently intend to effect a liquidity event within four to six years from the completion of the primary offering; however, there can be no assurance that we will effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock.

          In the future, our board of directors will consider various forms of liquidity events, including, but not limited to, (1) the sale of all or substantially all of our real estate assets for cash or other consideration, (2) our sale or merger in a transaction that provides our stockholders with cash and/or securities of a publicly traded company and (3) the listing of our common stock on a national securities exchange. We presently intend to effect a liquidity event within four to six years from the termination of the primary offering. However, there can be no assurance that we will cause a liquidity event to occur within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through our share redemption program.

Payment of fees to our advisor and its affiliates reduces cash available for investment, which may result in stockholders not receiving a full return of their invested capital.

          Because a portion of the offering price from the sale of our shares will be used to pay expenses and fees, the full offering price paid by stockholders will not be invested in real estate assets. As a result, stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.

If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

          Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and personnel. At this time, we cannot anticipate the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our common stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the earnings per share and funds from operations per share attributable to your investment.

          Additionally, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our earnings per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our shares.

          If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have a great deal of know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our real estate assets.

You are limited in your ability to sell your shares of common stock pursuant to our share redemption program. You may not be able to sell any of your shares of our common stock back to us, and if you do sell your shares, you may not receive the price you paid.

          Our share redemption program may provide you with a limited opportunity to have your shares of common stock redeemed by us at a price equal to or at a discount from the current offering price per share for the shares being redeemed. Following the primary offering, shares of common stock will be redeemed, subject to certain restrictions and limitations, at a price equal to, or at a discount from, a price based upon the per-share net asset value of the company and other factors the board of directors deems relevant. We anticipate that shares of our common stock may be redeemed on a quarterly basis. However, our share redemption program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can redeem at any given time and limiting the redemption price. Specifically, we presently intend to limit the number of shares to be redeemed during any calendar year to no more than (1) 5.0% of the weighted average of the shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors; provided, however that the above limitation shall not apply to redemptions requested within two years after the death of a stockholder. In addition, our board of directors reserves the right to reject any redemption request for any reason or no reason or to amend or terminate the share redemption program at any time. Therefore, you may not have the opportunity to make a redemption request prior to a potential termination of the share redemption program and you may not be able to sell any of your shares of common stock back to us pursuant to our share redemption program. Moreover, if you do sell your shares of common stock back to us pursuant to the share redemption program, you may not receive the same price you paid for any shares of our common stock being redeemed.

Our cash distributions are not guaranteed, may fluctuate and may constitute a return of capital or taxable gain from the sale or exchange of property.

          The actual amount and timing of distributions will be determined by our board of directors and typically will depend upon the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. Our long-term strategy is to fund the payment of monthly distributions to our stockholders entirely from our funds from operations. However, we can give no assurance as to when we will be able to pay distributions solely from funds from operations. During the early stages of our operations, we may need to borrow funds, request that our advisor in its discretion, defer its receipt of fees and reimbursements of expenses or, to the extent necessary, utilize offering proceeds in order to make cash distributions. Accordingly, the amount of distributions paid at any given time may not reflect current cash flow from operations. Distributions payable to stockholders may also include a return of capital, rather than a return on capital.

          In the event that we are unable to consistently fund monthly distributions to stockholders entirely from our funds from operations, the value of your shares upon the possible listing of our common stock, the sale of our assets or any other liquidity event may be reduced. Further, distributions generally will be taxable to all U.S. stockholders as ordinary income to the extent they are from our current or accumulated earnings and profits. If we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the stockholder’s tax basis in its shares of common stock. The amount, if any, of each distribution in excess of a stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale or exchange of property. For further information regarding the tax consequences in the event we make distributions other than from funds from operations, please see “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders.” In addition, to the extent we make distributions to stockholders with sources other than funds from operations, the amount of cash that is distributed from such sources will limit the amount of investments in real estate assets that we can make, which will in turn negatively impact our ability to achieve our investment objectives and limit our ability to make future distributions.

Payments to the holder of the special units of our operating partnership may reduce cash available for distribution to our stockholders and the value of our shares of common stock upon consummation of a liquidity event.

          Moody OP Holdings I, LLC, as the holder of the special units of our operating partnership, may be entitled to receive 15% of specified distributions made upon dispositions of our operating partnership’s assets and a promissory note, cash or shares of our common stock upon the occurrence of specified events, including, among other events, a listing of our shares on an exchange or the termination or non-renewal of the advisory agreement. Payments to the holder of the special units upon dispositions of our operating partnership’s assets and redemptions of the special units may reduce cash available for distribution to our stockholders and the value of shares of our common stock upon consummation of a liquidity event.

We may not meet the minimum offering requirements for this offering. Therefore, you may not have access to your funds for one year from the date of this prospectus.

          If the minimum offering requirements are not met within one year from the date of this prospectus, this offering will terminate and subscribers who have delivered their funds into escrow will not have access to those funds until such time. In addition, the interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.

The price of our shares of common stock may be adjusted to a price less than the price you paid for your shares of common stock.

          The price of our shares of common stock may be adjusted periodically, in the sole and absolute discretion of our board of directors, to reflect changes in the net asset value of our assets and other factors our board of directors deems relevant and therefore future adjustments may result in an offering price lower than the price you paid for your shares.

Risks Related To Our Business

We, our sponsor and our advisor do not have experience in operating a public company or a REIT, and our failure to operate successfully or profitably could have a material adverse effect on our ability to generate cash flow.

          We and our advisor are each recently formed companies. Neither our advisor nor our sponsor nor any of our advisor’s or sponsor’s respective officers or employees in their capacities with our advisor and our sponsor have operated a public company or an entity that has elected to be taxed as a REIT, and we may not be able to operate such an entity successfully. You should not rely upon the past performance of other real estate investment programs of our affiliates to predict our future results. As of the date of this prospectus, we have not purchased any real estate or made any other investments, and we have not identified any probable investments. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful, we must, among other things:

•	identify and acquire investments that align with our investment strategies;

•	establish and maintain contacts with licensed securities brokers and other agents to successfully complete this offering;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties, real estate securities and debt-related investments as well as for potential investors in our shares; and

•	continue to build and expand our operations structure to support our business.

          Our failure, or our advisor’s or sponsor’s failure, to operate successfully or profitably could have a material adverse effect on our ability to generate cash flow to make distributions to our stockholders and could cause you to lose all or a portion of your investment in our shares.

Our success is dependent on the performance of our sponsor and Moody affiliates.

          Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor, our sponsor and the other Moody affiliates. Our sponsor and the other Moody affiliates are sensitive to trends in the general economy, as well as the commercial real estate and credit markets. The current macroeconomic environment and accompanying credit crisis has negatively impacted the value of commercial real estate assets, contributing to a general slow down in the real estate industry, which we anticipate will continue through 2009. A prolonged and pronounced recession could continue or accelerate the reduction in overall transaction volume and size of sales and leasing activities that our sponsor and other Moody affiliates have already experienced, and would continue to put downward pressure on our sponsor’s revenues and operating results. The continued market downturn has adversely impacted, and could continue to impact, certain prior real estate programs sponsored by Moody affiliates resulting in a decrease or deferral of distributions with respect to such programs. To the extent that any decline in revenues and operating results impacts the performance of our advisor, our results of operations, financial condition and ability to pay distributions to our stockholders could also suffer. Additionally, such adverse conditions could require a substantial amount of time on the part of our advisor and its affiliates, particularly with regard to other real estate programs, thereby decreasing the amount of time they spend actively managing our investments.

If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives.

          Delays in selecting, acquiring and developing real estate assets could adversely affect investor returns. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will depend, in part, on the amount of proceeds we have received at a given time. As of the date of this prospectus, we have not identified the real estate assets that we will purchase with the proceeds of this offering. If we are unable to access sufficient capital, we may suffer from delays in deploying the capital into real estate assets.

The current downturn in the credit markets has increased the cost of borrowing and has made financing difficult to obtain, each of which may have a material adverse effect on our results of operations and business.

          Recent events in the financial markets have had an adverse impact on the credit markets and, as a result, the availability of credit has become more expensive and difficult to obtain. Some lenders are imposing more stringent restrictions on the terms of credit and there may be a general reduction in the amount of credit available in the markets in which we conduct business. The negative impact of the tightening of the credit markets may have a material adverse effect on us resulting from, but not limited to, an inability to finance the acquisition of real estate assets on favorable terms, if at all, increased financing costs or financing with increasingly restrictive covenants.

We are uncertain of our sources for funding our future capital needs. If we cannot obtain debt or equity financing on acceptable terms, our ability to acquire real estate assets and to expand our operations will be adversely affected.

          The net proceeds from this offering will be used for investments in real properties, real estate securities and debt-related investments, for payment of operating expenses and for payment of various fees and expenses such as acquisition fees, origination fees, asset management fees and property management fees. We do not intend to establish a general working capital reserve out of the proceeds from this offering during the initial stages of the offering. Accordingly, in the event that we develop a need for additional capital in the future for investments, the improvement of our real properties or for any other reason, sources of funding may not be available to us. If we cannot establish reserves out of cash flow generated by our real estate assets or out of net sale proceeds in non-liquidating sale transactions, or obtain debt or equity financing on acceptable terms, our ability to acquire real estate assets and to expand our operations will be adversely affected. As a result, we would be less likely to achieve portfolio diversification and our investment objectives, which may negatively impact our results of operations and reduce our ability to make distributions to our stockholders.

Risks Relating to Our Organizational Structure

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

          Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify and advance expenses to our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities subject to any limitations under Maryland law or in our charter. Moreover, we have entered into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter does provide that we may not indemnify our directors, our advisor and its affiliates for loss or liability suffered by them or hold our directors or our advisor and its affiliates harmless for loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or obligation to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may benefit our stockholders.

          Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock unless exempted by our board of directors. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

          Investors in this offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock if the issuance is approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. The issuance of preferred stock or other classes of common stock would increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base. Our charter authorizes us to issue 450,000,000 shares of capital stock, of which 400,000,000 shares of capital stock are designated as common stock and 50,000,000 shares of capital stock are designated as preferred stock. Our board of directors may increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; and

•	the removal of incumbent management.

We do not currently have a compensation committee, and presently do not intend to form such a committee.

          We do not have a compensation committee and have no plans to form one. Our board of directors may form a compensation committee in the future, which we expect will occur only when we hire our own employees. We currently do not have any employees nor do we have plans to hire any. The role of any compensation committee would be to make recommendations to our board of directors on the compensation of our employees and to administer the granting of awards pursuant to our long term incentive plan and to set the terms and conditions of such awards. Until our board of directors deems it in our best interest to form a compensation committee, our board of directors will directly administer our long term incentive plan and perform such other related duties. Should our board of directors decide in the future to form a compensation committee, such committee will be comprised of a majority of independent directors.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

          Limited partners in our operating partnership have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

          In addition, Moody OP Holdings I, LLC, the holder of special units in our operating partnership, may be entitled to (1) certain cash payments, as described in the “Management Compensation Table,” upon the disposition of certain of our operating partnership’s assets or (2) a one time payment in the form of cash, a promissory note or shares of our common stock in conjunction with the redemption of the special units upon the occurrence of a listing of our shares on a national stock exchange or certain events that result in the termination or non-renewal of our advisory agreement. This potential obligation to make substantial payments to the holder of the special units may reduce our cash available for distribution to stockholders and limit the amount that stockholders will receive upon the consummation of a liquidity event.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

          We are not registered as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. If for any reason, we were required to register as an investment company, we would have to comply with a variety of extensive and restrictive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

          We intend to operate in such a manner that we will not become subject to regulation under the Investment Company Act. To maintain our exemption from regulation under the Investment Company Act, we must comply with technical and complex rules and regulations.

          Specifically, to maintain our exemption from regulation as an investment company under the Investment Company Act, we intend to engage primarily in the business of investing in interests in real estate and to begin making a substantial portion of these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in real estate assets within one year of the termination of the offering, we may need to invest temporarily any unused proceeds in government securities. Government securities may have lower yields than other investments that we would normally make and would likely reduce the cash available for distribution to investors and possibly lower your returns.

          To avoid becoming subject to the Investment Company Act, our advisor may be required to impose limitations on our investment activities. In particular, our advisor may limit the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets that we otherwise might desire to sell and selling assets that we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise wish to acquire or be forced to forgo investment opportunities that we would otherwise want to make and that may be important to our investment strategy. In particular, our advisor will monitor our investments in real estate related assets to ensure continued compliance with one or more exclusions from the definition of “investment company” under the Investment

Company Act and, depending on the particular characteristics of those investments and our overall portfolio, our advisor may be required to limit the percentage of our assets represented by real estate related assets.

          If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. Furthermore, the costs associated with registration as an investment company and compliance with such restrictions could be substantial. In addition, registration under and compliance with the Investment Company Act would require a substantial amount of time on the part of our advisor and its affiliates, thereby decreasing the time they spend actively managing our investments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Related To Conflicts of Interest

You will not have the benefit of an independent due diligence review in connection with this offering.

          Because Moody Securities is an affiliate of ours, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. The lack of an independent due diligence review and investigation increases the risk of your investment because it may not have uncovered facts that would be important to a potential investor.

We depend on our advisor and its key personnel and if any of such key personnel were to cease to be affiliated with our advisor, our business could suffer.

          Our ability to make distributions and achieve our investment objectives is dependent upon the performance of our advisor in the acquisition, disposition and management of real estate assets, the selection of tenants for our real properties and the determination of any financing arrangements. In addition, our success depends to a significant degree upon the continued contributions of certain of the key personnel of Moody National REIT Sponsor, LLC, our sponsor, including Brett C. Moody, W. Kyle Bebee, Mary E. Smith, Adam S. Wilk and Robert W. Engel, each of whom would be difficult to replace. We currently do not have key man life insurance on any of these key personnel. If our advisor were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

We may compete with other Moody National affiliates for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

          We may compete with other Moody National affiliates for opportunities to acquire or sell certain types of real estate assets. We may also buy or sell real estate assets at the same time as other Moody National affiliates. In this regard, there is a risk that our advisor will select for us a real estate asset that provides lower returns to us than real estate assets purchased by another Moody National affiliate. Certain of our affiliates own or manage real properties in geographical areas in which we expect to own real properties. Therefore, our real properties may compete for tenants with other real properties owned or managed by other Moody National affiliates. Our advisor may face conflicts of interest when evaluating tenant leasing opportunities for our real properties and other real properties owned or managed by Moody National affiliates, and these conflicts of interest may have a negative impact on our ability to attract and retain tenants. As a result of our potential competition with other Moody National affiliates, certain investment opportunities that would otherwise be available to us may not in fact be available. This competition may also result in conflicts of interest that are not resolved in our favor.

The time and resources that Moody National affiliates devote to us may be diverted, and we may face additional competition due to the fact that Moody National affiliates are not prohibited from raising money for, or managing, another entity that makes the same types of investments that we target.

          Moody National affiliates are not prohibited from raising money for, or managing, another investment entity that makes the same types of investments as those we target. For example, our advisor’s management currently manages 46 privately offered real estate programs sponsored by affiliates of our sponsor, all of which have investment objectives generally similar to this offering. As a result, the time and resources they could devote to us may be diverted. In addition, we may compete with any such investment entity for the same investors and investment opportunities. We may also co-invest with any such investment entity. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party.

Our advisor and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and other Moody National affiliates, which could result in actions that are not in the best interests of our stockholders.

          Our advisor and its affiliates will receive substantial fees from us in return for their services and these fees could influence the advice provided to us. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	public offerings of equity by us, which allow our dealer manager to earn additional dealer manager fees and our advisor to earn increased acquisition fees and asset management fees;

•

real estate asset sales, since the asset management fees payable to our advisor will decrease and since our advisor will be entitled to acquisition fees, origination fees and disposition fees upon purchases and sales; and

•

the purchase of real estate assets from other Moody National affiliates, which may allow our advisor or its affiliates to earn additional asset management fees, property management fees and disposition fees.

          Further, our advisor may recommend that we invest in a particular asset or pay a higher purchase price for the asset than it would otherwise recommend if it did not receive an acquisition fee or origination fee. Certain potential acquisition fees, origination fees and asset management fees payable to our advisor and property management and leasing fees payable to the property manager would be paid irrespective of the quality of the underlying real estate or property management services during the term of the related agreement. These fees may incentivize our advisor to recommend transactions with respect to the sale of a property or properties that may not be in our best interest at the time. Investments with higher net operating income growth potential are generally riskier or more speculative. In addition, the premature sale of an asset may add concentration risk to the portfolio or may be at a price lower than if we held on to the asset. Moreover, our advisor will have considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as the preservation of capital, to achieve higher short-term compensation. Considerations relating to our affiliates’ compensation from us and other Moody National affiliates could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay you distributions or result in a decline in the value of your investment.

Our advisor may have conflicting fiduciary obligations if we acquire real estate assets from its affiliates or in joint ventures with its affiliates. As a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

          Our advisor may cause us to invest in a property owned by, or make an equity or debt-related investment in, one of its affiliates or through a joint venture with its affiliates. In these circumstances, our advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction, we would not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We may dispose of assets to our advisor, sponsor or their affiliates, which could cause us to enter into transactions on less favorable terms than we would receive from a third party.

          We may dispose of assets to our advisor, sponsor or their affiliates. Our advisor, sponsor or their affiliates may make substantial profits in connection with such transactions. Because our independent directors would rely on our advisor in identifying and evaluating any such transaction, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party.

The fees we pay to affiliates in connection with this offering and in connection with the acquisition and management of our investments were not determined on an arm’s-length basis; therefore, we do not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

          The fees to be paid to our advisor, our property manager, our dealer manager and other affiliates for services they provide for us were not determined on an arm’s-length basis. As a result, the fees have been determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties and could be in excess of amounts that we would otherwise pay to third parties for such services.

We may purchase real estate assets from third parties who have existing or previous business relationships with affiliates of our advisor, and, as a result, in any such transaction, we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

          We may purchase assets from third parties that have existing or previous business relationships with affiliates of our advisor. The officers, directors or employees of our advisor and its affiliates and the principals of our advisor who also perform services for other Moody National affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of such affiliates in preserving or furthering their respective relationships on the other hand. In any such transaction, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, and the purchase price or fees paid by us may be in excess of amounts that we would otherwise pay to third parties.

Risks Related To Investments In Real Estate

Continued disruptions in the financial markets and deteriorating economic conditions could have a material adverse impact on our business.

          We believe the risks associated with our business are more severe during market downturns. For example, a prolonged market downturn could negatively impact our real estate investments as a result of increased tenant delinquencies and/or defaults under our leases. In addition, lower demand for rentable space and oversupply of rentable space could lead to increased rent concessions, higher tenant improvement expenditures or reduced rental rates in order to maintain occupancies. Because we expect that some of our debt-related investments may consist of loans secured by real property, these same factors could also negatively affect the underlying borrowers and collateral of our investments. Our operations could be negatively affected to a greater extent if the current market downturn is prolonged or becomes more severe, which would significantly harm our business, results of operations, cash flows and financial condition, our ability to make distributions to you and the value of your investment. We are unable to predict the duration of the current market downturn or future changes in national, regional or local economic, demographic or real estate market conditions.

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and returns to our stockholders.

          We will be subject to risks incident to the ownership of real estate assets including changes in national, regional or local economic, demographic or real estate market conditions. We will be subject to risks generally attributable to the ownership of real estate assets, including: changes in national, regional or local economic, demographic or real estate market conditions; changes in supply of or demand for similar properties in an area; increased competition for real estate assets targeted by our investment strategy; bankruptcies, financial difficulties or lease defaults by our tenants; changes in interest rates and availability of financing; and changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws. The recent increase in mortgage defaults in the residential market has had a negative impact on the credit markets generally, which may have an adverse impact on our ability to finance property acquisitions, as well as have an adverse impact on economic conditions generally.

Changes in supply of, or demand for, similar real properties in a particular area may increase the price of real properties we seek to purchase and decrease the price of real properties when we seek to sell them.

          The real estate industry is subject to market forces. We are unable to predict certain market changes including changes in supply of, or demand for, similar real properties in a particular area. Any potential purchase of an overpriced asset could decrease our rate of return on these investments and result in lower operating results and overall returns to our stockholders.

Our operating expenses may increase in the future and, to the extent such increases cannot be passed on to tenants, our cash flow and our operating results would decrease.

          Operating expenses, such as expenses for fuel, utilities, labor and insurance, are not fixed and may increase in the future. There is no guarantee that we will be able to pass such increases on to our tenants. To the extent such increases cannot be passed on to tenants, any such increase would cause our cash flow and our operating results to decrease.

A continued market downturn or rise in interest rates could adversely impact occupancy, rental rates and our ability to collect rent from our tenants.

          A continued market downturn may significantly affect occupancy, rental rates and our ability to collect rent from our tenants. For example, a continued market downturn or rise in interest rates could make it more difficult for us to lease real properties, may require us to lease the real properties we acquire at lower rental rates and may lead to an increase in tenant defaults. In addition, these conditions may also make it more difficult for us to dispose of these properties. Each of these events could have a material adverse impact on our cash flows, operating results and carrying value of investment property.

In cases in which one of our tenants is required to pay rent based on a percentage of the tenant’s income from its operations at the real property, the actual rental income we receive under such a lease may be inadequate to cover the operating expenses associated with the real property.

          Rentals due under leases for retail properties may be based in part on the income of the retail tenant. In such cases where the tenant is required to pay rent based on a percentage of the tenant’s income from its operations at the real property, the actual rental income we receive under such a lease may be inadequate to cover the operating expenses associated with the real property if a tenant’s income is substantially lower than projected. In such case, we may not have access to funds required in the future to pay the operating expenses associated with the real property.

Real property that incurs a vacancy could be difficult to sell or re-lease.

          Real property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. In addition, certain of the real properties we acquire may have some level of vacancy at the time of closing. Certain other real properties may be specifically suited to the particular needs of a tenant and may become vacant. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our real properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the real property could be diminished because the market value may depend principally upon the value of the leases of such real property.

We are dependent on tenants for revenue and our inability to lease our real properties or to collect rent from our tenants may adversely affect our results of operations and returns to our stockholders.

          Certain of our real properties may be occupied by a single tenant. As a result, the success of those real properties will depend on the financial stability of a single tenant. Lease payment defaults by such tenants could cause us to reduce the amount of distributions to stockholders and could force us to find an alternative source of revenue to pay any mortgage loan on the real property. In the event of such a tenant default, we may also experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our real property. If a lease is terminated, we may be unable to lease the real property for the rent previously received or sell the real property without incurring a loss.

We may not have funding for future tenant improvements, which may adversely affect the value of our properties, our results of operations and returns to our stockholders.

          When a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, to attract one or more new tenants, we will be required to expend substantial funds to construct new tenant improvements in the vacated space. We do not anticipate establishing, in the initial stages of the offering, a general working capital reserve out of the proceeds from this offering. We do not currently have an identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments to attract new tenants. If we do not establish sufficient reserves for working capital or obtain adequate secured financing to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our real properties. If we defer such improvements, the applicable real properties may decline in value, and it may be more difficult for us to attract or retain tenants to such real properties or the amount of rent we can charge at such real properties may decrease. We cannot assure you that we will have any sources of funding available to us for repair or reconstruction of damaged real property in the future.

Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions to our stockholders could be lower than if we did not enter into long-term leases.

          We may enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases the rent under our long-term leases is less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into in long-term leases.

Our real properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

          Our real properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. We anticipate that certain of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the real properties that they occupy, while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. We will also generally be responsible for real property taxes related to any vacant space. Additionally, some states may impose an entity level tax directly on us. For example, we could be subject to an entity level tax under recent amendments to the margins tax in the state of Texas. Such an entity level tax could adversely affect our cash flow.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect your returns.

          We will attempt to adequately insure all of our real properties against casualty losses. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our real properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our real properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.

We compete with numerous other parties or entities for real estate assets and tenants and may not compete successfully.

          We will compete with numerous other persons or entities seeking to buy real estate assets or to attract tenants to real properties we acquire. These persons or entities may have greater experience and financial strength than us. There is no assurance that we will be able to acquire real estate assets or attract tenants on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. Each of these factors could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.

Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and returns to our stockholders.

          Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in receiving cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to pay for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Our ability to make distributions to our stockholders will depend upon the ability of hotel managers to operate our hotels effectively.

          We expect to initially invest a portion of the proceeds from this offering in hotel properties. To qualify as a REIT, we cannot operate any hotel or directly participate in the decisions affecting the daily operations of any hotel. Our third-party managers under future management agreements would have direct control of the daily operations of our hotels. We would not have the authority to directly control any particular aspect of the daily operations of any hotel (e.g., setting room rates). Thus, even if we believed the hotels were being operated in an inefficient or sub-optimal manner, we would not be able to require a change to the method of operation. Our only alternative for changing the operation of the hotels would be to replace the third-party manager of one or more hotels in situations where the applicable management agreement permits us to terminate the existing manager.

          Our ability to make distributions to stockholders will be impacted by the performance of the hotel managers in generating sufficient revenues from the hotels in excess of operating expenses. The hotel managers will be affected by factors beyond their control, such as changes in the level of demand for rooms and related services of the hotels, their ability to maintain and increase gross revenues and operating margins at the hotels and other factors. Therefore, any operating difficulties or other factors affecting the hotel managers’ ability to maintain and increase gross revenues and operating margins at the hotels could significantly adversely affect our financial condition and results of operations.

The market downturn has adversely affected the hospitality industry and may affect hotel operations for the hotels we acquire.

          As part of the effects of a market downturn, the hospitality industry has experienced a significant decline in business caused by a reduction in travel for both business and pleasure. Consistent with the rest of the hospitality industry, the hotels we acquire may experience declines in occupancy and average daily rates due to decline in travel. In addition, it is possible that these factors could have a material adverse effect on the value of hotels we acquire.

Competition in the hospitality industry and with third parties in acquiring properties may reduce our profitability and the return on your investment.

          The hospitality industry is generally characterized as being intensely competitive. To the extent we invest in hotel property, any investment will compete with existing and new hotels in their geographical markets, including with independent hotels, hotels which are part of local or regional chains and hotels in other well-known national chains, including those offering different types of accommodations and services. The principal competitive factors that will affect the hotel properties in which we may invest include, but are not limited to, brand recognition, location, range of services and guest amenities and the quality and price of the hotel rooms and services provided. Any one of the foregoing could impact our profitability and ability to pay distributions.

          If we decide to invest in hotel property, we expect to face significant competition for attractive hotel investment opportunities from other major real estate investors with significant capital, including both publicly traded REITs and private institutional investment funds. Because of competition from other well-capitalized real estate investors, we can provide no assurance that we will be able to acquire desired hotel properties. Where it is possible to acquire desired hotel properties, we can provide no assurance that we will be able to do so on favorable terms or that such properties will meet our return expectations or conform to our investment criteria. The competition to acquire attractive hotel investment opportunities could have an adverse effect on our financial condition and ability to pay distributions.

If we do not successfully attract and retain franchise flagships for hotel properties, our business will suffer, and this result will reduce the value of your investment.

          Generally, we must attract and retain well-known hospitality franchises for any hotels we may choose to acquire to make these investments profitable. Certain hospitality franchises, including limited-service hotels, impose radius restrictions that limit the number of their hotels allowed within a certain distance of one another. Hospitality franchises also generally require that design and quality standards be met for guest room and common areas before a hospitality franchise will agree to provide the franchise agreement to operate a property. Compliance with these brand standards may impose significant costs upon us. If we are not able to attract and retain franchise flagships for our hotel properties because of location restrictions, the high cost of complying with design and quality standards, or any other reason, our business will suffer, and this result will reduce the value of your investment.

The hospitality industry is subject to unique, unforeseeable risks that may negatively impact our business and the value of your investment.

          The hospitality industry is subject to unique, unforeseeable risks, such as natural disasters, pandemics and threats of pandemics, acts of terror and other catastrophes. We have no control over events of this type and they could have a substantial impact on the hospitality industry and our business if we decide to invest in hotel property. For example, the threat of an avian flu pandemic in an area where we have hotel properties could sharply reduce hotel room demand in that area and negatively impact our business. Because we are unable to control the timing, duration or magnitude of these unforeseen events, the negative impact upon our business could be great.

To the extent we invest in multifamily properties, our ability to make distributions to our stockholders may be adversely affected by short-term leases that expose us to the effects of declining market rent.

          We may invest a portion of the proceeds from this offering in multifamily properties. We expect that substantially all of our leases for such properties would be for a term of one year or less. Because these leases generally would permit the residents to leave at the end of the lease term without penalty, our rental revenues could be impacted by declines in market rents more quickly than for longer-term leases, which in turn could affect our ability to make distributions to our stockholders.

Competition due to overbuilding of multifamily properties may reduce our profitability and the return on your investment.

          The multifamily property industry is highly competitive. We compete with many other entities in the multifamily property industry, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities. Because of the large number of competitors in this industry, overbuilding of apartment communities may occur. If so, this will increase the number of apartment units available and may decrease occupancy and apartment rental rates. To the extent we invest in multifamily properties, this competition could reduce occupancy levels and revenues at our apartment communities, which would adversely affect our operations.

To the extent we invest in retail properties, our performance will be linked to the market for retail space generally.

          The market for retail space has been and could be adversely affected by weaknesses in the national, regional and local economies, the adverse financial condition of some large retailing companies, the ongoing consolidation in the retail sector, excess amounts of retail space in a number of markets and competition for tenants with other shopping centers in our markets. Retailers at our properties will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the Internet. Such competition could adversely affect our tenants and, consequently, our revenues and funds available for distribution.

The current market downturn has led to decreased consumer spending, which may have an adverse affect on tenants of our retail properties.

          The current market downturn has led to decreased consumer spending. This may adversely affect our retail investments because our income from such investments is derived from lease payments by tenants whose businesses depend on consumer spending. In addition, our ability to increase our revenues and operating income may depend on steady growth of demand for the products and services offered by the stores and companies located in the retail properties we own. A drop in demand for any reason could result in a reduction in tenant performance and consequently, adversely affect us.

Actions of joint venture partners could negatively impact our performance.

          We may enter into joint ventures with third parties, including with entities that are affiliated with our advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	the possibility that our venture partner or co-tenant in an investment might become bankrupt;

•	that the venture partner or co-tenant may at any time have economic or business interests or goals which are, or which become, inconsistent with our business interests or goals;

•	that such venture partner or co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the possibility that we may incur liabilities as a result of an action taken by such venture partner;

•

that disputes between us and a venture partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business;

•

the possibility that if we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so; or

•	the possibility that we may not be able to sell our interest in the joint venture if we desire to exit the joint venture.

          Under certain joint venture arrangements, neither venture partner may have the power to control the venture and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In addition, to the extent that our venture partner or co-tenant is an affiliate of our advisor, certain conflicts of interest will exist.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

          All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

          Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. There are also various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.

          Investment in real properties may also be subject to the Americans with Disabilities Act of 1990, as amended, or ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. We are committed to complying with the ADA to the extent to which it applies. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. With respect to the properties we acquire, the ADA’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. We cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. Any monies we use to comply with the ADA will reduce the amount of cash available for distribution to our stockholders.

Real properties are illiquid investments, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

          Real properties are illiquid investments. We may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property. Also, we may acquire real properties that are subject to contractual “lock-out” provisions that could restrict our ability to dispose of the real property for a period of time.

          We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

          In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. Our real properties may also be subject to resale restrictions. All these provisions would restrict our ability to sell a property, which could reduce the amount of cash available for distribution to our stockholders.

Real property investments made outside of the United States will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

          We may acquire properties in Canada to the extent that opportunities exist that may help us meet our investment objectives. International investments and operations generally are subject to various political and other risks that are different from and in addition to those for U.S. investments and operations. To the extent that we invest in real property located outside of the United States, in addition to risks inherent in the investment in real estate generally discussed in this prospectus, we will also be subject to fluctuations in foreign currency exchange rates and the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements such as the enactment of laws prohibiting or restricting the foreign ownership of property, political and economic instability in certain geographic locations, difficulties in managing international operations, potentially adverse tax consequences, laws restricting us from removing profits earned from activities within the country to the United States, including the payment of distributions, additional accounting and control expenses and the administrative burden associated with complying with a wide variety of foreign laws. Changes in foreign currency exchange rates may adversely impact the fair values and earnings streams of our international holdings and thus the returns on our non-dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.

Risks Associated with Real Estate Securities and Debt-Related Investments

Continued disruptions in the financial markets and deteriorating economic conditions could adversely impact the commercial mortgage market as well as the market for debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns for our stockholders.

          As part of our investment strategy, we intend to acquire a portfolio of real estate-related loans, real estate-related debt securities and other real estate-related investments. The returns available to investors in these investments are determined by: (1) the supply and demand for such investments and (2) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. As liquidity or “demand” increases, the returns available to investors will decrease. Conversely, a lack of liquidity will cause the returns available to investors to increase. Recently, concerns pertaining to the deterioration of credit in the residential mortgage market have expanded to almost all areas of the debt capital markets including corporate bonds, asset-backed securities and commercial real estate mortgages and loans. We cannot foresee when these markets will stabilize. This instability may interfere with the successful implementation of our business strategy.

The current market downturn could negatively impact borrowers’ ability to pay principal and interest payments on mortgage loans we own.

          The current market downturn, in addition to other non-economic factors such as an excess supply of properties, has had a material negative impact on the values of commercial real estate. Due to declining real estate values, borrowers may be less able to pay principal and interest on our loans especially if the real estate economy continues to weaken. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to sell loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

If we make or invest in mortgage loans, our mortgage loans may be affected by unfavorable real estate market conditions, which could decrease the value of those loans and the return on your investment.

          If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties securing our mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations that could reduce our returns as compared to market interest rates and reduce the value of the mortgage loans in the event we sell them; accordingly, the value of your investment would be subject to fluctuations in interest rates.

          If we invest in fixed-rate, long-term mortgage loans and market interest rates rise, the mortgage loans could yield a return that is lower than then-current market rates, which would lower the proceeds we would receive in the event we sell such assets. If market interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid because we may not be able to make new loans at the higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. Finally, if we invest in variable-rate loans and interest rates increase, the value of the loans we own at such time would decrease, which would lower the proceeds we would receive in the event we sell such assets. For these reasons, if we invest in mortgage loans, our returns on those loans and the value of your investment will be subject to fluctuations in market interest rates.

The CMBS and CDOs in which we may invest are subject to several types of risks.

          Commercial mortgage-backed securities, or CMBS, are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Collateralized debt obligations, or CDOs, are a type of debt obligation that are backed by commercial real estate assets, such as CMBS, commercial mortgage loans, B-notes, or mezzanine paper. Accordingly, the mortgage backed securities we invest in are subject to all the risks of the underlying mortgage loans.

          In a rising interest rate environment, the value of CMBS and CDOs may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS and CDOs may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS and CDOs are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third party guarantees or other forms of credit support can reduce the credit risk.

          CMBS and CDOs are also subject to several risks created through the securitization process. Subordinate CMBS and CDOs are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS and CDOs will not be fully paid. Subordinate securities of CMBS and CDOs are also subject to greater credit risk than those CMBS and CDOs that are more highly rated.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

          We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of the entity owning the real property, the entity that owns the interest in the entity owning the real property or other assets. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

We may make investments in non-U.S. dollar denominated securities, which will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

          Some of our real estate securities investments may be denominated in foreign currencies and, therefore, we expect to have currency risk exposure to any such foreign currencies. A change in foreign currency exchange rates may have an adverse impact on returns on our non-U.S. dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations. To the extent that we invest in non-U.S. dollar denominated securities, in addition to risks inherent in the investment in securities generally discussed in this prospectus, we will also be subject to risks associated with the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, potentially adverse tax consequences, additional accounting and control expenses and the administrative burden of complying with a wide variety of foreign laws.

Risks Associated With Debt Financing

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

          We may obtain lines of credit and long-term financing that may be secured by our real estate assets. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. “Net assets” for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the aggregate cost of our real estate assets before non-cash reserves and depreciation. We may temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report, along with an explanation of the reasons for such excess. In addition, we may incur mortgage debt and pledge some or all of our real estate assets as security for that debt to obtain funds to acquire additional real estate assets or for working capital. We may also borrow funds as necessary or advisable to ensure we maintain our REIT tax qualification, including the requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the distribution paid deduction and excluding net capital gains). Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

          High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Continued disruptions in the financial markets and deteriorating economic conditions could also adversely affect our ability to secure debt financing on attractive terms and the values of investments we make.

          The capital and credit markets have been experiencing extreme volatility and disruption for more than 18 months. Liquidity in the global credit market has been severely contracted by these market disruptions, making it costly to obtain new lines of credit or refinance existing debt. We expect to finance our investments in part with debt. As a result of the ongoing credit market turmoil, we may not be able to obtain debt financing on attractive terms or at all. As such, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions and originations, reducing the number of investments we would otherwise make. If the current debt market environment persists, we may modify our investment strategy in order to optimize our portfolio performance. Our options would include limiting or eliminating the use of debt and focusing on those investments that do not require the use of leverage to meet our portfolio goals.

Instability in the debt markets may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

          If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and negatively impact our operating results.

          Interest we pay on our debt obligations will reduce cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

          When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage, or replace Moody National Advisor I, LLC as our advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

Our derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

          We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our real estate assets, but no hedging strategy can protect us completely. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income test.

Federal Income Tax Risks

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

          We intend to operate in a manner designed to permit us to qualify as a REIT for federal income tax purposes commencing with the taxable year in which we satisfy the minimum offering requirements. Although we do not intend to request a ruling from the Internal Revenue Service as to our REIT status, we have received the opinion of Alston & Bird LLP with respect to our qualification as a REIT. This opinion has been issued in connection with this offering. Investors should be aware, however, that opinions of counsel are not binding on the Internal Revenue Service or on any court. The opinion of Alston & Bird LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. Alston & Bird LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Alston & Bird LLP and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Internal Revenue Code, for which there are only limited judicial or administrative interpretations and involves the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Internal Revenue Code is greater in the case of a REIT that holds its assets through a partnership, as we will. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of that qualification.

          If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments to pay the applicable corporate income tax. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.

          We believe that our operating partnership will be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. If the Internal Revenue Service were successfully to determine that our operating partnership were properly treated as a corporation, our operating partnership would be required to pay federal income tax at corporate rates on its net income, its partners would be treated as stockholders of our operating partnership and distributions to partners would constitute distributions that would not be deductible in computing our operating partnership’s taxable income. In addition, we could fail to qualify as a REIT, with the resulting consequences described above.

To qualify as a REIT we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

          To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds or sell assets to fund these distributions. If we fund distributions through borrowings, then we will have to repay debt using money we could have otherwise used to acquire properties resulting in our ownership of fewer real estate assets. If we sell assets or use offering proceeds to pay distributions, we also will have fewer investments. Fewer investments may impact our ability to generate future cash flows from operations and, therefore, reduce your overall return. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income taxation on the earnings that we distribute, it is possible that we might not always be able to do so.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

          We may purchase real properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

          If you participate in our distribution reinvestment plan, you will be deemed to have received a cash distribution equal to the fair market value of the stock received pursuant to the plan. For Federal income tax purposes, you will be taxed on this amount in the same manner as if you have received cash; namely, to the extent that we have current or accumulated earnings and profits, you will have ordinary taxable income. To the extent that we make a distribution in excess of such earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the tax basis in your stock, and the amount of the distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

          Tax legislation enacted in 2003, as amended, generally reduces the maximum tax rate for distributions payable by corporations to individuals to 15% through 2010. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

          Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction, or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least four years. However, despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

          Even if we qualify and maintain our status as a REIT, we may be subject to federal and state income taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our real estate assets and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

          Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

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part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

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part of the income and gain recognized by a tax exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt to acquire the common stock; and

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part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Internal Revenue Code may be treated as unrelated business taxable income.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

          To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

          To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including shares of stock in other REITs, certain mortgage loans and mortgage backed securities. The remainder of our investment in securities (other than governmental securities and qualified real estate assets) generally cannot include more than 10.0% of the outstanding voting securities of any one issuer or more than 10.0% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5.0% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer and no more than 20.0% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

Liquidation of assets may jeopardize our REIT status.

          To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Legislative or regulatory action could adversely affect investors.

          In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

          We may acquire mezzanine loans, for which the Internal Revenue Service has provided a safe harbor in Revenue Procedure 2003-65. Pursuant to such safe harbor, if a mezzanine loan is secured by interests in a pass-through entity, it will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT asset tests and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. We may, however, acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the Internal Revenue Service could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

The use of TRS lessees would increase our overall tax liability.

          Our TRS lessees and any other of our domestic taxable REIT subsidiaries will be subject to federal and state income tax on their taxable income, which in the case of our TRS lessees may consist of revenues from hotel properties leased by our TRS lessees net of the operating expenses for such properties and rent payments to us. Accordingly, although our ownership of TRS lessees allows us to participate in the operating income from any hotel properties that may be acquired in addition to receiving rent, that operating income is fully subject to income tax. Such taxes could be substantial. The after-tax net income of our TRS lessees or other taxable REIT subsidiaries would be available for distribution to us.

          We will incur a 100% excise tax on transactions with our TRS lessees or other taxable REIT subsidiaries that are not conducted on an arm’s length basis. For example, to the extent that the rent paid by one of our TRS lessees exceeds an arm’s length rental amount, such amount potentially is subject to the excise tax. We intend that all transactions between us and our TRS lessees will continue to be conducted on an arm’s length basis and, therefore, that the rent paid by our TRS lessees to us will not be subject to the excise tax.

Foreign investors may be subject to FIRPTA on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled” REIT.

          A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5.0% of the value of our outstanding common stock.

We could lose our REIT status if we decide to purchase hotel properties and the hotel management company with which we enter into hotel management agreements fails to qualify as an “eligible independent contractor” under the Internal Revenue Code.

          The hotel properties leased by our TRS lessees must be operated by an “eligible independent contractor” as defined in the Internal Revenue Code for the rental income from any TRS lessees to qualify as rents from real property under the applicable REIT income tests. To qualify as an “eligible independent contractor,” a hotel management company must satisfy certain requirements, including that the hotel management company may not own, directly or indirectly, more than 35% of our capital stock and not more than 35% of the hotel management company may be owned, directly or indirectly, by one or more persons owning 35% or more of our capital stock. For purposes of determining whether these ownership limits are satisfied, actual ownership as well as constructive ownership under the rules of Section 318 of the Internal Revenue Code (with certain modifications) is taken into account. Each of our TRS lessees will hire a hotel management company that we expect to qualify as an “eligible independent contractor,” including a hotel management company operated by us, to manage and operate the hotel properties leased by our TRS lessee. However, constructive ownership under Section 318 of the Internal Revenue Code resulting, for example, from relationship between a hotel management company and any of our stockholders could impact such hotel management company’s ability to satisfy the applicable ownership limits. Discovery of any such relationship could disqualify such hotel management company as and “eligible independent contractor,” which could in turn cause us to fail to qualify as a REIT. If we fail to qualify for or lose our status as a REIT, we would be subject to federal income tax on our taxable income. In addition, the hotel management company’s failure to qualify as an eligible independent contractor may or may not give us the right to terminate the operative management agreement without incurring substantial costs.

Retirement Plan Risks

There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our common stock.

          If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA in us, you should consider:

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whether your investment is consistent with the applicable provisions of the Employee Retirement Income Security Act, or ERISA, and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	whether your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	whether your investment satisfies the prudence and diversification requirements of Section 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether your investment will impair the liquidity of the plan or IRA;

•	whether your investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan; and

•	your need to value the assets of the plan annually.

          You also should consider whether your investment in us will cause some or all of our assets to be considered assets of an employee benefit plan or IRA. We do not believe that under ERISA and U.S. Department of Labor regulations currently in effect that our assets would be treated as “plan assets” for purposes of ERISA. However, if our assets were considered to be plan assets, transactions involving our assets would be subject to ERISA and Section 4975 of the Internal Revenue Code and some of the transactions we have entered into with Moody National Advisor I, LLC and its affiliates could be considered “prohibited transactions,” under ERISA or the Internal Revenue Code. If such transactions were considered “prohibited transactions,” Moody National Advisors I, LLC and its affiliates could be subject to liabilities and excise taxes or penalties. In addition, our officers and directors, Moody National Advisors I, LLC and its affiliates could be deemed to be fiduciaries under ERISA, subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA and those serving as fiduciaries of plans investing in us may be considered to have improperly delegated fiduciary duties to us. Additionally, other transactions with “parties-in-interest” or “disqualified persons” with respect to an investing plan might be prohibited under ERISA, the Internal Revenue Code or other governing authority in the case of a government plan. Therefore, we would be operating under a burdensome regulatory regime that could limit or restrict investments we can make or our management of our real estate assets. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan purchasing shares and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

          Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

          The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and debt markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to generally accepted accounting principles, or GAAP.

          Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

          The following table presents information regarding our intended use of the gross and net proceeds from our primary offering and pursuant to our distribution reinvestment plan. The table assumes we sell (1) the minimum of $2,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our distribution reinvestment plan, (2) the mid-point of $500,000,000 in shares of our common stock pursuant to our primary offering and no shares of common stock pursuant to our distribution reinvestment plan, (3) the maximum of $1,000,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our distribution reinvestment plan and (4) the maximum of $1,000,000,000 in shares of our common stock pursuant to the primary offering and $100,000,000 in shares of our common stock pursuant to our distribution reinvestment plan.

          Shares of our common stock will be offered in our primary offering to the public at an initial price of $10.00 per share. Our board of directors may change this price from time to time during the offering, but not more frequently than quarterly, to reflect changes in our estimated per-share net asset value and other factors our board of directors deems relevant. Our advisor will calculate the per-share net asset value by dividing our net asset value by the number of shares of our common stock outstanding. Net asset value will be determined by subtracting (1) our liabilities, including the accrued fees and other expenses attributable to this offering and our operations, from (2) our assets, which will consist almost entirely of the value of our interest in our operating partnership. The value of our operating partnership is the excess of the fair value of its assets (including real estate properties, real estate related assets and other investments) over the fair value of its liabilities (including debt and the expenses attributable to its operations), as determined by our advisor. If we revise our offering price, we will disclose the method of calculating the net asset value in a supplement to this prospectus. However, we intend to provide such disclosure only if our stock price is adjusted and do not otherwise anticipate providing stockholders with a calculation of our net asset value. Shares sold under our distribution reinvestment plan will initially be sold for $9.50 per share. Our board of directors may likewise change this price from time to time, but not more frequently than quarterly. We have no obligation to adjust the price of our shares and any adjustment in our offering price or the price of shares sold pursuant to our distribution reinvestment plan will be made in the sole and absolute discretion of our board of directors. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan. The actual use of the capital we raise is likely to be different than the figures presented in the table because we may not raise the entire $1,000,000,000 in our primary offering or the entire $100,000,000 pursuant to our distribution reinvestment plan. Raising less than the full $1,000,000,000 in the primary offering or the full $100,000,000 pursuant to our distribution reinvestment plan will alter the amounts of commissions, fees and expenses set forth below.

          The amounts in the table below assume that the full fees and commissions are paid on all shares of our common stock offered to the public in the primary offering. The sales commission and, in some cases, all or a portion of our dealer manager fee, may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying the sales commission, the dealer manager fee and our organizational and offering expenses, we will use the net proceeds of the offering to invest in real estate assets and to pay the fees set forth in the tables below. Because amounts in the following tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

							Maximum Primary Offering and Distribution Reinvestment Plan
	Minimum Primary Offering		Midpoint of $500 Million		Maximum Primary Offering

	Amount	%	Amount	%	Amount	%	Amount	%

Gross Offering Proceeds	$2,000,000	100.0%	$500,000,000	100.0%	$1,000,000,000	100.0%	$1,100,000,000	100.0%
Less Offering Expenses:
Sales Commissions	130,000	6.5	32,500,000	6.5	65,000,000	6.5	65,000,000	5.9
Dealer Manager Fee	70,000	3.5	17,500,000	3.5	35,000,000	3.5	35,000,000	3.2
Organization and Offering Expenses(1)	100,000	5.0	18,750,000	3.8	22,000,000	2.2	22,000,000	2.0

Net Proceeds(2)	$1,700,000	85.0%	$431,250,000	86.3%	$878,000,000	87.8%	$978,000,000	88.9%

Less:
Acquisition Fee and/or Origination Fee(3)(4)	25,500	1.3	6,468,750	1.3	13,170,000	1.3	14,670,000	1.3
Acquisition Expense(3)(4)	8,500	0.4	2,156,250	0.4	4,390,000	0.4	4,890,000	0.4
Working Capital Reserve(5)	—	—	—	—	—	—	—	—

Estimated Amount Available for Investments(4)(6)	$1,666,000	83.3%	$422,625,000	84.5%	$860,440,000	86.1%	$958,440,000	87.2%

(1)

Includes all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow agent and transfer agent, charges of our advisor for administrative services related to the issuance of shares of our common stock in the offering, reimbursing the dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of broker-dealers, amounts to reimburse our advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by us and attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers. Our advisor has agreed to reimburse us to the extent sales commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of aggregate gross offering proceeds. We expect that our organization and offering expenses will represent a lower percentage of the gross offering proceeds as the amount of proceeds we raise in the offering increases. In the table above, we have assumed organization and offering expenses will constitute 5.0% of gross proceeds from our primary offering if we raise the minimum offering amount decreasing to approximately 2.2% of gross proceeds from our primary offering if we raise the maximum offering amount.

(2)

Until required in connection with the acquisition and development of real estate assets, substantially all of the net offering proceeds may be invested in short-term, highly liquid investments, including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations, interest-bearing accounts and other authorized investments as determined by our board of directors.

(3)

This table excludes debt proceeds. To the extent we fund real estate asset acquisitions with debt, as we expect, the amount available for investment and the amount of acquisition fees and origination fees will be proportionately greater. This table also assumes that we will use all net proceeds from the sale of shares under our distribution reinvestment plan to repurchase shares under our proposed share redemption program. To the extent we use such net proceeds to acquire real estate assets, our advisor would earn the related acquisition fees and origination fees. In addition to the acquisition fee or origination fee, we may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a real estate asset.

(4)

Amounts available for investments will include customary third party acquisition expenses that are included in the total acquisition costs of the real estate assets acquired. For real estate assets that are not acquired, these costs are expensed. Third party acquisition expenses may include legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential investments regardless of whether the asset is actually acquired. Acquisition expenses as a percentage of a real estate asset’s contract purchase price, or the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a loan, or the amount actually paid or allocated in respect of the purchase of other assets, in each case exclusive of acquisition fees and acquisition expenses, vary. However, in no event will total acquisition fees, origination fees and acquisition expenses on a real estate asset exceed 6.0% of the contract purchase price of the real estate asset. Furthermore, in no event will the total of all acquisition fees, origination fees and acquisition expenses paid by us, including acquisition expenses on real properties which are not acquired, exceed 6.0% of the aggregate contract purchase price of all real estate assets acquired by us. In the table above, we have assumed acquisition expenses will constitute 0.5% of net proceeds. Although it is anticipated that distributions will be funded from operations after we have invested in a substantial portfolio of income-producing investments, funds available for investment may also be used to fund distributions to the extent that our board of directors determines it to be appropriate, which determination will be based, in part, upon our results of operations. We intend to invest at least 82% of the gross offering proceeds in real property and other real estate assets by completion of the offering stage.

(5)

We do not anticipate establishing a general working capital reserve out of the proceeds from this offering during the initial stages of the offering; however, we may establish capital reserves with respect to particular investments. We also may, but are not required to, establish reserves out of cash flow generated by our real estate assets or out of net sale proceeds in non-liquidating sale transactions.

(6)

If we are able to raise only the minimum offering amount, we may be limited to making as little as one investment, and even if we make more than one investment, our portfolio will most likely be less diversified.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Strategy

          The cornerstone of the Moody Core Plus Plus investment strategy is to provide investors seeking a general real estate allocation with a broadly diversified portfolio of direct real estate properties, real estate securities and debt-related investments, which we refer to collectively as real estate assets. We expect that our portfolio will consist primarily of commercial properties that we own exclusively or in joint ventures or other co-ownership arrangements with other persons. Our direct real property investments will generally focus on real estate in multiple property types, consisting primarily of hotel, multifamily, office, retail and industrial assets located in the United States and Canada. During the first two years of our offering, we anticipate investing primarily in hotel properties as we believe this asset class provides unique opportunities for return on investment at this time. We may also make opportunistic investments in properties that may be under developed or newly constructed and in properties that we believe are undervalued.

          Our Core Plus Plus strategy utilizes an acquisition philosophy that capitalizes on market inefficiencies and a disciplined approach to analyzing economic fundamentals and demographic trends in major metropolitan markets to identify undervalued real estate investment opportunities. “Core” refers to a stable, Class A asset in a major metropolitan market, which can provide net operating income stability. However, we believe that a core buying strategy, without a supply-demand imbalance, offers minimal growth potential along with an increased risk of asset devaluation. Core Plus builds upon a foundation of targeting core markets, which are major metropolitan areas with stable population growth, high barriers to entry and multiple demand generators. Our Core Plus strategy seeks to capitalize upon potential supply-demand imbalances that we believe will create a technical pressure on a particular asset or asset class. We intend to identify these technical pressures created by demographic, business and industry changes which lead to supply and demand imbalances in a particular market. By utilizing this Core Plus strategy of purchasing undervalued assets with underlying, intrinsic value, we believe a core asset will create value at disposition. Core Plus Plus builds further upon the acquisition philosophy of Core Plus to combine our real property investments with real estate securities and debt-related investments, including (1) mortgage, mezzanine and other loans, (2) debt and derivative securities related to real estate, including mortgage-backed securities, and (3) the equity securities of other REITs and real estate companies. The Moody Core Plus Plus investment strategy takes into account a number of micro and macroeconomic factors, including changes in general economic conditions, which we believe will allow us to identify sound economic investments in real estate and real estate related assets even during periods of an economic downturn, such as the one currently occurring in the United States.

          Our advisor has primary responsibility for implementing our investment strategy and will actively monitor and manage our overall portfolio to achieve diversification across multiple dimensions including:

•	income-producing real estate;

•	real estate securities and debt-related investments;

•	various real property sectors (such as hospitality, multifamily, office, retail and industrial);

•	various geographic markets; and

•	diversified tenant profiles and lease terms.

          The Moody Core Plus Plus investment strategy will employ an acquisition model which takes into account both the current conditions in the real estate market at any given time and the cyclical nature of real estate generally in an effort to anticipate an increase in demand of a specific type of real estate asset and/or an increase in demand for a specific market. Through research and analysis of market data, including demographics, business and industry trends, as well as technical pressures, such as competition, product expense and capacity, we intend to identify supply and demand imbalances for real estate assets in particular markets. For example, we seek to identify assets where new supply may be constrained due to local regulations that limit new development or land and materials that are either cost-prohibitive or simply unavailable. Once we have identified these supply constraints, we further narrow our search to identify properties that are likely to be driven by high demand, such as properties that are:

•	well maintained Class-A properties;

•	located along the East or West Coast or in the Sunbelt Region;

•	located in states within the top quartile of U.S. population growth;

•	located in major metropolitan centers;

•	located in markets with expanding federal/state employment base; or

•	located near a major university.

          Additionally, we will focus on properties located in major U.S. cities that benefit from increasing globalization and global economic growth, particularly in Brazil, Russia, India and China. These “gateway” cities provide potential for increased growth and demand and include Los Angeles, with its international population and entertainment industry; Boston, Raleigh and Philadelphia, with its major universities; and Houston, with its large concentration of energy companies. Although our focus on acquisitions will be on assets located in major metropolitan areas, we may also invest in suburban markets that have the potential for growth.

          This focus on market direction requires the evaluation of all categories of real estate assets and various markets, as opposed to a more narrow focus on a single asset type, specific market or product availability. We also measure the standard deviation of historical market and asset performance in order to gauge the risk of investing in any given asset relative to other assets and/or other markets. As a result, the Moody Core Plus Plus investment strategy aims to acquire a risk adverse portfolio of diversified (non-homogeneous) asset classes and markets based upon an emphasis on the direction of the market.

          We believe that a non-homogeneous investment portfolio may offer investors significant benefits as compared to a single asset class portfolio. As most real estate markets are cyclical in nature, a non-homogenous investment strategy may allow us to more effectively deploy capital into asset classes and geographies where the underlying investment fundamentals are relatively strong and away from asset classes where such fundamentals are relatively weak. In addition, a diversified tenant base, achieved by investing in multiple asset classes, may mitigate the economic impact associated with a single tenant or type of tenant potentially defaulting under its lease, such leases being the primary source of revenue for most direct real property investments. Furthermore, an investment strategy that combines direct real property investments with investments in real estate securities and debt-related assets may offer investors additional diversification benefits along with a potential increase in overall returns.

Investment Objectives

          Our investment objectives are:

•	to preserve, protect and return stockholders’ capital contributions;

•	to pay regular cash distributions to stockholders; and

•	to realize capital appreciation upon the ultimate sale of the real estate assets we acquire.

          We may not change our investment objectives without the approval of our stockholders. However, we cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our independent directors. Our board of directors will review our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders.

Primary Focus—Real Property Investments

          We intend to invest the majority of our total assets in real properties in multiple property types, consisting of hotel, multifamily, office, retail and industrial assets. During the initial stages of our offering, we anticipate investing primarily in hotel properties as we believe this asset class provides unique opportunities for return on investment at this time. We expect the majority of our direct real property investments will consist of “core plus” properties, which are stabilized, income-producing properties that have been fully constructed and that have significant operating histories. In addition, our portfolio may also include a relatively smaller proportion of “value added” investment opportunities that arise in circumstances where a real property may be situationally undervalued or where product repositioning, capital expenditures or improved property management may increase cash flows. We may also invest in “opportunistic” real properties or properties that are under development or construction, that are newly constructed or that have some level of vacancy at the time of acquisition.

          We anticipate that the majority of our direct real property investments will be made in the United States, although we may also invest in Canada to the extent that opportunities exist that may help us meet our investment objectives.

          In determining the types of direct real property investments to make, our advisor will utilize the following criteria:

•	diversification benefits relative to the rest of the real property assets within our portfolio;

•	broad assessment of macro and microeconomic, employment and demographic data and trends;

•	regional, market and property specific supply/demand dynamics;

•	credit quality of in-place tenants and the potential for future rent increases;

•	physical condition and location of the property;

•	market rents and opportunity for revenue and net operating income growth;

•	opportunities for capital appreciation based on product repositioning, operating expense reductions and other factors;

•	risks characteristics of the investment compared to the potential returns and available alternative investments; and

•	additional factors considered important to meeting our investment objectives.

The primary property types in which we intend to invest are as follows:

•

hotels—including investments in limited service and full-service hotel properties in excess of 75 rooms, typically with national brands or which can be converted to a national brand, located in major urban and resort markets.

•	multifamily properties—including apartment communities of all sizes located in markets expected to exhibit future household formation and job growth and markets with some barriers to entry.

•

office properties—including low-rise, mid-rise and high-rise office buildings and office parks in urban and suburban locations, especially those that are in or near central business districts or have access to transportation.

•

retail properties—including neighborhood, community, power and lifestyle shopping centers and focusing on properties located in or nearby populated residential areas that have, or have the ability to attract, strong anchor tenants.

•	industrial properties—including warehouse and distribution facilities, office/warehouse flex properties, research and development properties and light industrial properties.

          We may also invest a portion of the proceeds available for investment in unimproved land upon which improvements are to be constructed or completed. However, we may not invest more than 10.0% of the aggregate cost of the real property assets within our portfolio in unimproved land or real properties which are not expected to produce income within two years of their acquisition. Development of real properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. To help ensure performance by the builders of real properties that are under construction, we intend to require a guarantee of completion at the price contracted either by an adequate completion bond or performance bond. Our advisor may rely upon the net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Our advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with our advisor or our property manager) to plan, supervise and implement the development and construction of any unimproved real properties which we may acquire. Such persons would be compensated by us.

     The Hospitality Industry

          The travel and tourism industry is one of the largest industries in the United States, with 48,062 hotels as of year-end 2007, according to the American Hotel and Lodging Association as reported in its 2008 Lodging Industry Profile. Also according to the American Hotel and Lodging Association Lodging Industry Profile, the hospitality industry generated $139.4 billion in total revenue and $28 billion in pretax profits in 2007.

          As indicated in the chart below, average daily rates, or ADR, and revenue per available room, or RevPAR, have been generally increasing since 1990. Between 2001 and 2003, the hospitality industry was negatively impacted by the effects of the September 11 terrorist attacks on travel, but the industry recovered by 2004 with a 7.9% increase in RevPAR, which growth continued through 2007 with growth rates of 8.5% in 2005, 7.8% in 2006, and 5.8% in 2007. In 2008, RevPAR decreased by 1.9% to $64.37 and the ADR charged per hotel room in 2008 was $106.55, representing a 2.7% increase from 2007. From 2004 through 2008, RevPAR grew at an average annual rate of 5.6%, while ADR grew at an average annual rate of 5.1%. This growth led to an average annual revenue increase of 6.5% from 2004 through 2008.

          Source: Industry trend: Total United States, All Properties, Starting In 1987, Smith Travel Research

          As a result of the current recession, the hospitality industry is experiencing financial struggles similar in extent to those experienced from 2001 through 2003. We expect the hospitality industry, like all commercial real estate sectors, to continue to suffer as long as the global recession lasts. However, we also believe that the hospitality industry is poised for rate and occupancy growth once economic conditions stabilize. This is because the supply of new hotel rooms did not keep pace with increasing room demand in recent years. From 2004 through 2008, new hotel room supply increased by 0.4% in 2004, decreased by 0.1% in 2005, increased by 0.2% in 2006, increased by 1.3% in 2007, and increased by 2.7% in 2008. During that same period, the demand for hotel rooms increased by 4.0% in 2004, 2.8% in 2005, 0.5% in 2006, and 0.9% in 2007. During 2008, hotel demand decreased by 1.9%. Therefore, from 2004 through 2008, demand increased at an average annual rate of 1.3%, while supply increased at an average annual rate of 0.9%. In other words, the supply-demand imbalance widened in favor of demand. This supply-demand imbalance resulted in the strong growth in RevPAR rates that the hospitality industry experienced from 2004 to 2007. Although the demand for hotel rooms is projected to be less in 2009 than it was in 2007, we believe that the supply-demand imbalance that existed in 2007 will reemerge once the economy recovers.

          Source: Industry trend: Total United States, All Properties, Starting In 1987, Smith Travel Research

          As indicated in the chart below, construction costs increased an average of 7.9% a year from 2004 through 2008, and this increase in costs limited new supply. Furthermore, the difficulty of attaining financing for new developments will likely eliminate some of the already-proposed hotel developments as well as reduce the number of prospective new developments that would be proposed if the credit markets were more stable. As lending standards tighten and construction costs rise, we expect that the supply-demand imbalance in the hospitality industry will remain for the foreseeable future. In the current economic slowdown, this supply-demand imbalance will become less pronounced in favor of demand. However, we expect that as the economy recovers, and hotel demand increases, the supply-demand imbalance will increase. Therefore, we believe the hospitality industry is well-positioned to recover more quickly than other commercial real estate asset types during an economic recovery.

               Source: http://www.turnerconstruction.com/corporate/content.asp?d=20, Building Cost Index, Turner International LLC

     Tenant Creditworthiness

          Our advisor has developed specific standards for determining the creditworthiness of potential tenants of our real properties depending on the type of property. We will use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services will be compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant.

     Terms of Leases

          We anticipate that the leases we enter into for hotel properties will require a fixed annual base rent that may vary within the term of the lease based on market conditions. We also expect that lessees will pay all costs and expenses and all utility and other charges incurred in the operation of the hotels.

          Consistent with the multifamily industry, we anticipate that the leases we enter into for apartment buildings will be for one year or less. These terms provide maximum flexibility for the owner to implement rental increases when the market will bear such increases.

          We expect that the vast majority of the leases we enter for office, retail and industrial properties will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area and maintenance and some building repairs. In addition, we anticipate that most of our leases for office, retail and industrial properties will be for fixed rentals with periodic increases based on the consumer price index or similar adjustments and that none of the rentals under our leases for such properties will be based on the income or profits of any person. Rentals due under leases for retail properties may be based in part on the income of the retail tenant. In such cases where the tenant is required to pay rent based on a percentage of the tenant’s income from its operations at the real property, the actual rental income we receive under such a lease may be inadequate to cover the operating expenses associated with the real property if a tenant’s income is substantially lower than projected. In such case, we may not have access to funds required in the future to pay the operating expenses associated with the real property.

Tenant Improvements

          We anticipate that tenant improvements required at the time of our investment in a property will be funded from our offering proceeds. However, at such time as a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our retail, office or industrial buildings, it is likely that, to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space.

Real Property Ownership

          We will generally hold fee title or a long-term leasehold estate in the properties we acquire. We intend to acquire such interests either (1) directly through our operating partnership or through wholly-owned subsidiaries of our operating partnership or (2) indirectly through investments in joint ventures, partnerships, or other co-ownership arrangements with the developers of the real properties, Moody National affiliates or other persons. In addition, we may purchase real properties and lease them back to the sellers of such real properties. While we will use our best efforts to structure any such sale-leaseback transaction in which the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such real property would be disallowed and it is possible that under some circumstances we could fail to qualify as a REIT as a result.

          In determining whether to purchase a particular real property, we may, in accordance with customary practices, obtain a purchase option on such real property. The amount paid for a purchase option, if any, is normally surrendered if the real property is not purchased and is normally credited against the purchase price if the real property is purchased.

Joint Venture Investments

          We may enter into joint ventures, partnerships and other co-ownership or participation arrangements for the purpose of obtaining interests in real properties. We may also enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interests in large properties and other investments without unduly limiting the diversity of our portfolio. In determining whether to recommend a particular joint venture, our advisor will evaluate the real property that the joint venture owns or is being formed to own under the same criteria used for the selection of our direct real property investments.

          Our advisor will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. We may enter into joint ventures with Moody National affiliates, but only provided that:

•	a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on terms and conditions that are substantially the same as those received by the other joint venturers in such joint venture.

          We have not established the specific terms we will require in our joint venture agreements. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all the facts that are relevant, such as the nature and attributes of our potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the nature of the property and its operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interest owned by other partners in the venture. With respect to any joint venture we enter into, we expect to consider the following types of concerns and safeguards:

•

Our ability to manage and control the joint venture—we will consider whether we should obtain certain approval rights in joint ventures we do not control and for proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit the joint venture—we will consider requiring buy/sell rights, redemption rights or forced liquidation rights.

•

Our ability to control transfers of interests held by other partners to the venture—we will consider requiring consent provisions, a right of first refusal and forced redemption rights in connection with transfers.

Acquisition of Properties from Our Affiliates

          We are not precluded from acquiring real properties, directly or through joint ventures, from our affiliates. Our advisor and affiliates will receive fees for such transactions including acquisition fees. Any such acquisitions will be approved consistent with the conflict of interest procedures described in this prospectus.

Due Diligence

          Our advisor will perform a diligence review on investments we make. As part of this review, our advisor will obtain an environmental site assessment for each proposed property acquisition, which at a minimum will include a Phase I assessment. We will generally not close the purchase of any property unless we are satisfied with the environmental status of the property except under limited exceptional circumstances in which we determine that there are factors that off-set any potential environmental risk or liability. We will also generally seek to condition our obligation to close upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•

audited financial statements covering recent operations of real properties having operating histories unless such statements are not required to be filed with the SEC and delivered to stockholders; and

•	title and liability insurance policies.

Secondary Focus—Securities and Debt-Related Investments

          In addition to direct investments in real properties, we also plan to acquire real estate securities and debt-related investments. We expect that our total investments in real estate securities and debt-related investments would be a substantially smaller proportion of our overall portfolio than our direct investments in real properties. However, we are not specifically limited in the number or size of our real estate securities and debt-related investments, or on the percentage of the net proceeds from this offering that we may invest in a single real estate related security or debt-related investment. The specific number and mix of real estate securities and debt-related assets in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are investing and the amount of proceeds we raise in the offering.

          Our advisor will have substantial discretion with respect to identifying and evaluating specific securities and debt-related investments. Our charter provides that we may not invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. Consistent with such requirements, in determining the types of real estate securities and debt-related investments to make, our advisor will evaluate the following criteria:

•	positioning the overall portfolio to achieve an optimal mix of real property, real estate securities and debt-related investments;

•	diversification benefits relative to the rest of the securities and debt-related investments within our portfolio;

•	fundamental securities analysis;

•	quality and sustainability of underlying property cash flows;

•	broad assessment of macro economic data and regional property level supply and demand dynamics;

•	potential for delivering high current income and attractive risk-adjusted total returns; and

•	additional factors considered important to meeting our investment objectives.

Real Estate Securities

          We may make equity investments in REITs and other real estate companies if a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. We may purchase the common or preferred stock of these entities or options to acquire their stock. We will target a public company that owns commercial real estate assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We will make investments in other entities when we consider it more efficient to acquire an entity that already owns real estate assets meeting our investment objectives than to acquire such assets directly.

Debt-Related Investments

          The debt-related investments in which we may invest include mortgage, mezzanine, bridge and other loans, debt and derivative securities related to real estate, including mortgage-backed securities, collateralized debt obligations (CDOs), debt securities issued by real estate companies and credit default swaps. We intend to structure, underwrite and originate many of the debt products in which we invest. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. By originating loans directly, we will be able to efficiently structure a diverse range of products. For instance, we may sell some components of the debt we originate while retaining attractive, risk-adjusted strips of the debt for ourselves. Our advisor will source our debt investments and provide loan servicing. We will pay our advisor origination fees for loans that we make or acquire and asset management fees for the loans that we hold for investment. We may sell some loans that we originate to third parties for a profit. We expect to hold other loans for investment and in some instances to securitize these loans through a CDO structure. We will fund the loans we originate with proceeds from this offering and from other lenders.

Borrowing Policies

          We intend to use secured and unsecured debt as a means of providing additional funds for the acquisition of real property, securities and debt-related investments. By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

          Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. “Net assets” for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of our operations when the costs of our investments are most likely to exceed our net offering proceeds.

          Our advisor will use its best efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

          Our charter restricts us from obtaining loans from any of our directors, our advisor and any of our affiliates unless such loan is approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings, secured and unsecured, will be reviewed by the board of directors at least quarterly.

Disposition Policies—Real Property Investments

          We generally will acquire real properties with an expectation of holding each property for an extended period. However, circumstances might arise which could result in a shortened holding period for certain properties. A real property may be sold before the end of the expected holding period if:

•	there exist diversification benefits associated with disposing of the property and rebalancing our investment portfolio;

•	an opportunity has arisen to pursue a more attractive real property or real estate securities or debt-related investment;

•	in the judgment of the advisor, the value of the property might decline;

•	a major tenant has involuntarily liquidated or is in default under its lease;

•	the property was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	there exists an opportunity to enhance overall investment returns by raising capital through the sale of the property; or

•	in the judgment of the advisor, the sale of the property is in our best interests.

          The determination of whether a particular real property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward achieving maximum total investment return for the property. We cannot assure you that this objective will be realized. The selling price of a real property which is net leased will be determined in large part by the amount of rent payable under the leases for such real property. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of real properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the real property being sold is located and by the then-prevailing economic conditions. We may sell properties to affiliates. While there is no minimum on the price we must receive in such transactions, our board of directors must approve such transactions as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Disposition Policies—Securities and Debt-Related Investments

          Our advisor has substantial discretion in connection with the disposition of securities and debt-related investments. In general, the holding period for our securities and debt-related investments is expected to be shorter than the holding period for our real properties. The determination of whether a particular security or debt-related asset should be sold or otherwise disposed of will be made after consideration of relevant factors with a view toward achieving maximum total investment return for the asset. Relevant factors to be considered by the advisor when disposing of a securities or debt-related asset include:

•	the prevailing economic, real estate and securities market conditions;

•	the extent to which the investment has realized its expected total return;

•	portfolio rebalancing and optimization;

•	diversification benefits;

•	opportunity to pursue a more attractive real property, securities or debt-related investment;

•	liquidity benefits with respect to sufficient funds for the share redemption program; and

•	other factors that, in the judgment of the advisor, determine that the sale of the security or debt-related asset is in our best interests.

Investment Limitations

          Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. We will not:

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property, real estate securities and debt-related investments;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

make or invest in individual mortgage or mezzanine loans unless an appraisal is obtained concerning the underlying property, except for those mortgage or mezzanine loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which the transaction is with any of our directors or our advisor and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for our stockholders’ inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage or mezzanine loans that are subordinate to any lien or other indebtedness of any of our directors, our advisor or its affiliates;

•

invest in equity interests of another issuer unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

•

make or invest in mortgage or mezzanine loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

•	make investments in unimproved real property mortgage loans on unimproved real property in excess of 10.0% of our total assets;

•	issue equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share redemption program);

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•

issue options or warrants to purchase shares to our advisor, any of our directors or any of their respective affiliates except on the same terms as the options or warrants are sold to the general public and unless the amount of the options or warrants does not exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

•	issue shares on a deferred payment basis or under similar arrangement; or

•

make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Investment Company Act Considerations

          We intend to conduct our operations so as not to be regulated as an investment company under the Investment Company Act. We intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act (and potentially Section 3(c)(6) if, from time to time, we engage in our real estate business through one or more majority owned subsidiaries) or any other exclusions available to us. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires us to invest at least 55% of our portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as qualifying real estate investments and maintain an additional 25% of our assets in qualifying real estate investments or other real estate related assets. The assets that we may acquire, therefore, are limited by the provisions of the Investment Company Act and the rules and regulations promulgated thereunder.

          To maintain compliance with the Investment Company Act exceptions, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire interest in companies that we would otherwise want to acquire and that may be important to our investment strategy. If we fail to own a sufficient amount of qualifying real estate investments or other real estate assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

Liquidity Strategy

          We presently intend, but are not required, to complete a transaction providing liquidity for our stockholders within four to six years from the termination of the primary offering. Our charter does not require our board of directors to pursue a liquidity event. However, we expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange.

          Prior to our completion of a liquidity event, our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price you paid for the shares being redeemed.

MANAGEMENT

Board of Directors

          We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. The board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to the board of directors’ direction, oversight and approval.

          We have a total of five directors, three of whom are independent of us, our advisor and our respective affiliates. An “independent director” is a person who is not an officer or employee of ours, our advisor or our affiliates and has not otherwise been affiliated with such entities for the previous two years. We refer to our directors who are not independent as our “affiliated directors.”

          As of the date of this prospectus, our charter and bylaws provide that the number of our directors may be established by a majority of the board of directors but may not be fewer than three nor more than fifteen. Our charter also provides that a majority of the directors must be independent directors and that at least one of the independent directors and each of the affiliated directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

          Each director will be elected by the stockholders and will serve for a term of one year. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

          Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

          A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

          If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors will be elected by the stockholders. Each director will be bound by our charter.

Duties of Directors

          The responsibilities of the board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•

approving all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions for a purchase price, total project cost or sales price greater than $30,000,000, including the financing of such acquisitions and developments. The board of directors has delegated to the investment committee the authority to review and approve any real property acquisition, development and disposition (including real property portfolio acquisitions, developments and dispositions) for a purchase price, total project cost or sales price of up to$30,000,000;

•	approving and overseeing our debt financing strategies;

•	approving and monitoring the relationship between our operating partnership and our advisor;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	approving a potential liquidity event;

•	determining our distribution policy and authorizing distributions from time to time; and

•	approving amounts available for redemptions of shares of our common stock.

          The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

          The directors have established and will periodically review written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance and those of our advisor to assure that such policies are carried out. Any change in our investment objectives must be approved by the stockholders.

          Because of the conflicts of interest created by the relationship among us, our advisor and various affiliates, our charter requires that a majority of our independent directors assume certain responsibilities. At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and ratified by a vote of the directors and each of the independent directors. The independent directors will determine, from time to time but at least annually, that (1) the total fees and expenses paid to our advisor, our property manager and our dealer manager, as applicable, are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs and (2) the compensation paid to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. The independent directors will also supervise the performance of our advisor and review the compensation we pay our advisor to determine that the provisions of the advisory agreement are carried out. If the independent directors determine to terminate the advisory agreement or renegotiate the terms of the advisory agreement, our advisor will not be entitled to compensation for further services under the advisory agreement but shall be entitled to receive from us or our operating partnership within 30 days after such termination all unpaid reimbursements or expenses and all earned but unpaid fees payable to our advisor prior to such termination, subject to certain limitations. In addition, as long as the advisory agreement is not terminated for “cause”, as defined in the advisory agreement, Moody OP Holdings will receive a subordinated distribution. For a discussion of the subordinated distribution, see “Management Compensation Table.” A majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction, must approve all transactions with any of our directors, our advisor or any of their affiliates. The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out.

          As part of their review of our advisor’s compensation, the independent directors will consider factors such as:

•	the quality and extent of the services and advice furnished by our advisor;

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	rates charged to other externally advised REITs and similar investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationships with us, whether we pay them or they are paid by others with whom we do business;

•	the performance of our real estate assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our real estate assets relative to the investments generated by our advisor for its own account.

          The independent directors shall record their findings on the factors they deem relevant in the minutes of the meeting of the board of directors.

Committees of the Board of Directors

          Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an investment committee and an audit committee.

Investment Committee

          Our board of directors has delegated to the investment committee (1) certain responsibilities with respect to investment in specific real estate assets proposed by our advisor and (2) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors. The current members of the investment committee are Brett C. Moody, John P. Thompson and W. Pretlow Riddick.

          With respect to real estate assets, the board of directors has delegated to the investment committee the authority to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price of up to $30,000,000, including the financing of such acquisitions and developments. The board of directors, including a majority of the independent directors, must approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price greater than $30,000,000, including the financing of such acquisitions and developments.

Audit Committee

          The audit committee will meet on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary functions will be: to evaluate and approve the services and fees of our independent registered public accounting firm; to periodically review the auditors’ independence; and to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. The current members of the audit committee are William H. Armstrong, III, W. Pretlow Riddick and John P. Thompson, all of whom are independent directors. Mr. Thompson currently serves as the chairman of the audit committee.

Directors and Executive Officers

          As of the date of this prospectus, our directors and executive officers and their positions and offices are as follows:

Name	Position

Brett C. Moody	Chairman of the Board, Chief Executive Officer and President
W. Kyle Bebee	Executive Vice President and Director
Robert W. Engel	Chief Financial Officer and Treasurer
Mary E. Smith	Vice President, Securities Counsel and Secretary
Adam S. Wilk	Vice President and Real Estate Counsel
William H. Armstrong, III	Independent Director
W. Pretlow Riddick	Independent Director
John P. Thompson	Independent Director

          Brett C. Moody, age 45, serves as our Chairman of the Board, Chief Executive Officer and President. He also serves as Chief Executive Officer and President of our advisor. Mr. Moody founded Moody Mortgage Corporation in 1996 and has served as its Chairman and Chief Executive Officer since its formation. Mr. Moody, who has over 20 years of commercial real estate experience, has since guided the growth of his company from a mortgage company to a full service real estate firm, which includes affiliates Moody National Mortgage Corporation, Moody Realty Corporation, Moody Management Corporation, Moody National Development Company, L.P., Moody National Construction, LLC, and Moody National Exchange, LLC and their respective subsidiaries, collectively referred to as the Moody National Companies Organization. His primary responsibilities include overseeing real estate acquisitions and management as well as building, coaching and leading the Moody National Companies Organization’s team of professionals. As Chairman of the Board and Chief Executive Officer of Moody National Mortgage Corporation, Mr. Moody has closed over 200 transactions totaling over $2 billion. Prior to founding Moody National Mortgage Corporation, Mr. Moody was a financial analyst for the Dunkum Mortgage Group, now Live Oak Capital. Mr. Moody also serves on the Board of Directors of Foundation for the Future, the Yellowstone Academy for At Risk Children, and the Palmer Drug Abuse Program.

          W. Kyle Bebee, age 29, serves as our Executive Vice President and as one of our directors. Mr. Bebee also serves as Director of Real Estate Investment for the Moody National Companies Organization. As Director of Real Estate Investment, Mr. Bebee directs all real estate acquisition efforts of the Moody National Companies Organization. Under his tenure, Mr. Bebee has been responsible for well over $1 billion in deal volume including the investment of over $400 million of equity from 1,000 plus investors. Prior to joining the Moody National Companies Organization in December 2004, Mr. Bebee was an investment banker with Challenger Capital Group in Dallas, Texas from September 2004 to December 2004 where he worked in mergers and acquisitions and raised capital for private placements. Mr. Bebee started his career as an analyst for the Blackstone Group in New York for its Real Estate Private Equity Fund where he worked from June 2003 to August 2004. While in New York, Mr. Bebee also worked for a division of Merrill Lynch assisting with debt and equity investments from June 2002 to August 2002. Mr. Bebee has a Bachelor of Business Administration from Texas A&M University in College Station, Texas where he graduated magna cum laude.

          Robert W. Engel, age 54, serves as our Chief Financial Officer and Treasurer. In addition, Mr. Engel also serves as the Chief Financial Officer—Real Estate Development and Management of the Moody National Companies Organization, a position he has held since September 2006. Prior to working at the Moody National Companies Organization, Mr. Engel served as the Division Controller, Real Estate Development and Management, of BMS Management, Inc., an owner and manager of commercial and multifamily properties primarily in Houston, Texas from May 2005 to September 2006. From November 1999 to May 2005, Mr. Engel served as Controller and Chief Financial Officer, Real Estate Development and Management for Hartman Management, Inc., advisor to Hartman Commercial Properties REIT, which provides commercial real estate services. Mr. Engel has a Bachelor of Business Administration with highest honors with a major in Accounting from the University of Texas at Austin in Austin, Texas. Mr. Engel is a CPA and holds memberships in the American Institute of Certified Public Accountants, and the Texas Society of Certified Public Accountants. Mr. Engel is also a CPM, with membership in the Institute of Real Estate Management, and a CCIM as a member of the CCIM Institute. He is a licensed real estate broker in the State of Texas. Mr. Engel holds Series 7, 22, 24, 27, 62 and 63 licenses with FINRA.

          Mary E. Smith, age 33, serves as our Vice President, Securities Counsel and Secretary. Ms. Smith also serves as General Counsel—Securities for the Moody National Companies Organization. Prior to joining the Moody National Companies Organization in June 2007, Ms. Smith was an attorney at Luce, Forward, Hamilton & Scripps LLP between October 2000 and May 2007, where she specialized in corporate and securities transactions with an emphasis on the representation of sponsors in private placements and real estate syndications, including limited partnerships, limited liability companies and tenant-in-common interests. Ms. Smith has acted as securities counsel in over $1 billion of tenant-in-common acquisitions including office buildings, retail centers, shopping malls, apartment buildings, assisted living facilities and hotels. Ms. Smith holds a Bachelor of Arts in English Literature and Political Science, summa cum laude, from the University of

Southern California in Los Angeles, California and a Juris Doctorate from the University of California, Berkeley (Boalt Hall) in Berkeley, California. Ms. Smith holds Series 7, 24 and 63 licenses with FINRA.

          Adam S. Wilk, age 32, serves as our Vice President and Real Estate Counsel. Mr. Wilk is the General Counsel—Real Estate of the Moody National Companies Organization. Since joining the Moody National Companies Organization in October 2006, Mr. Wilk has been responsible for the acquisition of approximately 40 commercial real estate sites valued at approximately $700,000,000. Prior to joining the Moody National Companies Organization, Mr. Wilk worked for the law firm of Bracewell & Giuliani LLP from September 2002 to September 2006, specializing in commercial real estate and energy transactions, including the sale, acquisition, leasing, developing and financing of hotel, office, retail industrial and energy facilities. Mr. Wilk holds a Bachelor of Business Administration and a Doctor of Jurisprudence, both from the University of Texas at Austin in Austin, Texas.

          William H. Armstrong III, age 44, serves as one of our independent directors. Mr. Armstrong serves as Chairman of the Board, Chief Executive Officer and President of Stratus Properties Inc. (NASDAQ: STRS), a real estate development company that acquires, develops, manages and sells residential and commercial real estate properties located primarily in the Austin, Texas area. Mr. Armstrong has been employed by Stratus Properties since its inception in 1992 and has served as Chairman of the Board since August 1998, Chief Executive Officer since May 1998 and President since August 1996. Prior to joining Stratus Properties, Mr. Armstrong was Vice President of Sonnenblick Goldman, a national real estate investment banking and advisory firm. Mr. Armstrong received his B.A. in Economics from the University of Colorado in Boulder, Colorado.

          W. Pretlow Riddick, age 46, serves as one of our independent director Mr. Riddick has served since July 2004, as the President of Criterion Property Company, L.P., a real estate operating company specializing in the development, construction management, asset management and disposition of multifamily communities, which was formed in July 2004. Between December 2003 and July 2004, Mr. Riddick acted as the promoter of Criterion Property Company, L.P. Prior to that, Mr. Riddick served, since March 1990 in various positions, including as Chief Investment/Development Officer between approximately March 2001 and December 2003, for JPI Partners, Inc., a real estate firm that provides acquisition, development, construction, property and asset management services for private and public property owners and joint venture partners as well as for its own portfolio. Mr. Riddick received his Bachelor of Business Administration from the University of Texas at Austin in Austin, Texas and a Masters of Business Administration from George Washington University, in Washington, D.C.

          John P. Thompson, age 45, serves as one of our independent directors. Mr. Thompson is the founder of PinPoint Commercial, which provides real estate services focusing on industrial, retail and medical related projects primarily in Texas. Prior to founding PinPoint Commercial in 1998, Mr. Thompson served as an industrial broker with CB Richard Ellis, Inc. Mr. Thompson received his Bachelor of Business Administration in Finance from the University of Texas at Austin in Austin, Texas.

          Our directors and executive officers will serve until their successors are elected and qualify. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us. Our officers currently manage or are involved with 45 other real estate programs sponsored by affiliates of our sponsor.

Compensation of Executive Officers and Directors

          We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our advisor and receives compensation for his or her services, including services performed on our behalf, from our advisor. Although we will indirectly bear some of the costs of the compensation paid to our executive officers, either through fees or expense reimbursements we pay to our advisor, we do not intend to pay any compensation directly to our executive officers. Our executive officers, as employees of our advisor, will be entitled to receive awards in the future under our long-term incentive plan as a result of their status as employees of our advisor, although we do not currently intend to grant any such awards.

          We will pay each of our independent directors an annual retainer of $50,000 plus $2,000 for each in-person meeting of the board of directors attended, $1,500 for each in-person committee meeting attended and $1,000 for each telephonic meeting in which such independent director participates. The audit committee chairperson will receive an additional $10,000 annual retainer. In addition, we intend to grant stock options to each of our independent directors, which awards will be granted under a sub-plan of our long-term incentive plan (described below) and subject to the plan’s conditions and restrictions. Specifically, each of our current independent directors will receive an initial grant of fully-vested, nonqualified stock options to purchase 2,000 shares of our common stock, which we refer to as the “initial option grant”, when and if we raise the minimum offering amount of $2,000,000. Going forward, each new independent director that subsequently joins the board will receive the initial option grant on the date he or she joins the board of directors. In addition, on the date of each of the first four annual meetings of our stockholders at which an independent director is re-elected to the board of directors, he or she will receive a grant of fully-vested, nonqualified stock options to purchase 2,000 shares of our common stock. No option will be granted on a given date if, as a result of such grant, the total number of shares of our common stock subject to options outstanding as of such date would exceed 10% of the number of shares of our common stock outstanding as of such date. In such event, we will delay the grant and our board of directors will grant the options when and if such grant will not cause us to exceed the 10% limitation. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation to such person for services rendered as a director.

Long-term Incentive Plan

          We have adopted a long-term incentive plan, which we will use to attract and retain qualified directors, officers, employees, and consultants. Our long-term incentive plan will offer these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by the board of directors for participation in our long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 10.0% of the outstanding shares of our common stock on the date of grant of any such stock options. Stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant.

          Our board of directors or a committee appointed by the board of directors will administer the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above, our independent directors will receive stock options under a subplan providing them the opportunity to own shares of our common stock, thereby aligning their interests more closely with the interests of our stockholders. Stock options to be granted to independent directors will be issued on the same terms as such options are sold to the general public, if any. No awards will be granted under the long-term incentive plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

          We have reserved an aggregate maximum number of 2,000,000 shares for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately and the board of directors will make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

          The board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. The board may discriminate among participants or among awards in exercising such discretion. The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved, by our board of directors and stockholders, unless extended or earlier terminated by the board of directors. The board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the long-term incentive plan expires or is terminated. The board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Limited Liability and Indemnification of Directors, Officers and Others

          Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we intend to obtain directors and officers’ liability insurance.

          The Maryland General Corporation Law, or the MGCL, permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

          The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, may not be made unless ordered by a court and then only for expenses.

          The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

          Our charter provides that we will indemnify our officers to the fullest extent allowed under the MGCL as described above. We will also indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met:

•	our directors and our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors and our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

          Additionally, we have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, subject to the limitation above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

          The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

          The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and unenforceable. Indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

          We may advance funds to our directors, our advisor and its affiliates for legal expenses and other costs incurred as a result of a legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•	the party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

•

the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•

the party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

          Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

          The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Our Advisor

          We will rely on our advisor to manage our day-to-day activities and to implement our investment strategy. Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement. Our advisor’s real estate professionals have engaged in investing and managing real estate assets in 46 privately held real estate programs, including performing portfolio management, acquisitions, asset management, dispositions, finance, research, valuation, investor relations, legal and accounting functions.

          Under the terms of the advisory agreement, our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to perform the following:

•	participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

•	research, identify, review and recommend to our board of directors for approval investments in real estate assets and dispositions consistent with our investment policies and objectives;

•	structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of real estate assets will be made;

•	actively oversee and manage our portfolio of real estate assets for purposes of meeting our investment objectives;

•	manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

•	arrange for financing and refinancing of our real estate assets; and

•	recommend various liquidity events to our board of directors when appropriate.

          The above summary is provided to illustrate the material functions that our advisor will perform for us as an advisor and is not intended to include all of the services that may be provided to us by our advisor, its affiliates or third parties.

          Our advisor is managed by the following individuals:

Name	Position

Brett C. Moody	Chief Executive Officer and President
W. Kyle Bebee	Executive Vice President
Robert W. Engel	Chief Financial Officer
Mary E. Smith	Vice President, Securities Counsel and Secretary
Adam S. Wilk	Vice President and Real Estate Counsel

          Messrs. Moody and Bebee will have primary responsibility for management decisions of our advisor, including the selection of real property investments to be recommended to our board of directors, the negotiations in connection with these investments and the property management and leasing of real properties. For biographical information on the management of our advisor, see “—Directors and Executive Officers.”

The Advisory Agreement

          The term of the advisory agreement is one year from the commencement of this offering, subject to renewals upon mutual consent of the parties for an unlimited number of successive one-year periods. The independent directors of our board of directors will evaluate the performance of our advisor before renewing the advisory agreement. The advisory agreement may be terminated:

•	immediately by us for “cause,” or upon the bankruptcy of our advisor;

•	without cause by a majority of our independent directors upon 60 days’ written notice; or

•	with “good reason” by our advisor upon 60 days’ written notice.

          “Good reason” is defined in the advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the advisory agreement or any material breach of the advisory agreement of any nature whatsoever by us or our operating partnership. “Cause” is defined in the advisory agreement to mean fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our advisor or a material breach of the advisory agreement by our advisor.

          In the event of the termination of the advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. Upon the earliest to occur of (1) the listing of our common stock on a national securities exchange or (2) the termination or non-renewal of the advisory agreement, the special units in our operating partnership held by Moody OP Holdings will be redeemed resulting in a one-time payment to Moody OP Holding in the form of (a) shares of our common stock (b) a non-interest bearing promissory note payable solely from the proceeds of asset sales due and payable no later than three years after the date of issuance of such note, or (c) any combination thereof. Upon an advisory agreement termination event for “cause” the one-time payment to Moody OP Holdings will be $1.00. See “Management Compensation Table—Subordinated Distribution Upon Listing or Termination Event—Moody OP Holdings I LLC.” In addition, upon termination of the advisory agreement, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. Before selecting a successor advisor, the board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

          For a detailed discussion of the fees payable to our advisor under the advisory agreement see “Management Compensation Table.” We also describe in that section our obligation to reimburse our advisor for organizational and offering expenses, the cost of providing services to us (other than services for which it earns asset management fees or acquisition, origination or dispositions fees for sales of properties or other investments) and payments made by our advisor to third parties in connection with potential investments.

Holdings of Shares of Common Stock, Common Units and Special Units

          Moody National LPOP I, an affiliate of our advisor, currently owns 100 common units of our operating partnership, for which it contributed $1,000. We are the sole general partner of our operating partnership. Moody OP Holdings I, LLC, a wholly-owned subsidiary of our sponsor, owns all of the special units of our operating partnership, for which it contributed $1,000. The resale of any of our shares of common stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time.

Affiliated Dealer Manager

          Moody Securities, LLC, our dealer manager and an affiliate of our sponsor, is a member firm of FINRA. Moody Securities, LLC will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. We will pay our dealer manager a sales commission equal to 6.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering and a dealer manager fee equal to 3.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering. Other than serving as dealer manager for this offering, Moody Securities, LLC has no experience acting as a dealer manager for an offering.

          Moody Securities, LLC is managed by the following individuals:

Name	Position

Mary E. Smith	President, Secretary and Chief Compliance Officer
Robert W. Engel	Chief Financial Officer and Treasurer

          For biographical information on the management of our dealer manager, see “— Directors and Executive Officers.”

Affiliated Property Manager

          Our real properties will be managed and leased by Moody National Management, L.P., our affiliated property manager. Moody National Management, L.P., a Texas limited partnership, is owned by Moody National Realty Company, L.P., a Texas limited partnership, as general partner and Mr. Moody as limited partner. Moody National Management, L.P. was organized in 2003 to lease and manage real properties acquired by Moody National affiliates and third parties.

          We will pay our property manager a monthly market-based property management fee for leases in place at the applicable property for services it provides in connection with operating and managing the property. The actual percentage of the property management fee will be variable and is dependent upon geographic location and asset class (hotel, multifamily, office, retail and industrial) as determined by a survey of brokers and agents in the geographic area of the particular property. The surveys calculating market-based fees may be done informally by management based on management’s extensive experience and contacts in the real estate business. The property manager may pay some or all of these fees to third parties for management or leasing services. In the event we contract directly with a non-affiliated third-party property manager, we will pay the property manager a market-based oversight fee.

          Our property manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property it manages, which may include, but is not limited to, on-site managers and building and maintenance personnel. Certain employees of our property manager may be employed on a part-time basis and may also be employed by our advisor, our dealer manager or certain companies affiliated with them. Our property manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees we pay to our property manager will include, without additional expense to us, all of our property manager’s general overhead costs.

MANAGEMENT COMPENSATION TABLE

          The following table summarizes all of the compensation and fees, including reimbursement of expenses, to be paid by us to our advisor and its affiliates in connection with our organization, this offering and our operations.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

	Organizational and Offering Stage

Sales Commission(1)—Dealer Manager	6.5% of the gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers).	$65,000,000

Dealer Manager Fee(1)—Dealer Manager	3.5% of the gross offering proceeds from the sale of shares in the primary offering (a portion of which may be reallowed to participating broker-dealers).	$35,000,000

Organizational and Offering Expense Reimbursement(2)—- Advisor or its affiliates	Reimbursement for organizational and offering expenses incurred on our behalf, but only to the extent that such reimbursements do not exceed actual expenses incurred by the advisor and would not cause the cumulative sales commission, the dealer manager fee, the reimbursement of bona fide due diligence expenses and other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds from the sale of shares in the primary offering as of the date of reimbursement.	$22,000,000

We expect that organizational and offering expenses will represent a lower percentage of gross offering proceeds as the amount of proceeds increases. Based on our current estimates, we estimate that these expenses will represent approximately 2.2% of gross proceeds from our primary offering, or approximately $22,000,000, if we raise the maximum offering.

	Operational Stage

Acquisition Fees(3)—Advisor or its affiliates

1.5% of (1) the cost of investments we acquire or (2) our allocable cost of investments acquired in a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments. With respect to investments in, and origination of, loans, we will pay an origination fee to our advisor in lieu of an acquisition fee.

		$14,670,000 (assuming no leverage is used to purchase real estate assets). $58,680,000 (assuming a leverage ratio of 75%).

Origination Fees(3)—Advisor or its affiliates

1.5% of the amount funded by us to acquire or originate mortgage, mezzanine, bridge or other loans, including any third-party expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We will not pay an acquisition fee with respect to such loans.

		$14,670,000 (assuming no leverage is used to acquire or originate the loan). $58,680,000 (assuming a leverage ratio of 75%).

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

Debt Financing Fee—Advisor or its affiliates

1.0% of the amount available under any loan or line of credit we obtain, and use to acquire properties or other permitted investments, which will be in addition to the acquisition fee paid to our advisor. Our advisor may pay some or all of the fees to third parties if it subcontracts to coordinate financing. No fee will be paid in connection with (1) the refinancing of a real estate asset already refinanced for which our advisor received a fee and (2) loan proceeds from any line of credit until such time as we have invested all net offering proceeds.

Actual amounts depend upon the amount of debt obtained and services provided and, therefore, cannot be determined at this time. If we utilize a 75% leverage ratio, the fees would be $29,340,000.

Reimbursement of Acquisition Expenses—Advisor(3)	Reimbursement of actual expenses related to the selection and acquisition of real estate investments.	$4,890,000 (assuming no leverage is used to purchase assets). $19,560,000 (assuming a leverage ratio of 75%).

Asset Management Fees(4)—Advisor	A monthly amount equal to one-twelfth of 1.0% of the sum of the cost of all real estate investments we acquire.	$798,700 (assuming no leverage is used to purchase assets). $3,194,800 (assuming a leverage ratio of 75%).

Property Management and Leasing Fees—Moody National Management, L.P.

A monthly market-based fee, which will depend on geographic location and asset class as determined by a survey of brokers and agents in the area, for services in connection with operating and managing the property. The surveys calculating market-based fees may be done informally by management based on management’s extensive experience and contacts in the real estate business. Our property manager may pay some or all of these fees to third parties for management or leasing services. In the event that we contract directly with a non-affiliated third-party property manager, we will pay our property manager a market-based oversight fee.

Actual amounts depend upon the gross revenue of the properties and customary leasing fees in the region in which properties are acquired and the property types acquired and, therefore, cannot be determined at this time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

Operating Expenses(4)—Advisor

We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and IT costs, subject to the limitation that we will not reimburse our advisor for any amount by which our total operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (1) 2% of our average invested assets, or (2) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. We will not reimburse our advisor for personnel costs in connection with services for which our advisor is entitled to acquisition, origination, disposition or asset management fees.

Actual amounts are dependent upon expenses paid or incurred and, therefore, cannot be determined at the present time.

Director Compensation/ Long-Term Incentive Plan—Independent Directors and Advisor

We will pay each of our independent directors an annual retainer of $50,000. We will also pay our independent directors for attending meetings as follows: (i) $2,000 for each in-person board meeting attended, (ii) $1,500 for each in-person committee meeting attended and (iii) $1,000 for each teleconference board meeting attended. The audit committee chairman will receive an additional $10,000 annual retainer. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

We intend to grant each of our independent directors an initial grant of fully vested, non-qualified stock options to purchase 2,000 shares of our common stock when we meet the minimum offering amount of $2,000,000. Additionally, on the date of each of the first four annual meetings of our stockholders at which an independent director is re-elected to the board of directors, we intend to grant to such directors fully vested non-qualified stock options to purchase 2,000 shares of common stock. Although we do not currently intend to grant awards under the incentive compensation plan to employees of our advisor, such awards may be granted in the future.

Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends and the type and amount of awards granted under our long-term incentive plan; we cannot determine these amounts at the present time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

Liquidity Stage

Disposition Fees(5)—Advisor or its affiliates

If our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of a property or other investment (except for such investments that are traded on a national securities exchange), up to one-half of the brokerage commission paid but in no event an amount greater than 3.0% of the contract sales price of each property or other investment sold; provided, however, in no event may the aggregate of the disposition fees paid to our advisor and any real estate commissions paid to unaffiliated third parties exceed 6.0% of the contract sales price. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture. We will pay the disposition fee on all dispositions, whether made in the ordinary course of business or otherwise, which could result in us paying both a disposition fee to our advisor and subordinate participation interest to Moody OP Holdings I, LLC.

Actual amounts depend upon the sale price of the investments and, therefore, cannot be determined at this time.

Subordinated Participation Interest—Moody OP Holdings I, LLC(6)(7)

Moody OP Holdings I, LLC, a subsidiary of our sponsor, is the holder of the special units in our operating partnership. So long as the special units remain outstanding, the holder of special units will receive 15.0% of the net sales proceeds received by our operating partnership on dispositions of its assets and dispositions of real property held by joint ventures or partnerships in which our operating partnership owns an interest after the other holders of common units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to our capital contributions plus an 8.0% cumulative non-compounded annual pre-tax return on our net contributions.

Actual amounts depend upon future liquidity events and, therefore, cannot be determined at this time.

Subordinated Distribution Upon Listing or Termination Event—Moody OP Holdings I, LLC(6)(7)

The special units will be redeemed by our operating partnership, resulting in a one-time payment in the form of (a) shares of our common stock, (b) a non-interest bearing promissory note payable solely from the proceeds of asset sales, due and payable no later than three years from the date of issuance of such note, or (c) any combination thereof, the form of which shall be as determined by our advisor in its sole discretion, upon the earliest to occur of the following events:

(1) The listing of our common stock on a national securities exchange, which we refer to as a “listing liquidity event,” or

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

(2) The termination or non-renewal of the advisory agreement, which we refer to as an “advisory agreement termination event”, (a) for “cause,” as defined in the advisory agreement, (b) in connection with a merger, sale of assets or transaction involving us pursuant to which a majority of our directors then in office are replaced or removed, (c) by our advisor for “good reason,” as defined in the advisory agreement, or (d) by us or our operating partnership other than for “cause.”

Upon a listing liquidity event, a one-time payment to the holder of the special units will be the amount that would have been distributed with respect to the special units, calculated as described above under “Subordinated Participation Interest—Moody OP Holdings I, LLC”, if our operating partnership had distributed to the holders of common units upon liquidation in an amount equal to (a) in the event of a listing on a national securities exchange only, the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and ask prices, for the 30 day period beginning 120 days after such listing liquidity event or (b) in the event of an underwritten public offering, the value of the shares based upon the initial public offering price in such offering.

Upon an advisory agreement termination event for “cause,” the one-time cash payment to the holder of special units will be $1.00.

Upon an advisory agreement termination event (other than for “cause,” as defined in the advisory agreement), the one-time payment to the holder of the special units will be the amount that would have been distributed with respect to the special units as described above under “Subordinated Participation Interest—Moody OP Holdings I, LLC”, if our operating partnership sold all of its assets for their then fair market values (as determined by appraisal, except for cash and those assets that can be readily marked to market), paid all of its liabilities and distributed any remaining amount to the holders of common units in liquidation of our operating partnership.

(1)

The sales commission and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan.

(2)

The organizational and offering expense reimbursement consists of costs incurred by our advisor on our behalf for legal, accounting, printing and other offering expenses, including for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and training and education meetings and generally coordinating the marketing process for us. Any such reimbursement will not exceed actual expenses incurred by our advisor. Our advisor will be responsible for the payment of our cumulative organizational and offering expenses to the extent they exceed 15.0% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis without recourse against or reimbursement by us.

(3)

Our charter limits our ability to pay acquisition fees or origination fees if the total of all acquisition fees or origination fees and expenses relating to the purchase would exceed 6.0% of the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property, or the amount of funds advanced with respect to a loan, or the amount actually paid or allocated in respect of the purchase of other assets, in each case exclusive of acquisition fees and acquisition expenses, which amount is referred to in our charter as the “contract purchase price”. Acquisition expenses include expenses related to the acquisition of real estate assets including, but not limited to, legal fees and expenses, travel and communication expenses, cost of appraisals, nonrefundable option payments or property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to the selection and acquisition of properties whether or not acquired. Acquisition expenses are generally paid to third parties and/or in addition to the acquisition or origination fees paid to our advisor. Under our charter, a majority of our board of directors, including a majority of the independent directors, would have to approve any acquisition fees or origination fees (or portion thereof) which would cause the total of all acquisition fees or origination fees and expenses relating to a real estate asset acquisition to exceed 6.0% of the contract purchase price. We have assumed acquisition expenses will constitute 0.5% of net proceeds.

(4)

“Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding (1) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of shares of our common stock; (2) interest payments; (3) taxes; (4) non-cash expenditures such as depreciation, amortization and bad debt reserves; (5) reasonable incentive fees based on the gain in the sale of our assets; (6) acquisition fees, origination fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close); (7) real estate commissions on the resale of real property; and (8) other expenses connected with the acquisition, disposition, management and ownership of real estate assets (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

(5)	Although we are most likely to pay disposition fees to our advisor or one of its affiliates in our liquidity stage, these fees may also be earned during our operational stage.

(6)

Except as described in the Management Compensation Table, Moody OP Holdings I, LLC shall not be entitled to receive any redemption or other payment from us or our operating partnership, including any participation in the monthly distributions we intend to make to our stockholders.

(7)

Moody OP Holdings I, LLC cannot earn both the subordinated participation in net sale proceeds and the subordinated distribution upon listing of our common stock on a national securities exchange or the termination or non-renewal of the advisory agreement.

CONFLICTS OF INTEREST

          We are subject to various conflicts of interest arising out of our relationship with our advisor and other affiliates, including (1) conflicts related to the compensation arrangements between our advisor, certain affiliates and us, (2) conflicts with respect to the allocation of the time of our advisor and its key personnel and (3) conflicts with respect to the allocation of investment opportunities. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.

Interests in Other Real Estate Programs

          Other than performing services as our advisor, our advisor presently has no interests in other real estate programs. However, certain members of our advisor’s management team are presently, and plan in the future to continue to be, involved with a number of other real estate programs and activities sponsored by Moody National affiliates. Present activities of these affiliates include making investments in the acquisition, ownership, development and management of hotel, multifamily, office, retail and industrial real property and other real estate assets.

          Our advisor and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property. None of the Moody National affiliates are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our independent directors.

Allocation of Our Advisor’s Time

          We rely on our advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. Certain of our advisor’s affiliates, including its principals, are presently, and plan in the future to continue to be, and our advisor plans in the future to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, our advisor, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Our advisor and its employees will devote only as much of their time to our business as our advisor, in its judgment, determines is reasonably required, which may be substantially less than their full time. Therefore, our advisor and its employees may experience conflicts of interest in allocating management time, services, and functions among us and other Moody National affiliates and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other Moody National affiliates than to us. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the activities of Moody National affiliates in which they are involved.

Competition

          We may compete with other Moody National affiliates for opportunities to acquire or sell real properties in certain geographic areas. As a result of this competition, certain investment opportunities may not be available to us. We and our advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and Moody National affiliates. Our advisor will be required to provide information to our board of directors to enable the board of directors, including the independent directors, to determine whether such procedures are being fairly applied.

          Certain of our advisor’s affiliates currently own or manage properties in geographic areas in which we expect to acquire real properties. Conflicts of interest will exist to the extent that we own or manage real properties in the same geographic areas where real properties owned or managed by other Moody National affiliates are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another Moody National affiliate were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another Moody National affiliate were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing real property on our behalf seek to employ developers, contractors or building managers.

Affiliated Dealer Manager

          Our dealer manager, Moody Securities, LLC, is one of our affiliates, and this relationship may create conflicts of interest in connection with the performance of its due diligence. Even though our dealer manager will examine the information in this prospectus for accuracy and completeness, the dealer manager will not make an independent due diligence review and investigation of us or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you do not have the benefit of such independent review and investigation. Our dealer manager will not be prohibited from acting in any capacity in connection with the offer and sale of securities offered by Moody National affiliates that may have investment objectives similar to ours.

Affiliated Property Manager

          Our property manager will perform property management services for us and our operating partnership. Our property manager is affiliated with our sponsor, and in the future there is potential for a number of the members of our sponsor’s management team and our property manager to overlap. As a result, we will not have the benefit of independent property management to the same extent as if our sponsor and our property manager were unaffiliated and did not share any employees or managers. In addition, given that our property manager is affiliated with us, our agreements with our property manager will not be at arm’s-length. Therefore, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Lack of Separate Representation

          Alston & Bird LLP is counsel to us in connection with this offering and serves as counsel to our operating partnership, our advisor, our dealer manager and certain affiliates of our advisor in connection with this offering and may continue to do so in the future. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, our operating partnership, our advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Joint Ventures with Our Affiliates

          Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures or other arrangements with our affiliates to acquire, develop and manage real properties. Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. In addition, should any joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since our advisor will make investment decisions on our behalf, agreements and transactions between our advisor’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Fees and Other Compensation to Our Advisor and its Affiliates

          A transaction involving the purchase or sale of real estate assets may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates, including acquisition fees, origination fees, property management and leasing fees, disposition fees and participation in non-liquidating net sale proceeds. None of the agreements that provide for fees and other compensation to our advisor and its affiliates will be the result of arm’s-length negotiations. All such agreements, including our advisory agreement, require approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those that could be obtained from unaffiliated entities. The timing and nature of fees and compensation to our advisor or its affiliates could create a conflict between the interests of our advisor or its affiliates and those of our stockholders. However, the amounts payable to Moody OP Holdings I, LLC, as the holder of special units in our operating partnership, are subordinated to the return (or deemed return) to the stockholders or partners of our operating partnership of their capital contributions plus cumulative noncompounded annual returns on such capital.

          Subject to oversight by the board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that fees such as the asset management fees, acquisition fees and origination fees payable to our advisor, and the property management fees payable to our property manager, will generally be payable regardless of the quality of the real properties, real estate securities and debt-related investments acquired or the services provided to us.

          Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Conflict Resolution Procedures

          As discussed above, we are subject to potential conflicts of interest arising out of our relationship with our advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and our advisor or its affiliates and other situations in which our interests may differ from those of our advisor or its affiliates. We have adopted the procedures set forth below to address these potential conflicts of interest.

     Priority Allocation of Investment Opportunities

          In the advisory agreement, our sponsor and our advisor have agreed that we will have the first opportunity to acquire any investment in an income-producing commercial real estate asset identified by our sponsor or advisor, for which we have sufficient uninvested funds. Our sponsor and advisor will make this determination in good faith. Our board of directors, including the independent directors, has a duty to ensure that the method used by our advisor for the allocation of the acquisition of real estate assets by two or more affiliated programs seeking to acquire similar types of real estate assets is reasonable and is applied fairly to us.

     Independent Directors

          Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the board of directors or our advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board of directors or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

•

the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the property management agreement and the agreement with our dealer manager;

•	transactions with affiliates, including our directors and officers;

•	awards under our long-term incentive plan; and

•	pursuit of a potential liquidity event.

          Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both the board of directors and the independent directors.

     Compensation Involving Our Advisor and its Affiliates

          The independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being performed appropriately. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

•	the quality and extent of the services and advice furnished by our advisor;

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	rates charged to other externally advised REITs and similar investors by advisors performing similar services; and

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business.

          The independent directors shall record these factors in the minutes of the meetings in which they make such evaluation.

     Acquisitions, Leases and Sales Involving Affiliates

          We will not acquire or lease real estate assets in which our advisor or its affiliates or any of our directors has an interest without a determination by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our advisor or its affiliates or such director unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any property at an amount in excess of its appraised value as determined by an independent appraiser. We will not sell or lease real estate assets to our advisor or its affiliates or to our directors unless, as required by our charter, a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) determine the transaction is fair and reasonable to us.

     Mortgage Loans Involving Affiliates

          Our charter prohibits us from investing in or making mortgage loans, including when the transaction is with our advisor or our directors or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of our advisor, our directors or any of their affiliates.

     Issuance of Options and Warrants to Certain Affiliates

          Our charter prohibits the issuance of options or warrants to purchase our common stock to our advisor, our directors or any of their affiliates (1) on terms more favorable than we would offer such options or warrants to unaffiliated third parties or (2) in excess of an amount equal to 10.0% of our outstanding common stock on the date of grant.

     Repurchase of Shares of Common Stock

          Our charter prohibits us from paying a fee to our advisor or our directors or any of their affiliates in connection with our repurchase or redemption of our common stock.

     Loans and Expense Reimbursements Involving Affiliates

          We will not make any loans to our advisor or our directors or any of their affiliates except mortgage loans for which an appraisal is obtained from an independent appraiser. In addition, we will not borrow from these persons unless the independent directors approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

          In addition, our directors and officers and our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2.0% of our average invested assets or 25% of our net income, as described in this prospectus under the caption “Management Compensation Table—Operating Expenses.”

PRIOR PERFORMANCE SUMMARY

          The information presented in this section represents the historical experience of real estate programs sponsored or advised by our sponsor, Moody National, and its affiliates, which we refer to as prior real estate programs. The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix A of this prospectus. Investors in our shares of common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Investors who purchase our shares of common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.

          The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects investments made by the prior real estate programs, the returns to our stockholders will vary from those generated by those prior real estate programs. For example, we are not currently planning to issue tenant-in-common interests as we generally have with our prior real estate programs. In addition, all of the prior real estate programs were conducted through privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. Neither Moody National nor any of its affiliates has experience in operating a REIT or a publicly offered investment program. As a result, you should not assume the past performance of the prior real estate programs will be indicative of our future performance. See the Prior Performance Tables located in Appendix A.

Prior Investment Programs

          Moody National Realty Company, L.P., or Moody National Realty Company, was formed in Texas in 1998 to sponsor public and private real estate programs. The general partner of Moody National Realty Company is Moody Realty Corporation, which is solely owned and managed by Mr. Brett C. Moody. Moody Realty Corporation is one of the companies owned by Mr. Moody that collectively make up the Moody National Companies Organization, including Moody National Mortgage Corporation, Moody Management Corporation, Moody National Development Company, L.P., Moody National Construction, LLC, and Moody National Exchange, LLC. Since 1996, the Moody National Companies Organization has become a full service real estate firm. Moody National Mortgage Corporation has completed over 150 transactions providing its customers with over $1 billion of debt, equity and structured financings. Moody National Realty Company has provided a complete spectrum of commercial real estate brokerage services including leasing, acquisition, disposition, marketing and consulting services. Moody National Management, L.P. specializes in managing Class A, Class B and Class C Multi-Family Apartment properties, as well as hospitality assets. In 2005, Moody National Realty Company sponsored its first private real estate program.

          Between January 1, 2005 and December 31, 2008, Moody National Realty Company, has, directly or indirectly, sponsored 46 privately offered prior real estate programs which raised approximately $427.91 million from more than 1,274 investors.

          The following table sets forth information on the 45 programs sponsored by Moody National Realty Company. Each programs owns between one and three real estate assets.

Name of Program	Type of Program	Launch Year	Program Status

Philadelphia Airport Hampton Inn	Tenant-in-Common	2005	Operating
Lansdale Homewood Suites	Tenant-in-Common	2005	Operating
Plymouth Meeting Hampton Inn	Tenant-in-Common	2005	Operating
Great Valley Hampton Inn	Tenant-in-Common	2005	Operating
Newtown Hampton Inn & Suites	Tenant-in-Common	2005	Operating
Westchase Technology Center	Tenant-in-Common	2005	Operating
Buffalo Speedway	Tenant-in-Common	2005	Operating
Nashville Embassy Suites	Tenant-in-Common	2005	Operating
Grapevine Hampton Inn & Suites	Tenant-in-Common	2005	Operating
Nashville Courtyard Marriott	Tenant-in-Common	2005	Operating

Name of Program	Type of Program	Launch Year	Program Status

Orlando Radisson Inn	Tenant-in-Common	2006	Operating
Holiday Inn Select	Tenant-in-Common	2006	Operating
Memphis Residence Inn	Tenant-in-Common	2006	Operating
Northbelt Office Center II	Tenant-in-Common	2006	Operating
Macon Fairfield Inn & Suites, Alpharetta Fairfield Inn & Suites and Kennesaw TownePlace Suites	Tenant-in-Common	2006	Operating
Atlanta Perimeter Center Fairfield Inn & Suites and Alpharetta TownePlace Suites	Tenant-in-Common	2006	Operating
Buckhead Fairfield Inn & Suites and Alpharetta Springhill Suites	Tenant-in-Common	2006	Operating
Homewood Suites Bedford, Hampton Inn Energy Corridor and TownePlace Suites Plano	Tenant-in-Common	2006	Operating
Springhill Suites Seattle	Tenant-in-Common	2006	Operating
Residence Inn Houston Medical Center and Comfort Suites Grapevine	Tenant-in-Common	2006	Operating
Springhill Suites Altamonte and Holiday Inn Express Orlando	Tenant-in-Common	2006	Operating
Residence Inn Lebanon	Tenant-in-Common	2006	Operating
200 Franklin Trust/Philips Corporate Headquarters	Delaware Statutory Trust	2006	Operating
Weatherford Plaza	Tenant-in-Common	2007	Operating
TownePlace Suites Miami Airport and TownePlace Suites Miami Lakes	Tenant-in-Common	2007	Operating
TownePlace Suites Mount Laurel	Tenant-in-Common	2007	Operating
TownePlace Suites Fort Worth	Tenant-in-Common	2007	Operating
Fairfield Inn Denver South, Fairfield Inn Aurora and Fairfield Inn Westminster	Tenant-in-Common	2007	Operating
Renaissance Meadowlands	Tenant-in-Common	2007	Operating
Courtyard Columbus Downtown	Tenant-in-Common	2007	Operating
Courtyard Columbus Airport	Tenant-in-Common	2007	Operating
Courtyard Willoughby	Tenant-in-Common	2007	Operating
Newark TownePlace Suites	Tenant-in-Common	2007	Operating
Courtyard Lyndhurst New Jersey	Tenant-in-Common	2007	Operating
Springhill Suites Bothell	Tenant-in-Common	2007	Operating
Fairfield Inn Meadowlands	Tenant-in-Common	2007	Operating
Springhill Suites Des Moines	Tenant-in-Common	2008	Operating
Fairfield Inn & Suites West Des Moines	Tenant-in-Common	2008	Operating
Residence Inn Torrance	Tenant-in-Common	2008	Operating
Residence Inn Perimeter	Tenant-in-Common	2008	Operating
Residence Inn Midtown Atlanta	Tenant-in-Common	2008	Operating
Sprinhill Suites Houston Medical Center/Reliant Park	Tenant-in-Common	2008	Operating
TownePlace Suites Portland Scarborough	Tenant-in-Common	2008	Operating
Moody National HP Grapevine Trust	Delaware Statutory Trust	2008	Operating
Springhill Suites Pittsburgh	Tenant-in-Common	2008	Operating
Moody National Financial Fund I, LLC	Private Fund	2008	Operating

          We intend to conduct this offering in conjunction with existing and future offerings by other public and private real estate entities sponsored by Moody National and Moody National Realty Company. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties we acquire or seek to acquire.

          The Prior Performance Tables included in Appendix A to this prospectus set forth information as of the dates indicated regarding certain prior real estate programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor (Table II); and (3) annual operating results of the prior real estate programs (Table III). Additionally, Table VI contained in Part II of the registration statement, of which this prospectus is a part, provides certain additional information relating to properties acquired by the prior real estate programs. Upon written request, we will furnish a copy of this table to you without charge.

Summary Information

     Capital Raising

          The total amount of funds raised from investors in the 46 prior real estate programs as of December 31, 2008, was approximately $427.91 million. These funds were invested in real estate with an aggregate cost, including debt and investments of joint venture partners, of approximately $1.1 billion. In addition, one of these programs originated a loan in the amount of $3.1 million. The total number of investors in these prior real estate programs, collectively, is more than 1,274. See Table I and Table II for more detailed information about Moody National Realty Company’s experience in raising and investing funds and compensation paid to Moody National Realty Company and its affiliates as the sponsor of these programs.

     Investments

          The prior real estate programs had acquired 56 properties as of December 31, 2008. The table below gives further information about these properties:

Location	Properties Purchased (as a Percentage of Aggregate Purchase Price)

United States	100.0%

West	13.1%
Plains States	5.0%
Southwest	21.3%
Southeast	22.8%
Northeast	37.9%

          The following table gives a percentage breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior real estate programs, categorized by type of property, as of December 31, 2008, all of which were existing properties.

Existing

Commercial:
Office Buildings	13.0%
Residential:
Hotels	87.0%

Total	100.0%

          These properties were financed with a combination of debt and offering proceeds.

     Dispositions

          As of December 31, 2008, these prior real estate programs had not sold any of these properties to third parties.

Three Year Summary of Acquisitions

          From December 31, 2005 through December 31, 2008, the prior real estate programs acquired 3 office properties and 44 hotel properties. In addition, one of the programs originated a loan in the amount of $3.1 million. The total acquisition costs of the properties was approximately $907.3 million, of which $552.1 million, or 60.8%, was financed with mortgage financing. The remaining $355.2 million was provided by investors. The locations of these properties, and the number of each property in each location, are as follows:

Location	Number of Properties

California	2
Colorado	3
Florida	5
Georgia	9
Iowa	2
Maine	1
New Hampshire	1
New Jersey	5
Ohio	3
Pennsylvania	1
Tennessee	3
Texas	10
Washington	2

          See Table VI in Part II of the registration statement of which this prospectus is a part for more detailed information as to the acquisition of properties during the three years ending December 31, 2008. Upon request and for no fee, we will provide a copy of such table to any prospective investor.

Adverse Business Developments

          The current downturn in the economic environment and accompanying credit crisis has had an adverse impact upon certain prior real estate programs sponsored by Moody National Realty Company and its affiliates. As a result, Moody National Management, L.P. has received 100% approval to amend its master lease agreements for certain real estate programs sponsored by Moody National Realty Company and its affiliates to provide for either (1) a deferral of a portion of lease payments to program investors or (2) a waiver of a portion of lease payments to program investors, each an “amendment” and collectively referred to herein as the “amendments,” for the months of January, February and March, 2009. Moody National Management, L.P. is in the process of reinstating, amending, and/or further extending lease amendments for certain programs for the balance of 2009 and beyond, and may seek further amendments in the future depending upon the then current economic conditions. In response to certain lenders’ requests, Moody National Management, L.P. has commenced negotiations to amend loan terms with respect to certain prior real estate programs. Depending upon then current economic conditions, Moody National Management, L.P. may respond to requests for, or seek, similar amendments with other lenders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

          We are a newly formed company and have no operating history. We are dependent upon proceeds received from the offering to conduct our proposed activities. The capital required to purchase any real estate asset will be obtained from this offering and from any indebtedness that we may incur in connection with the investment or thereafter. We have initially been capitalized with $200,000 from the sale of 22,222 shares to Moody National REIT Sponsor, LLC. Our sponsor, or any affiliate of our sponsor, must maintain this investment while it remains our sponsor. We have no commitments to acquire any property or to make any other material capital expenditures.

          We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as offering proceeds are used to acquire and operate real estate assets.

          Our advisor may, but is not required to, establish working capital reserves from offering proceeds out of cash flow generated by our real estate assets or out of proceeds from the sale of our real estate assets. We do not anticipate establishing a general working capital reserve during the initial stages of the offering; however, we may establish working capital reserves with respect to particular investments. We also may, but are not required to, establish reserves out of cash flow generated by our real estate assets or out of net sale proceeds in non-liquidating sale transactions. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. Our lenders also may require working capital reserves.

          To the extent that the working capital reserve is insufficient to satisfy our cash requirements, additional funds may be provided from cash generated from operations or through short-term borrowing. In addition, subject to the limitations described in this prospectus, we may incur indebtedness in connection with the acquisition of any real estate asset, refinance the debt thereon, arrange for the leveraging of any previously unfinanced property or reinvest the proceeds of financing or refinancing in additional properties.

          If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year after the taxable year in which we initially elect to be taxed as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

Factors Which May Influence Results of Operations

Rental Income

          The amount of rental income generated by our real estate assets depends principally on our ability to maintain the occupancy rates of currently leased space, to lease currently available space and lease space available from unscheduled lease terminations at the existing rental rates. Negative trends in one or more of these factors could adversely affect our rental income in future periods.

Offering Proceeds

          Our ability to invest in commercial real estate properties and other real estate related assets will depend upon the net proceeds raised in the offering and our ability to finance the acquisition of such assets. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned resulting in fewer sources of income. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher which could effect our net income and results of operations.

Sarbanes-Oxley Act

          The Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, and related laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies, have increased the costs of compliance with corporate governance, reporting and disclosure practices which are now required of us. These costs may have a material impact on our results of operations and could impact our ability to pay distributions to our stockholders. Furthermore, we expect that these costs will increase in the future due to our continuing implementation of compliance programs mandated by these requirements. Any increased costs may affect our ability to distribute funds to our stockholders.

          In addition, these laws, rules and regulations create new legal bases for potential administrative enforcement, civil and criminal proceedings against us in case of non-compliance, thereby increasing the risks of liability and potential sanctions against us. We expect that our efforts to comply with these laws and regulations will continue to involve significant and potentially increasing costs, and our failure to comply could result in fees, fines, penalties or administrative remedies against us.

Critical Accounting Policies

General

          Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions is different, it is possible that different accounting policies will be applied or different amounts of assets, liabilities, revenues and expenses will be recorded, resulting in a different presentation of the financial statements or different amounts reported in the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses. Below is a discussion of the accounting policies that management considers to be most critical once we commence significant operations. These policies require complex judgment in their application or estimates about matters that are inherently uncertain.

Income Taxes

          We intend to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing in the taxable year in which we satisfy the minimum offering requirements. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, so long as we distribute at least 90 percent of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). REITs are subject to a number of other organizational and operations requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

          We plan to lease our hotels to wholly-owned taxable REIT subsidiaries that are subject to federal, state and local income taxes. We will account for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, or SFAS No. 109. Under SFAS No. 109, we will account for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance will be recorded for net deferred tax assets that are not expected to be realized.

Valuation and Allocation of Real Property — Acquisition

          Upon acquisition, and since our acquisitions will commence subsequent to December 31, 2008, the purchase price of real property will be allocated to the tangible assets acquired, consisting of land, buildings and tenant improvements, any assumed debt, identified intangible assets and asset retirement obligations based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 141R, Business Combinations, or SFAS No. 141R, and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, or SFAS No. 142. Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place contracts, tenant relationships and any goodwill or gain on purchase. Initial valuations are subject to change until the information is finalized, which will be no later than twelve months from the acquisition date.

          The fair value of the tangible assets acquired, consisting of land, buildings and tenant improvements will be determined by valuing the property as if it were vacant, and the “as-if-vacant” value will then be allocated to land and buildings. Land values will be derived from appraisals, and building values will be calculated as replacement cost less depreciation or our advisor’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of tenant improvements will be based on estimates of those costs incurred at inception of the related acquired leases, depreciated through the date of acquisition. The value of the building will be depreciated over the estimated useful life of twenty-seven to forty-five years using the straight-line method and the value of tenant improvements will be depreciated over the remaining lease terms of the respective leases, which include periods covered by bargain renewal options.

          We will determine the fair value of assumed debt by calculating the net present value of the scheduled mortgage payments using interest rates for debt with similar terms and remaining maturities that our advisor believes we could obtain. Any difference between the fair value and stated value of the assumed debt will be recorded as a discount or premium and amortized over the remaining life of the loan.

          We will determine the value of above-market and below-market leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) our advisor’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the estimated remaining terms of the respective leases, which include periods covered by bargain renewal options. We will record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental revenue over the remaining terms of the respective leases, which include periods covered by bargain renewal options. Should a tenant terminate its lease, the unamortized portion of the out-of-market lease value will be charged to rental revenue.

          The total value of identified real estate intangible assets acquired will be further allocated to in-place lease values, in-place contracts, in-place leasing commissions and tenant relationships based on our evaluation of the specific characteristics of each contract or tenant’s lease and our overall relationship with that respective tenant or contracting party. The aggregate value for leasing commissions will be based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The aggregate value of in-place leases acquired and tenant relationships will be determined by applying a fair value model. The estimates of fair value of in-place leases will include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering then current market conditions. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, we will include such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on then current market conditions. The estimates of the fair value of tenant relationships will also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by our advisor on a tenant-by-tenant basis.

          We will amortize the value of in-place leases and in-place leasing commissions over the remaining term of the respective leases, which include periods covered by bargain renewal options, and the value of in-place contracts will be amortized over the remaining term of the respective contracts. The value of tenant relationship intangibles will be amortized over the initial term and any anticipated renewal periods, but in no event exceeding the remaining depreciable life of the building. If a tenant terminates its lease prior to expiration of the initial terms, the unamortized portion of the in-place lease value and tenant relationship intangibles will be charged to expense.

          In allocating the purchase price of each of our properties, our advisor will make assumptions and use various estimates, including, but not limited to, the estimated useful lives of the assets, the cost of replacing certain assets, discount rates used to determine present values, market rental rates per square foot and the period required to lease the property up to its occupancy at acquisition if it were vacant. Many of these estimates will be obtained from independent third party appraisals. However, our advisor will be responsible for the source and use of these estimates. A change in these estimates and assumptions could result in the various categories of our real estate assets or related intangibles being overstated or understated which could result in an overstatement or understatement of depreciation or amortization expense. These variances could be material to our results of operations and financial condition.

Valuation and Allocation of Real Property—Ownership

          Real estate property in our portfolio will be stated at cost. Construction and improvement costs incurred in connection with the development of new properties or the redevelopment of existing properties will be capitalized to the extent the total carrying value of the property does not exceed the estimated fair value of the completed property. Real estate taxes and interest costs incurred during construction periods will be capitalized. Capitalized interest costs will be based on qualified expenditures and interest rates in place during the construction period. Capitalized real estate taxes and interest costs will be amortized over lives which are consistent with the constructed assets.

          Pre-development costs, which generally include legal and professional fees and other directly-related third-party costs that are not part of the exchange, will be expensed as incurred.

          We intend to conduct our operations so that tenant improvements, either paid directly or in the form of construction allowances paid to tenants, will be capitalized and depreciated over the applicable lease term. Maintenance and repairs will be charged to expense when incurred. Expenditures for significant betterments and improvements will be capitalized.

          Depreciation or amortization expense will be computed using the straight-line method based upon the following estimated useful lives:

Years

Buildings and improvements	27-45
Exterior improvements	10-20
Equipment and fixtures	5-10

Investments in Real Estate Securities

          Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, or SFAS No. 115, requires investments in real estate securities to be classified as either trading investments, available-for-sale investments or held-to-maturity investments. Although management generally intends to hold most of our investments in real estate securities until maturity, management may, from time to time, sell any of these assets as part of the overall management of our portfolio. Accordingly, SFAS No. 115 will require all of our real estate securities assets to be classified as available-for-sale. All assets classified as available-for-sale will be reported at fair value, based on market prices from independent sources, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders’ equity. As a result, changes in fair value will be recorded to accumulated other comprehensive income, which is a component of stockholders’ equity, rather than through our consolidated statements of operations. If available-for-sale securities were classified as trading securities, there could be substantially greater volatility in earnings from period to period as these investments would be marked to market and any reduction in the value of the securities versus the previous carrying value would be considered an expense in our consolidated statements of operations.

Principles of Consolidation

          In determining whether we have a controlling interest in a joint venture and the requirement to consolidate the accounts of that entity, our management considers factors such as ownership interest, board representation, management representation, authority to make decisions, and contractual and substantive participating rights of the partners/members as well as whether the entity is a variable interest entity in which it will absorb the majority of the entity’s expected losses, if they occur, or receive the majority of the expected residual returns, if they occur, or both.

          Our management’s judgments with respect to our level of influence or control of an entity and whether we are the primary beneficiary of a variable interest entity as defined by Financial Accounting Standards Board Interpretation No. 46(R), Consolidation of Variable Interest Entities—An Interpretation of ARB No. 51, or FIN No. 46(R), involve consideration of various factors including the form of our ownership interest, the size of our investment (including loans) and our ability to participate in major policy making decisions. Our management’s ability to correctly assess its influence or control over an entity affects the presentation of these investments in our consolidated financial statements and, consequently, our financial position and specific items in our results of operations that are used by our stockholders, lenders and others in their evaluation of us.

          Generally, we consolidate real estate partnerships and other entities that are not variable interest entities (as defined in FIN No. 46(R)) when we own, directly or indirectly, a majority voting interest in the entity. Our analysis of whether we consolidate real estate partnerships and other entities that are not variable interest entities is performed pursuant to various accounting pronouncements including: (1) Emerging Issues Task Force Issue No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights, (2) Accounting Research Bulletin No. 51, Consolidated Financial Statements and (3) AICPA Statement of Position 78-9, Accounting for Investments in Real Estate Ventures.

Debt-Related Investments

          Management intends to hold debt-related investments to maturity and, accordingly, such assets will be carried at cost, net of unamortized loan origination costs and fees, discounts, repayments, sales of partial interests in loans, and unfunded commitments.

Investment Impairments

          For real estate we may wholly own, our management will monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we will recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value for assets held for use and fair value less costs to sell for assets held for sale.

          For real estate we may own through an investment in a joint venture or other similar investment structure, at each reporting date we will compare the estimated fair value of our investment to the carrying value. An impairment charge will be recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

          In evaluating our investments for impairment, our advisor will make several estimates and assumptions, including, but not limited to, the projected date of disposition of the properties, the estimated future cash flows of the properties during our ownership and the projected sales price of each of the properties. A change in these estimates and assumptions could result in understating or overstating the book value of our investments which could be material to our financial statements.

Revenue Recognition

          Hotel revenues, including room, food, beverage, and other hotel revenues, will be recognized as the related services are delivered. Ongoing credit evaluations will be performed and an allowance for potential credit losses will be provided against the portion of accounts receivable that is estimated to be uncollectible.

          We will recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements will be recorded as deferred rent receivable and will be included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made. Reimbursements from tenants for recoverable real estate tax and operating expenses will be accrued as revenue in the period the applicable expenditures are incurred. In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of our properties. Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases may be established at the time of purchase to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments will be received through a draw of funds escrowed at the time of purchase and may cover a period from one to three years. These funds may be released to either us or the seller when certain leasing conditions are met. Restricted cash will include funds received by third party escrow agents, from sellers, pertaining to master lease agreements. We will record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met. We will accrue lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Valuation of Accounts and Rents Receivable

          We will take into consideration certain factors that require judgments to be made as to the collectibility of receivables. Collectibility factors taken into consideration are the amounts outstanding, payment history and financial strength of the tenant, which taken as a whole determines the valuation.

Results of Operations

          As of the date of this prospectus, we are in our organizational and development stage and have not commenced operations.

Liquidity and Capital Resources

          Our principal demand for funds will be to acquire real estate assets, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs for items, other than asset acquisitions, from operations. Our cash needs for acquisitions and investments will be funded primarily from the sale of shares of our common stock, including those offered for sale through our distribution reinvestment plan and through the assumption of debt. There may be a delay between the sale of shares of our common stock and our purchase of assets, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our advisor, subject to the oversight of our investment committee and board of directors, will evaluate potential acquisitions and will engage in negotiations with sellers and lenders on our behalf. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have not identified any sources for these types of financings.

Inflation

          With the exception of leases with tenants in multifamily properties, we expect to include provisions in our tenant leases designed to protect us from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases annual reimbursement of operating expenses above a certain allowance. Due to the generally long-term nature of these leases, annual rent increases may not be sufficient to cover inflation and rent may be below market. Leases in multifamily properties generally turn over on an annual basis and do not typically present the same issue regarding inflation protection due to their short-term nature.

REIT Compliance

          To qualify as a REIT for tax purposes, we will be required to distribute at least 90% of our REIT taxable income to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

Distributions

          We have not paid any distributions as of the date of this prospectus. We intend to make regular cash distributions to our stockholders, typically on a monthly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which is impacted by current and projected cash requirements, tax considerations and other factors. During the early stages of our operations, we may declare distributions in excess of funds from operations. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income” each year.

Funds from Operations

          One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to net operating income as determined under GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, an industry trade group, or NAREIT, has promulgated a standard known as Funds from Operations, or FFO for short, which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. We will adopt the NAREIT definition for computing FFO because, in our view, subject to the following limitations, FFO provides a better basis for measuring our operating performance and comparing our performance and operations to those of other REITs. The calculation of FFO may, however, vary from entity to entity because capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, the presentation of FFO by us may not be comparable to other similarly titled measures presented by other REITs. FFO is not intended to be an alternative to net income as an indicator of our performance or to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions.

Quantitative and Qualitative Disclosures about Market Risk

          We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity, fund capital expenditures and expand our investment portfolio and operations. Market fluctuations in real estate financing may affect the availability and cost of funds needed to expand our investment portfolio. In addition, restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect our ability to dispose of real estate in the future. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. Also, we will be exposed to both credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, our advisor will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. Our advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board of directors has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

THE OPERATING PARTNERSHIP AGREEMENT

General

          Our operating partnership was formed on January 18, 2008 to own real property, real estate securities and debt-related investments that will be acquired and actively managed by our advisor on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for common units from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to our operating partnership in exchange for common units on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of our common stock in a REIT.

          We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest, and we may make future acquisitions of real properties using the UPREIT structure. Further, our operating partnership is structured to make distributions with respect to common units which are equivalent to the distributions made to our stockholders. Finally, a holder of common units may later exchange his common units for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the REIT’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the REIT. We are the sole general partner of our operating partnership. Moody National LPOP I has contributed $1,000 to our operating partnership in exchange for common units and Moody OP Holdings I has invested $1,000 in exchange for special units. Moody National LPOP I and Moody OP Holdings I, LLC are currently the only limited partners. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

          The following is a summary of certain provisions of the limited partnership agreement of our operating partnership, or the operating partnership agreement. This summary is qualified by the specific language in the operating partnership agreement. For more detail, you should refer to the actual operating partnership agreement, a copy of which we have filed as an exhibit to the registration statement of which this prospectus forms a part.

Capital Contributions

          As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership in exchange for common units. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our operating partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.

          If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partnership units for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us. The operating partnership would also be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the operating partnership, including priority over the partnership interests that we would own as a general partner.

Operations

          The operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability, and

(3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

          The operating partnership agreement generally provides that, except as provided below with respect to the special units, our operating partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from the disposition of assets, to the partners of our operating partnership in accordance with their relative percentage interests, on a quarterly basis (or, at our election, more frequently), in amounts determined by us as general partner such that a holder of one common unit will generally receive the same amount of annual cash flow distributions from our operating partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the common units).

          Similarly, the operating partnership agreement provides that income of our operating partnership from operations and, except as provided below, income of our operating partnership from disposition of assets, normally will be allocated to the holders of common units in accordance with their relative percentage interests such that a holder of one common unit will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners (other than the holder of the special units) in accordance with their respective percentage interests in our operating partnership. Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the operating partnership agreement to the extent of each partner’s positive capital account balance. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to the operating partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

          The holders of the special units will be entitled to distributions from our operating partnership in an amount equal to 15.0% of net sales proceeds received by our operating partnership on dispositions of its assets and dispositions of real properties by joint ventures or partnerships in which our operating partnership owns a partnership interest, after the other holders of common units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus an 8.0% cumulative non-compounded annual pre-tax return thereon. There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of our operating partnership made to the owner of the special units in connection with the amounts payable with respect to the special units, including amounts payable upon redemption of the special units, and those amounts will be payable only out of realized (or, in the case of redemption, unrealized) profits of our operating partnership. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 8.0% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special units.

          In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, real estate securities and debt-related investments, our operating partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include all, but not be limited to:

•	expenses relating to the formation and continuity of our existence;

•	expenses relating to our public offering and registration of securities;

•	expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	expenses associated with compliance by us with applicable laws, rules and regulations; and

•	our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.

Redemption Rights

          The holders of common units (other than us and the holder of the special units) generally have the right to cause our operating partnership to redeem all or a portion of their common units for, at our sole discretion, shares of our common stock, cash or a combination of both. If we elect to redeem common units for shares of our common stock, we will generally deliver one share of our common stock for each common unit redeemed. If we elect to redeem common units for cash, the cash delivered will generally equal the amount the limited partner would have received if its common units were redeemed for shares of our common stock and then such shares were subsequently redeemed pursuant to our share redemption program. In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in our charter. The special units will be redeemed for a specified amount upon the earliest of: (1) the occurrence of certain events that result in the termination or non-renewal of the advisory agreement or (2) a listing liquidity event.

          Subject to the foregoing, holders of common units (other than us and the holders of the special units) may exercise their redemption rights at any time after one year following the date of issuance of their common units; provided, however, that a holder of common units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 common units, unless such holder holds less than 1,000 common units, in which case, it must exercise its redemption right for all of its common units.

Transferability of Operating Partnership Interests

          We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination or (3) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of common units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction (or in the case of the holder of the special units, the amount of cash, securities or other property equal to the fair value of the special units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of common units and the special units, except in limited circumstances in which such consent is not required. With certain exceptions, the holders of common units may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.

STOCK OWNERSHIP

          The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5.0% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

          Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 6363 Woodway Drive, Suite 110, Houston, Texas 77057.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares

Moody National REIT Sponsor, LLC(2)	22,222	100%
Brett C. Moody(2)	22,222	100%
W. Kyle Bebee	—	—
Mary E. Smith	—	—
Adam S. Wilk	—	—
Robert W. Engel	—	—
W. Pretlow Riddick	—	—
William H. Armstrong, III	—	—
John P. Thompson	—	—
All Directors and Executive Officers as a group	22,222	100%

(1)

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	As of the date of this prospectus, Moody National REIT Sponsor, LLC owns all of our issued and outstanding stock. Moody National REIT Sponsor, LLC is indirectly owned and controlled by Mr. Moody.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

          Mr. Brett C. Moody, the chairman of our board of directors, indirectly owns a controlling interest in our sponsor, our advisor, our dealer manager and our property manager. In addition, certain of our officers hold similar positions as officers with our advisor, our dealer manager and our property manager.

          Our sponsor has purchased 22,222 shares of our common stock for total cash consideration of $200,000 and is our initial stockholder.

          On January 18, 2008, we formed our operating partnership, Moody National Operating Partnership I, L.P. Moody National LPOP I made an initial capital contribution of $1,000 to our operating partnership in exchange for common units and our affiliate, Moody OP Holdings I, LLC, contributed $1,000 to our operating partnership in exchange for special units. For additional information on the limited partnership agreement of our operating partnership, the common units and the special units, see “The Operating Partnership Agreement.”

          As of February 28, 2009, organization costs of approximately $375,000 and offering costs of approximately $1,393,000 were incurred by our advisor or its affiliates on our behalf.

          We have executed an advisory agreement that entitles our advisor to specified fees for certain services, including, among other services, the investment of capital proceeds and management of day-to-day operations. Our advisory agreement will become effective on the date the registration statement for the primary offering is declared effective. For additional information on the terms of our advisory agreement, see “Management—The Advisory Agreement.”

          We have executed a dealer manager agreement pursuant to which the dealer manager will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. In connection with such services, our dealer manager will be paid sales commissions of 6.5% of the gross offering proceeds from the sale of shares in the primary offering and dealer manager fees of 3.5% of the gross offering proceeds from the sale of shares in the primary offering. Generally, all or a portion of the sales commissions and dealer manager fees may be reallowed to participating broker dealers. For additional information on the terms of our dealer manager agreement, see “Plan of Distribution—Dealer Manager and Participating Broker-Dealer Compensation and Terms.”

          Our property manager will perform certain property management services for us and our operating partnership for which it will receive a monthly market-based property management fee.

          Our directors, officers, advisor and other affiliates will face conflicts of interest as a result of the above transactions, including with respect to compensation arrangements, time constraints and competition for investments. Because of the conflicts of interest created by the relationship among us, our directors, officers, advisor and various affiliates, we have adopted certain conflict resolution procedures which include (1) a priority allocation of investment opportunities, and (2) oversight and approval of certain related party transactions by our independent directors. For detailed information relating to our conflict resolution procedures, see “Conflicts of Interest—Conflict Resolution Procedures.”

DESCRIPTION OF CAPITAL STOCK

          The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 450,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 400,000,000 shares are designated as common stock with a par value of $0.01 per share, and 50,000,000 shares are designated as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. As of the date of this prospectus, 22,222 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

          The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.

          We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

DST Systems, Inc.
333 West 11th Street, 5th Floor
Kansas City, Missouri 64105

Preferred Stock

          Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings, Special Voting Requirements and Access To Records

          An annual meeting of the stockholders will be held each year, beginning in 2009, on a specific date set by our board of directors which will be at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, or the president or upon the written request of stockholders entitled to cast at least 10.0% of the votes entitled to be cast at the meeting. Upon receipt of a written request of stockholders, either in person or by mail, stating the purpose of the meeting, our secretary will provide all stockholders within ten days after receipt of such request, written notice either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less then 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

          Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our dissolution or (3) our merger or consolidation or the sale or other disposition of all or substantially all of our assets. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. With respect to stock owned by our advisor, directors, or any of their affiliates, neither the advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.

          The advisory agreement, including the selection of our advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares of our common stock entitled to vote on such matter, to remove a director from our board of directors. Any stockholder will be permitted access to all of our records at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.

Restriction On Ownership of Shares of Capital Stock

          For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10.0% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of common stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock; and (2) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (1) would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (2) would cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (3) would otherwise cause us to fail to qualify as a REIT.

          Our charter provides that the shares of our capital stock that, if transferred, would: (1) result in a violation of the 9.8% ownership limit; (2) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (3) cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (4) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the share trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted by the board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

          The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or redemption, the purported transferee or holder will receive a per share price equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price per share on the date of redemption at the time of the gift or devise), or (2) the price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any sales commission and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price at the time of the gift or devise) and will distribute any remaining amounts to the charitable beneficiary.

          Any person who acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us of such event, and any person who purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

          The ownership limits do not apply to a person or persons that the board of directors exempts from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5.0% or more (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

          We intend to accrue distributions on a daily basis and make distributions on a monthly basis beginning no later than the first calendar month after the month in which the minimum offering requirements are met, and we expect to continue to make monthly distribution payments following the end of each calendar month. In connection with a distribution to our stockholders, our board of directors will authorize a monthly distribution for a certain dollar amount per share of our common stock. We will then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates, and each stockholder’s distributions will begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock to such stockholder, subject to our acceptance of the stockholder’s subscription.

          We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of the board of directors, in accordance with our earnings, cash flow and general financial condition. The board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.

          We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

          We can give no assurance that we will pay distributions solely from our funds from operations in the future, especially during the period when we are raising capital and have not yet acquired a substantial portfolio of income-producing investments. We anticipate that we will begin paying distributions from funds from operation after the completion of our offering stage.

Distribution Reinvestment Plan

          Our distribution reinvestment plan will allow you to have cash otherwise distributable to you invested in additional shares of our common stock an initial price of to $9.50 per share. Our board of directors may change the price per share issued under the plan upon 10 days’ notice based on the consideration of numerous factors, including the then-current offering price of our shares of common stock to the public, if any. A copy of our distribution reinvestment plan is included as Appendix C to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. We may terminate the distribution reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

          Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (1) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (2) this offering and any future offering pursuant to our distribution reinvestment plan terminate, and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our distribution reinvestment plan or (3) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which will equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.

          Holders of common units may also participate in the distribution reinvestment plan and have cash otherwise distributable to them by our operating partnership invested in our common stock at an initial price equal to $9.50 per share.

          Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

          All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax treatment thereof, will be provided to the stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information.

Share Redemption Program

          Our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the current offering price per share for the shares being redeemed. Following the primary offering, shares of common stock will be redeemed, subject to certain restrictions and limitations at a price equal to, or at a discount from, a price based upon the per-share net asset value and other factors the board of directors deems relevant such as the then-current offering price (if we are conducting a subsequent offering), the then-current reinvestment price under the distribution reinvestment plan and general market conditions. The discount will vary based upon the length of time that you have held the shares of our common stock subject to redemption, as described in the following table:

Share Purchase Anniversary	Redemption Price as a Percentage of Current Offering Price

Less than 1 year	No Redemption Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

          Unless the shares are being redeemed in connection with a stockholder’s death or qualifying disability, we may not redeem shares unless you have held the shares for one year. Redemption requests made within two years of death or “qualifying disability” of a stockholder will be redeemed at a price equal to the then-current public offering price. The board of directors, in its sole discretion, shall make the determination of whether a stockholder has a qualifying disability after receiving written notice from the stockholder. Generally, the board of directors will consider a stockholder to have a qualifying disability if it is (1) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the stockholder’s employees. We must receive written notice within 180 days after such stockholder’s qualifying disability.

          We are not obligated to redeem shares of our common stock under the share redemption program. Notwithstanding the procedures discussed below, our board of directors may, in its sole discretion, accept or reject any share redemption request made by any stockholder at any time.

          To the extent we determine to accept share redemption requests from our stockholders, redemption of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Redemption requests will be honored approximately 30 days following the end of the applicable quarter, which we refer to as the “redemption date.” Stockholders may withdraw their redemption request at any time up to three business days prior to the redemption date.

          We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the shares of our common stock for which redemption requests have been submitted in any quarter, we plan to redeem the shares of our common stock on a pro rata basis on the redemption date. In addition, if we redeem less than all of the shares subject to a redemption request in any quarter, with respect to any unredeemed shares, you can (1) withdraw your request for redemption or (2) ask that we honor your request in a future quarter, if any, when such redemptions can be made pursuant to the limitations of the share repurchase when sufficient funds are available. Such pending requests will be honored on a pro rata basis.

          To the extent our board of directors determines to accept share redemption requests from our stockholders, we presently intend to limit the number of shares to be redeemed during any calendar year to (1) 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors. This volume limitation will not apply to redemptions requested within two years after the death of a stockholder. There is no fee in connection with a redemption of shares of our common stock.

          The aggregate amount of redemptions under our share redemption program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund redemption requests pursuant to the limitations outlined above, the board of directors may, in its sole discretion, choose to use other sources of funds to redeem shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. If funds available for our share redemption program are not sufficient to accomodate all requests, shares will be redeemed as follows: first, pro rata as to redemptions upon the death or disability of a stockholder; next pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and, finally, pro rata as to all other redemption requests.

          In addition, the board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. If the board of directors decides to amend, suspend or terminate the share redemption program, we will provide stockholders with no less than 30 days’ prior written notice. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our share redemption program.

Liquidity Events

          Although our charter does not require our board of directors to pursue a liquidity event on or before any date certain or at all, we intend to effect a liquidity event within four to six years from the termination of the primary offering. We expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when a suitable transaction will be available or as to our ability to successfully effect such a transaction.

Business Combinations

          Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10% or more of the voting power of the corporation’s voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

          After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

          These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

          None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

          Should our board of directors opt into the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Business Combination with Our Advisor

          Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are considered self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are “internalized,” rather than external, and no third party fees, such as advisory fees, are paid by the REIT. We will consider becoming a self-administered REIT once our assets and income are, in our board of directors’ view, of sufficient size such that internalizing some or all of the management functions performed by our advisor is in our best interests and in the best interests of our stockholders.

          If our board of directors should make this determination in the future and seeks to pursue to internalize our management functions through a business combination with our advisor, we have agreed to pay one-half, and our advisor has agreed to pay the other half, of the costs of an independent investment banking firm, which would jointly advise us and the principals of our advisor on the value of our advisor. The primary assets of our advisor that we would acquire and that would factor into its value are its employees. After the investment banking firm completes its analyses of our advisor’s value, we will require it to prepare a written report and make a formal presentation to our board of directors.

          Following the presentation by the investment banking firm, our board of directors will form a special committee comprised entirely of independent directors to consider a possible business combination with our advisor. The board of directors will, subject to applicable law, delegate all of its decision making power and authority to the special committee with respect to these matters, including the power and authority to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our advisor regarding a possible business combination. In any event, before we can complete any business combination with our advisor, the following three conditions must be satisfied:

•

the special committee receives an opinion from a qualified investment banking firm, separate and distinct from the firm jointly retained by us and our advisor to provide a valuation analysis, concluding that the consideration to be paid to acquire our advisor is fair to our stockholders from a financial point of view;

•	our board of directors determines that such business combination is advisable and in our best interests and in the best interests of our stockholders; and

•	such business combination is approved by our stockholders entitled to vote thereon in accordance with our charter and bylaws.

          Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our advisor.

Control Share Acquisitions

          The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquiror, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

          Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

          If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

          The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to change this provision in the future.

Subtitle 8

          Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that vacancies on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

          Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to the other provisions of Subtitle 8.

Reports to Stockholders

          Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of asset management fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•

separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

          Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we will file annual reports, quarterly reports, proxy statements and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements, quarterly reports and other information.

          Subject to availability, you may authorize us to provide such periodic updates, electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

FEDERAL INCOME TAX CONSIDERATIONS

General

          The following is a summary of the material United States federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of share options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share redemption program, tax-exempt organizations (except as provided below), financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States (except as provided below). The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

          Alston & Bird LLP has acted as our special U.S. federal income tax counsel, has reviewed this summary and is of the opinion that it fairly summarizes the United States federal income tax considerations that are likely to be material to U.S. stockholders (as defined herein) that hold our common stock. This opinion of Alston & Bird LLP will be filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of Alston & Bird LLP is based on various assumptions, is subject to limitations and is not binding on the Internal Revenue Service or any court.

          We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of common stock, ownership and sale of shares of common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

          We intend to elect to be taxable as a REIT commencing with our taxable year in which we satisfy the minimum offering requirements. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

          In connection with this offering, Alston & Bird LLP has delivered an opinion to us that, commencing with our taxable year in which we satisfy the minimum offering requirements, we were organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

          It must be emphasized that the opinion of Alston & Bird LLP is based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations.

          While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the

Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

          Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Alston & Bird LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

     Taxation of Moody National REIT I, Inc.

          If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This ability substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we may be subject to “alternative minimum tax”;

•

if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of a trade or business), the income will be subject to a 100% tax;

•

if we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%);

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pursuant to provisions in recently enacted legislation, if we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure;

•

if we fail to satisfy either the 75% or 95% Income Tests (defined below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income;

•

if we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed plus (b) retained amounts on which corporate level tax is paid by us;

•

we may elect to retain and pay tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid;

•

if we fail certain of the REIT asset tests and do not qualify for “de minimis” relief, we may be required to pay a corporate level tax on the income generated by the assets that caused us to violate the asset test;

•

if we acquire appreciated assets from a C corporation (such as a corporation generally subject to corporate level tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition; and

•	income earned by any of our TRS lessees and other TRSs will be subject to tax at regular corporate rates.

Requirements for Qualification as a REIT

          In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

     Organizational Requirements

          In order to qualify for taxation as a REIT under the Internal Revenue Code, we must meet tests regarding our income and assets described below and:

(i) be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Internal Revenue Code;

(ii) elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements for REITs commencing in the year in which we satisfy the minimum offering requirements;

(iii) be managed by one or more trustees or directors;

(iv) have our beneficial ownership evidenced by transferable shares;

(v) not be a financial institution or an insurance company subject to special provisions of the federal income tax laws;

(vi) use a calendar year for federal income tax purposes;

(vii) have at least 100 stockholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

(viii) not be closely held as defined for purposes of the REIT provisions of the Internal Revenue Code.

          We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital shares is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities. Items (vii) and (viii) above will not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury Regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item (viii) above for a taxable year, we will be treated as having met item (viii) for that year.

          We intend to elect to be taxed as a REIT commencing with our taxable year in which we satisfy the minimum offering requirements, and we intend to satisfy the other requirements described in items (i)-(vi) above at all times during each of our taxable years. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (vii) and (viii) above (but which should not prevent us from qualifying under item (iv) above). For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “—Operational Requirements—Asset Tests”), all of the capital shares of which is owned by a REIT.

          In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal income tax purposes in which we or our operating partnership have an interest will be treated as our assets, liabilities and items of income.

          The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Operational Requirements—Gross Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the Internal Revenue Code includes provisions that extend similar relief in the case of certain violations of the REIT asset requirements and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

     Operational Requirements—Gross Income Tests

          To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

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At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. These dispositions are referred to as “prohibited transactions.” This test is the 75% Income Test.

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At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and generally from distributions and interest and gains from the sale or disposition of shares of our common stock or securities or from any combination of the foregoing. This test is the 95% Income Test.

          The rents we will receive or be deemed to receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•

the amount of rent received from a customer must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

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in general, neither we nor an owner of 10% or more of the shares of our common stock may directly or constructively own 10% or more of a customer, which we refer to as a “Related Party Customer,” or a subtenant of the customer (in which case only rent attributable to the subtenant is disqualified);

•

rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

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we normally must not operate or manage the property or furnish or render services to customers, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income or through a “taxable REIT subsidiary.” However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant” primarily for its convenience. Even if the services provided by us with respect to a property are impermissible customer services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed one percent of all amounts received or accrued with respect to that property.

          As a result, we may establish taxable REIT subsidiaries to hold assets generating non-qualifying income. Additionally, we may, from time to time, enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts futures or forward contracts and options. Any income or gain derived by us from transactions that hedge certain risks, such as the risk of changes in interest rates or currency fluctuations, will not be treated as gross income for purposes of either the 75% or the 95% Income Test, provided specific requirements are met. Such requirements include that the hedging transaction be properly identified within prescribed time periods and that the transaction either (1) hedges risks associated with indebtedness issued by us that is incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests”) or (2) manages the risks of currency fluctuations with respect to income or gain that qualifies under the 75% or 95% Income Test (or assets that generate such income). We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

          Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs to satisfy the 75% and 95% Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% and 95% Income Tests as gains from the sale of real property interests, interest on mortgages on real property and rents from real property in accordance with the requirements described above. Except for any investments in hotel properties, with regard to rental income, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. Rental leases may provide for payments based on gross receipts, which are generally permissible under the REIT income tests. In addition, none of our customers are expected to be Related Party Customers, and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. We anticipate that all or most of the services to be performed with respect to our real properties will be performed by our property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such real property primarily for its convenience. Finally, we anticipate that any non-customary services will be provided by a taxable REIT subsidiary or, alternatively, by an independent contractor that is adequately compensated and from whom we derive no income. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% and 95% Income Tests.

          Notwithstanding our failure to satisfy one or both of the 75% and 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

          It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions.

Operational Requirements - Hotel Properties

          We must master-lease our hotel properties in order for their operating revenues to be qualifying income for purposes of either the 75% or the 95% Income Test. Specifically, our operating partnership may form a subsidiary that elects to be treated as our TRS. The TRS lessee would then master-lease (directly or through subsidiaries) any hotel properties from the operating partnership (or its affiliates). In certain instances (such as non-U.S. investments), we may own a hotel property through a TRS. If we decide to acquire hotel properties, one or more hotel management companies will manage the hotel properties leased to each TRS lessee or owned by a TRS. We also may lease a hotel property to an unrelated lessee.

          In general, rent paid by a related party tenant, such as a TRS lessee, is not qualifying “rents from real property” for purposes of the REIT gross income tests, but rent paid by a TRS lessee to our operating partnership with respect to a lease of a “qualified lodging facility” from the operating partnership can be qualifying rents from real property under the REIT rules as long as such TRS lessee does not directly or indirectly operate or manage any hotel property or provide rights to any brand name under which any hotel property is operated.

          Instead, the hotel property must be operated on behalf of the TRS lessee by a person who qualifies as an “eligible independent contractor,” so that the rents paid by a TRS lessee can qualify as rents from real property. An “eligible independent contractor” is a person (or entity) that satisfies the following requirements: (i) such person is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee, (ii) such person does not own, directly or indirectly, more than 35% of our capital stock and (iii) not more than 35% of such person is owned, directly or indirectly, by one or more persons owning 35% or more of our capital stock. For purposes of determining whether these ownership limits are satisfied, actual ownership as well as constructive ownership under the rules of Section 318 of the Internal Revenue Code (with certain modifications) is taken into account. For example, (a) interests owned by a partnership are also treated as owned proportionately by its partners, (b) interests held by a partner with a 25% or greater share of partnership capital interests or profits interests are also treated as owned by the partnership, (c) interests held by a 10% or greater stockholder are also treated as held by the corporation and (d) interests held by a corporation are also treated as held by a 10% or greater stockholder (in the proportion that such stockholder’s stock bears to all the stock of the corporation). However, if any class of our stock or the stock of a person attempting to qualify as an “eligible independent contractor” is regularly traded on an established securities market, only persons who own, directly or indirectly, more than 5% of such class of stock shall be taken into account as owning any of the stock of such class for purposes of applying the 35% limitation described in clause (iii) above. In addition, the Internal Revenue Service has ruled to the effect that an advisor or similar fiduciary to a REIT cannot also qualify as an “eligible independent contractor” with respect to the REIT. A “qualified lodging facility” is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, provided that wagering activities are not conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. We intend to invest in hotel properties that are qualified lodging facilities.

          For all of our hotel properties, the TRS lessee (and any other of our TRS that owns an interest in hotel properties, if any) will hire a hotel management company that we believe qualifies as an “eligible independent contractor” to manage and operate the hotels leased by (or owned through) the TRS, but because of the broad scope of the attribution rules of Section 318 of the Internal Revenue Code, it is possible that not all prohibited relationships will be identified and avoided. The existence of such a relationship would disqualify the hotel management company as an “eligible independent contractor,” which could in turn disqualify us as a REIT. In that regard, constructive ownership under Section 318 of the Internal Revenue Code resulting, for example, from relationships between the hotel management company and our other shareholders could impact the hotel management company’s ability to satisfy the applicable ownership limit. Our charter restricts ownership and transfer of our shares in a manner intended to facilitate continuous qualification of the hotel management company as an eligible independent contractor, but no assurances can be given that such transfer and ownership restrictions will ensure that the hotel management company will, in fact, be an “eligible independent contractor.” The hotel management company’s failure to qualify as an “eligible independent contractor” may or may not give us the right to terminate the management agreement.

          Two other limitations may affect our ability to treat rent paid by a TRS lessee or other lessee as qualifying rents from real property under the REIT rules. If the rent attributable to personal property leased by the TRS lessee (or other lessee) in connection with a lease of real property is greater than 15% of the total rent under the lease, then the portion of the rent attributable to such personal property will not qualify as rents from real property. Also, an amount received or accrued will not qualify as rents from real property for purposes of either the 75% or the 95% Income Test if it is based in whole or in part on the income or profits derived by any person from such property. However, an amount received or accrued will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. To comply with the limitation on rents attributable to personal property, a TRS lessee may acquire furnishings, equipment and personal property used in hotel property, at least to the extent that they exceed this 15% limit. To comply with the prohibition on rent based on net income, we may structure the leases to provide that each TRS lessee is obligated to pay our operating partnership a minimum base rent together with a gross percentage rent, at rates intended to equal market rental rates.

          In addition, rent paid by a TRS lessee or other lessee that leases a hotel property from our operating partnership will constitute rents from real property for purposes of the 75% and 95% Income Tests only if the lease is respected as a true lease for federal income tax purposes and is not treated as a service contract, joint venture or some other type of arrangement. The determination of whether a lease is a true lease depends on an analysis of all the surrounding facts and circumstances. Potential investors in shares of our common stock should be aware, however, that there are no controlling regulations, published administrative rulings or judicial decisions involving leases with terms substantially similar to the contemplated leases between our operating partnership and the TRS lessees that discuss whether the leases constitute true leases for federal income tax purposes. We intend to structure any leases relating to hotel property in which we may invest with our TRS lessees as true leases for federal income tax purposes; however, there can be no assurance that the IRS or a court will not assert a contrary position. If any leases between our operating partnership and a TRS lessee are re-characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payment that we receive from such TRS lessee would not be considered rent or would otherwise fail the various requirements for qualification as rents from real property.

          We intend to structure our operating partnership’s investments in hotel properties to give rise to qualifying income in the form of rents from real property and for gains on the sales of the hotel properties to also constitute qualifying income. However, no assurance can be given that either the rents or the gains will constitute qualifying income. In that case, we may not be able to satisfy either the 75% or the 95% Income Test and, as a result, could lose our REIT status. If we decide that the TRS should own a hotel property rather than lease it, dividends from such TRS of its earnings and gains from such hotel properties would not be qualifying income for purposes of the 75% Income Test.

     Operational Requirements — Asset Tests

          At the close of each quarter of our taxable year, starting with the taxable year with respect to which we elect to be taxed as a REIT, we also must satisfy four tests, which we refer to as “Asset Tests,” relating to the nature and diversification of our assets.

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First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of common stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

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Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, which we refer to as the “10% Asset Test.” The 10% Asset Test does not apply to securities of a taxable REIT subsidiary, nor does it apply to certain “straight debt” instruments possessing certain characteristics. The term “securities” also does not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes.

•

Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. On July 30, 2008, President Bush signed into law the Housing and Economic Recovery Act of 2008, which, among other things, expands the limitation on holdings of securities of taxable REIT subsidiaries from 20% to 25% of the value of a REIT’s total assets for taxable years beginning after the date of enactment. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35% of the voting power or value.

          Any interest that we hold in a real estate mortgage investment conduit, or REMIC, will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT Income Tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required either to distribute the excess inclusion income or to pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, regardless of whether it is distributed.

          To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them may not qualify for purposes of either or both of the 75% and 95% Income Tests, depending upon the circumstances and the specific structure of the investment.

          Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% Asset Test. We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% Asset Test. We intend to make such investments in such a manner as not to fail the asset test described above.

          The Asset Tests must generally be met for any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds we expect that most of our assets will consist of “real estate assets,” and we therefore expect to satisfy the Asset Tests.

          If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance. If that does not occur, we may nonetheless qualify for one of the relief provisions described below.

          To the extent that we fail one or more of the asset tests and we do not fall within the de minimis safe harbors with respect to the 5% and 10% asset tests, we may nevertheless be deemed to have satisfied such requirements if (1) we take certain corrective measures, (2) we meet certain technical requirements and (3) we pay a specified excise tax (the greater of (a) $50,000 or (b) an amount determined by multiplying the highest rate of corporate tax by the net income generated by the assets causing the failure for the period beginning on the first date of the failure and ending on the date that we dispose of the assets (or otherwise satisfy the asset test requirements)).

          The Internal Revenue Code contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

          One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) it provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%) and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or otherwise satisfies the relevant asset tests within that time frame.

          A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, or (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

          The Internal Revenue Code also provides that certain securities will not cause a violation of the 10% Asset Test described above. Such securities include instruments that constitute “straight debt,” which includes securities having certain contingency features. A security cannot qualify as “straight debt” where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% Asset Test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security issued by another REIT and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Operational Requirements — Gross Income Tests.” In addition, when applying the 10% Asset Test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

     Operational Requirements — Annual Distribution Requirement

          To be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the distributions paid deduction and our net capital gain and subject to certain other potential adjustments) for all tax years. While we must generally make distributions in the taxable year to which they relate, we may also make distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question and (2) they are paid on or before the first regular distribution payment date after the declaration.

          Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions to stockholders.

          In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods;

we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (1) the amounts actually distributed plus (2) retained amounts on which corporate level tax is paid by us.

          We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. Our advisor has agreed to advance funds for distributions made by us to the extent distributions exceed our funds from operations. Additionally, we may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of common stock to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency distributions, but we would be required to pay interest and a penalty to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

          As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the federal income tax on these gains;

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taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•

the basis of the stockholder’s shares of common stock would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares of common stock.

          In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

          Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

     Operational Requirements — Recordkeeping

          We must maintain certain records as set forth in Treasury Regulations to avoid the payment of monetary penalties to the Internal Revenue Service. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of shares of our outstanding common stock. We intend to comply with these requirements.

Failure to Qualify as a REIT

          If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. In this situation, to the extent of current and accumulated earnings and profits, all distributions to our stockholders that are individuals will generally be taxable at capital gains rates (through 2010), and, subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the distributions received deduction. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Sale-Leaseback Transactions

          Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned, and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency distribution procedure or might result in a larger portion of our distributions being treated as ordinary distribution income to our stockholders.

Investments in Taxable REIT Subsidiaries

          We and each subsidiary that will qualify as a TRS, including each TRS lessee that leases one or more hotel properties in which we may invest from our operating partnership, will make a joint election for the TRS to be treated as a taxable REIT subsidiary of our REIT. A domestic TRS (or a foreign TRS with income from a U.S. business) pays federal state and local income taxes at the full applicable corporate rates on its taxable income prior to payment of any dividends. A TRS owning or leasing hotel property outside of the U.S. may pay foreign taxes. The taxes owed by our TRSs could be substantial. To the extent that our TRSs are required to pay federal, state, local or foreign taxes, the cash available for distribution by us will be reduced accordingly.

          A TRS is permitted to engage in certain kinds of activities that cannot be performed directly by us without jeopardizing our REIT status. However, several provisions regarding the arrangements between a REIT and its TRS ensure that a TRS will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of our TRS to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the TRS if the economic arrangements between us, our tenants and the TRS are not comparable to similar arrangements among unrelated parties. In particular, this 100% tax would apply to our share of any rent paid by a TRS lessee that was determined to be in excess of a market rate rent. We intend that all transactions between us and our TRS lessees will be conducted on an arm’s length basis and, therefore, that the rent paid by our TRS lessees to us will not be subject to the excise tax.

Taxation of Taxable U.S. Stockholders

     Definition

          In this section, the phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

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a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

          If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

          For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below.

     Distributions Generally

          Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. In addition, with limited exceptions, these distributions are not eligible for taxation at the preferential income tax rates for qualified distributions received by individuals from taxable C corporations pursuant to the Jobs and Growth Tax Relief Reconciliation Act of 2003. Stockholders that are individuals, however, are taxed at the preferential rates on distributions designated by and received from us to the extent that the distributions are attributable to (1) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (2) distributions received by us from taxable C corporations, or (3) income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

          To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares of common stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale of its shares of common stock. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

          We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

     Capital Gain Distributions

          Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his shares of common stock. A corporate U.S. stockholder might be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of stockholders who are individuals and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

     Certain Dispositions of Our Common Stock

          In general, capital gains recognized by individuals upon the sale or disposition of shares of common stock will be subject to a maximum federal income tax rate of 15% (through 2010) if such shares of common stock are held for more than 12 months and will be taxed at ordinary income rates (of up to 35% through 2010) if such shares of common stock are held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of a share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year with such capital losses). In addition, any loss upon a sale or exchange of shares of common stock by a stockholder who has held such shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

     Investments in Real Estate Outside the United States

          We may invest in real estate assets, directly or indirectly, in jurisdictions other than the United States. Such assets may be subject to taxes in these non-U.S. jurisdictions that ordinarily would give rise to foreign tax credits for U.S. resident taxpayers. However, our anticipated investment structure will prevent any of our U.S. stockholders from utilizing any foreign tax credits generated. The foreign assets we acquire will either be held by us, an entity that intends to qualify as a REIT, or through a taxable REIT subsidiary. Because we intend to operate as a REIT and we are entitled to a dividends paid deduction, the foreign tax credit limitation will prevent us from utilizing any foreign tax credits with respect to property that we acquire directly to offset our income. As such, we expect to only hold foreign real estate assets in low non-U.S. tax jurisdictions directly. With respect to real estate assets located in high non-U.S. tax jurisdictions, we expect to hold such assets through a taxable REIT subsidiary so that such subsidiary may be able to utilize the foreign tax credit to offset its U.S. taxable income. In either case, foreign taxes are not passed through to our U.S. stockholders for purposes of calculating our U.S. stockholders’ foreign tax credit.

     Information Reporting Requirements and Backup Withholding for U.S. Stockholders

          We will report to U.S. stockholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	fails to furnish its taxpayer identification number (which, for an individual, would be his Social Security number);

•	furnishes an incorrect taxpayer identification number;

•	is notified by the Internal Revenue Service that the stockholder has failed properly to report payments of interest or distributions and is subject to backup withholding; or

•

under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding for failure to report interest and distribution payments or has been notified by the Internal Revenue Service that the stockholder is no longer subject to backup withholding for failure to report those payments.

          Backup withholding will not apply with respect to payments made to some stockholders, such as corporations in certain circumstances and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

          Tax-exempt entities including employee pension benefit trusts and individual retirement accounts generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income,” which we refer to as “UBTI,” as defined in the Internal Revenue Code. The Internal Revenue Service has issued a published ruling that distributions from a REIT to a tax-exempt pension trust did not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by our operating partnership in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as distributions to a tax-exempt U.S. stockholder of our common stock. A tax-exempt entity that incurs indebtedness to finance its purchase of our common stock, however, will be subject to UBTI under the debt-financed income rules.

However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to treat distributions from us as UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

          In addition, tax-exempt pension and specified other tax-exempt trusts that hold more than 10% by value of the shares of a REIT may be required to treat a specified percentage of REIT distributions as UBTI. This requirement applies only if our qualification as a REIT depends upon the application of a look-through exception to the closely-held restriction and we are considered to be predominantly held by those tax-exempt trusts. It is not anticipated that our qualification as a REIT will depend upon application of the look-through exception or that we will be predominantly held by these types of trusts; however, we do not guarantee that this will be the case in the future.

Special Tax Considerations for Non-U.S. Stockholders

          The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, which we refer to collectively as “Non-U.S. holders,” are complex. The following discussion is intended only as a summary of these rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

     Ordinary Distributions

          The portion of distributions received by Non-U.S. holders payable out of our earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the Non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty. In general, Non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the distribution income from a Non-U.S. holder’s investment in our common stock is, or is treated as, effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business, the Non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions, such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. holder and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. holder that is a corporation.

     Non-Dividend Distributions

          Unless our common stock constitutes a U.S. real property interest, which we refer to as a “USRPI,” distributions by us that are not distributions out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to distributions. However, the Non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the stockholder’s basis in shares of our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as “FIRPTA,” at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

     Capital Gain Distributions

          A capital gain distribution will generally not be treated as income that is effectively connected with a U.S. trade or business and will instead be treated the same as an ordinary distribution from us, provided that (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the recipient Non-U.S. holder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain distribution is received. If such requirements are not satisfied, such distributions will be treated as income that is effectively connected with a U.S. trade or business of the Non-U.S. holder without regard to whether the distribution is designated as a capital gain distribution and, in addition, shall be subject to a 35% withholding tax. We do not anticipate our common stock satisfying the “regularly traded” requirement. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor. Capital gain distributions received by a Non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income tax but may be subject to withholding tax.

     Dispositions of Our Common Stock

          A sale of our common stock by a Non-U.S. holder generally will be subject to U.S. taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Due to the Asset Tests requirements and provided the “domestically controlled” exception discussed below does not apply, we would expect to constitute a USRPI for all taxable years.

          Even if the foregoing test is not met, our common stock nonetheless will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares of common stock is held directly or indirectly by Non-U.S. holders. We currently anticipate that we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure you that we are or will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. holder’s sale of our common stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our common stock were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. We will not be “regularly traded” on an established securities market in the near future.

          If the gain on the sale of shares of common stock were subject to taxation under FIRPTA, a Non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. holder in two cases: (1) if the Non-U.S. holder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. holder, the Non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain or (2) if the Non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

     Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

          Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Share Ownership

          We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Federal Income Tax Aspects of Our Operating Partnership

          The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

     Classification as a Partnership

          We will be entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, which we refer to as the “Check-the-Box-Regulations,” an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

          Even though our operating partnership will not elect to be treated as an association for Federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under applicable Treasury regulations, which we refer to as the “PTP Regulations,” limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, which we refer to as the “Private Placement Exclusion,” interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and our operating partnership believe and currently intend to take the position that our operating partnership should not be classified as a publicly traded partnership because (1) common units are not traded on an established securities market and (2) common units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, our operating partnership presently qualifies for the Private Placement Exclusion.

          Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations, our operating partnership should not be treated as a corporation for Federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Internal Revenue Code. In general, qualifying income includes interest, distributions, real property rents (as defined by section 856 of the Internal Revenue Code) and gain from the sale or disposition of real property. If our operating partnership were characterized as a publicly traded partnership even if it were not taxable as a corporation because of the qualifying income exception, however, holders of common units would be subject to special rules under section 469 of the Internal Revenue Code. Under such rules, each holder of common units would be required to treat any loss derived from our operating partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to our operating partnership that are carried forward may only be offset against future income of our operating partnership. Moreover, unlike other passive activity losses, suspended losses attributable to our operating partnership would only be allowed upon the complete disposition of the common unit holder’s “entire interest” in our operating partnership.

          We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that our operating partnership will be classified as a partnership for federal income tax purposes.

          If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing our operating partnership’s taxable income.

     Income Taxation of Our Operating Partnership and its Partners

          Partners, Not Operating Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

          Operating Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not comply with the provisions of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

          Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

          Under the operating partnership agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

          Basis in Operating Partnership Interest. The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (a) our allocable share of our operating partnership’s income and (b) our allocable share of indebtedness of our operating partnership and (3) reduced, but not below zero, by (a) our allocable share of our operating partnership’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

          Depreciation Deductions Available to Our Operating Partnership. Our operating partnership will use a portion of contributions we make from net offering proceeds to acquire interests in properties and securities. To the extent that our operating partnership acquires properties or securities for cash, our operating partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership. Our operating partnership plans to depreciate each depreciable property for federal income tax purposes under the alternative depreciation system of depreciation, which we refer to as “ADS.” Under ADS, our operating partnership generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that our operating partnership acquires properties in exchange for units of our operating partnership, our operating partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

          Sale of Our Operating Partnership’s Property. Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on the facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least four years. Despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entry, including our operating partnership, but excluding out taxable REIT subsidiaries, will not be treated as property held primarily for sale to customers in the ordinary course of trade or business.

Other Federal Tax Considerations

     Legislative or Other Actions Affecting REITs

          The American Jobs Creation Act of 2004, which we refer to as the “2004 Act,” made numerous changes to REIT tax rules, including the adoption of new REIT income and asset test relief provisions, as described above. Except as noted above, the provisions of the 2004 Act are effective for taxable years beginning in 2005. In addition, The Jobs and Growth Tax Relief Reconciliation Act of 2003, as amended by subsequent legislation, reduced the maximum tax rates at which individuals are taxed on capital gains from 20% to 15% (through 2010) and on distributions payable by taxable C corporations from 38.6% to 15% (through 2010). While gains from the sale of the shares of REITs are eligible for the reduced tax rates, distributions payable by REITs are not eligible for the reduced tax rates except in limited circumstances. As a result, distributions received from REITs generally will continue to be taxed at ordinary income rates (now at a maximum rate of 35% through 2010). The more favorable tax rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the shares of non-REIT corporations that make distributions, which could adversely affect the value of the shares of REITs, including our shares.

          The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be changed. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

STATE AND LOCAL TAX CONSIDERATIONS

          We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment, the tax treatment of our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

          Some states may impose an entity level tax directly on us. For example, Texas enacted legislation in 2006 that amended its franchise tax effective for reports originally due on or after January 1, 2008. Under the revised franchise tax, commonly referred to as a margins tax, a REIT may be treated as a “taxable entity” if it has any amount of its assets in direct holdings of real estate, other than real estate it occupies for business purposes, as opposed to holding interests in limited partnerships or other entities that directly hold the real estate. If the REIT is treated as a taxable entity, then the tax base is the entity’s gross margin, computed as the lesser of (1) 70% of the entity’s total revenue or (2) the entity’s total revenue less compensation or cost of goods sold, subject to allocation and apportionment under the applicable rules. Each prospective investor is advised to consult his or her own tax advisor to determine the state and local tax consequences of this and other entity level taxes that may be imposed on us.

ERISA CONSIDERATIONS

          Employee benefit plans that are subject to the fiduciary provisions of ERISA (including, without limitation, pension and profit-sharing plans) and plans that are subject to Section 4975 of the Internal Revenue Code (including, without limitation, IRAs and Keogh plans) and entities deemed to hold “plan assets” of each of the foregoing, as well as governmental plans, foreign plans and other employee benefit plans, accounts or arrangements that are not subject to the fiduciary provisions of ERISA or Section 4975 of the Internal Revenue Code and entities deemed to hold “plan assets” of any of the foregoing may generally invest in us, subject to the following considerations. For purposes of this section, all of the different types of plans or arrangements identified above are collectively identified as benefit plans.

          The following summary is based on the fiduciary responsibility provisions of ERISA, relevant regulations and opinions issued by the United States Department of Labor, or the DOL, and court decisions, and on the pertinent provisions of the Internal Revenue Code, regulations issued thereunder and published rulings and procedures of the Internal Revenue Service as in effect on the date of this prospectus. This summary does not purport to be complete and is qualified in its entirety by reference to ERISA and the Internal Revenue Code. No assurance can be given that future regulations, changes in administrative regulations or rulings or court decisions will not significantly modify the requirements summarized herein. Any such changes may be retroactive and thereby apply to transactions entered into prior to the date of their enactment or release. In addition, this summary does not include all of the fiduciary investment considerations relevant to benefit plan investors, as defined below, and should not be construed as legal advice or a legal opinion.

General Fiduciary Considerations for Investment in our Company by Benefit Plans

          The fiduciary provisions of ERISA, and the fiduciary provisions of pension codes applicable to governmental, foreign or other employee benefit plans or retirement arrangements that are not subject to ERISA, may impose limitations on investment in our company. Fiduciaries of benefit plans, in consultation with their advisors, should consider, to the extent applicable, the impact of such fiduciary rules and regulations on an investment in our company. Among other considerations, the fiduciary of a benefit plan should take into account the composition of the benefit plan’s portfolio with respect to diversification; the cash flow needs of the benefit plan and the effect thereon of the illiquidity of the investment; the economic terms of the benefit plan’s investment in us; the benefit plan’s funding objectives; the tax effects of the investment; and the fact that our management will not take the particular objectives of any investors into account.

          It is intended that our assets will not be considered plan assets under ERISA or be subject to any fiduciary or investment restrictions that may exist under pension codes specifically applicable to such benefit plans. Each benefit plan will be required to acknowledge and agree in connection with its investment in our shares to the foregoing status of our company and that there is no rule, regulation or requirement applicable to such investor that is inconsistent with the foregoing description of us.

          Benefit plan fiduciaries may be required to determine and report annually the fair market value of the assets of the benefit plan. Since it is expected that there will not be any public market for our shares, there may not be an independent basis for the benefit plan fiduciary to determine the fair market value of our shares.

ERISA Restrictions if the Company Holds Plan Assets

          If we are deemed to hold plan assets under the plan asset regulation (as defined and described in the following paragraph), the investment in us by each such benefit plan investor could constitute an improper delegation of investment authority by the fiduciary of such benefit plan investor. In addition, any transaction we enter into would be treated as a transaction with each such benefit plan investor (such as a property lease, acquisition, sale or financing) with certain “parties in interest” (as defined in ERISA) or “disqualified persons” (as defined in Section 4975 of the Internal Revenue Code) with respect to a benefit plan investor (as defined in the following paragraph) could be a “prohibited transaction” under ERISA or Section 4975 of the Internal Revenue Code. If we were subject to ERISA, certain aspects of our structure could also violate ERISA.

     ERISA Plan Assets

          The DOL has published regulations relating to the definition of “plan assets,” 29 C.F.R. Section 2510.3-101, as modified by ERISA Section 3(42), or the plan asset regulation. Under the plan asset regulation, a benefit plan investor’s assets would be deemed to include an undivided interest in each of our underlying assets unless investment by benefit plan investors is not “significant” or we constitute an “operating company” (each as defined below). A benefit plan investor includes any employee benefit plan that is subject to the fiduciary provisions of ERISA, plans that are subject to Section 4875 of the Internal Revenue Code and entities deemed to hold plan assets of each of the foregoing.

     Significant Investment by Benefit Plan Investors

          Investment by benefit plan investors would not be “significant” if less than 25% of the value of each class of equity interests in our company (excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over our assets or that provide investment advice for a fee (direct or indirect) with respect to our assets, and affiliates (other than a benefit plan investor) of any of the foregoing persons) is held by benefit plan investors. Commingled vehicles that are subject to ERISA are generally counted as benefit plan investors for this purpose only to the extent of investment in such entity by benefit plan investors.

          We reserve the right to reject subscriptions in whole or in part for any reason, including that the investor is a benefit plan investor. In the event we elect to limit investment in us by benefit plan investors, we may have the authority to restrict transfers of our shares and may require a full or partial withdrawal of any benefit plan investor to the extent we deem appropriate to avoid having our assets deemed to be plan assets of any benefit plan investor.

     Operating Company Status of Company

          If participation by benefit plan investors in us is “significant” as defined above, we intend to conduct our operations so as to qualify as an “operating company,” including a “real estate operating company”, or a “venture capital operating company,” so that our assets will not be considered “plan assets” of any benefit plan investor. To constitute a “venture capital operating company” under the plan asset regulation, an entity such as us must, on its initial valuation date and during each annual valuation period, have at least 50% of its assets (valued at cost, excluding short-term investments pending long-term commitment or distribution) invested in operating companies with respect to which the entity obtains direct contractual rights to participate significantly in management decisions, and must regularly exercise its rights in the ordinary course of its business. To constitute a “real estate operating company” under the plan asset regulation, an entity such as us must, on its initial valuation date and during each annual valuation period, have at least 50% of its assets (valued at cost, excluding short-term investments pending long-term commitment or distribution) invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities, and must engage directly, in the ordinary course of its business, in real estate management or development activities.

          There is very little authority regarding the application of ERISA and the plan asset regulation to entities such as us, and there can be no assurance that the DOL or the courts would not take a position or promulgate additional rules or regulations that could significantly impact the “plan asset” status of our company.

Prohibited Transaction Considerations

          Fiduciaries of benefit plan investors should also consider whether an investment in us could involve a direct or indirect transaction with a “party in interest” or “disqualified person” as defined in ERISA and Section 4975 of the Internal Revenue Code, and if so, whether such prohibited transaction may be covered by an exemption. ERISA contains a statutory exemption that permits a benefit plan investor to enter into a transaction with a person who is a party in interest or a disqualified person solely by reason of being a service provider or affiliated with a service provider to the benefit plan investor, provided that the transaction is for “adequate consideration.” There are also a number of statutory or regulatory exemptions or administrative prohibited transaction class exemptions that may be available to certain fiduciaries acting on behalf of a benefit plan investor. Fiduciaries of benefit plan investors should also consider whether investment in our company could involve a conflict of interest. In particular, a prohibited conflict of interest could arise if the fiduciary acting on behalf of the benefit plan investor has any interest in or affiliation with us.

Governmental Plans

          Government sponsored plans are not subject to the fiduciary provisions of ERISA and are also not subject to the prohibited transaction provisions under Section 4975 of the Internal Revenue Code. However, federal, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Internal Revenue Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in us, as well as the general fiduciary considerations discussed above.

          The fiduciary of each prospective governmental plan investor will be required to represent and warrant that an investment in us is permissible, complies in all respects with applicable law and has been duly authorized.

Individuals Investing With IRA Assets

          Shares sold by us may be purchased or owned by investors who are investing assets of their IRAs. Our acceptance of an investment by an IRA should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for an IRA. In consultation with its advisors, each prospective IRA investor should carefully consider whether an investment in us is appropriate for, and permissible under, the terms of its IRA governing documents. IRA investors should consider in particular that our shares will be illiquid and that it is not expected that a significant market will exist for the resale of our shares, as well as the other general fiduciary considerations described above.

          Although IRAs are not subject to ERISA, they are subject to the provisions of Section 4975 of the Internal Revenue Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with us or any of our affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with us or any of our affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Conclusion

          Acceptance of subscriptions of any benefit plan is in no respect a representation by us or any other party that such investment meets the relevant legal requirements with respect to that benefit plan or that the investment is appropriate for such benefit plan. Each benefit plan fiduciary should consult with his or her own legal advisors as to the propriety of an investment in our company in light of the specific requirements applicable to that benefit plan.

PLAN OF DISTRIBUTION

General

          We are offering a minimum of $2,000,000 (200,000 shares) and a maximum of $1,100,000,000 in shares of our common stock in this offering, including $1,000,000,000 in shares of our common stock (100,000,000 shares) initially allocated to be offered in the primary offering and $100,000,000 in shares of our common stock (10,526,316 shares) initially allocated to be offered pursuant to the distribution reinvestment plan. Prior to the conclusion of this offering, if any of the 10,526,316 shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the 10,526,316 shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the 100,000,000 shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan. Shares of our common stock in the primary offering are being offered at an initial price of $10.00 per share. Any shares purchased pursuant to the distribution reinvestment plan will be sold at an initial price of $9.50 per share.

          Our board of directors may in its sole discretion from time to time change the offering price of our shares of common stock and, therefore, the number of shares being offered in this offering. In such event, we expect that our board of directors would consider, among other factors, our estimated per-share net asset value. In estimating per-share net asset value, we will consider the estimated value of other assets and liabilities and make various adjustments and estimates in order to account for our operations. In addition, our board of directors may consider our historical and anticipated results of operations and financial conditions, our current and anticipated distribution payments, yields and offering prices of other real estate companies we deem to be substantially similar to us, our current and anticipated capital and debt structure, the recommendations and assessment of our prospects made by our advisor and expected execution of our investment and operating strategies. The offering price may not be indicative of the price our stockholders would receive if they sold our shares in an arms-length transaction, if our shares were actively traded or if we were liquidated. Moreover, since certain fees and costs associated with this offering may be added to the estimated per-share net asset values of our company in connection with changing the offering price of our shares, the proceeds received from a liquidation of our assets may be substantially less than the offering price of our shares.

          Real estate values fluctuate and fees may fluctuate which in the future may result in an increase or decrease in the price of our shares of common stock. Thus, future adjustments to the offering price of our shares could result in a higher or lower offering price. The members of our board of directors must, in accordance with their fiduciary duties, act in a manner which they believe is in the best interests of our stockholders when making any decision to adjust the offering price of our shares of common stock.

          Any adjustments to the offering price will be made through a supplement or an amendment to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part. Our board of directors may change the offering price from time to time in its sole discretion. In no event will our board of directors change the offering price more frequently than quarterly during this offering. Additionally, we cannot assure you that our offering price will increase in the future or that our offering price will not decrease during this offering, or in connection with any future offering of our shares. We have no obligation to adjust the offering price of our shares and any adjustment in the offering price or the price of shares sold pursuant to our distribution reinvestment plan will be made in the sole and absolute discretion of our board of directors.

          We are offering the shares of our common stock to the public on a best efforts basis, which means generally that our dealer manager and the participating broker-dealers described below will be required to use only their best efforts to sell the shares of our common stock, and they have no firm commitment or obligation to purchase any shares of our common stock. Our agreement with our dealer manager may be terminated by either party upon 60 days’ written notice. The offering will commence as of the effective date of the registration statement of which this prospectus forms a part.

Minimum Offering

          Subscription proceeds will be placed in escrow with UMB Bank, as escrow agent, until such time as subscriptions representing $2,000,000 in shares have been received and accepted by us. Shares purchased by our executive officers and directors, our dealer manager and our advisor or its affiliates will not count toward the minimum offering requirements. Stockholder subscription payments will be deposited into an interest-bearing escrow account at the escrow agent at or prior to the end of the next business day following our receipt of both a check and a completed subscription agreement. Subscription payments held in the escrow account will be invested in bank money-market accounts that have deposits insured by the Federal Deposit Insurance Corporation which can be readily sold or otherwise disposed of for cash. During the period in which we hold subscription payments in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Subscribers may not withdraw funds from the escrow account. We will bear all the expenses of the escrow account, and, as such, the amount to be returned to any subscriber will not be reduced for costs.

          Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without interest and without deduction within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. Subject to certain exceptions described in this prospectus, you must initially invest at least $2,500 in shares of our common stock. After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of $500, except for purchases made pursuant to our distribution reinvestment plan, which are not subject to any minimum purchase requirement.

          If we do not meet the minimum offering requirements within one year from the date of this prospectus, (1) the escrow agent will promptly notify us, (2) this offering will be terminated and (3) the subscription payments held in the escrow account will be returned, with interest, with respect to those subscriptions which have been accepted, within 10 business days after the date of termination. In such event, the escrow agent is obligated to use its best efforts to obtain an executed Internal Revenue Service Form W-9 or other tax form applicable from each subscriber. In the event that a subscriber fails to remit an executed Internal Revenue Service Form W-9 or other applicable tax form to the escrow agent prior to the date the escrow agent returns the subscriber’s funds, the escrow agent may be required to deduct a back-up withholding tax from the earnings attributable to such subscriber in accordance with the applicable federal tax rules.

          We have no right to extend the period in which the minimum offering requirements must be met. If we meet the minimum offering requirements within one year after the date of this prospectus, initial subscribers will be admitted as stockholders and the funds held in escrow will be transferred to us within 10 days. Once the minimum offering requirements are met, investors whose subscriptions are accepted will be admitted as stockholders on the day upon which their subscriptions are accepted. We may continue to offer shares of our common stock until two years from the date of this prospectus, unless extended. However, in certain states the offering may continue for just one year unless we renew the offering period for up to one additional year. We reserve the right to terminate this offering at any time.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

          Except as provided below, Moody Securities, LLC, our dealer manager, will receive a sales commission of 6.5% of the gross proceeds from the sale of shares of our common stock in the primary offering. Our dealer manager will also receive 3.5% of the gross proceeds from the sale of shares in the primary offering in the form of a dealer manager fee as compensation for acting as our dealer manager. Our dealer manager will not receive any sales commission or dealer manager fee for shares sold pursuant to our distribution reinvestment plan. We will also reimburse our dealer manager for accountable bona fide due diligence expenses. Our advisor will receive reimbursement for cumulative organization and offering expenses incurred by our advisor such as legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which will include development of marketing materials and marketing presentations, planning and participating in due diligence and training and education and generally coordinating the marketing process for us. Any such reimbursements will not exceed actual expenses incurred by the advisor and will only be made to the extent that such reimbursements would not cause the cumulative sales commission, the dealer manager fee and other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds from the sale of shares in the primary offering as of the date of reimbursement. Our advisor and its affiliates will be responsible for the payment of our cumulative organization and offering expenses to the extent that total organization and offering expenses, including sales commissions, dealer manager fees and accountable due diligence expenses, exceed 15.0% of the aggregate gross offering proceeds from the sale of shares in the primary offering, without recourse against or reimbursement by us. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares of our common stock.

          Our dealer manager may authorize certain additional broker-dealers who are members of FINRA to participate in selling shares of our common stock to investors. Our dealer manager may re-allow all or a portion of its sales commissions from the sale of shares in the primary offering to such participating broker-dealers with respect to shares of our common stock sold by them. Our dealer manager, in its sole discretion, may also re-allow to participating broker-dealers a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursements would be based on such factors as the number of shares sold by participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and due diligence expenses incurred.

          We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (1) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (2) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. All such sales must be made through registered broker-dealers. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. In connection with the sale of shares to investors who elect the “wrap fee” feature, the dealer manager may pay to the registered investment advisor or other financial advisor or the company that sponsors the wrap account, service or other denominated fees on an annual basis.

          As required by the rules of FINRA, total underwriting compensation will not exceed 10.0% of our gross offering proceeds. FINRA and many states limit our total organization and offering expenses, which includes underwriting compensation, reimbursement of bona fide due diligence expenses and issuer organization and offering expenses, to 15.0% of gross offering proceeds. We will reimburse our advisor for actual organization and offering expenses incurred by our advisor, which such amount, including sales commissions, dealer manager fees and accountable due diligence expenses, shall not exceed the 15.0% FINRA limitation. However, assuming we raise the maximum offering amount, we expect our total organization and offering expenses to be approximately 2.2% of the gross offering proceeds.

Expense	Maximum Percent of Gross Primary Offering Proceeds

Sales commissions	6.5%
Dealer manager fee	3.5%
All other organization and offering expenses (1)	2.2%

Total	12.2%

(1)

Organizational and offering expenses consist of reimbursement of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in this offering, which expenses include the development of marketing materials and marketing presentations, participating in due diligence, training seminars and educational conferences and coordinating generally the marketing process for this offering.

          To the extent permitted by law and our charter, we will indemnify the participating broker-dealers, including our dealer manager, against certain liabilities arising under the Securities Act and certain liabilities arising from breaches of our representations and warranties contained in our dealer manager agreement.

Sales Commissions and Volume Discounts

          Our executive officers and directors and their immediate family members, as well as officers and employees of our advisor and our advisor’s affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers may purchase shares of our common stock in this offering and may be charged a reduced rate for certain fees and expenses in respect of such purchases. We expect that a limited number of shares of our common stock will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares of our common stock that may be sold to such persons. In addition, the sales commission and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales to our affiliates and sales under our distribution reinvestment plan. The amount of net proceeds to us will not be affected by reducing or eliminating the sales commissions or the dealer manager fee payable in connection with sales to such investors and affiliates. Our advisor and its affiliates will be expected to hold their shares of our common stock purchased as stockholders for investment and not with a view towards distribution. Shares of our common stock purchased by our executive officers and directors, our advisor and by officers, employees or other affiliates of our advisor shall not count toward the minimum offering requirements.

          Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with our dealer manager if no participating broker-dealer is involved in the transaction) to reduce or eliminate the sales commission. The amount of net proceeds to us will not be affected by reducing or eliminating commissions payable in connection with sales to such institutional investors and affiliates.

          In connection with sales of over $500,000 or more to a qualifying purchaser (as defined below), a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing the amount of its sales commissions. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price of the shares payable by the qualifying purchaser.

          Assuming a public offering price of $10.00 per share, the following table illustrates the various discount levels that may be offered to qualifying purchasers by participating broker-dealers for shares purchased in the primary offering:

Commissions on Sales per Incremental Share in Volume Discount Range

Dollar Volume of Shares Purchased	Purchase Price per Share to Investor	Percentage (Based on $10.00 / Share)	Amount per Share	Dealer Manager Fee per Share	Net Proceeds per Share

$500,000 or less	$10.00	6.5%	$0.65	$0.35	$9.00
$500,001-$750,000	$9.90	5.5%	$0.55	$0.35	$9.00
$750,001-$1,000,000	$9.80	4.5%	$0.45	$0.35	$9.00
$1,000,001-$2,000,000	$9.70	3.5%	$0.35	$0.35	$9.00
$2,000,001-$3,000,000	$9.60	2.5%	$0.25	$0.35	$9.00
$3,000,001-$5,000,000	$9.50	1.5%	$0.15	$0.35	$9.00
Over $5,000,001	$9.40	0.5%	$0.05	$0.35	$9.00

          Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any qualifying purchaser, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single qualifying purchaser. Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by the dealer manager that all of such subscriptions were made by a single qualifying purchaser.

          For the purposes of such volume discounts, the term “qualifying purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

          Notwithstanding the above, in connection with volume sales, investors who would not constitute a single qualifying purchaser may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same participating broker-dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers.

          Because all investors will be paid the same distributions per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Investors should ask their broker-dealer about the opportunity to receive volume discounts by either qualifying as a qualifying purchaser or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

SUPPLEMENTAL SALES MATERIAL

          In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our sponsor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

          The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

LEGAL MATTERS

          The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. The statements relating to certain federal income tax matters under the caption “Federal Income Tax Considerations” have been reviewed by and our qualifications as a REIT for federal income tax purposes has been passed upon by Alston & Bird LLP, Atlanta, Georgia.

EXPERTS

          The consolidated balance sheet of Moody National REIT I, Inc. and subsidiary included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing in this registration statement. Such consolidated balance sheet is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

          We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the effectiveness of the registration statement, we will be subject to the informational reporting requirements of the Exchange Act, and under the Exchange Act, we will file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site’s Internet address is www.sec.gov.

          You may also request a copy of these filings at no cost, by writing or telephoning us at:

6363 Woodway Drive, Suite 110
Houston, Texas 77057
713-977-7500
Attn: Investor Relations

          Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

          We also maintain a website at www.moodynationalreit.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[Intentionally omitted. See page F-2 of Annex A to Prospectus Supplement No. 4, dated April 2, 2010]

F-1

Moody National REIT I, Inc.

Consolidated Balance Sheet
As of December 31, 2008

Assets
Cash	$202,000

Total assets	$202,000

Liabilities and stockholder’s equity
Total liabilities	$—

Minority interests of unit holders in Operating Partnership:
100 common units and 100 special units	2,000
Stockholder’s equity
Common stock, $0.01 par value per share; 400,000,000 shares authorized, 22,222 issued and outstanding	222
Preferred stock, $0.01 par value per share; 50,000,000 shares authorized, none issued and outstanding	—
Additional paid-in capital	199,778
Retained earnings	—

Total stockholder’s equity	$200,000

Total liabilities and stockholder’s equity	$202,000

The accompanying notes are an integral part of this consolidated balance sheet.

F-2

MOODY NATIONAL REIT I, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT
As of December 31, 2008

1. Organization

          Moody National REIT I, Inc. (the “Company”) was formed on January 15, 2008 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”). The Company was organized primarily to acquire a diverse portfolio of real estate investments including commercial properties, real estate securities and debt-related investments. As discussed in Note 3, the Company sold stock to Moody National REIT Sponsor, LLC (“Sponsor”) on February 19, 2008. The Company’s fiscal year end is December 31. The Company has not begun operations.

          The Company is offering a maximum of 100,000,000 shares of its common stock to the public in its primary offering at $10.00 per share, with discounts available to certain purchasers, and 10,526,316 shares of its common stock pursuant to its distribution reinvestment plan at $9.50 per share. The Company may reallocate the shares between the primary offering and the distribution reinvestment plan.

          The Company intends to use the net proceeds from its public offering to acquire a broadly diversified portfolio of direct real properties, real estate securities and debt-related investments. The Company’s direct real property will consist primarily of hotel, multifamily, office, retail and industrial real properties. During the initial stages of the Company’s offering of common stock, the Company anticipates investing primarily in hotel properties. The Company’s portfolio will also include investments in real estate securities and debt-related investments, focusing primarily on (1) mortgage, mezzanine and other loans, (2) debt and derivative securities related to real estate, including mortgage-backed securities, and (3) the equity securities of other REITs and real estate companies.

          The Company’s advisor is Moody National Advisor I, LLC (“Advisor”), a Delaware limited liability company. Advisor is an affiliate of Sponsor, the Company’s stockholder. Subject to certain restrictions and limitations, Advisor is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

          Substantially all of the Company’s business will be conducted through Moody National Operating Partnership I, L.P., the Company’s operating partnership (the “OP”). The Company is the sole general partner of the OP. The initial limited partners of the OP will be Moody National LPOP I, LLC and Moody OP Holdings I, LLC, a Delaware limited liability company (“Moody OP”). Moody National LPOP I, LLC invested $1,000 in the OP in exchange for common units and Moody OP invested $1,000 in the OP and, in exchange for such investment, was issued a separate class of limited partnership units (the “Special Units”). As the Company accepts subscriptions for shares, it will transfer substantially all of the net proceeds of the offering to the OP as a capital contribution. The partnership agreement provides that the OP will be operated in a manner that will enable the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that the OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in the OP being taxed as a corporation, rather than as a partnership. In addition to the administrative and operating costs and expenses incurred by the OP in acquiring and operating real properties, the OP will pay all of the Company’s administrative costs and expenses, and such expenses will be treated as expenses of the OP.

2. Summary of Significant Accounting Policies

Consolidation

          The Company’s consolidated financial statements include its accounts and the accounts of its subsidiary, Moody National Operating Partnership I, L.P. All intercompany profits, balances and transactions are eliminated in consolidation.

F-3

MOODY NATIONAL REIT I, INC.

NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

          The Company’s consolidated financial statements will also include the accounts of its consolidated subsidiaries and joint ventures through which the Company is the primary beneficiary under Financial Accounting Standards Board Interpretation No. 46(R), Consolidation of Variable Interest Entities—An Interpretation of ARB No. 51 (“FIN No. 46(R)”), or through which the Company has a controlling interest. In determining whether the Company has a controlling interest in a joint venture and the requirement to consolidate the accounts of that entity, the Company’s management considers factors such as ownership interest, board representation, management representation, authority to make decisions, and contractual and substantive participating rights of the partners/members as well as whether the entity is a variable interest entity in which it will absorb the majority of the entity’s expected losses, if they occur, or receive the majority of the expected residual returns, if they occur, or both.

          Judgments made by management with respect to the Company’s level of influence or control of an entity and whether it is the primary beneficiary of a variable interest entity as defined by FIN No. 46(R) involve consideration of various factors including the form of the Company’s ownership interest, the size of its investment (including loans) and its ability to participate in major policy making decisions. Management’s ability to correctly assess its influence or control over an entity affects the presentation of these investments in the Company’s consolidated financial statements and, consequently, the Company’s financial position and specific items in its results of operations that are used by stockholders, lenders and others in their evaluation of the Company.

          Generally, the Company will consolidate real estate partnerships and other entities that are not variable interest entities (as defined in FIN No. 46(R)) when the Company owns, directly or indirectly, a majority voting interest in the entity. The analysis of whether the Company consolidates real estate partnerships and other entities that are not variable interest entities is performed pursuant to various accounting pronouncements including: (1) Emerging Issues Task Force Issue No. 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights, (2) Accounting Research Bulletin No. 51, Consolidated Financial Statements and (3) AICPA Statement of Position 78-9, Accounting for Investments in Real Estate Ventures.

Organization and Offering Costs

          Organization and offering costs of the Company will be incurred by Advisor on behalf of the Company and, accordingly, are not a direct liability of the Company. Under the terms of the agreement to be executed with Advisor, the Company and the OP will be obligated to reimburse Advisor for organization and offering costs once the minimum offering of $2,000,000 is achieved. In the event the minimum offering is not sold to the public, the Company will have no obligation to reimburse Advisor for any organizational and offering costs. The amount of the reimbursement to Advisor for cumulative organization and offering costs is limited to a maximum amount of up to 15% of the aggregate gross proceeds from the sale of the shares of common stock sold. Such costs shall include legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of Advisor’s employees and employees of Advisor’s affiliates and others. Any such reimbursement will not exceed actual expenses incurred by Advisor.

          All offering costs, including selling commissions and dealer manager fees, will be recorded as an offset to additional paid-in-capital, and all organization costs will be recorded as an expense when the Company has an obligation to reimburse the Advisor.

          As of January 31, 2009, organization costs of approximately $360,000 and offering costs of approximately $1,192,000 were incurred by Advisor on the Company’s behalf. The Company will begin to accrue for organization and offering costs once the minimum offering of $2,000,000 has been sold under our public offering.

F-4

MOODY NATIONAL REIT I, INC.

NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

Income Taxes

          The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing in the taxable year in which the Company satisfies the minimum offering requirements. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, so long as it distributes at least 90 percent of its REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”)). REITs are subject to a number of other organizational and operations requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

          The Company plans to lease its hotels to wholly-owned taxable REIT subsidiaries that are subject to federal, state and local income taxes. The Company will account for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS No. 109”). Under SFAS No. 109, the Company will account for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance will be recorded for net deferred tax assets that are not expected to be realized.

Concentration of Credit Risk

          On December 31, 2008, the Company had cash on deposit in excess of federally insured levels; however, the Company has not experienced any losses in such account. The Company limits cash investments to financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk in cash and cash equivalents.

Valuation and Allocation of Real Property—Acquisition

          Upon acquisition, and since the Company’s acquisitions will commence subsequent to December 31, 2008, the purchase price of real property will be allocated to the tangible assets acquired, consisting of land, buildings and tenant improvements, any assumed debt, identified intangible assets and asset retirement obligations based on their relative fair values in accordance with Statement of Financial Accounting Standards No. 141R, Business Combinations (“SFAS No. 141R”) and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”). Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place contracts, tenant relationships and any goodwill or gain on purchase. Initial valuations are subject to change until the information is finalized, which will be no later than twelve months from the acquisition date.

          The fair value of the tangible assets acquired, consisting of land, buildings and tenant improvements, will be determined by valuing the property as if it were vacant, and the “as-if-vacant” value will then be allocated to land and buildings. Land values will be derived from appraisals, and building values will be calculated as replacement cost less depreciation or Advisor’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of tenant improvements will be based on estimates of those costs incurred at inception of the related acquired leases, depreciated through the date of acquisition. The value of the building will be depreciated over the estimated useful life of twenty-seven to forty-five years using the straight-line method and the value of tenant improvements will be depreciated over the remaining lease terms of the respective leases, which include periods covered by bargain renewal options.

F-5

MOODY NATIONAL REIT I, INC.

NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

          The Company will determine the fair value of assumed debt by calculating the net present value of the scheduled mortgage payments using interest rates for debt with similar terms and remaining maturities that Advisor believes the Company could obtain. Any difference between the fair value and stated value of the assumed debt will be recorded as a discount or premium and amortized over the remaining life of the loan.

          The Company will determine the value of above-market and below-market leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) Advisor’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining terms of the respective leases, which include periods covered by bargain renewal options. The Company will record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental revenue over the remaining terms of the respective leases, which include periods covered by bargain renewal options. Should a tenant terminate its lease, the unamortized portion of the out-of-market lease value will be charged to rental revenue.

          The total value of identified real estate intangible assets acquired will be further allocated to in-place lease values, in-place contracts, in-place leasing commissions and tenant relationships based on the Company’s evaluation of the specific characteristics of each contract or tenant’s lease and the Company’s overall relationship with that respective tenant or contracting party. The aggregate value for leasing commissions will be based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The aggregate value of in-place leases acquired and tenant relationships will be determined by applying a fair value model. The estimates of fair value of in-place leases will include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering then current market conditions. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, the Company will include such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on then current market conditions. The estimates of the fair value of tenant relationships will also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by Advisor on a tenant-by-tenant basis.

          The Company will amortize the value of in-place leases and in-place leasing commissions over the remaining term of the respective leases, which include periods covered by bargain renewal options, and the value of in-place contracts will be amortized over the remaining term of the respective contracts. The value of tenant relationship intangibles will be amortized over the initial term and any anticipated renewal periods, but in no event exceeding the remaining depreciable life of the building. If a tenant terminates its lease prior to expiration of the initial terms, the unamortized portion of the in-place lease value and tenant relationship intangibles will be charged to expense.

          In allocating the purchase price of each of the Company’s properties, Advisor will make assumptions and use various estimates, including, but not limited to, the estimated useful lives of the assets, the cost of replacing certain assets, discount rates used to determine present values, market rental rates per square foot and the period required to lease the property up to its occupancy at acquisition if it were vacant. Many of these estimates will be obtained from independent third party appraisals. However, Advisor will be responsible for the source and use of these estimates. A change in these estimates and assumptions could result in the various categories of the Company’s real estate assets or related intangibles being overstated or understated which could result in an overstatement or understatement of depreciation or amortization expense. These variances could be material to the Company’s results of operations and financial condition.

Valuation and Allocation of Real Property—Ownership

          Real estate property in the Company’s portfolio will be stated at cost. Construction and improvement costs incurred in connection with the development of new properties or the redevelopment of existing properties will be

F-6

MOODY NATIONAL REIT I, INC.

NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

capitalized to the extent the total carrying value of the property does not exceed the estimated fair value of the completed property. Real estate taxes and interest costs incurred during construction periods will be capitalized. Capitalized interest costs will be based on qualified expenditures and interest rates in place during the construction period. Capitalized real estate taxes and interest costs will be amortized over lives which are consistent with the constructed assets.

          Pre-development costs, which generally include legal and professional fees and other directly-related third-party costs that are not part of the exchange, will be expensed as incurred.

          The Company intends to conduct its operations so that tenant improvements, either paid directly or in the form of construction allowances paid to tenants, will be capitalized and depreciated over the applicable lease term. Maintenance and repairs will be charged to expense when incurred. Expenditures for significant betterments and improvements will be capitalized.

          Depreciation or amortization expense will be computed using the straight-line method based upon the following estimated useful lives:

Years

Buildings and improvements	27-45
Exterior improvements	10-20
Equipment and fixtures	5-10

Investments in Real Estate Securities

          Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities (“SFAS No. 115”) requires investments in real estate securities to be classified as either trading investments, available-for-sale investments or held-to-maturity investments. Although the Company generally intends to hold most of its investments in real estate securities until maturity, the Company may, from time to time, sell any of these assets as part of the overall management of its portfolio. Accordingly, SFAS No. 115 will require all of the Company’s real estate securities assets to be classified as available-for-sale. All assets classified as available-for-sale will be reported at estimated fair value, based on market prices from independent sources, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders’ equity. As a result, changes in fair value will be recorded to accumulated other comprehensive income, which is a component of stockholders’ equity, rather than through the Company’s consolidated statements of operations. If available-for-sale securities were classified as trading securities, there could be substantially greater volatility in earnings from period to period as these investments would be marked to market and any reduction in the value of the securities versus the previous carrying value would be considered an expense in the Company’s consolidated statements of operations.

Debt-Related Investments

          The Company intends to hold debt-related investments to maturity and, accordingly, such assets will be carried at cost, net of unamortized loan origination costs and fees, discounts, repayments, sales of partial interests in loans, and unfunded commitments.

Investment Impairments

          For real estate the Company may wholly own, the Company will monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, the Company will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying

F-7

MOODY NATIONAL REIT I, INC.

NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

amount exceeds the estimated future undiscounted operating cash flows, the Company will recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value for assets held for use and fair value less costs to sell for assets held for sale.

          For real estate the Company may own through an investment in a joint venture or other similar investment structure, at each reporting date the Company will compare the estimated fair value of the Company’s investment to the carrying value. An impairment charge will be recorded to the extent the fair value of the Company’s investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

          In evaluating the Company’s investments for impairment, Advisor will make several estimates and assumptions, including, but not limited to, the projected date of disposition of the properties, the estimated future cash flows of the properties during the Company’s ownership and the projected sales price of each of the properties. A change in these estimates and assumptions could result in understating or overstating the book value of the Company’s investments which could be material to the Company’s financial statements.

Revenue Recognition

          Hotel revenues, including room, food, beverage, and other hotel revenues, will be recognized as the related services are delivered. Ongoing credit evaluations will be performed and an allowance for potential credit losses will be provided against the portion of accounts receivable that is estimated to be uncollectible.

          The Company will recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements will be recorded as deferred rent receivable and will be included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. The Company anticipates collecting these amounts over the terms of the leases as scheduled rent payments are made. Reimbursements from tenants for recoverable real estate tax and operating expenses will be accrued as revenue in the period the applicable expenditures are incurred. In conjunction with certain acquisitions, the Company may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of its properties. Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases may be established at the time of purchase to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments will be received through a draw of funds escrowed at the time of purchase and may cover a period from one to three years. These funds may be released to either the Company or the seller when certain leasing conditions are met. Restricted cash will include funds received by third party escrow agents, from sellers, pertaining to master lease agreements. The Company will record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met. The Company will accrue lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Valuation of Accounts and Rents Receivable

          The Company will take into consideration certain factors that require judgments to be made as to the collectibility of receivables. Collectibility factors taken into consideration are the amounts outstanding, payment history and financial strength of the tenant, which taken as a whole determines the valuation.

3. Capitalization

          Under the Company’s charter, the Company has the authority to issue 400,000,000 shares of common stock and 50,000,000 shares of preferred stock. All shares of such stock have a par value of $0.01 per share. On February 19, 2008, the Company sold 22,222 shares of common stock to Sponsor for $200,000 in cash.

F-8

MOODY NATIONAL REIT I, INC.

NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

The Company’s board of directors is authorized to amend its charter, without the approval of the stockholders, to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue.

4. Related Party Arrangements

          Advisor and certain affiliates of Advisor will receive fees and compensation in connection with the Company’s public offering, and the acquisition, management and sale of the Company’s real estate investments.

          Moody Securities, LLC (“Moody Securities”), the dealer manager of the offering, will receive a commission of up to 6.5% of gross offering proceeds. Moody Securities may reallow all or a portion of such sales commissions earned to participating broker-dealers. In addition, the Company will pay Moody Securities a dealer manager fee of up to 3.5% of gross offering proceeds, a portion of which may be reallowed to participating broker-dealers. No selling commissions or dealer manager fee will be paid for sales under the distribution reinvestment plan.

          Advisor will receive up to 15% offering proceeds for reimbursement of organization and offering expenses (including sales commissions and the dealer manager fee). Advisor will be responsible for the payment of organization and offering expenses, other than selling commissions and dealer manager fees and to the extent they exceed 15% of gross offering proceeds, without recourse against or reimbursement by the Company.

          Advisor, or its affiliates, will also receive an acquisition fee equal to 1.5% of (1) the cost of investments the Company acquires or (2) the Company’s allocable cost of investments acquired in a joint venture. With respect to investments in and originations of loans, Advisor will receive an origination fee in lieu of an acquisition fee. The origination fee will equal 1.5% of the amount funded by the Company to invest in or originate such loan.

          Advisor will also receive debt financing fees of 1% of the amount available under any loan or line of credit made available to the Company. It is anticipated that Advisor will pay some or all of these fees to third parties with whom it subcontracts to coordinate financing for the Company.

          The Company expects to pay Moody National Management, L.P. (“Moody Management”), its property manager, a market-based property management fee in connection with the operation and management of properties. In the event that the Company contracts directly with a non-affiliated third-party property manager, the Company will pay Moody Management a market-based oversight fee.

          The Company will pay Advisor a monthly asset management fee of one-twelfth of 1.0% of the value of all real estate investments held by the Company at month-end.

          If Advisor provides a substantial amount of services in connection with the sale of a property or other investment, Advisor or its affiliates also will be paid a disposition fee equal to 3.0% of the contract sales price of each property or other investment sold.

          The Company will reimburse Advisor for all expenses paid or incurred by Advisor in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (1) 2% of its average invested assets, or (2) 25% of its net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets for that period. Notwithstanding the above, the Company may reimburse Advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

5. Incentive Award Plan

          The Company expects to adopt an incentive plan (the “Incentive Award Plan”) that provides for the grant of equity awards to its employees, directors and consultants and those of the Company’s affiliates. The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options, restricted stock awards, restricted

F-9

MOODY NATIONAL REIT I, INC.

NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

stock units, stock appreciation rights, dividend equivalents and other stock-based awards or cash-based awards. Shares will be authorized and reserved for issuance under the Incentive Award Plan. No awards have been granted under such plan as of December 31, 2008. The Company expects to grant each independent director (1) fully vested nonqualified stock options to purchase 2,000 shares of the Company’s common stock when the Company meets the minimum offering amount of $2 million and (2) fully vested nonqualified stock options to purchase 2,000 shares of the Company’s common stock on the date of each of the first four annual meetings of our stockholders at which an independent director is reelected. Notwithstanding the foregoing, no option will be granted on a given date if, as a result of such grant, the total number of shares of Company common stock subject to options outstanding as of such date would exceed 10% of the number of shares of common stock outstanding as of such date. In such event, the Company will delay the grant and the board of directors will grant the options when and if such grant will not cause the Company to exceed the 10% limitation.

6. Subordinated Participation Interest

          Pursuant to the Form of Limited Partnership Agreement for the OP approved by the Company’s initial directors, the holders of the Special Units will be entitled to distributions from OP in an amount equal to 15.0% of net sales proceeds received by the OP on dispositions of its assets and dispositions of real properties by joint ventures or partnerships in which the OP owns a partnership interest, after the other holders of common units, including the Company, have received, in the aggregate cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus an 8.0% cumulative non-compounded annual pre-tax return thereon. The Special Units will be redeemed for the above amount upon the earliest of: (1) the occurrence of certain events that result in the termination or non-renewal of the advisory agreement or (2) a listing of the Company’s common stock on a national securities exchange.

*****

F-10

APPENDIX A:

PRIOR PERFORMANCE TABLES

          The following prior performance tables provide information relating to the real estate investment programs sponsored by Moody National and its affiliates, collectively referred to herein as the prior real estate programs These programs were not prior programs of Moody National REIT I, Inc. Moody National and its affiliates provide commercial real estate services, which focus on identifying and developing institutional quality real estate products and programs for individual and institutional investors. Each individual prior real estate program has its own specific investment objectives; however, the general investment objectives common to all prior real estate programs include providing investors with (1) exposure to investment in real estate as an asset class and (2) current income. Accordingly, each of the prior real estate programs has similar investment objectives to those of Moody National REIT I, Inc.

          This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

          INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

Description of the Tables

          All information contained in the Tables in this Appendix A is as of December 31, 2008. The following tables are included herein:

          Table I—Experience in Raising and Investing Funds

          Table II—Compensation to Sponsor

          Table III—Annual Operating Results of Prior Real Estate Programs

          Table IV has been omitted since none of the prior real estate programs have been liquidated. Likewise, Table V has been omitted because none of the prior real estate programs have sold or disposed of properties.

          Additional information relating to the acquisition of properties by prior real estate programs is contained in Table VI, which is included in Part II of the registration statement which Moody National REIT I, Inc. has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(UNAUDITED)

          Table I presents information showing the experience of Moody National REIT Sponsor, LLC, or Moody National and affiliates in raising and investing funds for prior real estate programs. Information is included for 38 tenant-in-common offerings and 1 Delaware Statutory Trust offering that closed during the three years ended December 31, 2008. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All figures are as of December 31, 2008.

	Nashville Embassy Suites		Grapevine Hampton Inn & Suites		Nashville Courtyard Marriott

Dollar amount offered	$14,175,000		$7,155,000		$12,140,000

Dollar amount raised	$14,175,000	100%	$7,155,000	100%	$12,140,000	100%

Less Offering Expenses:
Sales Commissions(1)	$1,134,000	8.0%	$572,400	8.0%	$971,200	8.0%
Organizational and Offering Expenses	$425,250	3.0%	$214,650	3.0%	$364,200	3.0%
Marketing and Due Diligence	$141,750	1.0%	$71,550	1.0%	$121,400	1.0%
Reserves(2)	$1,346,500	9.5%	$620,900	8.7%	$441,498	3.6%

Amount available for investment	$11,127,500	78.5%	$5,675,500	79.3%	$10,241,702	84.4%

Acquisition Costs:
Prepaid items and fees related to purchase of property(3)	$310,000	2.2%	$160,000	2.2%	$228,702	1.9%
Cash Down Payment	$9,040,200	63.8%	$4,659,000	65.1%	$8,460,000	69.7%
Acquisition Fees	$850,500	6.0%	$429,300	6.0%	$728,400	6.0%
Other(4)	$926,800	6.5%	$427,200	6.0%	$824,600	6.8%

Total Acquisition Cost	$11,127,500	78.5%	$5,675,500	79.3%	$10,241,702	84.4%

Percent leverage(5)	59.8%		56.3%		62.9%
Date Offering Began	10/26/2005		11/25/2005		12/30/2005
Length of Offering (In Days)	50		49		63
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	1.5		1.4		1.9

Notes to Table I

(1)	Sales commissions includes representative fee and managing broker dealer fee

(2)	“Reserves” represents one month loan payment, tenant-in-common reserves, tax and insurance reserve, and CapEx Reserve (PIP)

(3)	“Prepaid Items” represents franchise transfer fee, transfer tax, third party expenses, and legal fees

(4)	“Other” Acquisition costs represents the purchase of furniture, fixtures and equipment financing fee, and general closing costs

(5)	“Percent leverage” represents the mortgage loan amount over the total purchase price

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS — (Continued)
(UNAUDITED)

	Memphis Residence Inn		Holiday Inn Select		Orlando Radisson Inn

Dollar amount offered	$6,930,000		$5,945,000		$2,985,000

Dollar amount raised	$6,930,000	100%	$5,945,000	100%	$2,985,000	100%

Less Offering Expenses:
Sales Commissions(1)	$554,400	8.0%	$475,600	8.0%	$238,800	8.0%
Organizational and Offering Expenses	$207,900	3.0%	$178,350	3.0%	$89,550	3.0%
Marketing and Due Diligence	$69,300	1.0%	$59,450	1.0%	$29,850	1.0%
Reserves(2)	$256,750	3.7%	$495,865	8.3%	$419,088	14.0%

Amount available for investment	$5,841,650	84.3%	$4,735,735	79.7%	$2,207,712	74.0%

Acquisition Costs:
Prepaid items and fees related to purchase of property(3)	$169,650	2.4%	$177,235	3.0%	$141,212	4.7%
Cash Down Payment	$4,844,000	69.9%	$3,676,000	61.8%	$1,544,500	51.7%
Acquisition Fees	$415,800	6.0%	$356,700	6.0%	$179,100	6.0%
Other(4)	$412,200	5.9%	$525,800	8.8%	$342,900	11.5%

Total Acquisition Cost	$5,841,650	84.3%	$4,735,735	79.7%	$2,207,712	74.0%

Percent leverage(5)	54.9%		65.9%		57.1%
Date Offering Began	2/7/2006		1/9/2006		1/18/2006
Length of Offering (In Days)	67		130		44
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	2.0		3.8		1.3

Notes to Table I

(1)	Sales commissions includes representative fee and managing broker dealer fee

(2)	“Reserves” represents one month loan payment, tenant-in-common reserves, tax and insurance reserve, and CapEx Reserve (PIP)

(3)	“Prepaid Items” represents franchise transfer fee, transfer tax, third party expenses, and legal fees

(4)	“Other” Acquisition costs represents the purchase of furniture, fixtures and equipment, financing fee, and general closing costs

(5)	“Percent leverage” represents the mortgage loan amount over the total purchase price

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS — (Continued)
(UNAUDITED)

	Macon Fairfield Inn & Suites, Alpharetta Fairfield Inn & Suites and Kennesaw TownePlace Suites		Atlanta Perimeter Center Fairfield Inn & Suites and Alpharetta TownePlace Suites		Buckhead Fairfield Inn & Suites and Alpharetta Springhill Suites

Dollar amount offered	$7,205,000		$6,680,000		$6,665,000

Dollar amount raised	$7,205,000	100%	$6,680,000	100%	$6,665,000	100%

Less Offering Expenses:
Sales Commissions(1)	$576,400	8.0%	$534,400	8.0%	$533,200	8.0%
Organizational and Offering Expenses	$216,150	3.0%	$200,400	3.0%	$199,950	3.0%
Marketing and Due Diligence	$72,050	1.0%	$66,800	1.0%	$66,650	1.0%
Reserves(2)	$317,012	4.4%	$251,825	3.8%	$254,289	3.8%

Amount available for investment	$6,023,388	83.6%	$5,626,575	84.2%	$5,610,911	84.2%

Acquisition Costs:
Prepaid items and fees related to purchase of property(3)	$429,000	6.0%	$286,000	4.3%	$286,000	4.3%
Cash Down Payment	$4,551,538	63.2%	$4,315,775	64.6%	$4,384,311	65.8%
Acquisition Fees	$432,300	6.0%	$400,800	6.0%	$399,900	6.0%
Other(4)	$610,550	8.5%	$624,000	9.3%	$540,700	8.1%

Total Acquisition Cost	$6,023,388	83.6%	$5,626,575	84.2%	$5,610,911	84.2%

Percent leverage(5)	64.8%		63.5%		63.7%
Date Offering Began	3/8/2006		4/20/2006		5/5/2006
Length of Offering (In Days)	107		155		140
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	3.2		4.6		4.1

Notes to Table I

(1)	Sales commissions includes representative fee and managing broker dealer fee

(2)	“Reserves” represents one month loan payment, tenant-in-common reserves, tax and insurance reserve, and CapEx Reserve (PIP)

(3)	“Prepaid Items” represents franchise transfer fee, transfer tax, third party expenses, and legal fees

(4)	“Other” Acquisition costs represents the purchase of furniture, fixtures and equipment, financing fee, and general closing costs

(5)	“Percent leverage” represents the mortgage loan amount over the total purchase price

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS — (Continued)
(UNAUDITED)

	Homewood Suites Bedford, Hampton Inn Energy Corridor and TownePlace Suites Plano		Springhill Suites Seattle		Residence Inn Houston Medical Center and Comfort Suites Grapevine

Dollar amount offered	$12,660,000		$25,210,000		$9,295,000

Dollar amount raised	$12,660,000	100%	$25,210,000	100%	$9,295,000	100%

Less Offering Expenses:
Sales Commissions(1)	$1,012,800	8.0%	$2,016,800	8.0%	$743,600	8.0%
Organizational and Offering Expenses	$379,800	3.0%	$756,300	3.0%	$278,850	3.0%
Marketing and Due Diligence	$126,600	1.0%	$252,100	1.0%	$92,950	1.0%
Reserves(2)	$2,598,400	20.5%	$1,499,245	5.9%	$460,100	4.9%

Amount available for investment	$8,542,400	67.5%	$20,685,555	82.1%	$7,719,500	83.1%

Acquisition Costs:
Prepaid items and fees related to purchase of property(3)	$422,400	3.3%	$264,555	1.0%	$140,000	1.5%
Cash Down Payment	$6,400,449	50.6%	$17,900,000	71.0%	$6,650,000	71.5%
Acquisition Fees	$759,600	6.0%	$1,512,600	6.0%	$557,700	6.0%
Other(4)	$959,951	7.6%	$1,008,400	4.0%	$371,800	4.0%

Total Acquisition Cost	$8,542,400	67.5%	$20,685,555	82.1%	$7,719,500	83.1%

Percent leverage(5)	57.0%		56.3161%		68.2%
Date Offering Began	7/15/2006		9/14/2006		10/12/2006
Length of Offering (In Days)	54		90		105
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	1.6		2.7		3.1

Notes to Table I

(1)	Sales commissions includes representative fee and managing broker dealer fee

(2)	“Reserves” represents one month loan payment, tenant-in-common reserves, tax and insurance reserve, and CapEx Reserve (PIP)

(3)	“Prepaid Items” represents franchise transfer fee, transfer tax, third party expenses, and legal fees

(4)	“Other” Acquisition costs represents the purchase of furniture, fixtures and equipment, financing fee, and general closing costs

(5)	“Percent leverage” represents the mortgage loan amount over the total purchase price

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS — (Continued)
(UNAUDITED)

	Springhill Suites Altamonte and Holiday Inn Express Orlando		Northbelt Office Center II		200 Franklin Trust/ Philips Corporate Headquarters

Dollar amount offered	$10,210,000		$9,300,000		$15,780,000

Dollar amount raised	$10,210,000	100%	$9,300,000	100%	$15,780,000	100%

Less Offering Expenses:
Sales Commissions(1)	$816,800	8.0%	$744,000	8.0%	$1,262,400	8.0%
Organizational and Offering Expenses	$306,300	3.0%	$186,000	2.0%	$315,600	2.0%
Marketing and Due Diligence	$102,100	1.0%	$93,000	1.0%	$157,800	1.0%
Reserves(2)	$667,895	6.5%	$440,348	4.7%	$0	0.0%

Amount available for investment	$8,316,905	81.5%	$7,836,652	84.3%	$14,044,200	89.0%

Acquisition Costs:
Prepaid items and fees related to purchase of property(3)	$346,906	3.4%	$110,000	1.2%	$0	0.0%
Cash Down Payment	$6,788,500	66.5%	$6,801,402	73.1%	$12,800,000	81.1%
Acquisition Fees	$612,600	6.0%	$558,000	6.0%	$928,600	5.9%
Other(4)	$568,900	5.6%	$367,250	3.9%	$315,600	2.0%

Total Acquisition Cost	$8,316,905	81.5%	$7,836,652	84.3%	$14,044,200	89.0%

Percent leverage(5)	60.7%		60.9%		66.1%
Date Offering Began	11/3/2006		12/30/2005		2/23/2006
Length of Offering (In Days)	82		269		127
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	2.4		8.0		3.8

Notes to Table I

(1)	Sales commissions includes representative fee and managing broker dealer fee

(2)	“Reserves” represents one month loan payment, tenant-in-common reserves, tax and insurance reserve, and CapEx Reserve (PIP)

(3)	“Prepaid Items” represents franchise transfer fee, transfer tax, third party expenses, and legal fees

(4)	“Other” Acquisition costs represents the purchase of furniture, fixtures and equipment, financing fee, and general closing costs

(5)	“Percent leverage” represents the mortgage loan amount over the total purchase price

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS — (Continued)
(UNAUDITED)

	Weatherford Plaza		Residence Inn Lebanon		TownePlace Suites Miami Airport and TownePlace Suites Miami Lakes

Dollar amount offered	$9,525,000		$9,355,000		$5,915,000

Dollar amount raised	$9,525,000	100%	$9,355,000	100%	$5,915,000	100%

Less Offering Expenses:
Sales Commissions(1)	$762,000	8.0%	$748,400	8.0%	$473,200	8.0%
Organizational and Offering Expenses	$285,750	3.0%	$280,650	3.0%	$177,450	3.0%
Marketing and Due Diligence	$95,250	1.0%	$93,550	1.0%	$59,150	1.0%
Reserves(2)	$1,359,355	14.3%	$433,057	4.6%	$2,371,707	40.1%

Amount available for investment	$7,022,645	73.7%	$7,799,343	83.4%	$2,833,493	47.9%

Acquisition Costs:
Prepaid items and fees related to purchase of property(3)	$110,000	1.2%	$338,843	3.6%	$376,993	6.4%
Cash Down Payment	$5,985,645	62.8%	$6,354,000	67.9%	$1,580,000	26.7%
Acquisition Fees	$571,500	6.0%	$561,300	6.0%	$354,900	6.0%
Other(4)	$355,500	3.7%	$545,200	5.8%	$521,600	8.8%

Total Acquisition Cost	$7,022,645	73.7%	$7,799,343	83.4%	$2,833,493	47.9%

Percent leverage(5)	71.9%		66.8%		74.9%
Date Offering Began	12/31/2006		12/7/2006		3/29/2007
Length of Offering (In Days)	80		162		50
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	2.4		4.8		1.5

Notes to Table I

(1)	Sales commissions includes representative fee and managing broker dealer fee

(2)	“Reserves” represents one month loan payment, tenant-in-common reserves, tax and insurance reserve, and CapEx Reserve (PIP)

(3)	“Prepaid Items” represents franchise transfer fee, transfer tax, third party expenses, and legal fees

(4)	“Other” Acquisition costs represents the purchase of furniture, fixtures and equipment, financing fee, and general closing costs

(5)	“Percent leverage” represents the mortgage loan amount over the total purchase price

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS — (Continued)
(UNAUDITED)

	TownePlace Suites Mount Laurel		TownePlace Suites Fort Worth		Renaissance Meadowlands

Dollar amount offered	$5,595,000		$4,575,000		$22,385,000

Dollar amount raised	$5,595,000	100%	$4,575,000	100%	$22,385,000	100%

Less Offering Expenses:
Sales Commissions(1)	$447,600	8.0%	$366,000	8.0%	$1,790,800	8.0%
Organizational and Offering Expenses	$167,850	3.0%	$137,250	3.0%	$671,550	3.0%
Marketing and Due Diligence	$55,950	1.0%	$45,750	1.0%	$223,850	1.0%
Reserves(2)	$1,059,100	18.9%	$1,068,500	23.4%	$2,280,652	10.2%

Amount available for investment	$3,864,500	69.1%	$2,957,500	64.6%	$17,418,148	77.8%

Acquisition Costs:
Prepaid items and fees related to purchase of property(3)	$140,000	2.5%	$140,000	3.1%	$571,870	2.6%
Cash Down Payment	$3,070,000	54.9%	$2,265,000	49.5%	$14,405,778	64.4%
Acquisition Fees	$335,700	6.0%	$274,500	6.0%	$1,343,100	6.0%
Other(4)	$318,800	5.7%	$278,000	6.1%	$1,097,400	4.9%

Total Acquisition Cost	$3,864,500	69.1%	$2,957,500	64.6%	$17,418,148	77.8%

Percent leverage(5)	58.3%		63.1%		58.8%
Date Offering Began	4/9/2007		4/2/2007		5/15/2007
Length of Offering (In Days)	39		66		136
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	1.2		2.0		4.0

Notes to Table I

(1)	Sales commissions includes representative fee and managing broker dealer fee

(2)	“Reserves” represents one month loan payment, tenant-in-common reserves, tax and insurance reserve, and CapEx Reserve (PIP)

(3)	“Prepaid Items” represents franchise transfer fee, transfer tax, third party expenses, and legal fees

(4)	“Other” Acquisition costs represents the purchase of furniture, fixtures and equipment, financing fee, and general closing costs

(5)	“Percent leverage” represents the mortgage loan amount over the total purchase price

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS — (Continued)
(UNAUDITED)

	Courtyard Lyndhurst New Jersey		Courtyard Columbus Downtown		Courtyard Columbus Airport

Dollar amount offered	$20,125,000		$5,845,000		$11,110,000

Dollar amount raised	$20,125,000	100%	$5,845,000	100%	$11,110,000	100%

Less Offering Expenses:
Sales Commissions(1)	$1,610,000	8.0%	$467,600	8.0%	$888,800	8.0%
Organizational and Offering Expenses	$603,750	3.0%	$175,350	3.0%	$333,300	3.0%
Marketing and Due Diligence	$201,250	1.0%	$58,450	1.0%	$111,100	1.0%
Reserves(2)	$1,489,859	7.4%	$900,518	15.4%	$963,446	8.7%

Amount available for investment	$16,220,141	80.6%	$4,243,082	72.6%	$8,813,354	79.3%

Acquisition Costs:
Prepaid items and fees related to purchase of property(3)	$376,477	1.9%	$164,531	2.8%	$174,833	1.6%
Cash Down Payment	$13,593,165	67.5%	$3,371,051	57.7%	$7,395,521	66.6%
Acquisition Fees	$1,207,500	6.0%	$350,700	6.0%	$666,600	6.0%
Other(4)	$1,043,000	5.2%	$356,800	6.1%	$576,400	5.2%

Total Acquisition Cost	$16,220,141	80.6%	$4,243,082	72.6%	$8,813,354	79.3%

Percent leverage(5)	63.1%		65.7%		58.1%
Date Offering Began	5/31/2007		6/1/2007		6/1/2007
Length of Offering (In Days)	224		178		119
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	6.6		5.3		3.5

Notes to Table I

(1)	Sales commissions includes representative fee and managing broker dealer fee

(2)	“Reserves” represents one month loan payment, tenant-in-common reserves, tax and insurance reserve, and CapEx Reserve (PIP)

(3)	“Prepaid Items” represents franchise transfer fee, transfer tax, third party expenses, and legal fees

(4)	“Other” Acquisition costs represents the purchase of furniture, fixtures and equipment, financing fee, and general closing costs

(5)	“Percent leverage” represents the mortgage loan amount over the total purchase price

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS — (Continued)
(UNAUDITED)

	Springhill Suites Bothell		Fairfield Inn Denver South, Fairfield Inn Aurora and Fairfield Inn Westminster		Fairfield Inn Meadowlands

Dollar amount offered	$6,080,000		$11,500,000		$11,695,000

Dollar amount raised	$6,080,000	100%	$11,500,000	100%	$11,695,000	100%

Less Offering Expenses:
Sales Commissions(1)	$486,400	8.0%	$920,000	8.0%	$935,600	8.0%
Organizational and Offering Expenses	$182,400	3.0%	$345,000	3.0%	$350,850	3.0%
Marketing and Due Diligence	$60,800	1.0%	$115,000	1.0%	$116,950	1.0%
Reserves(2)	$519,286	8.5%	$2,527,230	22.0%	$892,227	7.6%

Amount available for investment	$4,831,114	79.5%	$7,592,770	66.0%	$9,399,373	80.4%

Acquisition Costs:
Prepaid items and fees related to purchase of property(3)	$298,114	4.9%	$392,770	3.4%	$284,595	2.4%
Cash Down Payment	$3,812,000	62.7%	$5,827,944	50.7%	$7,805,278	66.7%
Acquisition Fees	$364,800	6.0%	$690,000	6.0%	$701,700	6.0%
Other(4)	$356,200	5.9%	$682,056	5.9%	$607,800	5.2%

Total Acquisition Cost	$4,831,114	79.5%	$7,592,770	66.0%	$9,399,373	80.4%

Percent leverage(5)	61.2%		58.5%		61.5%
Date Offering Began	6/25/2007		6/15/2007		6/15/2007
Length of Offering (In Days)	95		164		138
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	2.8		4.9		4.1

Notes to Table I

(1)	Sales commissions includes representative fee and managing broker dealer fee

(2)	“Reserves” represents one month loan payment, tenant-in-common reserves, tax and insurance reserve, and CapEx Reserve (PIP)

(3)	“Prepaid Items” represents franchise transfer fee, transfer tax, third party expenses, and legal fees

(4)	“Other” Acquisition costs represents the purchase of furniture, fixtures and equipment, financing fee, and general closing costs

(5)	“Percent leverage” represents the mortgage loan amount over the total purchase price

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS — (Continued)
(UNAUDITED)

	Courtyard Willoughby		Springhill Suites Des Moines		Newark TownePlace Suites

Dollar amount offered	$5,985,000		$4,310,000		$5,039,015

Dollar amount raised	$5,985,000	100%	$4,310,000	100%	$5,039,015	100%

Less Offering Expenses:
Sales Commissions(1)	$478,800	8.0%	$344,800	8.0%	$403,121	8.0%
Organizational and Offering Expenses	$179,550	3.0%	$129,300	3.0%	$50,000	1.0%
Marketing and Due Diligence	$59,850	1.0%	$43,100	1.0%	$0	0.0%
Reserves(2)	$566,674	9.5%	$606,413	14.1%	$471,353	9.4%

Amount available for investment	$4,700,126	78.5%	$3,186,387	73.9%	$4,114,541	81.7%

Acquisition Costs:
Prepaid items and fees related to purchase of property(3)	$245,976	4.1%	$173,009	4.0%	$12,069	0.2%
Cash Down Payment	$3,776,650	63.1%	$2,501,378	58.0%	$4,102,472	81.4%
Acquisition Fees	$359,100	6.0%	$258,600	6.0%	$0	0.0%
Other(4)	$318,400	5.3%	$253,400	5.9%	$0	0.0%

Total Acquisition Cost	$4,700,126	78.5%	$3,186,387	73.9%	$4,114,541	81.7%

Percent leverage(5)	61.4%		66.0%		54.1%
Date Offering Began	10/5/2007		10/17/2007
Length of Offering (In Days)	84		92
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	2.5		2.7		0.0

Notes to Table I

(1)	Sales commissions includes representative fee and managing broker dealer fee

(2)	“Reserves” represents one month loan payment, tenant-in-common reserves, tax and insurance reserve, and CapEx Reserve (PIP)

(3)	“Prepaid Items” represents franchise transfer fee, transfer tax, third party expenses, and legal fees

(4)	“Other” Acquisition costs represents the purchase of furniture, fixtures and equipment, financing fee, and general closing costs

(5)	“Percent leverage” represents the mortgage loan amount over the total purchase price

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS — (Continued)
(UNAUDITED)

	Fairfield Inn & Suites West Des Moines		Residence Inn Torrance		Residence Inn Perimeter

Dollar amount offered	$6,555,000		$23,015,000		$7,080,000

Dollar amount raised	$6,555,000	100%	$23,015,000	100%	$7,080,000	100%

Less Offering Expenses:
Sales Commissions(1)	$524,400	8.0%	$1,841,200	8.0%	$566,400	8.0%
Organizational and Offering Expenses	$196,650	3.0%	$690,450	3.0%	$212,400	3.0%
Marketing and Due Diligence	$65,550	1.0%	$230,150	1.0%	$70,800	1.0%
Reserves(2)	$637,909	9.7%	$6,168,823	26.8%	$3,079,655	43.5%

Amount available for investment	$5,130,491	78.3%	$14,084,377	61.2%	$3,150,745	44.5%

Acquisition Costs:
Prepaid items and fees related to purchase of property(3)	$176,825	2.7%	$155,877	0.7%	$107,745	1.5%
Cash Down Payment	$4,231,166	64.5%	$11,696,204	50.8%	$2,124,056	30.0%
Acquisition Fees	$393,300	6.0%	$1,380,900	6.0%	$424,800	6.0%
Other(4)	$329,200	5.0%	$851,396	3.7%	$494,144	7.0%

Total Acquisition Cost	$5,130,491	78.3%	$14,084,377	61.2%	$3,150,745	44.5%

Percent leverage(5)	53.6%		61.6%		60.1%
Date Offering Began	10/15/2007		11/5/2007		11/15/2007
Length of Offering (In Days)	192		151		78
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	5.7		4.5		2.3

Notes to Table I

(1)	Sales commissions includes representative fee and managing broker dealer fee

(2)	“Reserves” represents one month loan payment, tenant-in-common reserves, tax and insurance reserve, and CapEx reserve (PIP)

(3)	“Prepaid Items” represents franchise transfer fee, transfer tax, third party expenses, and legal fees

(4)	“Other” Acquisition costs represents the Purchase of furniture, fixtures and equipment, financing fee, and general closing costs

(5)	“Percent leverage” represents the mortgage loan amount over the total purchase price

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS — (Continued)
(UNAUDITED)

	Residence Inn Midtown Atlanta		Springhill Suites Pittsburgh		Springhill Suites Houston Medical Center/Reliant Park

Dollar amount offered	$7,475,000		$8,800,000		$11,340,000

Dollar amount raised	$7,475,000	100%	$8,800,000	100%	$11,340,000	100%

Less Offering Expenses:
Sales Commissions(1)	$598,000	8.0%	$704,000	8.0%	$907,200	8.0%
Organizational and Offering Expenses	$224,250	3.0%	$264,000	3.0%	$340,200	3.0%
Marketing and Due Diligence	$74,750	1.0%	$88,000	1.0%	$113,400	1.0%
Reserves(2)	$529,057	7.1%	$682,380	7.8%	$1,217,905	10.7%

Amount available for investment	$6,048,943	80.9%	$7,061,620	80.2%	$8,761,295	77.3%

Acquisition Costs:
Prepaid items and fees related to purchase of property(3)	$151,666	2.0%	$689,969	7.8%	$292,058	2.6%
Cash Down Payment	$5,067,777	67.8%	$5,407,651	61.5%	$7,178,237	63.3%
Acquisition Fees	$448,500	6.0%	$528,000	6.0%	$680,400	6.0%
Other(4)	$381,000	5.1%	$436,000	5.0%	$610,600	5.4%

Total Acquisition Cost	$6,048,943	80.9%	$7,061,620	80.2%	$8,761,295	77.3%

Percent leverage(5)	59.4%		51.9%		56.0%
Date Offering Began	1/25/2008		2/29/2008		3/10/2008
Length of Offering (In Days)	147		222		115
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	4.3		6.6		3.4

Notes to Table I

(1)	Sales commissions includes representative fee and managing broker dealer fee

(2)	“Reserves” represents one month loan payment, tenant-in-common reserves, tax and insurance reserve, and CapEx reserve (PIP)

(3)	“Prepaid Items” represents franchise transfer fee, transfer tax, third party expenses, and legal fees

(4)	“Other” Acquisition costs represents the Purchase of furniture, fixtures and equipment, financing fee, and general closing costs

(5)	“Percent leverage” represents the mortgage loan amount over the total purchase price

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS — (Continued)
(UNAUDITED)

	TownePlace Suites Portland Scarborough		Moody National HP Grapevine Trust

Dollar amount offered	$9,690,000		$11,235,000

Dollar amount raised	$9,690,000	100%	$11,235,000	100%

Less Offering Expenses:
Sales Commissions(1)	$775,200	8.0%	$898,800	8.0%
Organizational and Offering Expenses	$193,800	2.0%	$337,050	3.0%
Marketing and Due Diligence	$96,900	1.0%	$112,350	1.0%
Reserves(2)	$860,064	8.9%	$507,003	4.5%

Amount available for investment	$7,764,036	80.1%	$9,379,797	83.5%

Acquisition Costs:
Prepaid items and fees related to purchase of property(3)	$182,636	1.9%	$90,000	0.8%
Cash Down Payment	$6,905,000	71.3%	$8,550,000	76.1%
Acquisition Fees	$387,600	4.0%	$290,397	2.6%
Other(4)	$288,800	3.0%	$449,400	4.0%

Total Acquisition Cost	$7,764,036	80.1%	$9,379,797	83.5%

Percent leverage(5)	0.0%		53.6%
Date Offering Began	4/15/2008		7/1/2008
Length of Offering (In Days)	149		100
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	4.4		3.0

Notes to Table I

(1)	Sales commissions includes representative fee and managing broker dealer fee

(2)	“Reserves” represents one month loan payment, tenant-in-common reserves, tax and insurance reserve, and CapEx reserve (PIP)

(3)	“Prepaid Items” represents franchise transfer fee, transfer tax, third party expenses, and legal fees

(4)	“Other” Acquisition costs represents the Purchase of furniture, fixtures and equipment, financing fee, and general closing costs

(5)	“Percent leverage” represents the mortgage loan amount over the total purchase price

TABLE II
COMPENSATION TO SPONSOR
(UNAUDITED)

          Table II provides a summary of the amount and type of compensation paid to Moody National and affiliates related to prior real estate programs that have conducted offerings which closed during the three years ended December 31, 2008. Also included is a summary of the amount and types of compensation paid to Moody National and affiliates related to prior real estate programs of all other prior real estate programs the offerings of which have begun since December 31, 2005 presented on an aggregate basis. All figures are as of December 31, 2008.

	Nashville Embassy Suites	Grapevine Hampton Inn & Suites	Nashville Courtyard Marriott

Date Offering Commenced	10/26/2005	11/25/2005	12/30/2005
Dollar Amount Raised	$14,175,000	$7,155,000	$12,140,000

Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees
Acquisition Fees
Real Estate Commissions	$0	$250,000	$512,000
Underwriting Fees	$0	$0	$0
Financing Fee	$283,500	$136,700	$242,800
Acquisition Fees	$850,500	$410,100	$728,400
Other(1)	$1,552,800	$1,059,800	$608,118

Total amount paid to Sponsor	$2,686,800	$1,856,600	$2,091,318

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	—	—	—
Amount Paid to Sponsor from Operations:
Property Management Fees	—	—	—
Partnership Management Fees	—	—	—
Reimbursements	—	—	—
Leasing Commissions	—	—	—
Other	—	—	—
Dollar amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

Note to Table II

(1)	Other compensation takes the form of deposits, prepaid items, and funds for the acquisition of personal property based on asset class.

TABLE II
COMPENSATION TO SPONSOR — (Continued)
(UNAUDITED)

	Memphis Residence Inn	Holiday Inn Select	Orlando Radisson Inn

Date Offering Commenced	2/7/2006	1/9/2006	1/18/2006
Dollar Amount Raised	$6,930,000	$5,945,000	$2,985,000

Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees
Acquisition Fees
Real Estate Commissions	$234,000	$269,000	$100,000
Underwriting Fees	$0	$0	$0
Financing Fee	$138,600	$118,900	$59,700
Acquisition Fees	$415,800	$356,700	$179,100
Other(1)	$308,350	$660,837	$577,426

Total amount paid to Sponsor	$1,096,750	$1,405,437	$916,226

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	—	—	—
Amount Paid to Sponsor from Operations:
Property Management Fees	—	—	—
Partnership Management Fees	—	—	—
Reimbursements	—	—	—
Leasing Commissions	—	—	—
Other	—	—	—
Dollar amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

Note to Table II

(1)	Other compensation takes the form of deposits, prepaid items, and funds for the acquisition of personal property based on asset class.

TABLE II
COMPENSATION TO SPONSOR — (Continued)
(UNAUDITED)

	Macon Fairfield Inn & Suites, Alpharetta Fairfield Inn & Suites and Kennesaw TownePlace Suites	Atlanta Perimeter Center Fairfield Inn & Suites and Alpharetta TownePlace Suites	Buckhead Fairfield Inn & Suites and Alpharetta Springhill Suites

Date Offering Commenced	3/8/2006	4/20/2006	5/5/2006
Dollar Amount Raised	$7,205,000	$6,680,000	$6,665,000

Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees
Acquisition Fees
Real Estate Commissions	$174,375	$161,875	$158,625
Underwriting Fees	$0	$0	$0
Financing Fee	$144,100	$133,600	$133,300
Acquisition Fees	$432,300	$400,800	$399,900
Other(1)	$471,151	$475,496	$393,285

Total amount paid to Sponsor	$1,221,926	$1,171,771	$1,085,110

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	—	—	—
Amount Paid to Sponsor from Operations:
Property Management Fees	—	—	—
Partnership Management Fees	—	—	—
Reimbursements	—	—	—
Leasing Commissions	—	—	—
Other	—	—	—
Dollar amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

Note to Table II

(1)	Other compensation takes the form of deposits, prepaid items, and funds for the acquisition of personal property based on asset class.

TABLE II
COMPENSATION TO SPONSOR — (Continued)
(UNAUDITED)

	Homewood Suites Bedford, Hampton Inn Energy Corridor and TownePlace Suites Plano	Springhill Suites Seattle	Residence Inn Houston Medical Center and Comfort Suites Grapevine

Date Offering Commenced	7/15/2006	9/14/2006	10/12/2006
Dollar Amount Raised	$12,660,000	$25,210,000	$9,295,000

Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees
Acquisition Fees
Real Estate Commissions	$215,000	$400,000	$0
Underwriting Fees	$0	$0	$0
Financing Fee	$253,200	$504,200	$185,900
Acquisition Fees	$759,600	$1,512,600	$557,700
Other(1)	$2,857,678	$1,625,532	$290,860

Total amount paid to Sponsor	$4,085,478	$4,042,332	$1,034,460

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	—	—	—
Amount Paid to Sponsor from Operations:
Property Management Fees	—	—	—
Partnership Management Fees	—	—	—
Reimbursements	—	—	—
Leasing Commissions	—	—	—
Other	—	—	—
Dollar amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

Note to Table II

(1) Other compensation takes the form of deposits, prepaid items, and funds for the acquisition of personal property based on asset class.

TABLE II
COMPENSATION TO SPONSOR — (Continued)
(UNAUDITED)

	Springhill Suites Altamonte and Holiday Inn Express Orlando	Northbelt Office Center II	200 Franklin Trust/ Philips Corporate Headquarters

Date Offering Commenced	11/3/2006	12/30/2005	2/23/2006
Dollar Amount Raised	$10,210,000	$9,300,000	$15,780,000

Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees
Acquisition Fees
Real Estate Commissions	$100,000	$0	$0
Underwriting Fees	$0	$0	$0
Financing Fee	$204,200	$181,250	$315,600
Acquisition Fees	$612,600	$558,000	$928,600
Other(1)	$684,480	$697,485	—

Total amount paid to Sponsor	$1,601,280	$1,436,735	$1,244,200

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	—	$2,052,212	$4,400,568
Amount Paid to Sponsor from Operations:
Property Management Fees	—	$200,881	$137,500
Partnership Management Fees	—	—	—
Reimbursements	—	—	—
Leasing Commissions	—	—	—
Other	—	—	—
Dollar amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

Note to Table II

(1) Other compensation takes the form of deposits, prepaid items, and funds for the acquisition of personal property based on asset class.

TABLE II
COMPENSATION TO SPONSOR — (Continued)
(UNAUDITED)

	Weatherford Plaza	Residence Inn Lebanon	TownePlace Suites Miami Airport and TownePlace Suites Miami Lakes

Date Offering Commenced	12/31/2006	12/7/2006	3/29/2007
Dollar Amount Raised	$9,525,000	$9,355,000	$5,915,000

Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees
Acquisition Fees
Real Estate Commissions	$0	$250,000	$0
Underwriting Fees	$0	$0	$0
Financing Fee	$165,000	$187,100	$118,300
Acquisition Fees	$571,500	$561,300	$354,900
Other(1)	$608,619	$470,490	$2,498,680

Total amount paid to Sponsor	$1,345,119	$1,468,890	$2,971,880

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	—	—	—
Amount Paid to Sponsor from Operations:
Property Management Fees	—	—	—
Partnership Management Fees	—	—	—
Reimbursements	—	—	—
Leasing Commissions	—	—	—
Other	—	—	—
Dollar amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

Note to Table II

(1) Other compensation takes the form of deposits, prepaid items, and funds for the acquisition of personal property based on asset class.

TABLE II
COMPENSATION TO SPONSOR — (Continued)
(UNAUDITED)

	TownePlace Suites Mount Laurel, NJ	TownePlace Suites Fort Worth	Renaissance Meadowlands

Date Offering Commenced	4/9/2007	4/2/2007	5/15/2007
Dollar Amount Raised	$5,595,000	$4,575,000	$22,385,000

Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees
Acquisition Fees
Real Estate Commissions	$0	$0	$223,850
Underwriting Fees	$0	$0	$0
Financing Fee	$111,900	$91,500	$447,700
Acquisition Fees	$335,700	$274,500	$1,343,100
Other(1)	$1,080,836	$1,089,026	$2,262,269

Total amount paid to Sponsor	$1,528,436	$1,455,026	$4,276,919

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	—	—	—
Amount Paid to Sponsor from Operations:
Property Management Fees	—	—	—
Partnership Management Fees	—	—	—
Reimbursements	—	—	—
Leasing Commissions	—	—	—
Other	—	—	—
Dollar amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

Note to Table II

(1) Other compensation takes the form of deposits, prepaid items, and funds for the acquisition of personal property based on asset class.

TABLE II
COMPENSATION TO SPONSOR — (Continued)
(UNAUDITED)

	Courtyard Lyndhurst New Jersey	Courtyard Columbus Downtown	Courtyard Columbus Airport

Date Offering Commenced	5/31/2007	6/1/2007	6/1/2007
Dollar Amount Raised	$20,125,000	$5,845,000	$11,110,000

Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees
Acquisition Fees
Real Estate Commissions	$192,150	$58,450	$108,100
Underwriting Fees	$0	$0	$0
Financing Fee	$402,500	$116,900	$222,200
Acquisition Fees	$1,207,500	$350,700	$666,600
Other(1)	$1,501,434	$948,189	$977,367

Total amount paid to Sponsor	$3,303,584	$1,474,238	$1,974,267

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	—	—	—
Amount Paid to Sponsor from Operations:
Property Management Fees	—	—	—
Partnership Management Fees	—	—	—
Reimbursements	—	—	—
Leasing Commissions	—	—	—
Other	—	—	—
Dollar amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

Note to Table II

(1) Other compensation takes the form of deposits, prepaid items, and funds for the acquisition of personal property based on asset class.

TABLE II
COMPENSATION TO SPONSOR — (Continued)
(UNAUDITED)

	Fairfield Inn Denver South, Fairfield Inn Aurora and Fairfield Inn Westminster	Fairfield Inn Meadowlands	Springhill Suites Bothell

Date Offering Commenced	6/15/2007	6/15/2007	6/25/2007
Dollar Amount Raised	$11,500,000	$11,695,000	$6,080,000

Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees
Acquisition Fees
Real Estate Commissions	$0	$134,040	$0
Underwriting Fees	$0	$0	$0
Financing Fee	$230,000	$233,900	$121,600
Acquisition Fees	$690,000	$701,700	$364,800
Other(1)	$2,584,649	$902,790	$551,191

Total amount paid to Sponsor	$3,504,649	$1,972,430	$1,037,590

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	—	—	—
Amount Paid to Sponsor from Operations:
Property Management Fees	—	—	—
Partnership Management Fees	—	—	—
Reimbursements	—	—	—
Leasing Commissions	—	—	—
Other	—	—	—
Dollar amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

Note to Table II

(1)	Other compensation takes the form of deposits, prepaid items, and funds for the acquisition of personal property based on asset class.

TABLE II
COMPENSATION TO SPONSOR — (Continued)
(UNAUDITED)

	Courtyard Willoughby	Springhill Suites Des Moines	Newark TownePlace Suites

Date Offering Commenced	10/5/2007	10/17/2007	10/25/2007
Dollar Amount Raised	$5,985,000	$4,310,000	$5,039,015

Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees
Acquisition Fees
Real Estate Commissions	$55,314	$40,511	$0
Underwriting Fees	$0	$0	$0
Financing Fee	$119,700	$86,200	$0
Acquisition Fees	$359,100	$258,600	$0
Other(1)	$566,339	$614,371	$471,353

Total amount paid to Sponsor	$1,100,453	$999,682	$471,353

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	—	—	—
Amount Paid to Sponsor from Operations:
Property Management Fees	—	—	—
Partnership Management Fees	—	—	—
Reimbursements	—	—	—
Leasing Commissions	—	—	—
Other	—	—	—
Dollar amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

Note to Table II

(1)	Other compensation takes the form of deposits, prepaid items, and funds for the acquisition of personal property based on asset class.

TABLE II
COMPENSATION TO SPONSOR — (Continued)
(UNAUDITED)

	Fairfield Inn & Suites West Des Moines	Residence Inn Torrance	Residence Inn Perimeter

Date Offering Commenced	10/15/2007	11/5/2007	11/15/2007
Dollar Amount Raised	$6,555,000	$23,015,000	$7,080,000

Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees
Acquisition Fees
Real Estate Commissions	$42,673	$0	$0
Underwriting Fees	$0	$0	$0
Financing Fee	$131,100	$460,300	$141,600
Acquisition Fees	$393,300	$1,380,900	$424,800
Other(1)	$638,137	$6,116,034	$3,106,053

Total amount paid to Sponsor	$1,205,210	$7,957,234	$3,672,453

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	—	—	—
Amount Paid to Sponsor from Operations:
Property Management Fees	—	—	—
Partnership Management Fees	—	—	—
Reimbursements	—	—	—
Leasing Commissions	—	—	—
Other	—	—	—
Dollar amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

Note to Table II

(1)	Other compensation takes the form of deposits, prepaid items, and funds for the acquisition of personal property based on asset class.

TABLE II
COMPENSATION TO SPONSOR — (Continued)
(UNAUDITED)

	Residence Inn Midtown Atlanta	Springhill Suites Pittsburgh	Springhill Suites Houston Medical Center/Reliant Park

Date Offering Commenced	1/25/2008	2/29/2008	3/10/2008
Dollar Amount Raised	$7,475,000	$8,800,000	$11,340,000

Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees
Acquisition Fees
Real Estate Commissions	$79,441	$49,070	$72,567
Underwriting Fees	$0	$0	$0
Financing Fee	$149,500	$176,000	$226,800
Acquisition Fees	$448,500	$528,000	$680,400
Other(1)	$518,139	$670,873	$1,222,074

Total amount paid to Sponsor	$1,195,580	$1,423,943	$2,201,841

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	—	—	—
Amount Paid to Sponsor from Operations:
Property Management Fees	—	—	—
Partnership Management Fees	—	—	—
Reimbursements	—	—	—
Leasing Commissions	—	—	—
Other	—	—	—
Dollar amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

Note to Table II

(1)	Other compensation takes the form of deposits, prepaid items, and funds for the acquisition of personal property based on asset class.

TABLE II
COMPENSATION TO SPONSOR — (Continued)
(UNAUDITED)

	TownePlace Suites Portland Scarborough	Moody National HP Grapevine Trust	Aggregate Payments From other Programs(1)

Date Offering Commenced	4/15/2008	7/1/2008	6/26/2008
Dollar Amount Raised	$9,690,000	$11,235,000	$3,480,000

Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees
Acquisition Fees
Real Estate Commissions	$0	$0	—
Underwriting Fees	$0	$0	—
Financing Fee	$0	$224,700	—
Acquisition Fees	$387,600	$290,397	—
Other(2)	$926,631	$395,757	—

Total amount paid to Sponsor	$1,314,231	$910,854	—

Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	—	—	—
Amount Paid to Sponsor from Operations:
Property Management Fees	—	—	—
Partnership Management Fees	—	—	—
Reimbursements	—	—	—
Leasing Commissions	—	—	—
Other	—	—	—
Dollar amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

Note to Table II

(1)	“Other programs” which did not close during the three years ended December 31, 2008 include only one program — Moody National Financial Fund I, LLC.

(2)	Other compensation takes the form of deposits, prepaid items, and funds for the acquisition of personal property based on asset class.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)

          Table III sets forth the operating results of prior real estate programs that closed during the five years ended December 31, 2008. Information is presented on a cash basis, and all figures are as of December 31, 2008.

Philadelphia Airport Hampton Inn

	2008	2007	2006	2005	2004

				(Annualized)
Gross Revenues	$1,709,196	$1,694,108	1,679,021	$1,663,933	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	1,120,783	1,120,783	1,120,783	1,120,783	—
Depreciation	—	—	—	—	—
Net Income (GAAP basis)	588,413	573,325	558,238	543,150	—
Taxable Income
From Operations	588,413	573,325	558,238	543,150	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	588,413	573,325	558,238	543,150	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	588,413	573,325	558,238	543,150	—
Less Cash Distributions to Investors:
From Operating Cash Flow	588,413	573,325	558,238	543,150	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	98	95	93	90	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	98	95	93	90	—
From Recapture	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	98	95	93	90	—
Source (on GAAP Basis)
Operations	98	95	93	90	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	98	95	93	90	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Newtown Hampton Inn & Suites

	2008	2007	2006	2005	2004

				(Annualized)
Gross Revenues	$1,926,935	$1,910,123	$1,893,311	$1,876,498	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	1,271,248	1,271,248	1,271,248	1,271,248	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	655,688	638,875	622,063	605,250	—
Taxable Income
From Operations	655,688	638,875	622,063	605,250	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	655,688	638,875	622,063	605,250	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	655,688	638,875	622,063	605,250	—
Less Cash Distributions to Investors:
From Operating Cash Flow	655,688	638,875	622,063	605,250	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	98	95	93	90	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	98	95	93	90	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	98	95	93	90	—
Source (on GAAP Basis)
Operations	98	95	93	90	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	98	95	93	90	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Great Valley Hampton Inn

	2008	2007	2006	2005	2004

				(Annualized)
Gross Revenues	$1,081,246	$1,071,846	$1,062,446	$1,053,046	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	714,646	714,646	714,646	714,646	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	366,600	357,200	347,800	338,400	—
Taxable Income
From Operations	366,600	357,200	347,800	338,400	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	366,600	357,200	347,800	338,400	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	366,600	357,200	347,800	338,400	—
Less Cash Distributions to Investors:
From Operating Cash Flow	366,600	357,200	347,800	338,400	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	98	95	93	90	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	98	95	93	90	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	98	95	93	90	—
Source (on GAAP Basis)	—
Operations	98	95	93	90	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)	—
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	98	95	93	90	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Plymouth Meeting Hampton Inn

	2008	2007	2006	2005	2004

				(Annualized)
Gross Revenues	$1,898,104	$1,881,504	$1,864,904	$1,848,304	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	1,250,704	1,250,704	1,250,704	1,250,704	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	647,400	630,800	614,200	597,600	—
Taxable Income
From Operations	647,400	630,800	614,200	597,600	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations	647,400	630,800	614,200	597,600	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	647,400	630,800	614,200	597,600	—
Less Cash Distributions to Investors:
From Operating Cash Flow	647,400	630,800	614,200	597,600	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	98	95	93	90	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	98	95	93	90	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	98	95	93	90	—
Source (on GAAP Basis)	—
Operations	98	95	93	90	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	98	95	93	90	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Lansdale Homewood Suites

	2008	2007	2006	2005	2004

				(Annualized)
Gross Revenues	$2,455,453	$2,471,470	$2,446,470	$2,421,470	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	1,561,053	1,421,470	1,421,470	1,421,470	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	894,400	1,050,000	1,025,000	1,000,000	—
Taxable Income
From Operations	894,400	1,050,000	1,025,000	1,000,000	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	894,400	1,050,000	1,025,000	1,000,000	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	894,400	1,050,000	1,025,000	1,000,000	—
Less Cash Distributions to Investors:
From Operating Cash Flow	894,400	1,050,000	1,025,000	1,000,000	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	89	105	103	100	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	89	105	103	100	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	89	105	103	100	—
Source (on GAAP Basis)
Operations	89	105	103	100	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	89	105	103	100	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Nashville Embassy Suites

	2008	2007	2006	2005	2004

			(Annualized)
Gross Revenues	$2,663,476	$2,663,476	$2,663,476	—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	1,529,476	1,529,476	1,529,476	—	—
Depreciation.	—	—	—	—	—
Net Income (GAAP Basis)	1,134,000	1,134,000	1,134,000	—	—
Taxable Income
From Operations	1,134,000	1,134,000	1,134,000	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	1,134,000	1,134,000	1,134,000	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—
Total Cash Generated	1,134,000	1,134,000	1,134,000	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	1,134,000	1,134,000	1,134,000		—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	80	80	80	—	—
Federal Income Tax Results:
Ordinary Income (Loss)	—	—	—	—	—
From Operations	80	80	80	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	80	80	80	—	—
Source (on GAAP Basis)
Operations	80	80	80	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	80	80	80	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	—	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Grapevine Hampton Inn & Suites

	2008	2007	2006	2005	2004

			(Annualized)
Gross Revenues	$1,237,857	$1,237,857	$1,237,857	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	665,457	665,457	665,457	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	572,400	572,400	572,400	—	—
Taxable Income
From Operations	572,400	572,400	572,400	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	572,400	572,400	572,400	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	572,400	572,400	572,400	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	572,400	572,400	572,400	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	90	80	80	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	90	80	80	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	90	80	80	—	—
Source (on GAAP Basis)	—
Operations	90	80	80	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	90	80	80	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	—	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Buffalo Speedway

	2008	2007	2006	2005	2004

				(Annualized)
Gross Revenues	$1,617,000	$1,565,300	$1,565,300	$1,565,300	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	841,500	841,500	841,500	841,500	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	775,500	723,800	723,800	723,800	—
Taxable Income
From Operations	775,500	723,800	723,800	723,800	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	775,500	723,800	723,800	723,800	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	775,500	723,800	723,800	723,800	—
Less Cash Distributions to Investors:
From Operating Cash Flow	775,500	723,800	723,800	723,800	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	75	70	70	70	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	75	70	70	70	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	75	70	70	70	—
Source (on GAAP Basis)	—
Operations	75	70	70	70	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	75	70	70	70	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Westchase Technology Center

	2008	2007	2006	2005	2004

				(Annualized)
Gross Revenues	$857,290	$721,500	$721,500	$721,500	$—
Profit on Sale of Properties
Less: Operating Expenses
Interest Expense	537,290	422,300	422,300	422,300	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	320,000	299,200	299,200	299,200	—
Taxable Income
From Operations	320,000	299,200	299,200	299,200	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	320,000	299,200	299,200	299,200	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	320,000	299,200	299,200	299,200	—
Less Cash Distributions to Investors:
From Operating Cash Flow	320,000	299,200	299,200	299,200	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	80	75	75	75	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	80	75	75	75	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	80	75	75	75	—
Source (on GAAP Basis)	—
Operations	80	75	75	75	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	80	75	75	75	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Nashville Marriott Courtyard

	2008	2007	2006	2005	2004

			(Annualized)
Gross Revenues	$2,424,022	$2,421,594	$2,421,594	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	1,452,822	1,452,822	1,452,822	—	—
Depreciation
Net Income (GAAP Basis)	971,200	968,772	968,772	—	—
Taxable Income
From Operations	971,200	968,772	968,772	—	—
From Gain on Sale	—	—	—	—
Cash Generated From Operations(1)	971,200	968,772	968,772	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	971,200	968,772	968,772	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	971,200	968,772	968,772	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	80	80	80	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	80	80	80	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	80	80	80	—	—
Source (on GAAP Basis)	—	—	—	—	—
Operations	80	80	80	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	80	80	80	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	—	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Memphis Residence Inn

	2008	2007	2006	2005	2004

			(Annualized)
Gross Revenues	$1,146,859	$1,146,859	$1,146,859	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	592,459	592,459	592,459	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	554,400	554,400	554,400	—	—
Taxable Income
From Operations	554,400	554,400	554,400	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	554,400	554,400	554,400	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	554,400	554,400	554,400	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	554,400	554,400	554,400	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	80	80	80	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	80	80	80	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	80	80	80	—	—
Source (on GAAP Basis)
Operations	80	80	80	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	80	80	80	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	—	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Holiday Inn Select

	2008	2007	2006	2005	2004

			(Annualized)
Gross Revenues	$1,288,135	$1,288,135	$1,288,135	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	812,535	812,535	812,535	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	475,600	475,600	475,600	—	—
Taxable Income
From Operations	475,600	475,600	475,600	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	475,600	475,600	475,600	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	475,600	475,600	475,600	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	475,600	475,600	475,600	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	80	80	80	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	80	80	80	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	80	80	80	—	—
Source (on GAAP Basis)
Operations	80	80	80	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	80	80	80	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	—	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Orlando Radisson Inn

	2008	2007	2006	2005	2004

			(Annualized)
Gross Revenues	$518,705	$518,705	$518,705	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	279,905	279,905	279,905	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	238,800	238,800	238,800	—	—
Taxable Income
From Operations	238,800	238,800	238,800	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	238,800	238,800	238,800	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	238,800	238,800	238,800	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	238,800	238,800	238,800	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	80	80	80	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	80	80	80	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors Source (on GAAP Basis)	80	80	80	—	—
Operations	80	80	80	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	80	80	80	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	—	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Macon Fairfield Inn & Suites, Alpharetta Fairfield Inn & Suites and Kennesaw TownePlace Suites

	2008	2007	2006	2005	2004

			(Annualized)
Gross Revenues	$1,558,644	$1,558,644	$1,558,644	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	982,244	982,244	982,244	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	576,400	576,400	576,400	—	—
Taxable Income
From Operations	576,400	576,400	576,400	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	576,400	576,400	576,400	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	576,400	576,400	576,400	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	576,400	576,400	576,400	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	80	80	80	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	80	80	80	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	80	80	80	—	—
Source (on GAAP Basis)
Operations	80	80	80	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	80	80	80	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	—	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Atlanta Perimeter Center Fairfield Inn & Suites and Alpharetta TownePlace Suites

	2008	2007	2006	2005	2004

			(Annualized)
Gross Revenues	$1,393,124	$1,393,124	$1,393,124	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	858,724	858,724	858,724	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	534,400	534,400	534,400	—	—
Taxable Income
From Operations	534,400	534,400	534,400	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	534,400	534,400	534,400	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	534,400	534,400	534,400	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	534,400	534,400	534,400	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	80	80	80	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	80	80	80	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors Source (on GAAP Basis)	80	80	80	—	—
Operations	80	80	80	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	80	80	80	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	—	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Buckhead Fairfield Inn & Suites and Alpharetta Springhill Suites

	2008	2007	2006	2005	2004

			(Annualized)
Gross Revenues	$1,398,580	$1,398,580	$1,398,580	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	865,380	865,380	865,380	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	533,200	533,200	533,200	—	—
Taxable Income
From Operations	533,200	533,200	533,200	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	533,200	533,200	533,200	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	533,200	533,200	533,200	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	533,200	533,200	533,200	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	80	80	80	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	80	80	80	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors Source (on GAAP Basis)	80	80	80	—	—
Operations	80	80	80	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	80	80	80	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	—	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Homewood Suites Bedford, Hampton Inn Energy Corridor and TownePlace Suites Plano

	2008	2007	2006	2005	2004

			(Annualized)
Gross Revenues	$2,305,579	$2,305,579	$2,305,579	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	1,292,779	1,292,779	1,292,779	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	1,012,800	1,012,800	1,012,800	—	—
Taxable Income
From Operations	1,012,800	1,012,800	1,012,800	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	1,012,800	1,012,800	1,012,800	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	1,012,800	1,012,800	1,012,800	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	1,012,800	1,012,800	1,012,800	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	80	80	80	—	—
Federal Income Tax Results:
Ordinary Income (Loss) From Operations	80	80	80	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors Source (on GAAP Basis)	80	80	80	—	—
Operations	80	80	80	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	80	80	80	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	—	—

Note to Table III

(1) Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Springhill Suites Seattle

	2008	2007	2006	2005	2004

			(Annualized)
Gross Revenues	$3,969,125	$3,969,125	$3,969,125	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses	—	—	—	—	—
Interest Expense	2,078,375	2,078,375	2,078,375	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	1,890,750	1,890,750	1,890,750	—	—
Taxable Income
From Operations	1,890,750	1,890,750	1,890,750	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	1,890,750	1,890,750	1,890,750	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	1,890,750	1,890,750	1,890,750	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	1,890,750	1,890,750	1,890,750	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	75	75	75	—	—
Federal Income Tax Results:
Ordinary Income (Loss) From Operations	75	75	75	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	75	75	75	—	—
Source (on GAAP Basis)
Operations	75	75	75	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	75	75	75	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	—	—

Note to Table III

(1) Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Residence Inn Houston Medical Center and Comfort Suites Grapevine

	2008	2007	2006	2005	2004

		(Annualized)
Gross Revenues	$1,960,550	$1,960,550	$—	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	1,216,950	1,216,950	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	743,600	743,600	—	—	—
Taxable Income
From Operations	743,600	743,600	—	—	—
From Gain on Sale	—	—
Cash Generated From Operations(1)	743,600	743,600	—	—	—
Cash Generated from Sales	—	—
Cash Generated from Refinancing	—	—
Total Cash Generated	743,600	743,600	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	743,600	743,600	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	80	80	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	80	80	—	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	80	80	—	—	—
Source (on GAAP Basis)
Operations	80	80	—	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	80	80	—	—	—
Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	—	—	—

Note to Table III

(1) Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Springhill Suites Altamonte and Holiday Inn Express Orlando

	2008	2007	2006	2005	2004

		(Annualized)
Gross Revenues	$1,830,169	$1,830,169	$—	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	1,013,369	1,013,369	—	—	—
Depreciation	—	—
Net Income (GAAP Basis)	816,800	816,800	—	—	—
Taxable Income
From Operations	816,800	816,800	—	—	—
From Gain on Sale
Cash Generated From Operations(1)	816,800	816,800	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—
Total Cash Generated	816,800	816,800	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	816,800	816,800	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	80	80	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss) From Operations	80	80	—	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	80	80	—	—	—
Source (on GAAP Basis)
Operations	80	80	—	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	80	80	—	—	—
Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	—	—	—

Note to Table III

(1) Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Northbelt Office Center II

	2008	2007	2006	2005	2004

			(Annualized)
Gross Revenues	$3,212,508	$2,498,802	$2,498,802	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses	1,669,039	1,113,502	1,113,502	—	—
Interest Expense	846,172	731,948	731,948	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	697,298	653,352	653,352	—	—
Taxable Income
From Operations	697,298	653,352	653,352	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	697,298	653,352	653,352	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	697,298	653,352	653,352	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	697,298	653,352	653,352	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	75	70	70	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	75	70	70	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	75	70	70	—	—
Source (on GAAP Basis) Operations	75	70	70	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis) Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	75	70	70	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	—	—

Note to Table III

(1) Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

200 Franklin Trust/Philips Corporate Headquarters

	2008	2007	2006	2005	2004

			(Annualized)
Gross Revenues	$3,159,144	$3,123,068	$3,123,068	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	2,042,400	2,009,000	2,009,000	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	1,116,744	1,114,068	1,114,068	—	—
Taxable Income
From Operations	1,116,744	1,114,068	1,114,068	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	1,116,744	1,114,068	1,114,068	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	1,116,744	1,114,068	1,114,068
Less Cash Distributions to Investors:
From Operating Cash Flow	1,116,744	1,114,068	1,114,068	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	71	71		—	—
Federal Income Tax Results:
Ordinary Income (Loss) From Operations	71	71	71	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	71	71	71	—	—
Source (on GAAP Basis) Operations	71	71	71	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	71	71	71	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	—	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Weatherford Plaza

	2008	2007	2006	2005	2004

		(Annualized)
Gross Revenues	$2,086,830	$2,086,830	$—	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	1,420,080	1,420,080	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	666,750	666,750	—	—	—
Taxable Income
From Operations	666,750	666,750	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	666,750	666,750	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	666,750	666,750	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	666,750	666,750	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	70	70	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	70	70	—	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	70	70	—	—	—
Source (on GAAP Basis) Operations	70	70	—	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	70	70	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	—	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Residence Inn Lebanon

	2008	2007	2006	2005	2004

		(Annualized)
Gross Revenues	$1,872,540	$1,872,540	$—	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	1,170,915	1,170,915	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	701,625	701,625	—	—	—
Taxable Income
From Operations	701,625	701,625	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	701,625	701,625	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	701,625	701,625	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	701,625	701,625	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	75	75	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	75	75	—	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	75	75	—	—	—
Source (on GAAP Basis) Operations	75	75	—	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	75	75	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	—	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

TownePlace Suites Miami Airport and TownePlace Suites Miami Lakes

	2008	2007	2006	2005	2004

		(Annualized)
Gross Revenues	$1,555,989	$1,555,989	$—	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	1,082,789	1,082,789	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	473,200	473,200	—	—	—
Taxable Income
From Operations	473,200	473,200	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	473,200	473,200	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	473,200	473,200	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	473,200	473,200	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	80	80	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss) From Operations	80	80	—	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	80	80	—	—	—
Source (on GAAP Basis) Operations	80	80	—	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	80	80	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	—	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

TownePlace Suites Mount Laurel, NJ

	2008	2007	2006	2005	2004

		(Annualized)
Gross Revenues	$928,669	928,669	$—	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	481,069	481,069	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	447,600	447,600	—	—	—
Taxable Income
From Operations	447,600	447,600	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	447,600	447,600	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	447,600	447,600	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	447,600	447,600	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	80	80	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss) From Operations	80	80	—	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	80	80	—	—	—
Source (on GAAP Basis) Operations	80	80	—	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	80	80	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	—	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

TownePlace Suites Fort Worth

	2008	2007	2006	2005	2004

		(Annualized)
Gross Revenues	$847,376	$847,376	$—	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	481,376	481,376	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	366,000	366,000	—	—	—
Taxable Income
From Operations	366,000	366,000	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	366,000	366,000	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	366,000	366,000	—
Less Cash Distributions to Investors:
From Operating Cash Flow	366,000	366,000	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	80	80	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss) From Operations	80	80	—	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	80	80	—	—	—
Source (on GAAP Basis) Operations	80	80	—	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	80	80	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	—	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Renaissance Meadowlands

	2008	2007	2006	2005	2004

		(Annualized)
Gross Revenues	$3,473,386	$—	$—	$—	$—
Profit on Sale of Properties	—	3,444,070	—	—	—
Less: Operating Expenses
Interest Expense	1,906,436	—	—	—	—
Depreciation	—	1,877,120	—	—	—
Net Income (GAAP Basis)	1,566,950	—	—	—	—
Taxable Income
From Operations	1,566,950	1,566,950	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	1,566,950	1,566,950	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	1,566,950	—	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	1,566,950	1,566,950	—	—	—
From Sales and Refinancing	—	1,566,950	—	—	—
From Other	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency)
After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	70	—	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss) From Operations	70	70	—	—	—
From Recapture	—	70		—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors Source (on GAAP Basis) Operations	70	70	—	—	—
Return of Capital	70	70	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	70	70	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	—	—	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Courtyard Columbus Downtown

	2008	2007	2006	2005	2004

		(Annualized)
Gross Revenues	$1,139,515	$1,124,709	$—	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	671,915	657,109	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	467,600	467,600	—	—	—
Taxable Income
From Operations	467,600	467,600	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	467,600	467,600	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	467,600	467,600	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	467,600	467,600	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	80	80	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	80	80	—	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—
Cash Distributions to Investors	80	80	—	—	—
Source (on GAAP Basis)
Operations	80	80	—	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	80	80	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	—	—	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Courtyard Columbus Airport

	2008	2007	2006	2005	2004

		(Annualized)
Gross Revenues	$1,811,198	$1,766,873	$—	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	922,398	—	—	—	—
Depreciation	—	902,073	—	—	—
Net Income (GAAP Basis)	888,800	—	—	—	—
Taxable Income		864,800	—	—	—
From Operations	888,800	—	—	—	—
From Gain on Sale	—	864,800	—	—	—
Cash Generated From Operations(1)	888,800	—	—	—	—
Cash Generated from Sales	—	864,800	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	888,800	—	—	—	—
Less Cash Distributions to Investors:	—	864,800	—	—	—
From Operating Cash Flow	888,800	—	—	—	—
From Sales and Refinancing		864,800	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	82	—	—	—	—
Federal Income Tax Results:	—	80	—	—	—
Ordinary Income (Loss)
From Operations	82
From Recapture	—	80	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors	82	—	—	—	—
Source (on GAAP Basis)	—	80	—	—	—
Operations	82
Return of Capital	—	80	—	—	—
Source (on Cash Basis)	—	—	—	—	—
Sales	—
Refinancing	—	—	—	—	—
Operations	82	—	—	—	—
Other	—	80	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	—	—	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Fairfield Inn Denver South, Fairfield Inn Aurora and Fairfield Inn Westminster

	2008	2007	2006	2005	2004

	(Annualized)
Gross Revenues	$1,971,238	$1,972,873	$—	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	1,051,238	1,052,873	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	920,000	920,000	—	—	—
Taxable Income
From Operations	920,000	920,000	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	920,000	920,000	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	920,000	920,000	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	920,000	920,000	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	80	80	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	80	80	—	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors
Source (on GAAP Basis)
Operations	80	80	—	—	—
Return of Capital	80	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	80	80	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	—	—	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Courtyard Willoughby

	2008	2007	2006	2005	2004

	(Annualized)	(Annualized)
Gross Revenues	$1,042,504	$—	$—	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	593,629	—	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	448,875	—	—	—	—
Taxable Income
From Operations	448,875	—	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	448,875	—	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	448,875	—	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	448,875	—	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	77	—	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	77	—	—	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors
Source (on GAAP Basis)
Operations	77	—	—	—	—
Return of Capital	77	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	77	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	—	—	—	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Newark TownePlace Suites

	2008	2007	2006	2005	2004

	(Annualized)	(Annualized)
Gross Revenues	$851,109	$—	$—	$—	$—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	498,378	—	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP Basis)	352,731	—	—	—	—
Taxable Income
From Operations	352,731	—	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations(1)	352,731	—	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	352,731	—	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	352,731	—	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing)	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and
Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	70	—	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From Operations	70	—	—	—	—
From Recapture	—	—	—	—	—
Capital Gain (Loss)	—	—	—	—	—
Cash Distributions to Investors
Source (on GAAP Basis)
Operations	70	—	—	—	—
Return of Capital	70	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	70	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	—	—	—	—

Note to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Courtyard Lyndhurst New Jersey

	2008	2007	2006	2005	2004

		(Annualized)
Gross Revenues	$3,469,120	$3,360,021	—	—	—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Debt Service	2,060,370	2,014,971	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP basis)	1,408,750	1,345,050	—	—	—
Taxable Income
From Operations(1)	1,408,750	1,345,050	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations	1,408,750	1,345,050	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	1,408,750	1,345,050	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	1,408,750	1,345,050	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing): [identify and quantify]	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	73	70	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From operations	73	70	—	—	—
From recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors	73	70	—	—	—
Source (on GAAP Basis)
Operations	73	70	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	73	70	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	—	—

Notes to Table III

(1)	[Indicate what amount is from source other than operations, such as guaranteed rents or interest.]

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Fairfield Inn Meadowlands

	2008	2007	2006	2005	2004

		(Annualized)
Gross Revenues	$1,997,283	$1,983,033	—	—	—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Debt Service	1,120,158	1,120,158	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP basis)	877,125	862,875	—	—	—
Taxable Income
From Operations(1)	877,125	862,875	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations	877,125	862,875	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	877,125	862,875	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	877,125	862,875	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing): [identify and quantify]	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	76	75	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From operations	76	75	—	—	—
From recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors	76	75	—	—	—
Source (on GAAP Basis)
Operations	76	75	—	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	76	75	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	—	—	—

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Springhill Suites Bothell

	2008	2007	2006	2005	2004

		(Annualized)
Gross Revenues	$1,095,423	$1,098,693	—	—	—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Debt Service	624,224	580,218	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP basis)	471,200	518,475	—	—	—
Taxable Income
From Operations(1)	471,200	518,475	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations	471,200	518,475	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	471,200	518,475	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	471,200	518,475	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing): [identify and quantify]	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	70	78	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From operations	70	78	—	—	—
From recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors	70	78	—	—	—
Source (on GAAP Basis)
Operations	70	78	—	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	70	78	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	—	—	—

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Springhill Suites Des Moines

	2008	2007	2006	2005	2004

	(Annualized)
Gross Revenues	$834,701	—	—	—	—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Interest Expense	522,226	—	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP basis)	312,475	—	—	—	—
Taxable Income
From Operations(1)	312,475	—	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations	312,475	—	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	312,475	—	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	312,475	—	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing): [identify and quantify]	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	73	—	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From operations	73	—	—	—	—
From recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors	73	—	—	—	—
Source (on GAAP Basis)
Operations	73	—	—	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	73	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	—	—	—	—

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Fairfield Inn & Suites West Des Moines

	2008	2007	2006	2005	2004

	(Annualized)
Gross Revenues	$948,094	—	—	—	—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Debt Service	472,856	—	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP basis)	475,238	—	—	—	—
Taxable Income
From Operations(1)	475,238	—	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations	475,238	—	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	475,238	—	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	475,238	—	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing): [identify and quantify]	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	73	—	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From operations	73	—	—	—	—
From recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors	—	—	—	—	—
Source (on GAAP Basis)
Operations	73	—	—	—	—
Return of Capital	73	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	73	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	—	—	—	—

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Residence Inn Torrance

	2008	2007	2006	2005	2004

	(Annualized)
Gross Revenues	$4,485,648	—	—	—	—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Debt Service	2,874,598	—	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP basis)	1,611,050	—	—	—	—
Taxable Income
From Operations(1)	1,611,050	—	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations	1,611,050	—	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	1,611,050	—	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	1,611,050	—	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing): [identify and quantify]	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	70	—	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From operations	70	—	—	—	—
From recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors	70	—	—	—	—
Source (on GAAP Basis)
Operations	70	—	—	—	—
Return of Capital	—	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	70	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Residence Inn Perimeter

	2008	2007	2006	2005	2004

	(Annualized)
Gross Revenues	$834,701	—	—	—	—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Debt Service	522,226	—	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP basis)	312,475	—	—	—	—
Taxable Income
From Operations(1)	312,475	—	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations	312,475	—	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	312,475	—	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	312,475	—	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing): [identify and quantify]	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	73	—	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From operations	73	—	—	—	—
From recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors	—	—	—	—	—
Source (on GAAP Basis)
Operations	73	—	—	—	—
Return of Capital	73	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	73	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	—	—	—	—

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Residence Inn Midtown Atlanta

	2008	2007	2006	2005	2004

	(Annualized)
Gross Revenues	$1,178,970	—	—	—	—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Debt Service	655,720	—	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP basis)	523,250	—	—	—	—
Taxable Income
From Operations(1)	523,250	—	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations	523,250	—	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	523,250	—	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	523,250	—	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing): [identify and quantify]	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	70	—	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From operations	70	—	—	—	—
From recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors	—	—	—	—	—
Source (on GAAP Basis)
Operations	70	—	—	—	—
Return of Capital	70	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	70	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	—	—	—	—

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Springhill Suites Pittsburgh

	2008	2007	2006	2005	2004

	(Annualized)
Gross Revenues	$1,252,942	—	—	—	—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Debt Service	592,943	—	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP basis)	660,000	—	—	—	—
Taxable Income
From Operations(1)	660,000	—	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations	660,000	—	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	660,000	—	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	660,000	—	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing): [identify and quantify]	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	75	—	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From operations	75	—	—	—	—
From recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors	—	—	—	—	—
Source (on GAAP Basis)
Operations	75	—	—	—	—
Return of Capital	75	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	75	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	—	—	—	—

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Springhill Suites Houston Medical Center/Reliant Park

	2008	2007	2006	2005	2004

	(Annualized)
Gross Revenues	$1,751,211	—	—	—	—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Debt Service	900,711	—	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP basis)	850,500	—	—	—	—
Taxable Income
From Operations(1)	850,500	—	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations	850,500	—	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	850,500	—	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	850,500	—	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing): [identify and quantify]	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	75	—	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From operations	75	—	—	—	—
From recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors	—	—	—	—	—
Source (on GAAP Basis)
Operations	75	—	—	—	—
Return of Capital	75	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	75	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	—	—	—	—

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

TownePlace Suites Portland Scarborough

	2008	2007	2006	2005	2004

	(Annualized)
Gross Revenues	$775,200	—	—	—	—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Debt Service	—	—	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP basis)	775,200	—	—	—	—
Taxable Income
From Operations(1)	775,200	—	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations	775,200	—	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	775,200	—	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	775,200	—	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing): [identify and quantify]	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	80	—	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From operations	80	—	—	—	—
From recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors	—	—	—	—	—
Source (on GAAP Basis)
Operations	80	—	—	—	—
Return of Capital	80	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	80	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	—	—	—	—

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Moody National HP Grapevine Trust

	2008	2007	2006	2005	2004

	(Annualized)
Gross Revenues	$1,875,741	—	—	—	—
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses
Debt Service	1,027,416	—	—	—	—
Depreciation	—	—	—	—	—
Net Income (GAAP basis)	848,325	—	—	—	—
Taxable Income
From Operations(1)	848,325	—	—	—	—
From Gain on Sale	—	—	—	—	—
Cash Generated From Operations	848,325	—	—	—	—
Cash Generated from Sales	—	—	—	—	—
Cash Generated from Refinancing	—	—	—	—	—
Total Cash Generated	848,325	—	—	—	—
Less Cash Distributions to Investors:
From Operating Cash Flow	848,325	—	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions to Investors	—	—	—	—	—
Less Special Items (not including sales and refinancing): [identify and quantify]	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	—	—	—	—	—
Tax and Distribution Data Per $1,000 Invested	76	—	—	—	—
Federal Income Tax Results:
Ordinary Income (Loss)
From operations	76	—	—	—	—
From recapture	—	—	—	—	—
Capital Gain (loss)	—	—	—	—	—
Cash Distributions to Investors	—	—	—	—	—
Source (on GAAP Basis)
Operations	76	—	—	—	—
Return of Capital	76	—	—	—	—
Source (on Cash Basis)
Sales	—	—	—	—	—
Refinancing	—	—	—	—	—
Operations	76	—	—	—	—
Other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	—	—	—	—

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

APPENDIX B:
FORM OF SUBSCRIPTION AGREEMENT
CURRENTLY NOT AVAILABLE TO RESIDENTS OF OHIO, PENNSYLVANIA OR TENNESSEE
SUBSCRIPTION AGREEMENT INSTRUCTIONS
FOR PROSPECTUS DATED APRIL 15. 2009

Please refer to the following instructions in completing the attached Signature Page. Failure to follow these instructions may result in the rejection of your subscription.

Individuals desiring to purchases shares of common stock (the “Shares”) in Moody National REIT I, Inc., a Maryland corporation (the “Company”), must sign and deliver a copy of the attached subscription agreement signature page (“Signature Page”) along with the acknowledgement of receipt of the prospectus in Section 5 of this Subscription Agreement. If this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the prospectus of the Company, dated 2009 (the “Prospectus”). Subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. Upon completion of this transaction, investors will receive a confirmation of purchase, subject to acceptance by the Company, within 30 days from the date the subscription is received.

In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the final Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri, Nebraska and Ohio who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five business days of the date of subscription.

1. INVESTMENT. A minimum investment of $2,500 is required. A check for the full purchase price of the shares subscribed for should be made payable to “UMB Bank, N.A., as escrow agent for Moody National REIT I, Inc.” If the dealer manager so designates after the Company meets the minimum offering requirements, your check should be made payable to “Moody National REIT I, Inc.” Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “Suitability Standards.” Please indicate the state in which the sale was made in Section 1 of this Subscription Agreement. If this is an initial investment, please check the box indicating it as such. Otherwise, please check the “Additional Investment” box. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial and additional investment.

2. FORM OF OWNERSHIP. Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

3. CUSTODIAL OWNERSHIP ACCOUNTS. If applicable, please provide the information requested for Custodial Accounts in this Section. Please enter the exact name in which the Shares are to be held and the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee.

4. REGISTRATION INFORMATION AND ADDRESS. Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship or tenants-in-common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 11, the investor(s) is/are certifying that the taxpayer or social security number(s) is/are correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee.

5. INVESTOR ACKNOWLEDGMENT. Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on such investor’s behalf.

6. SUITABILITY ACKNOWLEDGEMENT. Please complete this Section so that the Company and your broker-dealer can assess whether your subscription is suitable given your financial condition. The investor agrees to notify the Company and the broker-dealer named on the subscription agreement Signature Page in writing if at any time such investor fails to meet the minimum income and net worth standards or is unable to make any other representations and warranties as set forth in the Prospectus or subscription agreement.

7. DISTRIBUTION REINVESTMENT PLAN. By electing the distribution reinvestment plan, the investor elects to reinvest 100% of cash distributions otherwise payable to such investor in common stock of the Company. If cash distributions are to be sent to an address other than that provided in Section 4 (such as a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

8. BROKER-DEALER. This Section is to be completed by the registered representative AND THE broker-dealer.

9. PAYMENT INSTRUCTIONS. Please indicate the method of payment for your subscription in this Section.

10. ELECTRONIC DELIVERY OF REPORTS AND UPDATES. Please indicate if you authorize the Company to provide its reports and updates to you by making such information available on its website and notifying you via e-mail when such reports and updates are available.

11. SUBSCRIBER SIGNATURES. The subscription agreement Signature Page must be signed by an authorized representative. The subscription agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer. Only original, completed copies of subscription agreements may be accepted. Photocopied or otherwise duplicated subscription agreements cannot be accepted by the Company.

MAILING INSTRUCTIONS.

The completed subscription agreement, including the executed subscription agreement signature page and payment (if sent by mail), should be sent to:

Prior to the Company raising the minimum offering amount of $2,000,000;	Following the Company raising the minimum offering amount of $2,000,000;

Moody National REIT I, Inc.	Via Mail	Via Overnight Delivery
c/o UMB Bank, N.A.
1010 Grand Blvd., 4th Floor	Moody National REIT I, Inc.	Moody National REIT I, Inc.
Mail Stop 1020409	c/o DST Services, Inc.	c/o DST Services, Inc.
Kansas City, MO 64106	P.O. Box 219280	430 West 7th Street
Attn: Lara Stevens, Corporate Trust	Kansas City, MO 64121-9280	Kansas City, MO 64105-1407

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT SIGNATURE PAGE, PLEASE CALL (888) 457-2358.

SUBSCRIPTION AGREEMENT	Moody National REIT I, Inc. P.O. Box 219280 Kansas City, MO 64121-9280 Telephone: (888) 457-2358 Website: www.moodynationalreit.com

1 - INVESTMENT - See payment instructions in Section 9 below.

Minimum investment is $2,500.	Total Dollar Amount Invested:	Total Number of Shares Purchased:

State of Sale (if different from State of Residence):
             This is an ☐ initial investment; or ☐ additional investment. Payment will be made ☐ check enclosed; or ☐ funds wired.

☐

Check this box if you are purchasing Shares from a registered investment advisor (RIA), or if you are an investment participant in a wrap account or fee in lieu of commissions account approved by the broker-dealer, RIA, or a bank acting as a trustee or fiduciary, or similar entity.

2 - FORM OF OWNERSHIP

☐	Individual	☐	Joint Tenants with Rights of Survivorship	☐	Tenants in Common

☐

Corporation — Authorized signature required. Include copies of corporate resolutions designating executive officer as the person authorized to sign on behalf of corporation and authorizing the investment.

☐	Partnership — Authorized signature required. Include copy of partnership agreement.

Identify whether general or limited partnership:

☐	Estate — Personal representative signature required. Include a copy of the court appointment dated within 90 days.

Name of Executor:

☐	Trust — Trustee signature required in Section 11 below. Include a copy of the title and signature pages of the trust.

Name of Trust:

Name of Trustee:

Name of Beneficiary:

☐	Qualified Pension Plan or Profit Sharing Plan (Non-Custodian) — Trustee signature required in Section 11 below. Include a copy of the title and signature pages of the plan.

Name of Trustee:

☐	Other Non-Custodial Ownership Account (Specify):

3 - CUSTODIAL OWNERSHIP ACCOUNTS
Moody National REIT Sponsor, LLC does not provide custodial services; therefore, if this is a custodial account, a custodian must be indicated below. For custodial accounts, a completed copy of this Subscription Agreement should be sent directly to the custodian. The custodian will forward the subscription documents and wire the appropriate funds pursuant to the payment instructions in Section 9 below

☐	Traditional IRA — Custodian signature required in Section 11 below.	☐	Roth IRA — Custodian signature required in Section 11 below.
☐	KEOGH Plan — Custodian signature required in Section 11 below.	☐	Simplified Employee Pension/Trust (SEP)
☐	Pension or Profit-Sharing Plan — Custodian signature required in Section 11 below.	☐	Uniform Gift to Minors Act — Custodian signature required in Section 11 below.

State of:	Custodian for:

☐	Other (Specify):
Required for all custodial ownership accounts:

Name of Custodian:	Trustee:	Other Administrator:

Mailing Address:

City:	State:	Zip Code:

Custodian Telephone Number:

Custodian Social Security Number/Tax Identification Number:

Custodian Account Number:

4 - REGISTRATION INFORMATION AND ADDRESS - Please complete the following applicable information:

Name(s) in which Shares are to be Registered (Please print clearly):

Name(s) of Joint Investor in which Shares are to be Registered (if applicable):

Taxpayer Identification Number (Trust & Custodial Accounts must provide TIN and SSN):

Social Security Number(s) Investor:	Joint Investor:

Street Address of Investor:

City:	State:	Zip Code:

Street Address of Joint Investor: (if different from above):

City:	State:	Zip Code:

Daytime Telephone Number:	Evening Telephone Number:

E-Mail Address:

Citizenship Status of Investor	☐	U.S. Citizen	☐	Resident Alien	☐	Non-Resident Alien

Citizenship Status of Joint Investor	☐	U.S. Citizen	☐	Resident Alien	☐	Non-Resident Alien

Investor Driver’s License No./State of Issue:	Date of Birth (MM/DD/YYYY):

Joint Investor Driver’s License No./State of Issue:	Date of Birth (MM/DD/YYYY):

CURRENTLY NOT AVAILABLE TO RESIDENTS OF OHIO, PENNSYLVANIA OR TENNESSEE

5 - INVESTOR ACKNOWLEDGEMENT
Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:

			Investor		Co-Investor
(a)	I (we) received a final Prospectus for the Company relating to the Shares, wherein the terms and conditions of the offering are described, 5 business days in advance of the date hereof.	Initials		Initials

(b)	I (we) accept and agree to be bound by the terms and conditions of the Company’s charter.	Initials		Initials

(c)	I am (we are) purchasing Shares for my (our) own account and acknowledge that the investment is not liquid.	Initials		Initials

(d)

I (we) understand that the assignability and transferability of the Shares is restricted and will be governed by the Company’s charter and bylaws and all applicable laws as described in the Prospectus;

		Initials		Initials

(e)

I (we) understand that prospective investors should not invest in the Company’s common stock unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment

		Initials		Initials

(f)	I (we) understand that there is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.	Initials		Initials

6 - SUITABILITY ACKNOWLEDGEMENT

Please separately initial the following (as applicable):
			Investor		Co-Investor
•

I certify that I have a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”

		Initials		Initials

•

I certify that I have a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”

		Initials		Initials

•	If I am an Alabama investor, I have a liquid net worth of at least 10 times my investment in the Company and other similar programs and I otherwise meet the Company’s suitability standards.	Initials		Initials

•

If I am a Kansas resident, I understand that it is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest in the aggregate more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

		Initials		Initials

•	If I am a Kentucky investor, my aggregate investment in this offering may not exceed 10% of my liquid net worth.	Initials		Initials

•	If I am an Iowa or Michigan investor, my maximum investment in the Company and affiliated programs cannot exceed 10% of my net worth.	Initials		Initials

CURRENTLY NOT AVAILABLE TO RESIDENTS OF OHIO, PENNSYLVANIA OR TENNESSEE

7 - DISTRIBUTION REINVESTMENT PLAN

Non-Custodial Ownership

☐	I prefer to participate in the Distribution Reinvestment Plan (DRIP).
In the event that the DRIP is not offered for a distribution, your distribution will be sent by check to the address in Section 3 above.
☐	I prefer that my distribution be paid by check to the address in Section 4 above.
☐	I prefer that my distribution be deposited directly into the account listed as follows:

Name of Financial Institution:

Street Address:

City:	State:	Zip Code:

Name(s) on Account:

Bank Routing Number:	Account Number:

☐	Checking	☐ Savings (Attach a voided, pre-printed check or deposit slip.)

Custodial Ownership

☐

I prefer to participate in the Distribution Reinvestment Plan (DRIP). In the event that the DRIP is not offered for a distribution, your distribution will be sent to your Custodian for deposit into your Custodial account cited in Section 3 above.

☐	I prefer that my distribution be sent to my Custodian for deposit into my Custodial account identified in Section 3 above.

8 - BROKER-DEALER - To be completed by the Registered Representative and the Broker-Dealer.

The Registered Representative and an authorized principal of the Broker-Dealer must sign below to complete the order. The Registered Representative and Broker-Dealer hereby warrant that each is duly licensed and may lawfully sell Shares in the state designated as the subscriber’s legal residence or the state in which the sale was made, if different.

Name of Broker-Dealer:

Broker-Dealer Home Office Street Address:

City:	State:	Zip Code:

Telephone Number:	Fax Number:

Name of Registered Representative:

Registered Representative Branch Code:	Registered Representative Rep Number:

Registered Representative Street Address:

City:	State:	Zip Code:

Telephone Number:	Fax Number:

Registered Representative Authorized E-Mail Address:

Shares Sold NAV:	Purchase Volume Discount:

The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned attest that the Registered Representative and the Broker-Dealer are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, the registered representative and the Broker-Dealer have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program.

Signature of Registered Representative*:	Date:

Signature of Broker-Dealer (Authorized Principal)*:	Date:

*SIGNATURES OF THE REGISTERED REPRESENTATIVE AND AN AUTHORIZED FIRM PRINCIPAL ARE REQUIRED FOR PROCESSING.

E-Mail:

9 - PAYMENT INSTRUCTIONS

Account Information
For account service, contact the Escrow Agent, UMB Bank, N.A. at 1010 Grand Blvd, 4th Floor, Mail Stop 1020409, Kansas City, MO 64106, or email lara.stevens@umb.com, or the Company.

Payment Method:

☐

By Mail — Checks should be made payable to “UMB Bank, N.A., as Escrow Agent for Moody National REIT I, Inc.” or, after the Company meets the minimum offering requirements, to “Moody National REIT I, Inc.” You should consult with your registered representative if you are unsure how to make your check payable. Forward the subscription agreement to the address set forth in the instructions to this Subscription Agreement.

☐

By Wire Transfer — If paying by wire transfer, please request that the wire reference the subscriber’s name in order to assure that the wire is credited to the proper account. Initially, wire transfers should be sent to:

UMB Bank N.A., as Escrow Agent for Moody National REIT I, Inc. • ABA No. 101000695 • Account No. 9871737772 • FCT: Moody National REIT I, Inc. • Attn: Lara Stevens

After the Company meets the minimum offering requirements, wire transfers should be made to the Company. You should consult with your registered representative to confirm wiring instructions for your subscription.

10 - ELECTRONIC DELIVERY OF REPORTS AND UPDATES

☐

In lieu of receiving documents, I authorize Moody National REIT I, Inc. to make available on its website at www.moodynationalreit.com its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available.

Send notices to (You must provide an e-mail address if you choose this option):

E-Mail Address:

11 - SUBSCRIBER SIGNATURES

I (we) declare that the information supplied is true and correct and may be relied upon by the Company.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required). Each investor signing below, under penalties of perjury, certifies that:

(1)

The number shown in the Investor Social Security Number(s)/Taxpayer Identification Number field in Section 4 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2)

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)	I am a U.S. person (including a non-resident alien).

NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Moody National REIT I, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Moody National REIT I, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Signature of Individual Owner:	Date:

Print or Type Name:

Signature of Joint Account Owner:	Date:

Print or Type Name:

Signature of Custodian Trustee, Officer, General Partner or other Authorized Person:

Print or Type Name:	Date:

Signature of Additional Person: (if required)	Date:

Print or Type Name:

APPENDIX C:

DISTRIBUTION REINVESTMENT PLAN
Effective as of April 15, 2009

          This DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by Moody National REIT I, Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

          1. Distribution Reinvestment. As agent for the stockholders (“Stockholders”) of the Company who (i) purchase shares of the Company’s common stock (“Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”), or (ii) purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the Plan (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

          2. Effective Date. The effective date of this Plan shall be the date that the minimum offering requirements (as defined in the Prospectus relating to the Initial Offering) are met in connection with the Initial Offering.

          3. Procedure for Participation. Any Stockholder who has received a Prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Dealer Manager or Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company. The Company intends to make Distributions on a monthly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, such Participant fails to meet the minimum income and net worth standards as stated in the subscription agreement for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement, such Participant will promptly so notify the Company in writing.

          4. Purchase of Shares. Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at an initial price of $9.50 per Share until the earliest of (i) the Board of Directors of the Company decides to change the purchase price for shares offered pursuant to the Plan, (ii) all the Plan Shares registered in the Initial Offering are issued, (iii) the Initial Offering and any Future Offering of Plan Shares terminate and the Company elects to deregister with the SEC the unsold Plan Shares, or (iv) there is more than a de minimis amount of trading in the Shares, at which time any registered Plan Shares then available under the Plan will be sold at a price equal to the fair market value of the Shares, as determined by the Company’s Board of Directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant Distribution date. Participants in the Plan may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

          Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the SEC in connection with the Company’s Initial Offering, (b) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”), or (c) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

          Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any

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Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

          If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

          5. Taxes. IT IS UNDERSTOOD THAT REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS.

          6. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

          7. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.

          8. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.

          9. Amendment or Termination of Plan by the Company. The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason upon 10 days’ written notice to the Participants.

          10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

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MOODY NATIONAL REIT I, INC.

UP TO $1,100,000,000 IN SHARES OF

COMMON STOCK

PROSPECTUS

          You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

          Until July 14, 2009 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

April 15, 2009

MOODY NATIONAL REIT I, INC.

SUPPLEMENT NO.  4 DATED APRIL 2, 2010
TO THE PROSPECTUS DATED APRIL 15, 2009

This document supplements, and should be read in conjunction with, our prospectus dated April 15, 2009, relating to our offering of up to $1,100,000,000 in shares of our common stock. This Supplement No. 4 supersedes and replaces Supplement No. 1 dated June 2, 2009, Supplement No. 2 dated August 25, 2009 and Supplement No. 3 dated December 3, 2009. The purpose of this Supplement No. 4 is to disclose:

•	the status of our initial public offering;

•
the extension of the date by which we must meet the minimum offering amount and our notice to persons who have tendered subscriptions of the option to maintain their subscription proceeds in the escrow account through the extended minimum offering period;

•	an update on our previously disclosed potential joint venture investment;

•	an update to the “Risk Factors” section of our prospectus;

•	an update to the “Description of Capital Stock—Distributions” section of our prospectus;

•	the adoption of our amended and restated independent directors compensation plan;

•	the amendment and renewal of our advisory agreement;

•	changes to the management of our dealer manager;

•	changes to our board of directors;

•	an update to the “Prior Performance Summary—Adverse Business Developments” section of our prospectus;

•	a change to the “Experts” section of our prospectus; and

•	our Annual Report on Form 10-K for the period ended December 31, 2009.

Status of Our Initial Public Offering

We commenced our initial public offering of up to $1,100,000,000 in shares of our common stock on April 15, 2009. Prior to the extension of our minimum offering period as described below, the terms of our public offering required us to deposit all subscription proceeds in escrow pursuant to the terms of our escrow agreement with UMB Bank, N.A., or our escrow agent, until the earlier of the date we receive subscriptions aggregating at least $2,000,000 and April 15, 2010. As of March 31, 2010, our escrow agent was holding in escrow $76,506 in proceeds from persons who subscribed for shares in our public offering prior to the extension of our minimum offering period.

Extension of Minimum Offering Period and Notice to Current Subscribers

The escrow agreement for our public offering provides that if we do not raise at least $2,000,000 in subscription proceeds by April 15, 2010, the escrow agent is required to return all funds in the escrow account to subscribers and we will stop selling our shares unless we elect to extend the minimum offering period for up to 120 days upon written notice to the escrow agent. On April 2, 2010, we delivered written notice to our escrow agent of our election to extend the minimum offering period by 60 days to June 14, 2010. Following this extension, if we do not raise at least $2,000,000 in subscription proceeds by June 14, 2010, the escrow agent is required to return all funds in the escrow account to subscribers and we will stop selling our shares.

In connection with our election to extend the minimum offering period to June 14, 2010, we intend to mail a letter to each person who subscribed for shares prior to receiving this prospectus supplement pursuant to which each subscriber will be granted the option to elect to maintain the subscriber’s subscription proceeds in the escrow account until the earlier to occur of (1) the date we raise the minimum offering amount (in which case the subscription proceeds will be released to us) and (2) June 14, 2010 (in which case our public offering will terminate and the subscription proceeds will be released to the subscriber).  If a subscriber elects not to maintain subscription proceeds in the escrow account, the subscriber’s escrowed subscription proceeds, plus the subscriber’s pro rata portion of any interest earned on the aggregate subscription proceeds held in escrow, will be returned to the subscriber promptly following April 15, 2010, the date that the minimum offering period was originally scheduled to end.

An Update to Our Previously Disclosed Potential Joint Venture Investment

On May 22, 2009, our board of directors authorized our officers to take the necessary actions to enter into a joint venture with Moody National 1715 OST Houston S, LLC, an affiliate of our sponsor, to acquire a 51% or greater membership interest in a newly formed Delaware limited liability company. Based upon current market conditions and discussions with potential lenders, we have elected to cease pursuing this joint venture investment. On May 22, 2009, our board of directors also authorized the payment of cash distributions to our stockholders, contingent upon the acquisition of this joint venture investment. We expect that our board of directors will reevaluate the authorization of cash distributions to our stockholders in connection with our first real estate investment.

Update to Risk Factors

The risk factor on pages 16-17 of our prospectus with the caption noted below is superseded and replaced in its entirety with the following:

Our cash distributions are not guaranteed, may fluctuate and may constitute a return of capital or taxable gain from the sale or exchange of property.

The actual amount and timing of distributions will be determined by our board of directors and typically will depend upon the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. Our long-term strategy is to fund the payment of monthly distributions to our stockholders entirely from our funds from operations. However, we can give no assurance as to when we will be able to pay distributions solely from funds from operations. During the early stages of our operations, we may need to borrow funds, request that our advisor, in its discretion, defer its receipt of fees and reimbursements of expenses or, to the extent necessary, utilize offering proceeds in order to make cash distributions. Accordingly, the amount of distributions paid at any given time may not reflect current cash flow from operations. Distributions payable to stockholders may also include a return of capital, rather than a return on capital. We have not established a limit on the offering proceeds that may be used to fund distributions during the early stages of our offering. As such, to the extent that we use offering proceeds to fund distributions to our stockholders, we will have less funds available for investments and your overall return may be reduced.

In the event that we are unable to consistently fund monthly distributions to stockholders entirely from our funds from operations, the value of your shares upon the possible listing of our common stock, the sale of our assets or any other liquidity event may be reduced. Further, distributions generally will be taxable to all U.S. stockholders as ordinary income to the extent they are from our current or accumulated earnings and profits. If we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the stockholder’s tax basis in its shares of common stock. The amount, if any, of each distribution in excess of a stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale or exchange of property. For further information regarding the tax consequences in the event we make distributions other than from funds from operations, please see “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders.” In addition, to the extent we make distributions to stockholders with sources other than funds from operations, the amount of cash that is distributed from such sources will limit the amount of investments in real estate assets that we can make, which will in turn negatively impact our ability to achieve our investment objectives and limit our ability to make future distributions.

The risk factor on page 18 of our prospectus entitled “Our success is dependent on the performance of our sponsor and Moody affiliates” is superseded and replaced in its entirety with the following:

Our success is dependent on the performance of our sponsor and Moody affiliates.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor, our sponsor and other Moody affiliates. Our sponsor and other Moody affiliates are sensitive to trends in the general economy, as well as the commercial real estate and credit markets. The current macroeconomic environment and accompanying credit crisis has negatively impacted the value of commercial real estate assets, contributing to a general slow down in the real estate industry, which we anticipate will continue through 2010.   The recent economic downturn has resulted in overall transaction volume and size of sales and leasing activities to decline which has had an adverse impact on our sponsor and its affiliates, and could continue to put downward pressure on our sponsor’s revenues and operating results.  Additionally, the market downturn has adversely impacted, and could continue to impact, certain prior real estate programs sponsored by Moody affiliates resulting in a decrease or deferral of distributions with respect to such programs. Moody National Management, L.P. continues to seek approval to amend its master lease agreements for certain real estate programs sponsored by Moody National Realty Company and its affiliates to provide for either a deferral or a waiver of a portion of lease payments to program investors, each an “amendment” and collectively referred to as the “amendments,” for the balance of 2010 and may continue to seek further amendments in the future depending upon the then current economic conditions.   Certain real estate programs sponsored by our affiliates have also requested additional cash infusions from investors to fund outstanding debt service payments. Further such requests may be necessary in the future depending upon the then current economic conditions.   Moody National Management, L.P. has also commenced negotiations with lenders to restructure loan terms with respect to certain prior real estate programs in default under existing franchise or loan agreements and may continue to do so in the future. On some loans on these prior programs, the lender is pursuing various alternatives simultaneously, including initiation of foreclosure proceedings and negotiations for loan modifications.  On these loans, the lender and borrower are actively working toward a loan modification.  However, there is no assurance that final loan modifications will be

achieved.    On two of the tenant-in-common programs sponsored by Moody affiliates, the initial lender sold the loans, and the purchaser of the loans initiated foreclosure proceedings resulting in the filing for protection from these proceedings in the United States Bankruptcy Court by a Moody affiliate owning an original equity investment in one property of approximately $10,000 and approximately $10,039 in the other property.  The Moody affiliate is currently in the process of seeking approval of a plan of reorganization and there is no assurance that the plan will be approved.  In addition, a Moody affiliated owner and tenant-in-common owners in eight of the tenant-in-common programs have collectively initiated legal proceedings against a lender.  It is anticipated that the lender on these same loans will continue to pursue all available remedies.  To the extent that any decline in revenues and operating results impacts our sponsor’s ability to provide our advisor with sufficient resources to perform its obligations to us pursuant to the advisory agreement, our results of operations, financial condition and ability to pay distributions to our stockholders could also suffer. Additionally, such adverse conditions could require a substantial amount of time on the part of the management of our advisor and its affiliates, particularly with regard to other real estate programs, thereby decreasing the amount of time they spend actively managing our investments.

Update to Description of Capital Stock—Distributions

The third paragraph of the “Description of Capital Stock—Distributions” section on page 101 of our prospectus is superseded and replaced in its entirety with the following:

We have not established a limit on the offering proceeds that may be used to fund distributions during the early stages of our offering. To the extent that we use offering proceeds to fund distributions to our stockholders, we will have less funds available for investments and your overall return may be reduced. We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

Amendment and Restatement of Independent Directors Compensation Plan

The following information supplements as relevant the disclosure of the “Management—Compensation of Executive Officers and Directors” and “Management—Long-term Incentive Plan” sections on pages 63-65 of our prospectus, as well as any other relevant disclosure in our prospectus.

On August 14, 2009, our board of directors approved and adopted the Amended and Restated Independent Directors Compensation Plan, as amended, or the independent directors compensation plan, which will act as a sub-plan of our long-term incentive plan. Under the independent directors compensation plan, each of our current independent directors will receive shares of restricted stock instead of stock options as provided in the original independent directors compensation plan. No stock options had been granted prior to the amendment and restatement of the independent directors compensation plan.

Under the independent directors compensation plan, as currently in effect, each of our independent directors will receive 5,000 shares of restricted stock when and if we raise the minimum offering amount of $2,000,000. Each new independent director who subsequently joins our board of directors will receive 5,000 shares of restricted stock on the date he or she joins the board of directors. In addition, on the date of each of the first four annual meetings of stockholders at which an independent director is re-elected to the board of directors, each independent director will receive 2,500 restricted shares. Subject to certain conditions, the restricted stock granted pursuant to the independent directors compensation plan will vest and become non-forfeitable in equal quarterly installments beginning on the first day of the first quarter following the date of grant.

Amendment and Renewal of Our Advisory Agreement

On August 14, 2009, we entered into an Amended and Restated Advisory Agreement by and between us, our advisor, our operating partnership and Moody National Realty Company, L.P., to correct the inadvertent omission of the 1.0% debt financing fee to be paid to our advisor or its affiliates as compensation for services rendered by the advisor in connection with the coordination of financing obtained by us and used by us to acquire real properties or other permitted investments.

On March 25, 2010, our board of directors, including our independent directors, acting on our behalf and on behalf of our operating partnership in our capacity as the general partner of our operating partnership, authorized and directed our officers to renew the amended and restated advisory agreement on the same terms as set forth in the amended and restated advisory agreement for an additional one year term upon the expiration of our amended and restated advisory agreement on April 15, 2010.

Changes to the Management of Moody Securities, LLC

The following information supplements as relevant the disclosure of the “Management —Affiliated Dealer Manager” section on page 69 of our prospectus, as well as any other relevant disclosure in our prospectus.

Effective July 2009, Melinda G LeGaye and Bernerd E. Young were appointed as President and Chief Compliance Officer, respectively, of our dealer manager, Moody Securities, LLC. Following the appointment of Ms. LeGaye and Mr. Young to their respective positions, the officers of Moody Securities, LLC were as follows:

Name	Position
Melinda G. LeGaye	President
Bernerd E. Young	Chief Compliance Officer
Robert W. Engel	Chief Financial Officer and Treasurer
Mary E. Smith	Secretary

The biographical information of Ms. LeGaye and Mr. Young is as follows:

Melinda G. LeGaye, age 50, serves as President of Moody Securities, LLC. Ms. LeGaye also serves as President and Chief Executive Officer of MGL Consulting Corporation, a firm she founded in 1984 to provide registration and compliance services to broker-dealers, investment advisors and insurance companies. Ms. LeGaye holds a Bachelor of Business Administration from Sam Houston State University in Huntsville, Texas. She holds the General Securities Principal, General Securities Representative, Financial and Operations Principal, the Municipal Securities Principal, Direct Participation Program Principal, Direct Participation Program Representative, Commodities Representative and the Uniform State Agent Law Examination registrations with FINRA and the Texas State Securities Board. She is a member of the National Association of Compliance Professionals and the International Association of Financial Planners.

Bernerd E. Young, age 51, acts as Chief Compliance Officer of Moody Securities, LLC. Mr. Young also serves as Executive Vice President of MGL Consulting Corporation’s Regulatory Consulting practice group. Prior to joining MGL Consulting Corporation in 2009, Mr. Young served as Chief Compliance Officer and Regulatory Liaison for a major, full service regional brokerage firm. Prior to that, Mr. Young managed his own consulting practice providing consulting and compliance services to broker-dealers and investment advisors, as well as expert witness and litigation support services to the securities industry. Mr. Young also spent 19 years with the National Association of Securities Dealers, Inc., now known as FINRA. He advanced to the position of Director for District 6. Mr. Young holds a Bachelor of Science in business administration and a Bachelor of Science in economics, both from Carthage College in Kenosha, Wisconsin. Mr. Young additionally holds Series 7 and 24 licenses with FINRA.

Changes to our Board of Directors

The following information supplements as relevant the disclosure of the “Management” section on pages 60-62 our prospectus, as well as any other relevant disclosure in our prospectus.

On March 23, 2010, W. Pretlow Riddick, one of our independent directors, notified us of his resignation as a member of our board of directors, effective as of the date of the election of Mr. Riddick’s successor on our board of directors. Mr. Riddick had served as a member of our board of directors since 2009 and was a member of both our audit committee and our investment committee.

On March 25, 2010, the remaining members of our board of directors accepted Mr. Riddick’s resignation and nominated Mr. Lawrence S. Jones to be elected to our board of directors by our sole stockholder to fill the vacant seat on our board of directors created by the resignation of Mr. Riddick.  On March 25, 2010, our board of directors also nominated each of Brett C. Moody, W. Kyle Bebee, William H. Armstrong, III and John P. Thompson to be re-elected as our directors by our sole stockholder.

On March 25, 2010, our sole stockholder, acting by unanimous written consent in lieu of an annual meeting, elected each of Messrs. Jones, Moody, Bebee, Armstrong and Thompson as our directors, each to serve until the next annual meeting of our stockholders (or written consent in lieu thereof) and until their respective successors are duly qualified and elected or until their earlier death, resignation or removal. On March 25, 2010, our board of directors appointed Mr. Jones and Mr. Armstrong to serve on the audit committee and the investment committee, respectively, in order to fill the vacant seats on the audit committee and the investment committee created by the resignation of Mr. Riddick

The biographical information of Mr. Jones is as follows:

Lawrence S. Jones, age 63, serves as one of our independent directors. Mr. Jones is currently the Managing Director of the Encore Opportunity Fund I, L.P., a private real estate fund. Prior to joining Encore Opportunity Fund I, L.P. in August 2008, Mr. Jones served as a senior audit partner at PricewaterhouseCoopers LLP from September 1999 to June 2007, where he was the Financial Services Industry leader for the Dallas and Houston markets from September 1999 to July 2006. Prior to joining PricewaterhouseCoopers LLP, Mr. Jones served from March 1998 to June 1999 as Executive Vice President and Treasurer of Wyndham International, Inc., a leading upscale and luxury hotel operating company.  Mr. Jones began his career in 1972 at Coopers & Lybrand, a predecessor of PricewaterhouseCoopers LLP, and served as the partner in charge of Coopers & Lybrand’s national REIT practice from 1992 until March 1998. From July 1982 to June 1984, Mr. Jones served as a Professional Accounting Fellow with the Office of the Chief Accountant of the Securities and Exchange Commission in Washington, D.C.  Mr. Jones has previously served as a director of the Dallas Arts District Alliance and is currently a member of the National Association of Corporate Directors, the National Association of

Real Estate Investment Trusts (NAREIT), the Urban Land Institute (ULI) and the American Institute of Certified Public Accountants. Mr. Jones is a past-President of the Haas School of Business Alumni Association (University of California at Berkeley).  Mr. Jones received a Bachelor of Arts degree in Economics and Corporate Finance from the University of California at Berkeley and a Master’s Degree in Corporate Finance from UCLA.

Update to Prior Performance Summary—Adverse Business Developments

The “Prior Performance Summary—Adverse Business Developments” section on page 84 of our prospectus is superseded and replaced in its entirety with the following:

Adverse Business Developments

The current market downturn has adversely impacted, and could continue to impact, certain prior real estate programs sponsored by Moody National Realty Company and its affiliates, resulting in a decrease or deferral of distributions with respect to such programs. Moody National Management, L.P. continues to seek approval to amend its master lease agreements for certain real estate programs sponsored by Moody National Realty Company and its affiliates to provide for either a deferral or a waiver of a portion of lease payments to program investors, each an “amendment” and collectively referred to as the “amendments,” for the balance of 2010 and may continue to seek further amendments in the future depending upon the then current economic conditions.   Certain real estate programs sponsored by our affiliates have also requested additional cash infusions from investors to fund outstanding debt service payments. Further such requests may be necessary in the future depending upon the then-current economic conditions.   Moody National Management, L.P. has also commenced negotiations with lenders to restructure loan terms with respect to certain prior real estate programs in default under existing franchise or loan agreements and may continue to do so in the future. On some loans on these prior programs, the lender is pursuing various alternatives simultaneously, including initiation of foreclosure proceedings and negotiations for loan modifications.  On these loans, the lender and borrower are actively working toward a loan modification.  However, there is no assurance that final loan modifications will be achieved.    On two of the tenant-in-common programs sponsored by Moody affiliates, the initial lender sold the loans, and the purchaser of the loans initiated foreclosure proceedings resulting in the filing for protection from these proceedings in the United States Bankruptcy Court by a Moody affiliate owning an original equity investment in one property of approximately $10,000 and approximately $10,039 in the other property.  The Moody affiliate is currently in the process of seeking approval of a plan of reorganization and there is no assurance that the plan will be approved.  In addition, a Moody affiliated owner and tenant-in-common owners in eight of the tenant-in-common programs have collectively initiated legal proceedings against a lender.  It is anticipated that the lender on these same loans will continue to pursue all available remedies.  To the extent that any decline in revenues and operating results impacts our sponsor’s ability to provide our advisor with sufficient resources to perform its obligations to us pursuant to the advisory agreement, our results of operations, financial condition and ability to pay distributions to our stockholders could also suffer. Additionally, such adverse conditions could require a substantial amount of time on the part of the management of our advisor and its affiliates, particularly with regard to other real estate programs, thereby decreasing the amount of time they spend actively managing our investments.

Experts

The “Experts” section on page 137 of our prospectus is hereby amended by adding the following:

The consolidated financial statements of Moody National REIT I, Inc. and subsidiary as of December 31, 2009 and 2008, and the related consolidated statements of equity and cash flows for the year ended December 31, 2009 and for the period from January 15, 2008 (date of inception) to December 31, 2008 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to substantial doubt regarding Moody National REIT I, Inc.’s ability to continue as a going concern). Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Annual Report on Form 10-K

On March 31, 2010, we filed with the Securities and Exchange Commission our Annual Report on Form 10-K for the year ended December 31, 2009.  A copy of our Annual Report on Form 10-K for the year ended December 31, 2009 is attached as Annex A to this Supplement No. 4.

Annex A

ANNUAL REPORT ON FORM 10-K

FOR THE

YEAR ENDED DECEMBER 31, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2009

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Transition Period from              to             .

Commission file number 333-150612

MOODY NATIONAL REIT I, INC.
(Exact name of registrant as specified in its charter)

Maryland	26-1812865
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6363 Woodway Drive, Suite 110 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

(713) 977-7500
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

None

Securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:
 None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes  ☐    No  ☒

There is no established trading market for the registrant’s common stock, and therefore the aggregate market value of the registrant’s common stock held by non-affiliates cannot be determined.

As of March 15, 2010, there were 22,222 outstanding shares of common stock of Moody National REIT I, Inc.

MOODY NATIONAL REIT I, INC.

Special Note Regarding Forward-Looking Statements

Certain statements included in this annual report on Form 10-K (this “Annual Report”) that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs, which involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

●     our ability to effectively deploy the proceeds raised in our initial public offering;

●     changes in economic conditions generally and the real estate and debt markets specifically;

●     legislative or regulatory changes (including changes to the laws governing the taxation of real estate investment trusts, or REITs);

●     the availability of capital;

●     interest rates; and

●     changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying the forward-looking statements included herein could be inaccurate, and undue reliance should not be placed upon on any forward-looking statements included herein. All forward-looking statements are made as of the date of this Annual Report, and the risk that actual results will differ materially from the expectations expressed herein will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements made after the date of this Annual Report, whether as a result of new information, future events, changed circumstances or any other reason.  In light of the significant uncertainties inherent in the forward looking statements included in this Annual Report, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Annual Report will be achieved.

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PART I
ITEM 1.	Business

Overview

Moody National REIT I, Inc. (the “Company”) is a Maryland corporation formed on January 15, 2008 to invest in a diversified portfolio of real estate investments. The Company intends to qualify as a real estate investment trust (“REIT”) commencing in the taxable year in which the Company satisfies the minimum offering requirements. As used herein, the terms “we,” “our” and “us” refer to the Company and, as required by context, Moody National Operating Partnership I, LP, a Delaware limited partnership, which we refer to as our “operating partnership,” and to their subsidiaries.  References to “shares” and “our common stock” refer to the shares of our common stock.  We plan to own substantially all of our assets and conduct our operations through our operating partnership, of which we are the sole general partner.

We intend to invest in a diverse portfolio of real estate assets.  Our targeted investments include hotel, multifamily, office, retail and industrial properties.  We may also invest in real estate securities and debt-related investments. As of December 31, 2009, we have not contracted to purchase any properties or other investments.  We are dependent upon proceeds received from the sale of shares of our common stock in our initial public offering and any indebtedness that we may incur in order to conduct our proposed real estate investment activities.

On May 2, 2008, we filed a registration statement on Form S-11 with the Securities and Exchange Commission, or SEC, to offer a maximum of 100,000,000 shares of our common stock to the public in our primary offering and 10,526,316 shares of our common stock to stockholders pursuant to our distribution reinvestment plan. On April 15, 2009, the SEC declared our registration statement effective and we commenced our initial public offering. Pursuant to the terms of our public offering, subscription proceeds are placed in escrow until we have received subscriptions aggregating at least $2,000,000.  If we do not raise the minimum offering amount of $2,000,000 by April 15, 2010, we may terminate the offering and refund all subscription proceeds held in the escrow account. We are initially offering shares of our common stock to the public in the primary offering at a price of $10.00 per share, with discounts available for certain purchasers, and to our stockholders pursuant to our distribution reinvestment plan at a price of $9.50 per share. Our board of directors may change the price at which we offer shares to the public in our primary offering from time to time during the offering, but not more frequently than quarterly, to reflect changes in our estimated per-share net asset value and other factors our board of directors deems relevant. We intend to use substantially all of the net proceeds from the public offering to invest in a diverse portfolio of real estate assets.

As of December 31, 2009, we had not received subscriptions for the minimum offering amount of $2,000,000 and therefore had not yet commenced operations. We are currently in negotiations with a group of investors to raise the minimum offering amount of $2,000,000 by April 15, 2010. In the current economic climate, the rate at which issuers are able to raise capital has decreased.  Upon raising the minimum offering amount, we expect to receive additional proceeds from our public offering as we believe investors have refrained from investing in us until after we have raised the minimum offering amount in order to seek to maximize their returns on their investment. We may elect to amend the terms of our initial public offering to extend the minimum offering period for up to an additional 120 days.

We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as offering proceeds are used to acquire and operate real estate assets.

Our ability to continue as a going concern is dependent on raising the minimum offering amount and additional funds to enable us to pursue our acquisition strategy. Due to the uncertainties described above, there is substantial doubt about whether we will be able to continue as a going concern. Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or to the amounts and classification of liability amounts that may be necessary if we are unable to continue as a going concern.

Subject to certain restrictions and limitations, our business is managed by Moody National Advisor I, LLC, our external advisor, pursuant to an advisory agreement.  We refer to Moody National Advisor I, LLC as our “advisor.”  Our advisor conducts our operations and manages our portfolio of real estate investments.  We have no paid employees.

Moody Securities, LLC, an affiliate of our advisor, serves as our dealer manager.  We refer to Moody Securities, LLC as our “dealer manager” or “Moody Securities.”

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Investment Objectives

Our investment objectives are:

●     to preserve, protect and return stockholder’s capital contributions;

●     to pay regular cash distributions to stockholders; and

●     to realize capital appreciation upon the ultimate sale of the real estate assets we acquire.

Real Estate Portfolio

We intend to invest the majority of our total assets in real properties in multiple property types, consisting of hotel, multifamily, office, retail and industrial assets. During the initial stages of our offering, we anticipate investing primarily in hotel properties as we believe this asset class provides unique opportunities for return on investment at this time. We expect the majority of our direct real property investments will consist of “core plus” properties, which are stabilized, income-producing properties that have been fully constructed and that have significant operating histories. In addition, our portfolio may also include a relatively smaller proportion of “value added” investment opportunities that arise in circumstances where a real property may be situationally undervalued or where product repositioning, capital expenditures or improved property management may increase cash flows. We may also invest in “opportunistic” real properties or properties that are under development or construction, that are newly constructed or that have some level of vacancy at the time of acquisition.  We anticipate that the majority of our direct real property investments will be made in the United States, although we may also invest in Canada to the extent that opportunities exist that may help us meet our investment objectives.

In addition to direct investments in real properties, we also plan to acquire real estate securities and debt-related investments. We expect that our total investments in real estate securities and debt-related investments will be a substantially smaller proportion of our overall portfolio than our direct investments in real properties. However, we are not specifically limited in the number or size of our real estate securities and debt-related investments, or the percentage of the net proceeds from our initial public offering that we may invest in a single real estate related security or debt-related investment.

The number and mix of properties we acquire and other investments we make will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and making our investments and the amount of proceeds we raise in this and potential future offerings.

Borrowing Policies

We intend to use secured and unsecured debt as a means of providing additional funds for the acquisition of real property, securities and debt-related investments. By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. “Net assets” for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of our operations when the costs of our investments are most likely to exceed our net offering proceeds.

Our advisor will seek to obtain financing on the most favorable terms available to us. We expect we will refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the

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refinancing can be used to purchase such investment. The benefits of any such refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from obtaining loans from any of our directors, our advisor and any of our affiliates unless such loan is approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings, secured and unsecured, will be reviewed by the board of directors at least quarterly.

Economic Dependency

We are dependent on our advisor and the dealer manager for certain services that are essential to us, including the sale of our shares in our ongoing initial public offering; the identification, evaluation, negotiation, purchase and disposition of properties and other investments; management of the daily operations of our real estate portfolio; and other general and administrative responsibilities. In the event that our advisor or dealer manager is unable to provide their respective services, we will be required to obtain such services from other sources.

Competitive Market Factors

The United States commercial real estate market remains competitive. We face competition from various entities for investment opportunities in our targeted assets, including other REITs, pension funds, insurance companies, investment funds and real estate companies, partnerships and developers. Many of these entities have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of a tenant or the geographic location of its investments. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, recent disruptions and dislocations in the credit markets have materially impacted the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. This lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. All of the above factors could result in delays in the investment of proceeds from our ongoing initial public offering. Further, as a result of their greater resources, our competitors may have more flexibility than we do in their ability to offer rental concessions to attract tenants. This could put pressure on our ability to maintain or raise rents and could adversely affect our ability to attract or retain tenants. As a result, our financial condition, results of operations, cash flow, ability to satisfy our debt service obligations and ability to pay distributions to our stockholders may be adversely affected.

The success of our portfolio of real estate securities and debt-related investments depends, in part, on our ability to acquire and originate investments with spreads over our borrowing cost. In acquiring and originating these investments, we compete with other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, other lenders, governmental bodies and other entities, many of which have greater financial resources and lower costs of capital available to them than we do. In addition, there are numerous REITs with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, size of loans offered and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential loans than we are, our acquisition and origination volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Regulations

Our investments will be subject to various federal, state, local and foreign laws, ordinances and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution and indirect environmental impacts such as increased motor vehicle activity. We intend to obtain all permits and approvals necessary under current law to operate our investments.

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Environmental

As an owner of real estate, we will be subject to various environmental laws of federal, state and local governments. We do not believe that compliance with existing laws will have a material adverse effect on our financial condition or results of operations. However, we cannot predict the impact of unforeseen environmental contingencies or new or changed laws or regulations on properties in which we hold an interest, or on properties that may be acquired directly or indirectly in the future.

 Employees

We have no paid employees. The employees of our advisor or its affiliates provide management, acquisition, advisory and certain administrative services for us.

Available Information

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, or the “Exchange Act,” and, as a result, file periodic reports, proxy statements and other information with the SEC. The SEC maintains a website (http://www.sec.gov) that contains our annual, quarterly and current reports, proxy and information statements and other information we file electronically with the SEC. Access to these filings is free of charge.  Unless specifically incorporated by reference herein, information on our website does not constitute part of this Annual Report on Form 10-K.

ITEM 1A.               Risk Factors

The following are some of the risks and uncertainties that could cause our actual results to differ materially from those presented in our forward-looking statements. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Investment Risks

There is no public trading market for shares of our common stock and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares of common stock and, if you are able to sell your shares, you are likely to sell them at a substantial discount.

There is no current public market for the shares of our common stock and we have no obligation to list our shares on any public securities market or provide any other type of liquidity to our stockholders. It will therefore be difficult for you to sell your shares of common stock promptly or at all. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock sold to be less than what you paid or less than your proportionate value of the assets we own. We have adopted a share redemption program but it is limited in terms of the amount of shares that may be purchased each quarter. Additionally, our charter does not require that we consummate a transaction to provide liquidity to stockholders on any date certain or at all. As a result, you should purchase shares of our common stock only as a long-term investment, and you must be prepared to hold your shares for an indefinite length of time.

We have no prior operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

We have no prior operating history and may not be able to successfully operate our business or achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a REIT with a substantial operating history. In addition, you should not rely on the past performance of real property, real estate securities or debt-related investments owned by other affiliates of Moody National Companies, or Moody affiliates, to predict our future results. Our investment strategy and key employees differ from the investment strategies and key employees of our affiliates in the past and present and may continue to do so in the future.

We presently intend to effect a liquidity event within four to six years from the completion of the primary offering; however, there can be no assurance that we will effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock.

In the future, our board of directors will consider various forms of liquidity events, including, but not limited to, (1) the sale of all or substantially all of our real estate assets for cash or other consideration, (2) our sale or merger in a transaction

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that provides our stockholders with cash and/or securities of a publicly traded company and (3) the listing of our common stock on a national securities exchange. We presently intend to effect a liquidity event within four to six years from the termination of the primary offering. However, there can be no assurance that we will cause a liquidity event to occur within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through our share redemption program.

Payment of fees to our advisor and its affiliates reduces cash available for investment, which may result in stockholders not receiving a full return of their invested capital.

Because a portion of the offering price from the sale of our shares will be used to pay expenses and fees, the full offering price paid by stockholders will not be invested in real estate assets. As a result, stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.

If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and personnel. At this time, we cannot anticipate the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our common stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the earnings per share and funds from operations per share attributable to your investment.

Additionally, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our earnings per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our shares.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have a great deal of know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our real estate assets.

You are limited in your ability to sell your shares of common stock pursuant to our share redemption program. You may not be able to sell any of your shares of our common stock back to us, and if you do sell your shares, you may not receive the price you paid.

Our share redemption program may provide you with a limited opportunity to have your shares of common stock redeemed by us at a price equal to or at a discount from the current offering price per share for the shares being redeemed. Following the primary offering, shares of common stock will be redeemed, subject to certain restrictions and limitations, at a price equal to, or at a discount from, a price based upon the per-share net asset value of the company and other factors the board of directors deems relevant. We anticipate that shares of our common stock may be redeemed on a quarterly basis. However, our share redemption program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can redeem at any given time and limiting the redemption price. Specifically, we

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presently intend to limit the number of shares to be redeemed during any calendar year to no more than (1) 5.0% of the weighted average of the shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors; provided, however that the above limitation shall not apply to redemptions requested within two years after the death of a stockholder. In addition, our board of directors reserves the right to reject any redemption request for any reason or no reason or to amend or terminate the share redemption program at any time. Therefore, you may not have the opportunity to make a redemption request prior to a potential termination of the share redemption program and you may not be able to sell any of your shares of common stock back to us pursuant to our share redemption program. Moreover, if you do sell your shares of common stock back to us pursuant to the share redemption program, you may not receive the same price you paid for any shares of our common stock being redeemed.

Our cash distributions are not guaranteed, may fluctuate and may constitute a return of capital or taxable gain from the sale or exchange of property.

The actual amount and timing of distributions will be determined by our board of directors and typically will depend upon the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. Our long-term strategy is to fund the payment of monthly distributions to our stockholders entirely from our funds from operations. However, we can give no assurance as to when we will be able to pay distributions solely from funds from operations. During the early stages of our operations, we may need to borrow funds, request that our advisor, in its discretion, defer its receipt of fees and reimbursements of expenses or, to the extent necessary, utilize offering proceeds in order to make cash distributions. Accordingly, the amount of distributions paid at any given time may not reflect current cash flow from operations. Distributions payable to stockholders may also include a return of capital, rather than a return on capital. We have not established a limit on the offering proceeds that may be used to fund distributions during the early stages of our offering. As such, to the extent that we use offering proceeds to fund distributions to our stockholders, we will have less funds available for investments and your overall return may be reduced.

In the event that we are unable to consistently fund monthly distributions to stockholders entirely from our funds from operations, the value of your shares upon the possible listing of our common stock, the sale of our assets or any other liquidity event may be reduced. Further, distributions generally will be taxable to all U.S. stockholders as ordinary income to the extent they are from our current or accumulated earnings and profits. If we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the stockholder’s tax basis in its shares of common stock. The amount, if any, of each distribution in excess of a stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale or exchange of property. For further information regarding the tax consequences in the event we make distributions other than from funds from operations, please see “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders” in our prospectus. In addition, to the extent we make distributions to stockholders with sources other than funds from operations, the amount of cash that is distributed from such sources will limit the amount of investments in real estate assets that we can make, which will in turn negatively impact our ability to achieve our investment objectives and limit our ability to make future distributions.

Payments to the holder of the special units of our operating partnership may reduce cash available for distribution to our stockholders and the value of our shares of common stock upon consummation of a liquidity event.

Moody OP Holdings I, LLC, or Moody Holdings, as the holder of the special units of our operating partnership, may be entitled to receive 15% of specified distributions made upon dispositions of our operating partnership’s assets and a promissory note, cash or shares of our common stock upon the occurrence of specified events, including, among other events, a listing of our shares on an exchange or the termination or non-renewal of the advisory agreement. Payments to the holder of the special units upon dispositions of our operating partnership’s assets and redemptions of the special units may reduce cash available for distribution to our stockholders and the value of shares of our common stock upon consummation of a liquidity event.

The price of our shares of common stock may be adjusted to a price less than the price you paid for your shares of common stock.

The price of our shares of common stock may be adjusted periodically, in the sole and absolute discretion of our board of directors, to reflect changes in the net asset value of our assets and other factors our board of directors deems relevant and therefore future adjustments may result in an offering price lower than the price you paid for your shares.

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Risks Related To Our Business

We, our sponsor and our advisor do not have experience in operating a public company or a REIT, and our failure to operate successfully or profitably could have a material adverse effect on our ability to generate cash flow.

We and our advisor are each recently formed companies. Neither our advisor nor our sponsor nor any of our advisor’s or sponsor’s respective officers or employees in their capacities with our advisor and our sponsor have operated a public company or an entity that has elected to be taxed as a REIT, and we may not be able to operate such an entity successfully. You should not rely upon the past performance of other real estate investment programs of our affiliates to predict our future results. As of the date of this Annual Report, we have not purchased any real estate or made any other investments, and we have not identified any probable investments. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful, we must, among other things:

●     identify and acquire investments that align with our investment strategies;

●     establish and maintain contacts with licensed securities brokers and other agents to successfully complete our initial public offering;

●     attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

●     respond to competition for our targeted real estate properties, real estate securities and debt-related investments as well as for potential investors in our shares; and

●     continue to build and expand our operations structure to support our business.

Our failure, or our advisor’s or sponsor’s failure, to operate successfully or profitably could have a material adverse effect on our ability to generate cash flow to make distributions to our stockholders and could cause you to lose all or a portion of your investment in our shares.

Our success is dependent on the performance of our sponsor and Moody affiliates.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor, our sponsor and other Moody affiliates. Our sponsor and other Moody affiliates are sensitive to trends in the general economy, as well as the commercial real estate and credit markets. The current macroeconomic environment and accompanying credit crisis has negatively impacted the value of commercial real estate assets, contributing to a general slow down in the real estate industry, which we anticipate will continue through 2010. The recent economic downturn has resulted in overall transaction volume and size of sales and leasing activities to decline which has had an adverse impact on our sponsor and its affiliates, and could continue to put downward pressure on our sponsor’s revenues and operating results. Additionally, the market downturn has adversely impacted, and could continue to impact, certain prior real estate programs sponsored by Moody affiliates resulting in a decrease or deferral of distributions with respect to such programs. Moody National Management, L.P. continues to seek approval to amend its master lease agreements for certain real estate programs sponsored by Moody National Realty Company and its affiliates to provide for either a deferral or a waiver of a portion of lease payments to program investors, each an “amendment” and collectively referred to as the “amendments,” for the balance of 2010 and may continue to seek further amendments in the future depending upon the then current economic conditions. Certain real estate programs sponsored by our affiliates have also requested additional cash infusions from investors to fund outstanding debt service payments. Further such requests may be necessary in the future depending upon the then-current economic conditions. Moody National Management, L.P. has also commenced negotiations with lenders to restructure loan terms with respect to certain prior real estate programs in default under existing franchise or loan agreements and may continue to do so in the future. On some loans on these prior programs, the lender is pursuing various alternatives simultaneously, including initiation of foreclosure proceedings and negotiations for loan modifications.  On these loans, the lender and borrower are actively working toward a loan modification.  However, there is no assurance that final loan modifications will be achieved. On two of the tenant-in-common programs sponsored by Moody affiliates, the initial lender sold the loans, and the purchaser of the loans initiated foreclosure proceedings, resulting in the filing for protection from these proceedings in the United States Bankruptcy Court by a Moody affiliate owning an original equity investment in one property of approximately $10,000 and approximately $10,039 in the other property. The Moody affiliate is currently in the process of seeking approval of a plan of reorganization and there is no assurance that the plan will be approved.  In addition,

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a Moody affiliated owner and tenant-in-common owners in 8 of the tenant-in-common programs have collectively initiated legal proceedings against a lender.  It is anticipated that the lender on these same loans will continue to pursue all available remedies. To the extent that any decline in revenues and operating results impacts our sponsor’s ability to provide our advisor with sufficient resources to perform its obligations to us pursuant to the advisory agreement, our results of operations, financial condition and ability to pay distributions to our stockholders could also suffer. Additionally, such adverse conditions could require a substantial amount of time on the part of the management of our advisor and its affiliates, particularly with regard to other real estate programs, thereby decreasing the amount of time they spend actively managing our investments.

If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives.

Delays in selecting, acquiring and developing real estate assets could adversely affect investor returns. Because we are conducting our initial public offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will depend, in part, on the amount of proceeds we have received at a given time. As of the date of this Annual Report, we have not identified the real estate assets that we will purchase with the proceeds of our initial public offering. If we are unable to access sufficient capital, we may suffer from delays in deploying the capital into real estate assets.

The current downturn in the credit markets has increased the cost of borrowing and has made financing difficult to obtain, each of which may have a material adverse effect on our results of operations and business.

Recent events in the financial markets have had an adverse impact on the credit markets and, as a result, the availability of credit has become more expensive and difficult to obtain. Some lenders are imposing more stringent restrictions on the terms of credit and there may be a general reduction in the amount of credit available in the markets in which we conduct business. The negative impact of the tightening of the credit markets may have a material adverse effect on us resulting from, but not limited to, an inability to finance the acquisition of real estate assets on favorable terms, if at all, increased financing costs or financing with increasingly restrictive covenants.

We are uncertain of our sources for funding our future capital needs. If we cannot obtain debt or equity financing on acceptable terms, our ability to acquire real estate assets and to expand our operations will be adversely affected.

The net proceeds from our initial public offering will be used for investments in real properties, real estate securities and debt-related investments, for payment of operating expenses and for payment of various fees and expenses such as acquisition fees, origination fees, asset management fees and property management fees. We do not intend to establish a general working capital reserve out of the proceeds from our initial public offering during the initial stages of the offering. Accordingly, in the event that we develop a need for additional capital in the future for investments, the improvement of our real properties or for any other reason, sources of funding may not be available to us. If we cannot establish reserves out of cash flow generated by our real estate assets or out of net sale proceeds in non-liquidating sale transactions, or obtain debt or equity financing on acceptable terms, our ability to acquire real estate assets and to expand our operations will be adversely affected. As a result, we would be less likely to achieve portfolio diversification and our investment objectives, which may negatively impact our results of operations and reduce our ability to make distributions to our stockholders.

Risks Relating to Our Organizational Structure

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify and advance expenses to our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities subject to any limitations under Maryland law or in our charter. Moreover, we have entered into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter does provide that we may not indemnify our directors, our advisor and its affiliates for loss or liability suffered by them or hold our directors or our advisor and its affiliates harmless for loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our

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independent directors, and the indemnification or obligation to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may benefit our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock unless exempted by our board of directors. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to our initial public offering.

Investors in our initial public offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock if the issuance is approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. The issuance of preferred stock or other classes of common stock would increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base. Our charter authorizes us to issue 450,000,000 shares of capital stock, of which 400,000,000 shares of capital stock are designated as common stock and 50,000,000 shares of capital stock are designated as preferred stock. Our board of directors may increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

●     a merger, tender offer or proxy contest;

●     the assumption of control by a holder of a large block of our securities; and

●     the removal of incumbent management.

We do not currently have a compensation committee, and presently do not intend to form such a committee.

We do not have a compensation committee and have no plans to form one. Our board of directors may form a compensation committee in the future, which we expect will occur only when we hire our own employees. We currently do not have any employees nor do we have plans to hire any. The role of any compensation committee would be to make recommendations to our board of directors on the compensation of our employees and to administer the granting of awards pursuant to our 2009 Long-Term Incentive Plan, of which the Amended and Restated Independent Directors Compensation Plan is a part, or the “Long-Term Incentive Plan,” and to set the terms and conditions of such awards. Until our board of directors deems it in our best interest to form a compensation committee, our board of directors will directly administer our Long-Term Incentive Plan and perform such other related duties. Should our board of directors decide in the future to form a compensation committee, such committee will be comprised of a majority of independent directors.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

Limited partners in our operating partnership have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a

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manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

In addition, Moody Holdings, the holder of special units in our operating partnership, may be entitled to (1) certain cash payments, as described in the “Management Compensation Table” of our prospectus, upon the disposition of certain of our operating partnership’s assets or (2) a one time payment in the form of cash, a promissory note or shares of our common stock in conjunction with the redemption of the special units upon the occurrence of a listing of our shares on a national stock exchange or certain events that result in the termination or non-renewal of our advisory agreement. This potential obligation to make substantial payments to the holder of the special units may reduce our cash available for distribution to stockholders and limit the amount that stockholders will receive upon the consummation of a liquidity event.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. If for any reason, we were required to register as an investment company, we would have to comply with a variety of extensive and restrictive requirements under the Investment Company Act imposing, among other things:

●     limitations on capital structure;

●     restrictions on specified investments;

●     prohibitions on transactions with affiliates; and

●     compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to operate in such a manner that we will not become subject to regulation under the Investment Company Act. To maintain our exemption from regulation under the Investment Company Act, we must comply with technical and complex rules and regulations.

Specifically, to maintain our exemption from regulation as an investment company under the Investment Company Act, we intend to engage primarily in the business of investing in interests in real estate and to begin making a substantial portion of these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of our initial public offering in real estate assets within one year of the termination of our initial public offering, we may need to invest temporarily any unused proceeds in government securities. Government securities may have lower yields than other investments that we would normally make and would likely reduce the cash available for distribution to investors and possibly lower your returns.

To avoid becoming subject to the Investment Company Act, our advisor may be required to impose limitations on our investment activities. In particular, our advisor may limit the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets that we otherwise might desire to sell and selling assets that we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise wish to acquire or be forced to forgo investment opportunities that we would otherwise want to make and that may be important to our investment strategy. In particular, our advisor will monitor our investments in real estate related assets to ensure continued compliance with one or more exclusions from the definition of “investment company” under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, our advisor may be required to limit the percentage of our assets represented by real estate related assets.

If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. Furthermore, the costs associated with registration as an investment company and compliance with such restrictions could be substantial. In addition, registration under and compliance with the Investment Company Act would require a substantial amount of time on the part of our advisor and its affiliates, thereby decreasing the time they spend actively managing our investments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In

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addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Related To Conflicts of Interest

You will not have the benefit of an independent due diligence review in connection with our initial public offering.

Because Moody Securities is an affiliate of ours, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. The lack of an independent due diligence review and investigation increases the risk of your investment because it may not have uncovered facts that would be important to a potential investor.

We depend on our advisor and its key personnel and if any of such key personnel were to cease to be affiliated with our advisor, our business could suffer.

Our ability to make distributions and achieve our investment objectives is dependent upon the performance of our advisor in the acquisition, disposition and management of real estate assets, the selection of tenants for our real properties and the determination of any financing arrangements. In addition, our success depends to a significant degree upon the continued contributions of certain of the key personnel of Moody National REIT Sponsor, LLC, our sponsor, including Brett C. Moody, W. Kyle Bebee, Mary E. Smith, Adam S. Wilk and Robert W. Engel, each of whom would be difficult to replace. We currently do not have key man life insurance on any of these key personnel. If our advisor were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

We may compete with other Moody National affiliates for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

We may compete with other Moody National affiliates for opportunities to acquire or sell certain types of real estate assets. We may also buy or sell real estate assets at the same time as other Moody National affiliates. In this regard, there is a risk that our advisor will select for us a real estate asset that provides lower returns to us than real estate assets purchased by another Moody National affiliate. Certain of our affiliates own or manage real properties in geographical areas in which we expect to own real properties. Therefore, our real properties may compete for tenants with other real properties owned or managed by other Moody National affiliates. Our advisor may face conflicts of interest when evaluating tenant leasing opportunities for our real properties and other real properties owned or managed by Moody National affiliates, and these conflicts of interest may have a negative impact on our ability to attract and retain tenants. As a result of our potential competition with other Moody National affiliates, certain investment opportunities that would otherwise be available to us may not in fact be available. This competition may also result in conflicts of interest that are not resolved in our favor.

The time and resources that Moody National affiliates devote to us may be diverted, and we may face additional competition due to the fact that Moody National affiliates are not prohibited from raising money for, or managing, another entity that makes the same types of investments that we target.

Moody National affiliates are not prohibited from raising money for, or managing, another investment entity that makes the same types of investments as those we target. For example, our advisor’s management currently manages 46 privately offered real estate programs sponsored by affiliates of our sponsor, all of which have investment objectives generally similar to our initial public offering. As a result, the time and resources they could devote to us may be diverted. In addition, we may compete with any such investment entity for the same investors and investment opportunities. We may also co-invest with any such investment entity. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party.

Our advisor and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and other Moody National affiliates, which could result in actions that are not in the best interests of our stockholders.

Our advisor and its affiliates will receive substantial fees from us in return for their services and these fees could influence the advice provided to us. Among other matters, the compensation arrangements could affect their judgment with respect to:

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●     public offerings of equity by us, which allow our dealer manager to earn additional dealer manager fees and our advisor to earn increased acquisition fees and asset management fees;

●     real estate asset sales, since the asset management fees payable to our advisor will decrease and since our advisor will be entitled to acquisition fees, origination fees and disposition fees upon purchases and sales; and

●     the purchase of real estate assets from other Moody National affiliates, which may allow our advisor or its affiliates to earn additional asset management fees, property management fees and disposition fees.

Further, our advisor may recommend that we invest in a particular asset or pay a higher purchase price for the asset than it would otherwise recommend if it did not receive an acquisition fee or origination fee. Certain potential acquisition fees, origination fees and asset management fees payable to our advisor and property management and leasing fees payable to the property manager would be paid irrespective of the quality of the underlying real estate or property management services during the term of the related agreement. These fees may incentivize our advisor to recommend transactions with respect to the sale of a property or properties that may not be in our best interest at the time. Investments with higher net operating income growth potential are generally riskier or more speculative. In addition, the premature sale of an asset may add concentration risk to the portfolio or may be at a price lower than if we held on to the asset. Moreover, our advisor will have considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as the preservation of capital, to achieve higher short-term compensation. Considerations relating to our affiliates’ compensation from us and other Moody National affiliates could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay you distributions or result in a decline in the value of your investment.

Our advisor may have conflicting fiduciary obligations if we acquire real estate assets from its affiliates or in joint ventures with its affiliates. As a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our advisor may cause us to invest in a property owned by, or make an equity or debt-related investment in, one of its affiliates or through a joint venture with its affiliates. In these circumstances, our advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction, we would not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We may dispose of assets to our advisor, sponsor or their affiliates, which could cause us to enter into transactions on less favorable terms than we would receive from a third party.

We may dispose of assets to our advisor, sponsor or their affiliates. Our advisor, sponsor or their affiliates may make substantial profits in connection with such transactions. Because our independent directors would rely on our advisor in identifying and evaluating any such transaction, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party.

The fees we pay to affiliates in connection with our initial publics offering and in connection with the acquisition and management of our investments were not determined on an arm’s-length basis; therefore, we do not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees to be paid to our advisor, our property manager, our dealer manager and other affiliates for services they provide for us were not determined on an arm’s-length basis. As a result, the fees have been determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties and could be in excess of amounts that we would otherwise pay to third parties for such services.

We may purchase real estate assets from third parties who have existing or previous business relationships with affiliates of our advisor, and, as a result, in any such transaction, we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We may purchase assets from third parties that have existing or previous business relationships with affiliates of our advisor. The officers, directors or employees of our advisor and its affiliates and the principals of our advisor who also perform services for other Moody National affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of such affiliates in preserving or furthering their respective relationships on the other hand. In

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any such transaction, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, and the purchase price or fees paid by us may be in excess of amounts that we would otherwise pay to third parties.

Risks Related To Investments In Real Estate

Disruptions in the financial markets and deteriorating economic conditions could have a material adverse impact on our business.

We believe the risks associated with our business are more severe during market downturns. For example, a prolonged market downturn could negatively impact our real estate investments as a result of increased tenant delinquencies and/or defaults under our leases. In addition, lower demand for rentable space and oversupply of rentable space could lead to increased rent concessions, higher tenant improvement expenditures or reduced rental rates in order to maintain occupancies. Because we expect that some of our debt-related investments may consist of loans secured by real property, these same factors could also negatively affect the underlying borrowers and collateral of our investments. Our operations could be negatively affected to a greater extent if the current market downturn is prolonged or becomes more severe, which would significantly harm our business, results of operations, cash flows and financial condition, our ability to make distributions to you and the value of your investment. We are unable to predict the duration of the current market downturn or future changes in national, regional or local economic, demographic or real estate market conditions.

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and returns to our stockholders.

We will be subject to risks incident to the ownership of real estate assets including changes in national, regional or local economic, demographic or real estate market conditions. We will be subject to risks generally attributable to the ownership of real estate assets, including: changes in national, regional or local economic, demographic or real estate market conditions; changes in supply of or demand for similar properties in an area; increased competition for real estate assets targeted by our investment strategy; bankruptcies, financial difficulties or lease defaults by our tenants; changes in interest rates and availability of financing; and changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws. The recent increase in mortgage defaults in the residential market has had a negative impact on the credit markets generally, which may have an adverse impact on our ability to finance property acquisitions, as well as have an adverse impact on economic conditions generally.

Changes in supply of, or demand for, similar real properties in a particular area may increase the price of real properties we seek to purchase and decrease the price of real properties when we seek to sell them.

The real estate industry is subject to market forces. We are unable to predict certain market changes including changes in supply of, or demand for, similar real properties in a particular area. Any potential purchase of an overpriced asset could decrease our rate of return on these investments and result in lower operating results and overall returns to our stockholders.

Our operating expenses may increase in the future and, to the extent such increases cannot be passed on to tenants, our cash flow and our operating results would decrease.

Operating expenses, such as expenses for fuel, utilities, labor and insurance, are not fixed and may increase in the future. There is no guarantee that we will be able to pass such increases on to our tenants. To the extent such increases cannot be passed on to tenants, any such increase would cause our cash flow and our operating results to decrease.

A market downturn or rise in interest rates could adversely impact occupancy, rental rates and our ability to collect rent from our tenants.

A market downturn may significantly affect occupancy, rental rates and our ability to collect rent from our tenants. For example, a market downturn or rise in interest rates could make it more difficult for us to lease real properties, may require us to lease the real properties we acquire at lower rental rates and may lead to an increase in tenant defaults. In addition, these conditions may also make it more difficult for us to dispose of these properties. Each of these events could have a material adverse impact on our cash flows, operating results and carrying value of investment property.

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In cases in which one of our tenants is required to pay rent based on a percentage of the tenant’s income from its operations at the real property, the actual rental income we receive under such a lease may be inadequate to cover the operating expenses associated with the real property.

Rentals due under leases for retail properties may be based in part on the income of the retail tenant. In such cases where the tenant is required to pay rent based on a percentage of the tenant’s income from its operations at the real property, the actual rental income we receive under such a lease may be inadequate to cover the operating expenses associated with the real property if a tenant’s income is substantially lower than projected. In such case, we may not have access to funds required in the future to pay the operating expenses associated with the real property.

Real property that incurs a vacancy could be difficult to sell or re-lease.

Real property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. In addition, certain of the real properties we acquire may have some level of vacancy at the time of closing. Certain other real properties may be specifically suited to the particular needs of a tenant and may become vacant. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our real properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the real property could be diminished because the market value may depend principally upon the value of the leases of such real property.

We are dependent on tenants for revenue and our inability to lease our real properties or to collect rent from our tenants may adversely affect our results of operations and returns to our stockholders.

Certain of our real properties may be occupied by a single tenant. As a result, the success of those real properties will depend on the financial stability of a single tenant. Lease payment defaults by such tenants could cause us to reduce the amount of distributions to stockholders and could force us to find an alternative source of revenue to pay any mortgage loan on the real property. In the event of such a tenant default, we may also experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our real property. If a lease is terminated, we may be unable to lease the real property for the rent previously received or sell the real property without incurring a loss.

We may not have funding for future tenant improvements, which may adversely affect the value of our properties, our results of operations and returns to our stockholders.

When a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, to attract one or more new tenants, we will be required to expend substantial funds to construct new tenant improvements in the vacated space. We do not anticipate establishing, in the initial stages of our initial public offering, a general working capital reserve out of the proceeds from our public offering. We do not currently have an identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments to attract new tenants. If we do not establish sufficient reserves for working capital or obtain adequate secured financing to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our real properties. If we defer such improvements, the applicable real properties may decline in value, and it may be more difficult for us to attract or retain tenants to such real properties or the amount of rent we can charge at such real properties may decrease. We cannot assure you that we will have any sources of funding available to us for repair or reconstruction of damaged real property in the future.

Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions to our stockholders could be lower than if we did not enter into long-term leases.

We may enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases the rent under our long-term leases is less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into long-term leases.

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Our real properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. We anticipate that certain of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the real properties that they occupy, while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. We will also generally be responsible for real property taxes related to any vacant space. Additionally, some states may impose an entity level tax directly on us. For example, we could be subject to an entity level tax under recent amendments to the margins tax in the state of Texas. Such an entity level tax could adversely affect our cash flow.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect your returns.

We will attempt to adequately insure all of our real properties against casualty losses. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our real properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our real properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.

We compete with numerous other parties or entities for real estate assets and tenants and may not compete successfully.

We will compete with numerous other persons or entities seeking to buy real estate assets or to attract tenants to real properties we acquire. These persons or entities may have greater experience and financial strength than us. There is no assurance that we will be able to acquire real estate assets or attract tenants on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. Each of these factors could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.

Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and returns to our stockholders.

Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in receiving cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to pay for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

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Our ability to make distributions to our stockholders will depend upon the ability of hotel managers to operate our hotels effectively.

We expect to initially invest a portion of the proceeds from our initial public offering in hotel properties. To qualify as a REIT, we cannot operate any hotel or directly participate in the decisions affecting the daily operations of any hotel. Our third-party managers under future management agreements would have direct control of the daily operations of our hotels. We would not have the authority to directly control any particular aspect of the daily operations of any hotel (e.g., setting room rates). Thus, even if we believed the hotels were being operated in an inefficient or sub-optimal manner, we would not be able to require a change to the method of operation. Our only alternative for changing the operation of the hotels would be to replace the third-party manager of one or more hotels in situations where the applicable management agreement permits us to terminate the existing manager.

Our ability to make distributions to stockholders will be impacted by the performance of the hotel managers in generating sufficient revenues from the hotels in excess of operating expenses. The hotel managers will be affected by factors beyond their control, such as changes in the level of demand for rooms and related services of the hotels, their ability to maintain and increase gross revenues and operating margins at the hotels and other factors. Therefore, any operating difficulties or other factors affecting the hotel managers’ ability to maintain and increase gross revenues and operating margins at the hotels could significantly adversely affect our financial condition and results of operations.

The recent market downturn has adversely affected the hospitality industry and may affect hotel operations for the hotels we acquire.

As part of the effects of the recent market downturn, the hospitality industry has experienced a significant decline in business caused by a reduction in travel for both business and pleasure. Consistent with the rest of the hospitality industry, the hotels we acquire may experience declines in occupancy and average daily rates due to decline in travel. In addition, it is possible that these factors could have a material adverse effect on the value of hotels we acquire.

Competition in the hospitality industry and with third parties in acquiring properties may reduce our profitability and the return on your investment.

The hospitality industry is generally characterized as being intensely competitive. To the extent we invest in hotel property, any investment will compete with existing and new hotels in their geographical markets, including with independent hotels, hotels which are part of local or regional chains and hotels in other well-known national chains, including those offering different types of accommodations and services. The principal competitive factors that will affect the hotel properties in which we may invest include, but are not limited to, brand recognition, location, range of services and guest amenities and the quality and price of the hotel rooms and services provided. Any one of the foregoing could impact our profitability and ability to pay distributions.

If we decide to invest in hotel property, we expect to face significant competition for attractive hotel investment opportunities from other major real estate investors with significant capital, including both publicly traded REITs and private institutional investment funds. Because of competition from other well-capitalized real estate investors, we can provide no assurance that we will be able to acquire desired hotel properties. Where it is possible to acquire desired hotel properties, we can provide no assurance that we will be able to do so on favorable terms or that such properties will meet our return expectations or conform to our investment criteria. The competition to acquire attractive hotel investment opportunities could have an adverse effect on our financial condition and ability to pay distributions.

If we do not successfully attract and retain franchise flagships for hotel properties, our business will suffer, and this result will reduce the value of your investment.

Generally, we must attract and retain well-known hospitality franchises for any hotels we may choose to acquire to make these investments profitable. Certain hospitality franchises, including limited-service hotels, impose radius restrictions that limit the number of their hotels allowed within a certain distance of one another. Hospitality franchises also generally require that design and quality standards be met for guest room and common areas before a hospitality franchise will agree to provide the franchise agreement to operate a property. Compliance with these brand standards may impose significant costs upon us. If we are not able to attract and retain franchise flagships for our hotel properties because of location restrictions, the high cost of complying with design and quality standards, or any other reason, our business will suffer, and this result will reduce the value of your investment.

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The hospitality industry is subject to unique, unforeseeable risks that may negatively impact our business and the value of your investment.

The hospitality industry is subject to unique, unforeseeable risks, such as natural disasters, pandemics and threats of pandemics, acts of terror and other catastrophes. We have no control over events of this type and they could have a substantial impact on the hospitality industry and our business if we decide to invest in hotel property. For example, the threat of an avian flu pandemic in an area where we have hotel properties could sharply reduce hotel room demand in that area and negatively impact our business. Because we are unable to control the timing, duration or magnitude of these unforeseen events, the negative impact upon our business could be great.

To the extent we invest in multifamily properties, our ability to make distributions to our stockholders may be adversely affected by short-term leases that expose us to the effects of declining market rent.

We may invest a portion of the proceeds from our initial public offering in multifamily properties. We expect that substantially all of our leases for such properties would be for a term of one year or less. Because these leases generally would permit the residents to leave at the end of the lease term without penalty, our rental revenues could be impacted by declines in market rents more quickly than for longer-term leases, which in turn could affect our ability to make distributions to our stockholders.

Competition due to overbuilding of multifamily properties may reduce our profitability and the return on your investment.

The multifamily property industry is highly competitive. We compete with many other entities in the multifamily property industry, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities. Because of the large number of competitors in this industry, overbuilding of apartment communities may occur. If so, this will increase the number of apartment units available and may decrease occupancy and apartment rental rates. To the extent we invest in multifamily properties, this competition could reduce occupancy levels and revenues at our apartment communities, which would adversely affect our operations.

To the extent we invest in retail properties, our performance will be linked to the market for retail space generally.

The market for retail space has been and could be adversely affected by weaknesses in the national, regional and local economies, the adverse financial condition of some large retailing companies, the ongoing consolidation in the retail sector, excess amounts of retail space in a number of markets and competition for tenants with other shopping centers in our markets. Retailers at our properties will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the Internet. Such competition could adversely affect our tenants and, consequently, our revenues and funds available for distribution.

The recent market downturn has led to decreased consumer spending, which may have an adverse affect on tenants of our retail properties.

The recent market downturn has led to decreased consumer spending. This may adversely affect our retail investments because our income from such investments is derived from lease payments by tenants whose businesses depend on consumer spending. In addition, our ability to increase our revenues and operating income may depend on steady growth of demand for the products and services offered by the stores and companies located in the retail properties we own. A drop in demand for any reason could result in a reduction in tenant performance and consequently, adversely affect us.

Actions of joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties, including with entities that are affiliated with our advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

●     the possibility that our venture partner or co-tenant in an investment might become bankrupt;

●     that the venture partner or co-tenant may at any time have economic or business interests or goals which are, or which become, inconsistent with our business interests or goals;

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●     that such venture partner or co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

●     the possibility that we may incur liabilities as a result of an action taken by such venture partner;

●     that disputes between us and a venture partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business;

●     the possibility that if we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so; or

●     the possibility that we may not be able to sell our interest in the joint venture if we desire to exit the joint venture.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In addition, to the extent that our venture partner or co-tenant is an affiliate of our advisor, certain conflicts of interest will exist.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. There are also various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.

Investment in real properties may also be subject to the Americans with Disabilities Act of 1990, as amended, or ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. We are committed to complying with the ADA to the extent to which it applies. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. With respect to the properties we acquire, the ADA’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. We cannot assure

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you that we will be able to acquire properties or allocate responsibilities in this manner. Any monies we use to comply with the ADA will reduce the amount of cash available for distribution to our stockholders.

Real properties are illiquid investments, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Real properties are illiquid investments. We may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property. Also, we may acquire real properties that are subject to contractual “lock-out” provisions that could restrict our ability to dispose of the real property for a period of time.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. Our real properties may also be subject to resale restrictions. All these provisions would restrict our ability to sell a property, which could reduce the amount of cash available for distribution to our stockholders.

Real property investments made outside of the United States will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

We may acquire properties in Canada to the extent that opportunities exist that may help us meet our investment objectives. International investments and operations generally are subject to various political and other risks that are different from and in addition to those for U.S. investments and operations. To the extent that we invest in real property located outside of the United States, in addition to risks inherent in the investment in real estate generally discussed in this Annual Report, we will also be subject to fluctuations in foreign currency exchange rates and the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements such as the enactment of laws prohibiting or restricting the foreign ownership of property, political and economic instability in certain geographic locations, difficulties in managing international operations, potentially adverse tax consequences, laws restricting us from removing profits earned from activities within the country to the United States, including the payment of distributions, additional accounting and control expenses and the administrative burden associated with complying with a wide variety of foreign laws. Changes in foreign currency exchange rates may adversely impact the fair values and earnings streams of our international holdings and thus the returns on our non-dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.

Risks Associated with Real Estate Securities and Debt-Related Investments

Disruptions in the financial markets and deteriorating economic conditions could adversely impact the commercial mortgage market as well as the market for debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns for our stockholders.

As part of our investment strategy, we intend to acquire a portfolio of real estate-related loans, real estate-related debt securities and other real estate-related investments. The returns available to investors in these investments are determined by: (1) the supply and demand for such investments and (2) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. As liquidity or “demand” increases, the returns available to investors will decrease. Conversely, a lack of liquidity will cause the returns available to investors to increase. Recently, concerns pertaining to the deterioration of credit in the residential mortgage market have expanded to almost all areas of the debt capital markets including corporate bonds, asset-backed securities and commercial real estate mortgages and loans. We cannot foresee when these markets will stabilize. This instability may interfere with the successful implementation of our business strategy.

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The recent market downturn could negatively impact borrowers’ ability to pay principal and interest payments on mortgage loans we own.

The recent market downturn, in addition to other non-economic factors such as an excess supply of properties, has had a material negative impact on the values of commercial real estate. Due to declining real estate values, borrowers may be less able to pay principal and interest on our loans especially if the real estate economy continues to weaken. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to sell loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

If we make or invest in mortgage loans, our mortgage loans may be affected by unfavorable real estate market conditions, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties securing our mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations that could reduce our returns as compared to market interest rates and reduce the value of the mortgage loans in the event we sell them; accordingly, the value of your investment would be subject to fluctuations in interest rates.

If we invest in fixed-rate, long-term mortgage loans and market interest rates rise, the mortgage loans could yield a return that is lower than then-current market rates, which would lower the proceeds we would receive in the event we sell such assets. If market interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid because we may not be able to make new loans at the higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. Finally, if we invest in variable-rate loans and interest rates increase, the value of the loans we own at such time would decrease, which would lower the proceeds we would receive in the event we sell such assets. For these reasons, if we invest in mortgage loans, our returns on those loans and the value of your investment will be subject to fluctuations in market interest rates.

The CMBS and CDOs in which we may invest are subject to several types of risks.

Commercial mortgage-backed securities, or CMBS, are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Collateralized debt obligations, or CDOs, are a type of debt obligation that are backed by commercial real estate assets, such as CMBS, commercial mortgage loans, B-notes, or mezzanine paper. Accordingly, the mortgage backed securities we invest in are subject to all the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS and CDOs may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS and CDOs may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS and CDOs are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third party guarantees or other forms of credit support can reduce the credit risk.

CMBS and CDOs are also subject to several risks created through the securitization process. Subordinate CMBS and CDOs are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS and CDOs will not be fully paid. Subordinate securities of CMBS and CDOs are also subject to greater credit risk than those CMBS and CDOs that are more highly rated.

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The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of the entity owning the real property, the entity that owns the interest in the entity owning the real property or other assets. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

We may make investments in non-U.S. dollar denominated securities, which will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

Some of our real estate securities investments may be denominated in foreign currencies and, therefore, we expect to have currency risk exposure to any such foreign currencies. A change in foreign currency exchange rates may have an adverse impact on returns on our non-U.S. dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations. To the extent that we invest in non-U.S. dollar denominated securities, in addition to risks inherent in the investment in securities generally discussed in this Annual Report, we will also be subject to risks associated with the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, potentially adverse tax consequences, additional accounting and control expenses and the administrative burden of complying with a wide variety of foreign laws.

Risks Associated With Debt Financing

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

We may obtain lines of credit and long-term financing that may be secured by our real estate assets. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. “Net assets” for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the aggregate cost of our real estate assets before non-cash reserves and depreciation. We may temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report, along with an explanation of the reasons for such excess. In addition, we may incur mortgage debt and pledge some or all of our real estate assets as security for that debt to obtain funds to acquire additional real estate assets or for working capital. We may also borrow funds as necessary or advisable to ensure we maintain our REIT tax qualification, including the requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the distribution paid deduction and excluding net capital gains). Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

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Disruptions in the financial markets and deteriorating economic conditions could also adversely affect our ability to secure debt financing on attractive terms and the values of investments we make.

The capital and credit markets have recently experienced extreme volatility and disruption. Liquidity in the global credit market has been severely contracted by these market disruptions, making it costly to obtain new lines of credit or refinance existing debt. We expect to finance our investments in part with debt. As a result of recent turmoil in the credit markets, we may not be able to obtain debt financing on attractive terms or at all. As such, we may be forced to use a greater proportion of proceeds from our initial public offering to finance our acquisitions and originations, reducing the number of investments we would otherwise make. If the current debt market environment persists, we may modify our investment strategy in order to optimize our portfolio performance. Our options would include limiting or eliminating the use of debt and focusing on those investments that do not require the use of leverage to meet our portfolio goals.

Instability in the debt markets may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and negatively impact our operating results.

Interest we pay on our debt obligations will reduce cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage, or replace Moody National Advisor I, LLC as our advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

Our derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our real estate assets, but no hedging strategy can protect us completely. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income test.

Federal Income Tax Risks

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

We intend to operate in a manner designed to permit us to qualify as a REIT for federal income tax purposes commencing with the taxable year in which we satisfy the minimum offering requirements. Although we do not intend to request a ruling from the Internal Revenue Service as to our REIT status, we have received the opinion of Alston & Bird LLP with respect to our qualification as a REIT. This opinion has been issued in connection with our initial public offering.

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Investors should be aware, however, that opinions of counsel are not binding on the Internal Revenue Service or on any court. The opinion of Alston & Bird LLP represents only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. Alston & Bird LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in its opinion or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Alston & Bird LLP and our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Internal Revenue Code, for which there are only limited judicial or administrative interpretations and involves the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Internal Revenue Code is greater in the case of a REIT that holds its assets through a partnership, as we will. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of that qualification.

If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments to pay the applicable corporate income tax. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.

We believe that our operating partnership will be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. If the Internal Revenue Service were successfully to determine that our operating partnership were properly treated as a corporation, our operating partnership would be required to pay federal income tax at corporate rates on its net income, its partners would be treated as stockholders of our operating partnership and distributions to partners would constitute distributions that would not be deductible in computing our operating partnership’s taxable income. In addition, we could fail to qualify as a REIT, with the resulting consequences described above.

To qualify as a REIT we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our REIT taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds or sell assets to fund these distributions. If we fund distributions through borrowings, then we will have to repay debt using money we could have otherwise used to acquire properties resulting in our ownership of fewer real estate assets. If we sell assets or use offering proceeds to pay distributions, we also will have fewer investments. Fewer investments may impact our ability to generate future cash flows from operations and, therefore, reduce your overall return. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income taxation on the earnings that we distribute, it is possible that we might not always be able to do so.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase real properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail

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to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received a cash distribution equal to the fair market value of the stock received pursuant to the plan. For Federal income tax purposes, you will be taxed on this amount in the same manner as if you have received cash; namely, to the extent that we have current or accumulated earnings and profits, you will have ordinary taxable income. To the extent that we make a distribution in excess of such earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the tax basis in your stock, and the amount of the distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

Tax legislation enacted in 2003, as amended, generally reduces the maximum tax rate for distributions payable by corporations to individuals to 15% through 2010. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction, or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least four years. However, despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal and state income taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our real estate assets and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

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Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

●     part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

●     part of the income and gain recognized by a tax exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt to acquire the common stock; and

●     part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Internal Revenue Code may be treated as unrelated business taxable income.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including shares of stock in other REITs, certain mortgage loans and mortgage backed securities. The remainder of our investment in securities (other than governmental securities and qualified real estate assets) generally cannot include more than 10.0% of the outstanding voting securities of any one issuer or more than 10.0% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5.0% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer and no more than 20.0% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

Liquidation of assets may jeopardize our REIT status.

To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

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The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, for which the Internal Revenue Service has provided a safe harbor in Revenue Procedure 2003-65. Pursuant to such safe harbor, if a mezzanine loan is secured by interests in a pass-through entity, it will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT asset tests and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. We may, however, acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the Internal Revenue Service could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

The use of TRS lessees would increase our overall tax liability.

Our TRS lessees and any other of our domestic taxable REIT subsidiaries will be subject to federal and state income tax on their taxable income, which in the case of our TRS lessees may consist of revenues from hotel properties leased by our TRS lessees net of the operating expenses for such properties and rent payments to us. Accordingly, although our ownership of TRS lessees allows us to participate in the operating income from any hotel properties that may be acquired in addition to receiving rent, that operating income is fully subject to income tax. Such taxes could be substantial. The after-tax net income of our TRS lessees or other taxable REIT subsidiaries would be available for distribution to us.

We will incur a 100% excise tax on transactions with our TRS lessees or other taxable REIT subsidiaries that are not conducted on an arm’s length basis. For example, to the extent that the rent paid by one of our TRS lessees exceeds an arm’s length rental amount, such amount potentially is subject to the excise tax. We intend that all transactions between us and our TRS lessees will continue to be conducted on an arm’s length basis and, therefore, that the rent paid by our TRS lessees to us will not be subject to the excise tax.

Foreign investors may be subject to FIRPTA on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled” REIT.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5.0% of the value of our outstanding common stock.

We could lose our REIT status if we decide to purchase hotel properties and the hotel management company with which we enter into hotel management agreements fails to qualify as an “eligible independent contractor” under the Internal Revenue Code.

The hotel properties leased by our TRS lessees must be operated by an “eligible independent contractor” as defined in the Internal Revenue Code for the rental income from any TRS lessees to qualify as rents from real property under the applicable REIT income tests. To qualify as an “eligible independent contractor,” a hotel management company must satisfy certain requirements, including that the hotel management company may not own, directly or indirectly, more than 35% of our capital stock and not more than 35% of the hotel management company may be owned, directly or indirectly, by one or more persons owning 35% or more of our capital stock. For purposes of determining whether these ownership limits are satisfied, actual ownership as well as constructive ownership under the rules of Section 318 of the Internal Revenue Code (with certain modifications) is taken into account. Each of our TRS lessees will hire a hotel management company that we expect to qualify as an “eligible independent contractor,” including a hotel management company operated by us, to manage and operate the hotel properties leased by our TRS lessee. However, constructive ownership under Section 318 of the Internal Revenue Code resulting, for example, from relationship between a hotel management company and any of our stockholders could impact such hotel management company’s ability to satisfy the applicable ownership limits. Discovery of any such relationship could disqualify such hotel management company as an “eligible independent contractor,” which could in turn

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cause us to fail to qualify as a REIT. If we fail to qualify for or lose our status as a REIT, we would be subject to federal income tax on our taxable income. In addition, the hotel management company’s failure to qualify as an eligible independent contractor may or may not give us the right to terminate the operative management agreement without incurring substantial costs.

Retirement Plan Risks

There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our common stock.

If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA in us, you should consider:

●     whether your investment is consistent with the applicable provisions of the Employee Retirement Income Security Act, or ERISA, and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

●     whether your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

●     whether your investment satisfies the prudence and diversification requirements of Section 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

●     whether your investment will impair the liquidity of the plan or IRA;

●     whether your investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan; and

●     your need to value the assets of the plan annually.

You also should consider whether your investment in us will cause some or all of our assets to be considered assets of an employee benefit plan or IRA. We do not believe that under ERISA and U.S. Department of Labor regulations currently in effect that our assets would be treated as “plan assets” for purposes of ERISA. However, if our assets were considered to be plan assets, transactions involving our assets would be subject to ERISA and Section 4975 of the Internal Revenue Code and some of the transactions we have entered into with Moody National Advisor I, LLC and its affiliates could be considered “prohibited transactions,” under ERISA or the Internal Revenue Code. If such transactions were considered “prohibited transactions,” Moody National Advisors I, LLC and its affiliates could be subject to liabilities and excise taxes or penalties. In addition, our officers and directors, Moody National Advisors I, LLC and its affiliates could be deemed to be fiduciaries under ERISA, subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA and those serving as fiduciaries of plans investing in us may be considered to have improperly delegated fiduciary duties to us. Additionally, other transactions with “parties-in-interest” or “disqualified persons” with respect to an investing plan might be prohibited under ERISA, the Internal Revenue Code or other governing authority in the case of a government plan. Therefore, we would be operating under a burdensome regulatory regime that could limit or restrict investments we can make or our management of our real estate assets. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan purchasing shares and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase.

ITEM 1B.	Unresolved Staff Comments

None.

ITEM 2.	Properties

As of December 31, 2009, we had neither purchased any real estate or made any other investments nor identified any probable investments.

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ITEM 3.	Legal Proceedings

None.

ITEM 4.	Reserved

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PART II

ITEM 5.	Market for Registrant’s Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities

Market Information

Our shares of common stock are not currently listed on a national securities exchange or any over-the-counter market. We do not expect our shares to become listed in the near future, and they may not become listed at all. We presently intend, but are not required, to complete a transaction providing liquidity for our stockholders within four to six years from the termination of our primary offering. Our charter does not require our board of directors to pursue a liquidity event at any particular time, or at all. However, we expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when a suitable transaction will be available.

In order for members of the Financial Industry Regulatory Authority, Inc., or FINRA, and their associated persons to have participated in the offering and sale of our shares of our common stock or to participate in any future offering of our common stock, we are required pursuant to FINRA Rule 5110 to disclose in each Annual Report distributed to our stockholders a per share estimated value of our shares of common stock, the method by which it was developed and the date of the data used to develop the estimated value. In addition, our advisor must prepare annual statements of estimated share values to assist fiduciaries of retirement plans subject to the annual reporting requirements of ERISA in the preparation of their reports relating to an investment in our common shares. For these purposes, the estimated value of the shares shall be deemed to be $10.00 per share as of December 31, 2009. The basis for this valuation is the fact that we are currently conducting a public offering of our common stock at the price of $10.00 per share.

Stockholder Information

As of March 15, 2010, there was one holder of record of our common shares. The number of stockholders is based on the records of DST Systems, Inc., who serves as our transfer agent.

Distributions

To qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders. We intend to accrue and make distributions on a monthly basis beginning no later than the first calendar month after the month in which the minimum offering requirements are met. In connection with a distribution to our stockholders, our board of directors will approve a monthly distribution of a certain dollar amount per share of our common stock.  If we do not have sufficient funds from operations to make distributions, we may need to borrow funds, request that our advisor, in its discretion, defer its receipt of fees and reimbursements of expenses or, to the extent necessary, utilize offering proceeds in order to make cash distributions. Our stockholders may choose whether to have distributions paid in cash or to have distributions otherwise payable to them in cash invested in additional shares of our common stock pursuant to the terms and conditions of our distribution reinvestment plan. As of December 31, 2009, we had not paid any distributions.

Use of Offering Proceeds

On April 15, 2009, our Registration Statement on Form S-11 (File No. 333-150612) registering a public offering of up to $1,100,000,000 in shares of our common stock was declared effective under the Securities Act of 1933, as amended, or the Securities Act, and we commenced our initial public offering. We are offering up to 100,000,000 shares of our common stock to the public in our primary offering at $10.00 per share and up to 10,526,316 shares of our common stock pursuant to our dividend reinvestment plan at $9.50 per share.

We may not sell any shares in our initial public offering until we have raised gross offering proceeds of $2,000,000 from persons who are not affiliated with us or our advisor. Pending satisfaction of this condition, all subscription payments are placed in an account held by our escrow agent in trust for subscribers’ benefit. If we do not raise $2,000,000 in the offering

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by April 15, 2010, we may terminate the offering and refund all subscription proceeds held in the escrow account. We may elect to amend the terms of our initial public offering to extend the minimum offering period for up to an additional 120 days.

After raising the minimum offering amount of $2,000,000, the offering will terminate no later than April 15, 2011, unless extended. As of December 31, 2009, we had not raised the minimum offering amount and had received $111,500 of subscriptions to be held in escrow.

As of the date of this Annual Report, we have not purchased any real estate or made any other investments, and we have not identified any probable investments.

During the fiscal year ended December 31, 2009, we did not sell any equity securities that were not registered under the Securities Act and we did not repurchase any of our securities.

ITEM 6.	Selected Financial Data

As of December 31, 2009, we had not yet commenced material operations or entered into any arrangements to acquire any specific investments. See the consolidated balance sheets and consolidated statements of equity and cash flows included in our accompanying consolidated financial statements.

ITEM 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the “Selected Financial Data” above and our accompanying consolidated financial statements and the notes thereto.  Also see “Forward Looking Statements” preceding Part I.

Overview

We were formed as a Maryland corporation on January 15, 2008 to invest in a diversified portfolio of real estate investments. Our targeted investments include hotel, multifamily, office, retail and industrial properties. We may also invest in real estate securities and debt-related investments. As of December 31, 2009, neither we nor our subsidiary have contracted to purchase any properties or other investments. We are dependent upon proceeds received from the sale of shares of our common stock in our initial public offering and any indebtedness that we may incur in order to conduct our proposed real estate investment activities. We have initially been capitalized with $200,000 from the sale of 22,222 shares of our common stock to our sponsor, Moody National REIT Sponsor, LLC. Our sponsor, or any affiliate of our sponsor, must maintain this investment while it remains our sponsor.

On May 2, 2008, we filed a registration statement on Form S-11 with the SEC to offer a maximum of 100,000,000 shares of our common stock to the public in our primary offering and 10,526,316 shares of our common stock to stockholders pursuant to our distribution reinvestment plan. On April 15, 2009, the SEC declared our registration statement effective and we commenced our initial public offering. We are initially offering shares of our common stock to the public in the primary offering at a price of $10.00 per share, with discounts available for certain purchasers, and to our stockholders pursuant to our distribution reinvestment plan at a price of $9.50 per share. Our board of directors may change the price at which we offer shares to the public in our primary offering from time to time during the offering, but not more frequently than quarterly, to reflect changes in our estimated per-share net asset value and other factors our board of directors deems relevant. We intend to use substantially all of the net proceeds from the public offering to invest in a diverse portfolio of real estate assets.

As of December 31, 2009, we had received subscriptions to purchase approximately $111,500 in shares, or 11,150 shares, of our common stock. Subscription proceeds are placed in an escrow account until such time as subscriptions to purchase at least $2,000,000 of shares of common stock have been received and accepted by us. We are currently in negotiations with a group of investors to raise the minimum offering amount of $2,000,000 by April 15, 2010. We may elect to amend the terms of our initial public offering to extend the minimum offering period for up to an additional 120 days.

We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as offering proceeds are used to acquire and operate real estate assets.

Our ability to continue as a going concern is dependent on raising the minimum offering amount and additional funds to enable us to pursue our acquisition strategy. Due to the uncertainties described above, there is substantial doubt about whether we will be able to continue as a going concern. Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of

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business.  The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or to the amounts and classification of liability amounts that may be necessary if we are unable to continue as a going concern.

We are externally managed by our advisor, Moody National Advisor I, LLC. Our advisor may, but is not required to, establish working capital reserves from offering proceeds, out of cash flow generated by our real estate assets or out of proceeds from the sale of our real estate assets. We do not anticipate establishing a general working capital reserve during the initial stages of our initial public offering; however, we may establish working capital reserves with respect to particular investments. We also may, but are not required to, establish reserves out of cash flow generated by our real estate assets or out of net sale proceeds in non-liquidating sale transactions. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. Our lenders also may require working capital reserves.

To the extent that the working capital reserve is insufficient to satisfy our cash requirements, additional funds may be provided from cash generated from operations or through short-term borrowing. In addition, subject to certain limitations, we may incur indebtedness in connection with the acquisition of any real estate asset, refinance the debt thereon, arrange for the leveraging of any previously unfinanced property or reinvest the proceeds of financing or refinancing in additional properties.

If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year after the taxable year in which we initially elect to be taxed as a REIT, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

Review of our Policies

Our board of directors, including our independent directors, has reviewed our investment policies as described in this Annual Report and determined that such policies are in the best interests of our stockholders because: (1) such policies increase the likelihood that we will be able to acquire a diversified portfolio of income producing properties, thereby reducing risk in our portfolio; (2) our executive officers and directors and the affiliates of our advisor have expertise with the type of real estate investments we seek; and (3) borrowings should enable us to purchase assets and earn rental income more quickly, thereby increasing the likelihood of generating income for our stockholders and preserving stockholder capital.

Market Outlook

The recent economic downturn in the United States has impacted the real estate and credit markets, primarily in the form of escalating default rates on mortgages, declining home values and increasing inventory nationwide. The constraints on available credit has resulted in illiquidity and volatility in the markets for corporate bonds, asset-backed securities and commercial real estate bonds and loans.

These disruptions in the financial markets have increased the cost of credit in the commercial real estate sector. Due to the recent economic downturn, equity and debt capital available for investment in commercial real estate is limited, resulting in fewer real estate transactions, increased capitalization rates and lower property values. Economic conditions have also negatively impacted the commercial real estate sector resulting in lower occupancy, lower rental rates and declining values. We believe that the current economic environment provides unique investment opportunities; however, a continuing decline in the overall economy and availability of credit could adversely impact our operations and investments.

Liquidity and Capital Resources

Our principal demand for funds will be to acquire real estate assets, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs from operations for items other than asset acquisitions. Our cash needs for acquisitions and investments will be funded primarily from the sale of shares of our common stock, including those offered for sale through our distribution reinvestment plan, and through the assumption of debt. As of December 31, 2009, we have not made any acquisitions or investments in real estate or otherwise.  There may be a delay between the sale of shares of our common stock and our purchase of assets, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Our advisor, subject to the oversight of our investment committee and board of directors, will evaluate potential acquisitions and will engage in negotiations with sellers and lenders on our behalf. If necessary, we may use financings or other sources

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of capital in the event of unforeseen significant capital expenditures. As of December 31, 2009, we have not identified any sources for these types of financings.

Results of Operations

During the period from our inception (January 15, 2008) to December 31, 2009, we had been formed but had not yet commenced real estate operations. As a result, we had no material results of operations for that period. The SEC declared the registration statement for our initial public offering effective on April 15, 2009. As of December 31, 2009, we had not raised the minimum offering amount of $2,000,000 in our initial public offering and therefore had not yet commenced operations.

Pursuant to the advisory agreement and the dealer manager agreement, we are obligated to reimburse our advisor, our dealer manager or their affiliates, as applicable, for organization and offering costs associated with our initial public offering, provided that our advisor is obligated to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering costs incurred by us exceed 15% of our gross offering proceeds. In the event we do not raise the minimum offering amount of $2,000,000 by April 15, 2010, we may terminate our initial public offering and return all subscription proceeds held in the escrow account, subject to our right to extend the minimum offering period by up to 120 days.  In the event that we do not raise the minimum offering amount of $2,000,000 by April 15, 2010, or such later date as the minimum offering period may be extended to, we will have no obligation to reimburse our advisor, our dealer manager or their affiliates for any organization and offering costs.  As of December 31, 2009, our advisor and its affiliates have incurred organization costs of approximately $871,000 and offering costs of approximately $1,851,000 on our behalf. These costs are not recorded in our financial statements because such costs are not a liability to us until we sell the minimum number of shares in our public offering, and such costs will only become a liability to us to the extent selling commissions, the dealer manager fee and other organization and offering costs do not exceed 15% of the gross proceeds of our initial public offering.

We also pay our independent directors an annual retainer of $50,000 plus fees for attendance at board and committee meetings. At December 31, 2009, independent director fees of approximately $142,000 had been incurred by our advisor on our behalf.

Critical Accounting Policies

General

Our accounting policies have been established to conform with generally accepted accounting principles, or GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions is different, it is possible that different accounting policies will be applied or different amounts of assets, liabilities, revenues and expenses will be recorded, resulting in a different presentation of the financial statements or different amounts reported in the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses. Below is a discussion of the accounting policies that management considers to be most critical once we commence significant operations. These policies require complex judgment in their application or estimates about matters that are inherently uncertain.

Income Taxes

We intend to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing in the taxable year in which we satisfy the minimum offering requirements. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, so long as we distribute at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). REITs are subject to a number of other organizational and operations requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

We plan to lease the hotels we acquire to wholly-owned taxable REIT subsidiaries that are subject to federal, state and local income taxes. We will account for income using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying

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amounts of existing assets and liabilities and their respective tax bases. A valuation allowance will be recorded for net deferred tax assets that are not expected to be realized.

Valuation and Allocation of Real Property — Acquisition

Upon acquisition, the purchase price of real property will be allocated to the tangible assets acquired, consisting of land, buildings and tenant improvements, any assumed debt, identified intangible assets and asset retirement obligations based on their fair values. Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place contracts, tenant relationships and any goodwill or gain on purchase. Acquisition costs will be charged to expense as incurred. Initial valuations are subject to change until the information is finalized, which will be no later than twelve months from the acquisition date.

The fair value of the tangible assets acquired, consisting of land, buildings and tenant improvements, will be determined by valuing the property as if it were vacant, and the “as-if-vacant” value will then be allocated to land and buildings. Land values will be derived from appraisals, and building values will be calculated as replacement cost less depreciation or our advisor’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of tenant improvements will be based on estimates of those costs incurred at inception of the related acquired leases, depreciated through the date of acquisition. The value of the building will be depreciated over the estimated useful life of twenty-seven to forty-five years using the straight-line method and the value of tenant improvements will be depreciated over the remaining lease terms of the respective leases, which include periods covered by bargain renewal options.

We will determine the fair value of assumed debt by calculating the net present value of the scheduled mortgage payments using interest rates for debt with similar terms and remaining maturities that our advisor believes we could obtain. Any difference between the fair value and stated value of the assumed debt will be recorded as a discount or premium and amortized over the remaining life of the loan.

We will determine the value of above-market and below-market leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) our advisor’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the estimated remaining terms of the respective leases, which include periods covered by bargain renewal options. We will record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental revenue over the remaining terms of the respective leases, which include periods covered by bargain renewal options. Should a tenant terminate its lease, the unamortized portion of the out-of-market lease value will be charged to rental revenue.

The total value of identified real estate intangible assets acquired will be further allocated to in-place lease values, in-place contracts, in-place leasing commissions and tenant relationships based on our evaluation of the specific characteristics of each contract or tenant’s lease and our overall relationship with that respective tenant or contracting party. The aggregate value for leasing commissions will be based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The aggregate value of in-place leases acquired and tenant relationships will be determined by applying a fair value model. The estimates of fair value of in-place leases will include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering then current market conditions. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, we will include such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on then current market conditions. The estimates of the fair value of tenant relationships will also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by our advisor on a tenant-by-tenant basis.

We will amortize the value of in-place leases and in-place leasing commissions over the remaining term of the respective leases, which include periods covered by bargain renewal options, and the value of in-place contracts will be amortized over the remaining term of the respective contracts. The value of tenant relationship intangibles will be amortized over the initial term and any anticipated renewal periods, but in no event exceeding the remaining depreciable life of the building. If a tenant terminates its lease prior to expiration of the initial terms, the unamortized portion of the in-place lease value and tenant relationship intangibles will be charged to expense.

In allocating the purchase price of each of our properties, our advisor will make assumptions and use various estimates, including, but not limited to, the estimated useful lives of the assets, the cost of replacing certain assets, discount rates used to determine present values, market rental rates per square foot and the period required to lease the property up to its occupancy at acquisition as if it were vacant. Many of these estimates will be obtained from independent third party appraisals.

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However, our advisor will be responsible for the source and use of these estimates. A change in these estimates and assumptions could result in a change in the valuation of the various categories of our real estate assets or related intangibles, which could in turn result in a change in the depreciation or amortization expense recorded in our consolidated financial statements. These variances could be material to our results of operations and financial condition.

Valuation and Allocation of Real Property — Ownership

Real estate property in our portfolio will be stated at cost. Construction and improvement costs incurred in connection with the development of new properties or the redevelopment of existing properties will be capitalized. Real estate taxes and interest costs incurred during construction periods will be capitalized. Capitalized interest costs will be based on qualified expenditures and interest rates in place during the construction period. Capitalized real estate taxes and interest costs will be amortized over lives which are consistent with the constructed assets.

Pre-development costs, which generally include legal and professional fees and other directly-related third-party costs that are not part of the exchange, will be expensed as incurred.

We intend to conduct our operations so that tenant improvements, either paid directly or in the form of construction allowances paid to tenants, will be capitalized and depreciated over the applicable lease term. Maintenance and repairs will be charged to expense when incurred. Expenditures for significant betterments and improvements will be capitalized.

Depreciation or amortization expense will be computed using the straight-line method based upon the following estimated useful lives:

Buildings and improvements	27-45
Exterior improvements	10-20
Equipment and fixtures	5-10

Investments in Real Estate Securities

Investments in real estate securities are required to be classified as either trading investments, available-for-sale investments or held-to-maturity investments. Although management generally intends to hold most of our investments in real estate securities until maturity, management may, from time to time, sell any of these assets as part of the overall management of our portfolio. Accordingly, all of our real estate securities will be classified as available-for-sale. All assets classified as available-for-sale will be reported at fair value, based on market prices from independent sources, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders’ equity. As a result, changes in fair value will be recorded to accumulated other comprehensive income, which is a component of stockholders’ equity, rather than through our consolidated statements of operations. To the extent that volatile market conditions persist or deteriorate, they may negatively impact our ability to both acquire and sell any real estate-related securities holdings at a price and with terms acceptable to us, and we could be required to recognize impairment charges in our consolidated statement of operations.  If real estate securities were classified as trading securities, there could be substantially greater volatility in earnings from period to period as these investments would be marked to market and any reduction in the value of the securities versus the previous carrying value would be considered an expense in our consolidated statements of operations.

Principles of Consolidation

Interests in entities acquired are evaluated based on applicable GAAP which requires the consolidation of variable interest entities, or VIEs, in which we are deemed to have the controlling financial interest.  We will have the controlling financial interest if we have the power to direct the activities of the VIE that most significantly impact its economic performance and the obligation to absorb losses or receive benefits from the VIE that could be significant to it.  If the interest in the entity is determined not to be a VIE, then the entity is evaluated for consolidation based on legal form, economic substance, and the extent to which we have control and/or substantive participating rights under the respective ownership agreement.

There are judgments and estimates involved in determining if an entity in which we have an investment is a VIE.  The entity is evaluated to determine if it is a VIE by, among other things, determining if the equity investors as a group have a controlling financial interest in the entity and if the entity has sufficient equity at risk to finance its activities without additional subordinated financial support.

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Debt-Related Investments

Management intends to hold debt-related investments to maturity and, accordingly, such assets will be carried at cost, net of unamortized loan origination costs and fees, discounts, repayments, sales of partial interests in loans, and unfunded commitments.

Investment Impairments

For real estate we may wholly own, our management will monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we will recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value for assets held for use and fair value less costs to sell for assets held for sale.

For real estate we may own through an investment in a joint venture or other similar investment structure, at each reporting date we will compare the estimated fair value of our investment to the carrying value. An impairment charge will be recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

In evaluating our investments for impairment, our advisor will make several estimates and assumptions, including, but not limited to, the projected date of disposition of the properties, the estimated future cash flows of the properties during our ownership and the projected sales price of each of the properties. A change in these estimates and assumptions could result in a change in the book value of our investments, which could be material to our financial statements.

Revenue Recognition

Hotel revenues, including room, food, beverage, and other hotel revenues, will be recognized as the related services are delivered. Ongoing credit evaluations will be performed and an allowance for potential credit losses will be provided against the portion of accounts receivable that is estimated to be uncollectible.

We will recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements will be recorded as deferred rent receivable and will be included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made. Reimbursements from tenants for recoverable real estate tax and operating expenses will be accrued as revenue in the period the applicable expenditures are incurred. In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of our properties. Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases may be established at the time of purchase to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments will be received through a draw of funds escrowed at the time of purchase and may cover a period from one to three years. These funds may be released to either us or the seller when certain leasing conditions are met. Restricted cash will include funds received by third party escrow agents, from sellers, pertaining to master lease agreements. We will record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met. We will accrue lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Valuation of Accounts and Rents Receivable

We will take into consideration certain factors that require judgments to be made as to the collectability of receivables. Collectability factors taken into consideration are the amounts outstanding, payment history and financial strength of the tenant, which taken as a whole determines the valuation.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board, or FASB, issued The Accounting Standards Codification, or the Codification. Effective September 30, 2009, the Codification is the source of authoritative accounting principles

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recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. We adopted the Codification during the third quarter of 2009 and the adoption did not materially impact our financial statements. However, our references to accounting literature within our notes to the consolidated financial statements have been revised to conform to the Codification classification.

The January 1, 2009 adoption of revised provisions regarding classification of noncontrolling interests within the Codification topic of consolidation did not have a material impact on our financial condition. The adoption has resulted in an increase to equity of $1,000 as of December 31, 2008 resulting from the reclassification of minority interest relating to the common units in our operating partnership to a new component of equity as noncontrolling interest. The noncontrolling interest relating to the special units in our operating partnership of $1,000 will remain classified between liability and equity pursuant to the Codification topic of consolidation.

In May 2009, we adopted the revised guidance on management’s assessment of the Codification topic of subsequent events and we incorporated this guidance into our accounting literature. This guidance establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. We adopted this guidance in the second quarter of 2009 and determined that there was no material impact on our financial statements.

In June 2009, the FASB issued authoritative guidance on the consolidation of a Variable Interest Entity.  The new guidance requires revised evaluations of whether entities represent variable interest entities, ongoing assessments of control over such entities, and additional disclosures for variable interests. This guidance is effective for interim and annual periods beginning after November 15, 2009 with early adoption prohibited.  The adoption of this new guidance will not have a material impact on our financial statements, but will result in additional disclosures.

Inflation

With the exception of leases with tenants in multifamily properties, we expect to include provisions in our tenant leases designed to protect us from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases annual reimbursement of operating expenses above a certain allowance. Due to the generally long-term nature of these leases, annual rent increases may not be sufficient to cover inflation and rent may be below market. Leases in multifamily properties generally turn over on an annual basis and do not typically present the same issue regarding inflation protection due to their short-term nature. As of December 31, 2009, we have not entered into any leases.

REIT Compliance

To qualify as a REIT for tax purposes, we will be required to distribute at least 90% of our REIT taxable income to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which our REIT qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to our stockholders.

Distributions

We intend to make regular cash distributions to our stockholders, typically on a monthly basis. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which is impacted by current and projected cash requirements, tax considerations and other factors. During the early stages of our operations, we may declare distributions in excess of funds from operations. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income” each year.  Our stockholders may choose whether to have distributions paid in cash or to have distributions otherwise payable to them in cash invested in additional shares of our common stock pursuant to the terms and conditions of our distribution reinvestment plan. As of December 31, 2009, we had not paid any distributions.

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Funds from Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to net operating income as determined under GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, an industry trade group, or NAREIT, has promulgated a standard known as Funds from Operations, or FFO for short, which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. We will adopt the NAREIT definition for computing FFO because, in our view. FFO is used as a supplemental measure in conjunction with net income. FFO is not defined by GAAP and should not be considered as an alternative to net income as an indication of our operating performance. Additionally, FFO as disclosed by other REITs may not be comparable to our calculation. As of December 31, 2009, we had not commenced real estate operations, and so we had no calculation of FFO as of December 31, 2009.

Off-Balance Sheet Arrangements

As of December 31, 2009, we had no off-balance sheet arrangements other than the potential reimbursement of our organizational and offering costs that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Subsequent Events

During the period from December 31, 2009 to March 31, 2010, we received subscriptions to purchase $20,000 in shares, or 2,000 shares, of common stock, and refunded $55,000 in subscription proceeds to investors which had previously subscribed for shares of common stock.

ITEM 7A.	Quantitative and Qualitative Disclosures About Market Risk

Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity, fund capital expenditures and expand our real estate investment portfolio and operations. Market fluctuations in real estate financing may affect the availability and cost of funds needed to expand our investment portfolio. In addition, restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect our ability to dispose of real estate in the future. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, our advisor will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. Our advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Because we have not commenced real estate operations, we currently have limited exposure to financial market risks. As of December 31, 2009, an increase or decrease in interest rates would have no effect on our interest expense as we had no outstanding debt as of that date.

We will also be exposed to credit risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.

ITEM 8.	Financial Statements and Supplementary Data

Our Consolidated Financial Statements and supplementary data can be found beginning on Page F-1 of this Annual Report on Form 10-K.

ITEM 9.	Changes In and Disagreements With Accountants On Accounting and Financial Disclosure

None.

ITEM 9A(T).	Controls and Procedures

Evaluation of Disclosure Controls and Procedures

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    As of the end of the period covered by this report, management, including our Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 13d-15(e) under the Exchange Act). Based upon, and as of the date of, the evaluation, our Chief Executive Officer and Chief Financial Officer concluded that the disclosure controls and procedures were effective.

This Annual Report does not include a report of management’s assessment regarding internal control over financial reporting or an attestation report of our independent registered public accounting firm due to a transition period established by rules of the SEC for newly public companies.

Changes in Internal Control over Financial Reporting

There has been no significant change in our internal control over financial reporting that occurred during our last fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B.	Other Information

None.

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PART III

ITEM 10.	Directors, Executive Officers and Corporate Governance

All of our officers and directors, other than our independent directors, are officers of our advisor and serve, and may serve in the future, as other affiliates of our advisor. As a result, these individuals will be subject to conflicts of interest in allocating their time between us and other activities and operations of our advisors and its affiliates and between fiduciary duties owed to us and to those entities. Please see Item 1A “Risk Factors—Risks Related To Conflicts of Interest.”

All of our executive officers serve at the pleasure of the board of directors. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us. Each of our directors will serve until the next annual meeting of our stockholders or until his or her successor has been duly elected and qualified.

On March 23, 2010, W. Pretlow Riddick, one of our independent directors, notified us of his resignation as a member of the board of directors, effective as of the date of the election of Mr. Riddick’s successor on the board of directors.  Mr. Riddick had served as a member of the board of directors since 2009 and was a member of both our audit committee and our investment committee. On March 25, 2010, the remaining members of the board of directors accepted Mr. Riddick’s resignation and nominated Mr. Lawrence S. Jones to be elected to the board of directors by our sole stockholder in order to fill the vacant seat on the board of directors created by the resignation of Mr. Riddick. On March 25, 2010, the board of directors also nominated the remaining current directors to be re-elected to the board of directors by our sole stockholder.

On March 25, 2010, our sole stockholder, acting by unanimous written consent in lieu of an annual meeting, elected Mr. Jones and each of our other current directors, each to serve until the next annual meeting of our stockholders (or written consent in lieu thereof) and until their respective successors are duly qualified and elected or until their earlier death, resignation or removal.  On March 25, 2010, the board of directors appointed Mr. Jones and Mr. William H. Armstrong, III to serve on the audit committee and the investment committee, respectively, in order to fill the vacant seats on the audit committee and the investment committee created by the resignation of Mr. Riddick

Our current directors and executive officers are listed below:
Name	Age	Position
Brett C. Moody	46	Chairman of the Board, Chief Executive Officer and President
W. Kyle Bebee	30	Executive Vice President and Director
Robert W. Engel	55	Chief Financial Officer and Treasurer
Mary E. Smith	34	Vice President, Securities Counsel and Secretary
Adam S. Wilk	33	Vice President and Real Estate Counsel
William H. Armstrong, III	45	Independent Director
Lawrence S. Jones	63	Independent Director
John P. Thompson	46	Independent Director

Brett C. Moody has served as our Chairman of the Board, Chief Executive Officer and President since January 2008, the month in which our Company was formed. He also serves as Chief Executive Officer and President of our advisor. Mr. Moody founded Moody Mortgage Corporation in 1996 and has served as its Chairman and Chief Executive Officer since its formation. Mr. Moody, who has over 20 years of commercial real estate experience, has since guided the growth of his company from a mortgage company to a full service real estate firm, which includes affiliates Moody National Mortgage Corporation, Moody Realty Corporation, Moody Management Corporation, Moody National Development Company, L.P., Moody National Construction, LLC, and Moody National Exchange, LLC and their respective subsidiaries, collectively referred to as the Moody National Companies Organization. His primary responsibilities include overseeing real estate acquisitions and management as well as building, coaching and leading the Moody National Companies Organization’s team of professionals. As Chairman of the Board and Chief Executive Officer of Moody National Mortgage Corporation, Mr. Moody has closed over 200 transactions totaling over $2 billion. Prior to founding Moody National Mortgage Corporation, Mr. Moody was a financial analyst for the Dunkum Mortgage Group, now Live Oak Capital. Mr. Moody also serves on the Board of Directors of Foundation for the Future, the Yellowstone Academy for At Risk Children, and the Palmer Drug Abuse Program.

Our board of directors, excluding Mr. Moody, has determined that the leadership positions previously and currently held by Mr. Moody, and the extensive experience he has accumulated from acquiring and managing investments in commercial

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 real estate and debt, have provided Mr. Moody with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director. Consequently, our board of directors has determined that Mr. Moody is a highly qualified candidate for directorship and should therefore continue to serve as one of our directors.

W. Kyle Bebee has served as our Executive Vice President and as one of our directors since January 2008, the month in which our Company was formed. Mr. Bebee also serves as Director of Real Estate Investment for the Moody National Companies Organization. As Director of Real Estate Investment, Mr. Bebee directs all real estate acquisition efforts of the Moody National Companies Organization. Under his tenure, Mr. Bebee has been responsible for well over $1 billion in deal volume including the investment of over $400 million of equity from 1,000 plus investors. Prior to joining the Moody National Companies Organization in December 2004, Mr. Bebee was an investment banker with Challenger Capital Group in Dallas, Texas from September 2004 to December 2004 where he worked in mergers and acquisitions and raised capital for private placements. Mr. Bebee started his career as an analyst for the Blackstone Group in New York for its Real Estate Private Equity Fund where he worked from June 2003 to August 2004. While in New York, Mr. Bebee also worked for a division of Merrill Lynch assisting with debt and equity investments from June 2002 to August 2002. Mr. Bebee has a Bachelor of Business Administration from Texas A&M University in College Station, Texas where he graduated magna cum laude.

 Our board of directors, excluding Mr. Bebee, has determined that Mr. Bebee’s substantial experience acquiring real estate for Moody National Companies Organization and his skills developed from raising capital and completing transactions as an investment banker and analyst have provided Mr. Bebee with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director. Consequently, our board of directors has determined that Mr. Bebee is a highly qualified candidate for directorship and should therefore continue to serve as one of our directors.

Robert W. Engel has served as our Chief Financial Officer and Treasurer since January 2008, the month in which our Company was formed. In addition, Mr. Engel also serves as the Chief Financial Officer — Real Estate Development and Management of the Moody National Companies Organization, a position he has held since September 2006. Prior to working at the Moody National Companies Organization, Mr. Engel served as the Division Controller, Real Estate Development and Management, of BMS Management, Inc., an owner and manager of commercial and multifamily properties primarily in Houston, Texas from May 2005 to September 2006. From November 1999 to May 2005, Mr. Engel served as Controller and Chief Financial Officer, Real Estate Development and Management for Hartman Management, Inc., advisor to Hartman Commercial Properties REIT, which provides commercial real estate services. Mr. Engel has a Bachelor of Business Administration with highest honors with a major in Accounting from the University of Texas at Austin in Austin, Texas. Mr. Engel is a CPA and holds memberships in the American Institute of Certified Public Accountants, and the Texas Society of Certified Public Accountants. Mr. Engel is also a CPM, with membership in the Institute of Real Estate Management, and a CCIM as a member of the CCIM Institute. He is a licensed real estate broker in the State of Texas. Mr. Engel holds Series 7, 22, 24, 27, 62 and 63 licenses with FINRA.

Mary E. Smith has served as our Vice President, Securities Counsel and Secretary since January 2008, the month in which our Company was formed. Ms. Smith also serves as General Counsel — Securities for the Moody National Companies Organization. Prior to joining the Moody National Companies Organization in June 2007, Ms. Smith was an attorney at Luce, Forward, Hamilton & Scripps LLP between October 2000 and May 2007, where she specialized in corporate and securities transactions with an emphasis on the representation of sponsors in private placements and real estate syndications, including limited partnerships, limited liability companies and tenant-in-common interests. Ms. Smith has acted as securities counsel in over $1 billion of tenant-in-common acquisitions including office buildings, retail centers, shopping malls, apartment buildings, assisted living facilities and hotels. Ms. Smith holds a Bachelor of Arts in English Literature and Political Science, summa cum laude, from the University of Southern California in Los Angeles, California and a Juris Doctorate from the University of California, Berkeley (Boalt Hall) in Berkeley, California. Ms. Smith holds Series 7, 24 and 63 licenses with FINRA.

 Adam S. Wilk has served as our Vice President and Real Estate Counsel since January 2008, the month in which our Company was formed. Mr. Wilk is the General Counsel — Real Estate of the Moody National Companies Organization. Since joining the Moody National Companies Organization in October 2006, Mr. Wilk has been responsible for the acquisition of approximately 40 commercial real estate sites valued at approximately $700,000,000. Prior to joining the Moody National Companies Organization, Mr. Wilk worked for the law firm of Bracewell & Giuliani LLP from September 2002 to September 2006, specializing in commercial real estate and energy transactions, including the sale, acquisition, leasing, developing and financing of hotel, office, retail industrial and energy facilities. Mr. Wilk holds a Bachelor of Business Administration and a Doctor of Jurisprudence, both from the University of Texas at Austin in Austin, Texas.

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William H. Armstrong III has served as one of our independent directors since January 2008, the month in which our Company was formed. Mr. Armstrong serves as Chairman of the Board, Chief Executive Officer and President of Stratus Properties Inc. (NASDAQ: STRS), a real estate development company that acquires, develops, manages and sells residential and commercial real estate properties located primarily in the Austin, Texas area. Mr. Armstrong has been employed by Stratus Properties since its inception in 1992 and has served as Chairman of the Board since August 1998, Chief Executive Officer since May 1998 and President since August 1996. Prior to joining Stratus Properties, Mr. Armstrong was Vice President of Sonnenblick Goldman, a national real estate investment banking and advisory firm. Mr. Armstrong received his B.A. in Economics from the University of Colorado in Boulder, Colorado.

 Our board of directors, excluding Mr. Armstrong, has determined that Mr. Armstrong’s previous leadership positions, including directorship, with other organizations primarily engaged in investing in commercial real estate have provided Mr. Armstrong with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director. Consequently, our board of directors has determined that Mr. Armstrong is a highly qualified candidate for directorship and should therefore continue to serve as one of our directors.

Lawrence S. Jones has served as one of our independent directors since March 2010.  Mr. Jones is currently the Managing Director of Encore Opportunity Fund I, L.P., a private real estate fund. Prior to joining Encore Opportunity Fund I in August, 2008, Mr. Jones served as a senior audit partner at PricewaterhouseCoopers LLP from September 1999 to June 2007, where he was the Financial Services Industry leader for the Dallas and Houston markets from September 1999 to July 2006. Prior to joining PricewaterhouseCoopers LLP, Mr. Jones served from March 1998 to June 1999 as Executive Vice President and Treasurer of Wyndham International, Inc., a leading upscale and luxury hotel operating company.  Mr. Jones began his career in 1972 at Coopers & Lybrand, a predecessor of PricewaterhouseCoopers LLP, and served as the partner in charge of Coopers & Lybrand’s national REIT practice from 1992 until March 1998. From July 1982 to June 1984, Mr. Jones served as a Professional Accounting Fellow with the Office of the Chief Accountant of the Securities and Exchange Commission in Washington, D.C.  Mr. Jones has previously served as a director of the Dallas Arts District Alliance and is currently a member of the National Association of Corporate Directors, the National Association of Real Estate Investment Trusts (NAREIT), the Urban Land Institute (ULI) and the American Institute of Certified Public Accountants. Mr. Jones is a past-President of the Haas School of Business Alumni Association (University of California at Berkeley).  Mr. Jones received a Bachelor of Arts degree in Economics and Corporate Finance from the University of California at Berkeley and a Master’s Degree in Corporate Finance from UCLA.

 Our board of directors, excluding Mr. Jones, has determined that Mr. Jones’ experience developing, managing and disposing of commercial real estate has provided Mr. Jones with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director. Consequently, our board of directors has determined that Mr. Jones is a highly qualified candidate for directorship and should therefore continue to serve as one of our directors.

John P. Thompson has served as one of our independent directors since January 2008, the month in which our Company was formed. Mr. Thompson is the founder of PinPoint Commercial, which provides real estate services focusing on industrial, retail and medical related projects primarily in Texas. Prior to founding PinPoint Commercial in 1998, Mr. Thompson served as an industrial broker with CB Richard Ellis, Inc. Mr. Thompson received his Bachelor of Business Administration in Finance from the University of Texas at Austin in Austin, Texas.

Our board of directors, excluding Mr. Thompson, has determined that Mr. Thompson’s experience managing investments in industrial and retail properties and brokering industrial properties has provided Mr. Thompson with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director. Consequently, our board of directors has determined that Mr. Thompson is a highly qualified candidate for directorship and should therefore continue to serve as one of our directors.

Audit Committee

Our board of directors has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The audit committee meets on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary functions are to evaluate and approve the services and fees of our independent registered public accounting firm, to periodically review the auditors’ independence and to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. The current members of the audit committee are Messrs. William H. Armstrong, III, Lawrence S. Jones and John P. Thompson, all of whom are independent directors. Mr. Jones currently serves as the chairman of the audit committee and has been designated by the board of directors as the “audit committee financial expert” pursuant to the requirements of Item

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 407(d)(5) of Regulation S-K promulgated by the SEC under the Exchange Act.

Investment Committee

Our board of directors also has a separately designated investment committee. Our board of directors has delegated to the investment committee (1) certain responsibilities with respect to investment in specific real estate assets proposed by our advisor and (2) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors. Our investment committee must at all times be comprised of a majority of independent directors. The investment committee is comprised of three directors, two of whom are independent directors. The current members of the investment committee are Messrs. Brett C. Moody, John P. Thompson and William H. Armstrong, III, with Mr. Moody serving as the chairman of the investment committee.

With respect to real estate assets, the board of directors has delegated to the investment committee the authority to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price of up to $30,000,000, including the financing of such acquisitions and developments. The board of directors, including a majority of the independent directors, must approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price greater than $30,000,000, including the financing of such acquisitions and developments.

Code of Business Conduct and Ethics

We have adopted a Code of Ethics which contains general guidelines for conducting our business and is designed to help directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to all of our officers, including our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions and all members of our board of directors. The Code of Ethics covers topics including, but not limited to, conflicts of interest, record keeping and reporting, payments to foreign and U.S. government personnel and compliance with laws, rules and regulations. We will provide to any person without charge a copy of our Code of Ethics, including any amendments or waivers, upon written request delivered to our principal executive office at the address listed on the cover page of this Annual Report.

ITEM 11.	Executive Compensation

Compensation of our Executive Officers

We currently have no employees. Our day-to-day management functions are performed by our advisor and its related affiliates. Our executive officers are all employees of our advisor and our sponsor. We do not pay any of these individuals for serving in their respective positions. See “Certain Relationships and Related Transactions and Director Independence” below for a discussion of fees paid to our advisor and its affiliated companies.

Compensation of our Directors

The following table sets forth the compensation earned by our directors in 2009.

Name	Fees Earned or Paid in Cash(1)
Brett C. Moody	$—
W. Kyle Bebee	$—
William H. Armstrong, III	$44,667
W. Pretlow Riddick (2)	$44,667
John P. Thompson	$53,001

(1)
The amounts shown in this column include fees earned for attendance at board of director and committee meetings and annual retainers prorated based on the number of full months following the date on which the Independent Directors Compensation Plan was adopted, or February 13, 2009.  As of December 31, 2009, independent director fees of approximately $142,000 had been incurred by our advisor on our behalf.

(2)	Mr. Riddick resigned from his position as a member of the board of directors effective March 25, 2010.

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We pay each of our independent directors an annual retainer of $50,000, plus $2,000 per in-person board meeting attended, $1,500 per in-person committee meeting attended and $1,000 for each telephonic meeting; provided, however, we do not pay an additional fee to our directors for attending a committee meeting when the committee meeting is held on the same day as a board meeting.  We also pay the audit committee chairperson an additional annual retainer of $10,000 and reimburse all directors for reasonable out-of-pocket expenses incurred in connection with attending board meetings.

We will grant each of our independent directors 5,000 shares of restricted stock when and if we raise the minimum offering amount of $2,000,000. Each new independent director that subsequently joins our board of directors will receive 5,000 shares of restricted stock on the date he or she joins the board of directors. In addition, on the date of each of the first four annual meetings of stockholders at which an independent director is re-elected to the board of directors, he or she will receive 2,500 restricted shares. Subject to certain conditions, the restricted stock granted pursuant to the independent directors compensation plan will vest and become non-forfeitable in equal quarterly installments beginning on the first day of the first quarter following the date of grant. We have reserved 2,000,000 shares of common stock to be granted as restricted stock to the independent directors pursuant to our Long-Term Incentive Plan. No restricted stock has been granted as of December 31, 2009.

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of our board of directors because we do not plan to pay any compensation to our officers. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

ITEM 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under our incentive award plan, as of December 31, 2009.

	Number of Securities		Number of Securities
	to be Issued Upon	Weighted-average	Remaining Available
	Exercise of	Exercise Price of	for Future Issuance
	Outstanding Options,	Outstanding Options,	Under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans
Equity compensation plans approved by security holder:	―	N/A	2,000,000
Equity compensation plans not approved by security holder:	―	N/A	N/A
Total	―		2,000,000

The following table sets forth the beneficial ownership of our common stock as of March 30, 2010 for each person or group that holds more than 5.0% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

 Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 6363 Woodway Drive, Suite 110, Houston, Texas 77057.

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	Number of Shares	Percent of All
Name of Beneficial Owner(1)	Beneficially Owned	Shares
Moody National REIT Sponsor, LLC(2)	22,222	100%
Brett C. Moody(2)	22,222	100%
W. Kyle Bebee	―	―
Robert W. Engel	―	―
Mary E. Smith	―	―
Adam S. Wilk	―	―
William H. Armstrong, III	―	―
Lawrence S. Jones	―	―
W. Pretlow Riddick (3)	―	―
John P. Thompson	―	―
All directors and executive officers as a group	22,222	100%

(1)
Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	As of December 31, 2009, Moody National REIT Sponsor, LLC owns all of our issued and outstanding stock. Moody National REIT Sponsor, LLC is indirectly owned and controlled by Mr. Moody.

(3)	Mr. Riddick resigned from his position as a member of the board of directors effective March 25, 2010.

ITEM 13.	Certain Relationships and Related Transactions and Director Independence

The following describes all transactions and currently proposed transactions between us and any related person since January 1, 2009 in which more than $120,000 was or will be involved and such related person had or will have a direct or indirect material interest. Our independent directors are specifically charged with examining and have examined the fairness of such transactions to our stockholders and have determined that all such transactions are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Ownership Interests

Our sponsor purchased 22,222 shares of our common stock for an aggregate purchase price of $200,000 and was admitted as our initial stockholder. On January 18, 2008, we formed our operating partnership. Moody National LPOP I, or Moody LPOP, made an initial capital contribution of $1,000 to our operating partnership in exchange for common units and our affiliate, Moody Holdings, contributed $1,000 to our operating partnership in exchange for special units.

As of December 31, 2009, Moody LPOP owned 100% of the outstanding limited partnership interests in our operating partnership and Moody Holdings owned 100% of the special units issued by our operating partnership.  We are the sole general partner of the operating partnership. Moody Holdings’ ownership interest of the special units entitles it to a subordinated participation in which it will receive (1) 15% of specified distributions made upon the disposition of our operating partnership’s assets and (2) a one time payment, in the form of shares of our common stock or a promissory note, in conjunction with the redemption of the special units upon the occurrence of certain liquidity events or upon the occurrence of certain events that result in a termination or non-renewal of our advisory agreement, but in each case only after the other holders of our operating partnership’s units, including us, have received (or have been deemed to have received), in the aggregate, cumulative distributions equal to their capital contributions plus an 8.0% cumulative non-compounded annual pre-tax return on their net contributions. As the holder of special units, Moody Holdings will not be entitled to receive any other distributions.

We have not paid any distributions to Moody Holdings pursuant to its subordinated participation interest.

Our Relationships with our Advisor and our Sponsor

Moody National Advisor I, LLC is our advisor and, as such, supervises and manages our day-to-day operations and selects our real property investments and real estate-related investments, subject to the oversight by our board of directors.

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Our advisor also provides marketing, sales and client services on our behalf. Our advisor was formed in January 2008 and is indirectly owned by our sponsor, Moody National REIT Sponsor, LLC. Mr. Moody, our Chairman of the Board, Chief Executive Officer and President also serves as the Chief Executive Officer of our sponsor and our advisor. All of our officers and directors, other than our independent directors, are officers of our advisor and serve, and may serve in the future, as other affiliates of our advisor.

Fees and Expense Reimbursements Paid to our Advisor

Pursuant to the terms of our advisory agreement, we pay our advisor the fees described below.

●
We pay our advisor an acquisition fee of 1.5% of (1) the cost of an investment acquired directly or (2) our allocable cost of real property acquired in a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments. With respect to investments in and origination of real estate-related loans, we will pay an origination fee to our advisor in lieu of an acquisition fee. For the year ended December 31, 2009, we did not pay our advisor any acquisition fees.

●
We pay our advisor an origination fee of 1.5% of the amount funded by us to acquire or originate real estate-related loans, including third party expenses related to such investments and any debt we use to fund the acquisition or origination of the real estate-related loans. We will not pay an acquisition fee with respect to such real estate-related loans. For the year ended December 31, 2009, we did not pay our advisor any origination fees related to our investments.

●
We pay our advisor an annual asset management fee that is payable monthly in an amount equal to one-twelfth of 1.0% of the sum of the aggregate cost of all assets we own and of our investments in joint ventures, including acquisition fees, origination fees, acquisition and origination expenses and any debt attributable to such investments. For the year ended December 31, 2009, we did not pay our advisor any asset management fees.

●
We pay our advisor a debt financing fee of 1.0% of the amount available under any loan or line of credit we obtain and use to acquire properties or other permitted investments, which will be in addition to the acquisition fee paid to our advisor. Our advisor may pay some or all of the fees to third parties if it subcontracts to coordinate financing. We will not pay a debt financing fee with respect to (1) the refinancing of a real estate asset already refinanced for which our advisor received a fee and (2) loan proceeds from any line of credit until such time as we have invested all net offering proceeds. For the year ended December 31, 2009, we did not pay our advisor any debt financing fees.

●
We pay our advisor a disposition fee of 3.0% of the contract sales price, which may be in addition to real estate commissions paid to an unaffiliated party, provided that the total real estate commissions (including the disposition fee) paid to all parties does not exceed 6.0% of the contract sales price of each property sold. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amounts reflecting our economic interest in the joint venture. For the year ended December 31, 2009, we did not pay our advisor any disposition fees.

In addition to the fees we pay to our advisor pursuant to the advisory agreement, we also reimburse our advisor for the following costs and expenses, subject to the limitations described below under the heading “2%/25% Guidelines”:

●
We reimburse our advisor for organization and offering expenses up to 15.0% of the gross offering proceeds from our public offering once the minimum offering has been achieved. These expenses include actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse our advisor or Moody Securities, LLC, our dealer manager, for marketing related costs and expenses such as expenses relating to travel and entertainment expenses, technology costs and payment or reimbursement of bona fide due diligence expenses. For the year ended December 31, 2009, we did not reimburse our advisor for organization and offering expenses. As of December 31, 2009, our advisor had paid approximately $2,722,000 of organization and offering costs on our behalf.

●
We reimburse our advisor for the cost of administrative services, including personnel costs and our allocable share of other overhead of the advisor such as rent and utilities; provided, however, that no reimbursement shall be made for costs of such personnel to the extent that personnel are used in transactions for which our advisor receives a separate fee. For the year ended December 31, 2009, we did not reimburse our advisor for any administrative services.

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●
We reimburse our advisor for acquisition expenses incurred related to the selection and acquisition of real property investments and real estate-related investments. For the year ended December 31, 2009, we did not reimburse our advisor for any acquisition expenses.

2%/25% Guidelines

As described above, our advisor and its affiliates are entitled to reimbursement of actual expenses incurred for administrative and other services provided to us for which they do not otherwise receive a fee. However, we will not reimburse our advisor or its affiliates at the end of any fiscal quarter for operating expenses that for the four consecutive fiscal quarters then ended, or the Expense Year, exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income, which we refer to as the 2%/25% Guidelines, and our advisor must reimburse us quarterly for any amounts by which our operating expenses exceed the 2%/25% Guidelines in the Expense Year.

Our “average invested assets” for any period are equal to the average book value of our assets invested in equity interests in, and loans secured by, real estate before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during the period. Our “net income” for any period is equal to our total revenue less total expenses other than additions to reserves for depreciation, bad debts or other similar non-cash reserves for such period. Operating expenses include all costs and expenses incurred by us under GAAP (including the asset management fee), but excluding organization and offering expenses, selling commissions and dealer manager fees, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, the subordinated disposition fee, acquisition and advisory fees and expenses and distributions pursuant to our advisor’s subordinated participation interest in the operating partnership.

Our advisor must reimburse the excess expenses to us during the fiscal quarter following the end of the Expense Year unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, in which case the excess expenses may be carried forward to and reimbursed in the subsequent Expense Year. If the independent directors determine that the excess expenses were justified, we will send our stockholders written disclosure, together with an explanation of the factors the independent directors considered in making such a determination. In accordance with the advisory agreement, we will recognize amounts not exceeding the 2%/25% Guidelines on a quarterly basis once we commence operations.

Our advisory agreement has a one-year term expiring April 15, 2010, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. We may terminate the advisory agreement without penalty upon 60 days’ written notice. If we terminate the advisory agreement, we will pay our advisor all unpaid reimbursements of expenses and all earned but unpaid fees.

Selling Commissions and Fees Paid to our Dealer Manager

The dealer manager for our offering of common stock is Moody Securities, a wholly owned subsidiary of our sponsor. Our dealer manager is a licensed broker-dealer registered with the Financial Industry Regulatory Authority, Inc., or FINRA.  As the dealer manager for our offering, Moody Securities is entitled to certain dealer manager fees, selling commissions and reimbursements relating to our offering. Our dealer manager agreement with Moody Securities provides for the following compensation:

●
We will pay our dealer manager selling commissions of up to 6.5% of the gross offering proceeds from the sale of our shares in our primary offering, all of which may be reallowed to participating broker-dealers. However, we will not pay our dealer manager any such selling commissions until we raise the minimum offering amount.

●
We will pay our dealer manager a dealer manager fee of 3.5% of the gross offering proceeds from the sale of our shares in our primary offering, a portion of which may be reallowed to participating broker-dealers. However, we will not pay our dealer manager any such fee until we raise the minimum offering amount.

●
We will reimburse the dealer manager and participating broker-dealers for bona fide due diligence expenses of up to 0.5% of the gross offering proceeds from the sale of our shares in the offering, including shares sold pursuant to our distribution reinvestment plan. These due diligence expenses will not include legal fees or expenses or out-of-pocket expenses incurred in connection with soliciting broker dealers to participate in our initial public offering, and we have the right to require detailed and itemized invoices for any such expenses. We will also reimburse our dealer manager for legal fees and expenses, travel, food and lodging for employees of the dealer manager, sponsor training

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and education meetings, attendance fees and expense reimbursements for broker-dealer sponsored conferences, attendance fees and expenses for industry sponsored conferences, and informational seminars, subject to the limitations included in our dealer manager agreement. From April 15, 2009, the date the SEC declared our offering effective, through December 31, 2009, our dealer manager incurred $28,098 of such expenses for which we will reimburse our dealer manager when and if we raise the minimum offering amount.

Conflict Resolution Procedures

As discussed above, we are subject to potential conflicts of interest arising out of our relationship with our advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and our advisor or its affiliates and other situations in which our interests may differ from those of our advisor or its affiliates. We have adopted the procedures set forth below to address these potential conflicts of interest.

Priority Allocation of Investment Opportunities

Our advisor has agreed that we will have the first opportunity to acquire any investment in an income-producing retail property identified by our sponsor or advisor that meets our investment criteria, for which we have sufficient uninvested funds. Our advisor will make this determination in good faith. Our board of directors, including the independent directors, has a duty to ensure that the method used by our advisor for the allocation of the acquisition of real estate assets by two or more affiliated programs seeking to acquire similar types of real estate assets is reasonable and is applied fairly to us.

Independent Directors

Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the board of directors or our advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board of directors or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

●
the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the property management agreement, and the agreement with our dealer manager;

●	transactions with affiliates, including our directors and officers;

●	awards under our Long-Term Incentive Plan; and

●	pursuit of a potential liquidity event.

Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both the board of directors and the independent directors.

Compensation Involving Our Advisor and its Affiliates

The independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being performed appropriately. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

●	the quality and extent of the services and advice furnished by our advisor;

●	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

●	the success of our advisor in generating investment opportunities that meet our investment objectives;

●	rates charged to other externally advised REITs and similar investors by advisors performing similar services;

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●	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

●	the performance of our investments, including income, conservation and appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

●	the quality of our investments relative to the investments generated by our advisor for its own account.

The independent directors shall record these factors in the minutes of the meetings at which they make such evaluations.

Acquisitions, Leases and Sales Involving Affiliates

We will not acquire or lease real estate assets in which our advisor or its affiliates or any of our directors has an interest without a determination by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our advisor or its affiliates or such director unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any property at an amount in excess of its appraised value as determined by an independent appraiser. We will not sell or lease real estate assets to our advisor or its affiliates or to our directors unless, as required by our charter, a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) determine the transaction is fair and reasonable to us.

Mortgage Loans Involving Affiliates

Our charter prohibits us from investing in or making mortgage loans, including when the transaction is with our advisor or our directors or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of our advisor, our directors or any of their affiliates.

Issuance of Options and Warrants to Certain Affiliates

Our charter prohibits the issuance of options or warrants to purchase our common stock to our advisor, our directors or any of their affiliates (1) on terms more favorable than we would offer such options or warrants to unaffiliated third parties or (2) in excess of an amount equal to 10.0% of our outstanding common stock on the date of grant.

Repurchase of Shares of Common Stock

Our charter prohibits us from paying a fee to our advisor or our directors or any of their affiliates in connection with our repurchase or redemption of our common stock.

Loans and Expense Reimbursements Involving Affiliates

We will not make any loans to our advisor or our directors or any of their affiliates except mortgage loans for which an appraisal is obtained from an independent appraiser. In addition, we will not borrow from these persons unless the independent directors approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

In addition, our directors and officers and our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the 2%/25% Guidelines.

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Director Independence

We have a five-member board of directors. Two of our directors, Brett C. Moody and W. Kyle Bebee, are affiliated with our sponsor and its affiliates, and we do not consider them to be independent directors. The three remaining directors qualify as “independent directors” as defined in our charter in compliance with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts.

Our charter provides that a majority of the directors must be “independent directors.” As defined in our charter, an “independent director” is a person who is not, on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly, associated with our sponsor or our advisor by virtue of (i) ownership of an interest in our sponsor, our advisor, or any of their affiliates, other than us; (ii) employment by our sponsor, our advisor, or any of their affiliates; (iii) service as an officer or director of our sponsor, our advisor, or any of their affiliates, other than as one of our directors; (iv) performance of services, other than as a director, for us; (v) service as a director or trustee of more than three real estate investment trusts organized by our sponsor or advised by our advisor; or (vi) maintenance of a material business or professional relationship with our sponsor, our advisor, or any of their affiliates. A business or professional relationship is considered “material” if the aggregate gross revenue derived by the director from the sponsor, the advisor, and their affiliates (excluding fees for serving as one of our directors or other REIT or real estate program organized or advised or managed by the advisor or its affiliates) exceeds 5.0% of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis. An indirect association with the sponsor or the advisor shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law is or has been associated with the sponsor, the advisor, any of their affiliates, or with us. None of our independent directors face conflicts of interest because of affiliations with other programs sponsored by our sponsor and its affiliates.

ITEM 14.	Principal Accountant Fees and Services

Independent Auditors

The audit committee preapproves all auditing services and permitted nonaudit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, Deloitte & Touche LLP, or Deloitte, subject to the de minimis exceptions for nonaudit services described in Section 10A(i)(1)(b) of the Exchange Act and the rules and regulations of the SEC. The audit committee reviewed the audit and nonaudit services performed by Deloitte, as well as the fees charged for such services. In its review of the nonaudit service fees, the audit committee considered whether the provision of such services is compatible with maintaining the independence of Deloitte. The aggregate fees billed to us for professional accounting services, including the audit of our financial statements for the year ended December 31, 2009 and 2008, and the percentage of non-audit fees that were preapproved by the audit committee, are set forth in the table below.

	2009		2008
	Fees	Percentage of Services Approved by Audit Committee	Fees	Percentage of Services Approved by Audit Committee
Audit fees	$210,778	100%	$69,096	100%
Audit-related fees	46,196	100%	—	—
Tax fees	9,500	100%	—	—
All other fees	—	—	—	—
Total	$266,474	100%	$69,096	100%

For purposes of the preceding table, Deloitte’s professional fees are classified as follows:

●
Audit fees—These are fees for professional services performed for the audit of our annual financial statements, the required review of quarterly financial statements, registration statements and other procedures performed by Deloitte in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

●
Audit-related fees—These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due

49

diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, and consultation concerning financial accounting and reporting standards.

●
Tax fees—These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.

●	All other fees—These are fees for any services not included in the above-described categories, including assistance with internal audit plans and risk assessments.

50

PART IV

ITEM 15.	Exhibits and Financial Statement Schedules

The following documents are filed as part of this Annual Report:

1.	Consolidated Financial Statements

Index to Consolidated Financial Statements

Moody National REIT I, Inc.

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets as of December 31, 2009 and 2008

Consolidated Statements of Equity for the year ended December 31, 2009 and for the Period from January 15, 2008 (date of inception) to December 31, 2008

Consolidated Statements of Cash Flows for the year ended December 31, 2009 and for the Period from January 15, 2008 (date of inception) to December 31, 2008

Notes to Consolidated Financial Statements

2.	Financial Statement Schedules

All schedules have been omitted as the required information is either not material, inapplicable or the information is presented in the financial statements or related notes.

3.	Exhibits

3.1
Articles of Amendment and Restatement of Moody National REIT I, Inc. (filed as Exhibit 3.1 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-150612) and incorporated herein by reference).

3.2	Bylaws of Moody National REIT I, Inc. (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-11 (No. 333-150612) and incorporated herein by reference).
3.3
Amendment No. 1 to Bylaws of Moody National REIT I, Inc. (filed as Exhibit 3.3 to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (No. 333-150612) and incorporated herein by reference).

4.1
Form of Subscription Agreement (included as Appendix B to prospectus, incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-150612)).

4.2
Moody National REIT I, Inc. Distribution Reinvestment Plan (included as Appendix C to prospectus, incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-150612)).

10.1
Escrow Agreement among Moody National REIT I, Inc., Moody Securities, LLC and UMB Bank, N.A. (filed as Exhibit 10.1 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-150612) and incorporated herein by reference).

10.2
Amended and Restated Advisory Agreement among Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., Moody National Advisor I, LLC and Moody Realty Company, L.P. (filed as Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended June 30, 2009 and incorporated herein by reference).

10.3	Limited Partnership Agreement of Moody National Operating Partnership I, L.P. (filed as Exhibit 10.3 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-

51

150612) and incorporated herein by reference).

10.4
Moody National REIT I, Inc. 2009 Long-Term Incentive Plan (filed as Exhibit 10.4 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-150612) and incorporated herein by reference).

10.5
Moody National REIT I, Inc. Amended and Restated Independent Directors Compensation Plan (filed as Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended June 30, 2009 and incorporated herein by reference).

10.6	Dealer Manager Agreement (filed as Exhibit 1.1 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-150612) and incorporated herein by reference).
21	Subsidiaries of the Company
31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

52

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOODY NATIONAL REIT I, INC.

Date: March 31, 2010	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title(s)	Date
	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	March 31, 2010
/s/ Brett C. Moody
Brett C. Moody

/s/ W. Kyle Bebee	Executive Vice President and Director	March 31, 2010
W. Kyle Bebee

/s/ Robert W. Engel	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 31, 2010
Robert W. Engel

/s/ William H. Armstrong	Director	March 31, 2010
William H. Armstrong, III

/s/ Lawrence S. Jones	Director	March 31, 2010
Lawrence S. Jones

/s/ John P. Thompson	Director	March 31, 2010
John P. Thompson

EXHIBIT INDEX

3.1
Articles of Amendment and Restatement of Moody National REIT I, Inc. (filed as Exhibit 3.1 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-150612) and incorporated herein by reference).

3.2	Bylaws of Moody National REIT I, Inc. (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-11 (No. 333-150612) and incorporated herein by reference).
3.3
Amendment No. 1 to Bylaws of Moody National REIT I, Inc. (filed as Exhibit 3.3 to Pre-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (No. 333-150612) and incorporated herein by reference).

4.1
Form of Subscription Agreement (included as Appendix B to prospectus, incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-150612)).

4.2
Moody National REIT I, Inc. Distribution Reinvestment Plan (included as Appendix C to prospectus, incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-150612)).

10.1
Escrow Agreement among Moody National REIT I, Inc., Moody Securities, LLC and UMB Bank, N.A. (filed as Exhibit 10.1 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-150612) and incorporated herein by reference).

10.2
Amended and Restated Advisory Agreement among Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., Moody National Advisor I, LLC and Moody Realty Company, L.P. (filed as Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended June 30, 2009 and incorporated herein by reference).

10.3
Limited Partnership Agreement of Moody National Operating Partnership I, L.P. (filed as Exhibit 10.3 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-150612) and incorporated herein by reference).

10.4
Moody National REIT I, Inc. 2009 Long-Term Incentive Plan (filed as Exhibit 10.4 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-150612) and incorporated herein by reference).

10.5
Moody National REIT I, Inc. Amended and Restated Independent Directors Compensation Plan (filed as Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended June 30, 2009 and incorporated herein by reference).

10.6	Dealer Manager Agreement (filed as Exhibit 1.1 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-150612) and incorporated herein by reference).
21	Subsidiaries of the Company
31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Index to Consolidated Financial Statements

Page Number

Moody National REIT I, Inc.

Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2009 and 2008	F-3
Consolidated Statements of Equity for the year ended December 31, 2009 and for the Period from January 15, 2008 (date of inception) to December 31, 2008	F-4
Consolidated Statements of Cash Flows for the year ended December 31, 2009 and for the Period from January 15, 2008 (date of inception) to December 31, 2008	F-5
Notes to Consolidated Financial Statements	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Moody National REIT I, Inc.
Houston, Texas

We have audited the accompanying consolidated balance sheets of Moody National REIT I, Inc. and Subsidiary (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of equity, and cash flows for the year ended December 31, 2009 and for the period January 15, 2008 (date of inception) through December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and its cash flows for the year ended December 31, 2009 and for the period January 15, 2008 (date of inception) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is required to raise the minimum offering amount of $2 million by April 15, 2010.  As of March 31, 2010 the Company had received subscriptions to purchase approximately $76,500 in shares of the Company’s common stock in the Company’s initial public offering. The Company may elect to amend the terms of its initial public offering to extend the minimum offering period for up to an additional 120 days.   Should the Company not raise the minimum offering amount during the minimum offering period it will be required to return all funds held in escrow (including interest) to the subscription holders and the offering will cease.  Management’s plans concerning this matter are also discussed in Note 1 to the consolidated financial statements. This condition raises substantial doubt about the ability of the Company to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DELOITTE & TOUCHE LLP
Houston, Texas
March 31, 2010

MOODY NATIONAL REIT I, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2009	December 31, 2008

ASSETS

Cash	$202,000	$202,000
Escrowed investor proceeds	111,509	—

Total Assets	$313,509	$202,000

LIABILITIES AND EQUITY
Liabilities:
Subscriptions for common stock	$111,509	$—

Total Liabilities	111,509	—

Special Partnership Units— 100 Special Units of the Operating Partnership	1,000	1,000

Equity:

Stockholders’ equity:
Common stock, $0.01 par value per share; 400,000,000 shares authorized, 22,222 issued and outstanding	222	222
Preferred stock, $0.01 par value per share; 50,000,000 shares authorized, none issued and outstanding	—	—
Additional paid-in capital	199,778	199,778
Total stockholders’ equity	200,000	200,000
Noncontrolling interest- 100 common units of the Operating Partnership	1,000	1,000
Total Equity	201,000	201,000

TOTAL LIABILITIES AND EQUITY	$313,509	$202,000

See accompanying notes to consolidated financial statements.

MOODY NATIONAL REIT I, INC.

CONSOLIDATED STATEMENTS OF EQUITY

	Common Stock		Preferred Stock		Additional Paid-In Capital	Noncontrolling Interest
	Number of Shares	Par Value	Number of Shares	Par Value		Number of Units	Par Value	Total Equity

Balance at January 15, 2008 (date of inception)	—	$—	—	$—	$—	—	$—	$—

Issuance of common stock and operating partnership units, net	22,222	222	—	—	199,778	100	1,000	201,000

Balance at December 31, 2008	22,222	222	—	$—	$199,778	100	$1,000	$201,000

Balance at December 31, 2009	22,222	222	—	$—	$199,778	100	$1,000	$201,000

See accompanying notes to consolidated financial statements.

MOODY NATIONAL REIT I, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW

	Year ended December 31, 2009	January 15, 2008 (date of inception) through December 31, 2008

Cash flows from financing activities
Issuance of common stock	$—	$200,000
Issuance of non-controlling interest in operating partnership	—	1,000
Issuance of special partnership units		1,000
Change in subscriptions for common stock	111,509	—
Escrowed investor proceeds	(111,509)	—
Cash provided by financing activities	—	202,000

Net change in cash and cash equivalents	—	202,000
Cash and cash equivalents at beginning of period	202,000	—
Cash and cash equivalents at end of period	$202,000	$202,000

See accompanying notes to consolidated financial statements.

Moody National REIT I, Inc.

Notes to Consolidated Financial Statements
For the Year Ended December 31, 2009 and
the Period From January 15, 2008 to December 31, 2008
1. Organization

Moody National REIT I, Inc. (the “Company”) was formed on January 15, 2008 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”). The Company was organized primarily to acquire a diverse portfolio of real estate investments including direct real properties, real estate securities and debt-related investments. As discussed in Note 4, the Company sold shares of its common stock to Moody National REIT Sponsor, LLC (“Sponsor”) on February 19, 2008. The Company’s fiscal year end is December 31. The Company has not begun operations as of December 31, 2009.

On May 2, 2008, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission (the “SEC”) to offer a maximum of 100,000,000 shares of its common stock to the public in its primary offering and 10,526,316 shares of its common stock to its stockholders pursuant to its distribution reinvestment plan. On April 15, 2009, the SEC declared the Company’s registration statement effective and the Company commenced its initial public offering. Pursuant to the terms of the Company’s public offering, subscription proceeds are placed in escrow until the Company has received subscriptions aggregating at least $2,000,000.  If the Company does not raise the minimum offering amount of $2,000,000 by April 15, 2010, the Company may terminate its offering and refund all subscription proceeds held in the escrow account. The Company will initially offer shares to the public in its primary offering at a price of $10.00 per share, with discounts available for certain purchasers, and to its stockholders pursuant to its distribution reinvestment plan at a price of $9.50 per share. The Company’s board of directors may change the price at which the Company offers shares to the public in its primary offering from time to time during the offering, but not more frequently than quarterly, to reflect changes in the Company’s estimated per-share net asset value and other factors the Company’s board of directors deems relevant. The Company intends to use substantially all of the net proceeds from its public offering to invest in a diverse portfolio of real estate assets as described below.

As of December 31, 2009, the Company had not received subscriptions for the minimum offering amount of $2,000,000 and therefore had not yet commenced operations. The Company is currently in negotiations with a group of investors to raise the minimum offering amount of $2,000,000 by April 15, 2010. In the current economic climate, the rate at which issuers are able to raise capital has decreased.

Contingent on raising the minimum offering amount, the Company expects to receive additional proceeds from its public offering as it believes investors have refrained from investing in the Company until after it has raised the minimum offering amount in order to seek to maximize their returns on their investment. The Company may elect to amend the terms of its initial public offering to extend the minimum offering period for up to an additional 120 days. The Company’s ability to continue as a going concern is dependent on raising the minimum offering amount and additional funds to enable the Company to pursue its acquisition strategy. Due to the uncertainties described above, there is substantial doubt about whether the Company will be able to continue as a going concern. The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or to the amounts and classification of liability amounts that may be necessary if the Company is unable to continue as a going concern.

The Company intends to use the net proceeds from its public offering to acquire a diversified portfolio of direct real properties, real estate securities and debt-related investments. The Company’s direct real property will consist primarily of hotel, multifamily, office, retail and industrial real properties. During the initial stages of the Company’s public offering, the Company anticipates investing primarily in hotel properties. The Company’s portfolio will also include investments in real estate securities and debt-related investments, focusing primarily on (1) mortgage, mezzanine and other loans, (2) debt and derivative securities related to real estate, including mortgage-backed securities, and (3) the equity securities of other REITs and real estate companies.

The Company’s advisor is Moody National Advisor I, LLC (“Advisor”), a Delaware limited liability company. Advisor is an affiliate of Sponsor, the Company’s sole stockholder. Subject to certain restrictions and limitations, Advisor is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company.

Moody National REIT I, Inc.

Notes to Consolidated Financial Statements
For the Year Ended December 31, 2009 and
the Period From January 15, 2008 to December 31, 2008

Substantially all of the Company’s business will be conducted through Moody National Operating Partnership I, L.P., the Company’s operating partnership (the “OP”). The Company is the sole general partner of the OP. The initial limited partners of the OP are Moody National LPOP I, LLC (“Moody LPOP”) and Moody OP Holdings I, LLC, (“Moody Holdings”), affiliates of the Sponsor. Moody LPOP invested $1,000 in the OP in exchange for common units and Moody Holdings invested $1,000 in the OP and, in exchange for such investment, was issued a separate class of limited partnership units (the “Special Units”). As the Company accepts subscriptions for shares of its common stock, it will transfer substantially all of the net proceeds of its public offering to the OP as a capital contribution. The OP’s partnership agreement provides that the OP will be operated in a manner that will enable the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that the OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which classification could result in the OP being taxed as a corporation rather than as a partnership. In addition to the administrative and operating costs and expenses incurred by the OP in acquiring and operating real properties, the OP will pay all of the Company’s administrative costs and expenses, and such expenses will be treated as expenses of the OP. The common units of the OP may be tendered for redemption once they have been outstanding for at least one year. At such time, the Company has the option to redeem the common units for shares of the Company’s common stock, cash or a combination thereof at the Company’s sole discretion. The Special Units will be redeemed pursuant to the OP’s partnership agreement upon the termination or nonrenewal of the advisory agreement between the Company and the Advisor or upon certain other events outside of the control of the Special Unit holder. Upon the termination or nonrenewal of the advisory agreement by the Company for cause, all of the Special Units will be redeemed for $1. Upon the occurrence of any of the events outside of the control of the Special Unit holder which trigger redemption of the Special Units, the Special Units will be redeemed, at the Advisor’s option, for shares of the Company’s common stock, a non-interest bearing promissory note payable solely from the proceeds of assets sales, or a combination thereof.

2. Summary of Significant Accounting Policies

Consolidation

The Company’s consolidated financial statements include its accounts and the accounts of its subsidiary, Moody National Operating Partnership I, L.P. All intercompany profits, balances and transactions are eliminated in consolidation.

The Company’s consolidated financial statements will also include the accounts of its consolidated subsidiaries and joint ventures through which the Company is the primary beneficiary for entities deemed to be variable interest entities (“VIEs”) through which the Company has a controlling interest. Interests in entities acquired are evaluated based on applicable GAAP which requires the consolidation of VIEs in which the Company is deemed to have the controlling financial interest.  The Company will have the controlling financial interest if the Company has the power to direct the activities of the VIE that most significantly impact its economic performance and the obligation to absorb losses or receive benefits from the VIE that could be significant to it.  If the interest in the entity is determined not to be a VIE, then the entity is evaluated for consolidation based on legal form, economic substance, and the extent to which the Company has control and/or substantive participating rights under the respective ownership agreement.

There are judgments and estimates involved in determining if an entity in which the Company has an investment is a VIE.  The entity is evaluated to determine if it is a VIE by, among other things, determining if the equity investors as a group have a controlling financial interest in the entity and if the entity has sufficient equity at risk to finance its activities without additional subordinated financial support.

Organization and Offering Costs

Organization and offering costs of the Company will be incurred by Advisor on behalf of the Company and, accordingly, are not a direct liability of the Company. Under the terms of the advisory agreement with Advisor, the Company and the OP will be obligated to reimburse Advisor for organization and offering costs once the minimum offering of $2,000,000 is achieved. In the event the minimum offering amount is not sold to the public by April 15, 2010, the Company may terminate the initial public offering and have no obligation to reimburse Advisor for any organizational and offering costs. The amount of the reimbursement to Advisor for cumulative organization and offering costs is limited to a maximum amount of up to 15% of the aggregate gross proceeds from the sale of the Company’s shares of common stock in the

Moody National REIT I, Inc.

Notes to Consolidated Financial Statements
For the Year Ended December 31, 2009 and
the Period From January 15, 2008 to December 31, 2008

Company’s public offering. Such costs shall include legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of Advisor’s employees and employees of Advisor’s affiliates and others. Any such reimbursement will not exceed actual expenses incurred by Advisor.

All offering costs, including selling commissions and dealer manager fees, will be recorded as an offset to additional paid-in-capital, and all organization costs will be recorded as an expense when the Company has an obligation to reimburse the Advisor.

As of December 31, 2009, organization costs of approximately $871,000 and offering costs of approximately $1,851,000 were incurred by Advisor on the Company’s behalf. The Company will begin to accrue for organization and offering costs once the minimum offering of $2,000,000 has been sold under the Company’s public offering.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing in the taxable year in which the Company raises the minimum offering amount. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, so long as it distributes at least 90% of its REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). REITs are subject to a number of other organizational and operations requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

The Company plans to lease any hotels it may acquire to wholly-owned taxable REIT subsidiaries that are subject to federal, state and local income taxes. The Company will account for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance will be recorded for net deferred tax assets that are not expected to be realized.

Concentration of Credit Risk

As of December 31, 2009, the Company did not have cash on deposit in excess of federally insured levels and the Company has not experienced any losses in its account. The Company limits cash investments to financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk in cash and cash equivalents.

Valuation and Allocation of Real Property — Acquisition

Upon acquisition, the purchase price of real property will be allocated to the tangible assets acquired, consisting of land, buildings and tenant improvements, any assumed debt, identified intangible assets and asset retirement obligations based on their fair values. Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place contracts, tenant relationships and any goodwill or gain on purchase. Acquisition costs will be charged to expense as incurred. Initial valuations are subject to change until the information is finalized, which will be no later than twelve months from the acquisition date.

The fair value of the tangible assets acquired, consisting of land, buildings and tenant improvements, will be determined by valuing the property as if it were vacant, and the “as-if-vacant” value will then be allocated to land and buildings. Land values will be derived from appraisals, and building values will be calculated as replacement cost less depreciation or Advisor’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of tenant improvements will be based on estimates of those costs incurred at inception of the related acquired leases, depreciated through the date of acquisition. The value of the building will be depreciated over the estimated useful life of twenty-seven to forty-five years using the straight-line method and the value of tenant improvements will be depreciated over the remaining lease terms of the respective leases, which include periods covered by bargain renewal options.

Moody National REIT I, Inc.

Notes to Consolidated Financial Statements
For the Year Ended December 31, 2009 and
the Period From January 15, 2008 to December 31, 2008

The Company will determine the fair value of assumed debt by calculating the net present value of the scheduled mortgage payments using interest rates for debt with similar terms and remaining maturities that Advisor believes the Company could obtain. Any difference between the fair value and stated value of the assumed debt will be recorded as a discount or premium and amortized over the remaining life of the loan as interest expense.

The Company will determine the value of above-market and below-market leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) Advisor’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining terms of the respective leases, which include periods covered by bargain renewal options. The Company will record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental revenue over the remaining terms of the respective leases, which include periods covered by bargain renewal options. Should a tenant terminate its lease, the unamortized portion of the out-of-market lease value will be charged to rental revenue.

The total value of identified real estate intangible assets acquired will be further allocated to in-place lease values, in-place contracts, in-place leasing commissions and tenant relationships based on the Company’s evaluation of the specific characteristics of each contract or tenant’s lease and the Company’s overall relationship with that respective tenant or contracting party. The aggregate value for leasing commissions will be based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The aggregate value of in-place leases acquired and tenant relationships will be determined by applying a fair value model. The estimates of fair value of in-place leases will include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering then current market conditions. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, the Company will include such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on then current market conditions. The estimates of the fair value of tenant relationships will also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by Advisor on a tenant-by-tenant basis.

The Company will amortize the value of in-place leases and in-place leasing commissions over the remaining term of the respective leases, which include periods covered by bargain renewal options, and the value of in-place contracts will be amortized over the remaining term of the respective contracts. The value of tenant relationship intangibles will be amortized over the initial term and any anticipated renewal periods, but in no event exceeding the remaining depreciable life of the building. If a tenant terminates its lease prior to expiration of the initial terms, the unamortized portion of the in-place lease value and tenant relationship intangibles will be charged to expense.

In allocating the purchase price of each of the Company’s properties, Advisor will make assumptions and use various estimates, including, but not limited to, the estimated useful lives of the assets, the cost of replacing certain assets, discount rates used to determine present values, market rental rates per square foot and the period required to lease the property up to its occupancy at acquisition as if it were vacant. Many of these estimates will be obtained from independent third party appraisals. However, Advisor will be responsible for the source and use of these estimates. A change in these estimates and assumptions could result in a change in the valuation of the various categories of the Company’s real estate assets or related intangibles, which could in turn result in a change in the depreciation or amortization expense recorded in the Company’s consolidated financial statements. These variances could be material to the Company’s results of operations and financial condition.

Valuation and Allocation of Real Property — Ownership

Real estate property in the Company’s portfolio will be stated at cost. Construction and improvement costs incurred in connection with the development of new properties or the redevelopment of existing properties will be capitalized. Real estate taxes and interest costs incurred during construction periods will be capitalized. Capitalized interest costs will be based on qualified expenditures and interest rates in place during the construction period. Capitalized real estate taxes and interest costs will be amortized over lives which are consistent with the constructed assets.

Moody National REIT I, Inc.

Notes to Consolidated Financial Statements
For the Year Ended December 31, 2009 and
the Period From January 15, 2008 to December 31, 2008

Pre-development costs, which generally include legal and professional fees and other directly-related third-party costs that are not part of the exchange, will be expensed as incurred.

The Company intends to conduct its operations so that tenant improvements, either paid directly or in the form of construction allowances paid to tenants, will be capitalized and depreciated over the applicable lease term. Maintenance and repairs will be charged to expense when incurred. Expenditures for significant betterments and improvements will be capitalized.

Depreciation or amortization expense will be computed using the straight-line method based upon the following estimated useful lives:

Years

Buildings and improvements	27-45
Exterior improvements	10-20
Equipment and fixtures	5-10

 Investments in Real Estate Securities

Investments in real estate securities are required to be classified as either trading investments, available-for-sale investments or held-to-maturity investments. Although the Company generally intends to hold most of its investments in real estate securities until maturity, the Company may, from time to time, sell any of these assets as part of the overall management of its portfolio. Accordingly all of the Company’s real estate securities assets will be classified as available-for-sale. All assets classified as available-for-sale will be reported at estimated fair value, based on market prices from independent sources, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders’ equity. As a result, changes in fair value will be recorded to accumulated other comprehensive income, which is a component of stockholders’ equity, rather than through the Company’s consolidated statements of operations. To the extent that volatile market conditions persist or deteriorate, they may negatively impact the Company’s ability to both acquire and sell any real estate-related securities holdings at a price and with terms acceptable to the Company, and the Company could be required to recognize impairment charges in its consolidated statement of operations. If real estate securities were classified as trading securities, there could be substantially greater volatility in earnings from period to period as these investments would be marked to market and any reduction in the value of the securities versus the previous carrying value would be considered an expense in the Company’s consolidated statements of operations.

Debt-Related Investments

The Company intends to hold debt-related investments to maturity and, accordingly, such assets will be carried at cost, net of unamortized loan origination costs and fees, discounts, repayments, sales of partial interests in loans, and unfunded commitments.

Investment Impairments

For real estate the Company may wholly own, the Company will monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, the Company will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, the Company will recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value for assets held for use and fair value less costs to sell for assets held for sale.

For real estate the Company may own through an investment in a joint venture or other similar investment structure, at each reporting date the Company will compare the estimated fair value of the Company’s investment to the carrying value. An impairment charge will be recorded to the extent the fair value of the Company’s investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

Moody National REIT I, Inc.

Notes to Consolidated Financial Statements
For the Year Ended December 31, 2009 and
the Period From January 15, 2008 to December 31, 2008

In evaluating the Company’s investments for impairment, Advisor will make several estimates and assumptions, including, but not limited to, the projected date of disposition of the properties, the estimated future cash flows of the properties during the Company’s ownership and the projected sales price of each of the properties. A change in these estimates and assumptions could result in a change in the book value of the Company’s investments which could then result in a material change to the Company’s financial statements.

Revenue Recognition

Hotel revenues, including room, food, beverage, and other hotel revenues, will be recognized as the related services are delivered. Ongoing credit evaluations will be performed and an allowance for potential credit losses will be provided against the portion of accounts receivable that is estimated to be uncollectible.

The Company will recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements will be recorded as deferred rent receivable and will be included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. The Company anticipates collecting these amounts over the terms of the leases as scheduled rent payments are made. Reimbursements from tenants for recoverable real estate tax and operating expenses will be accrued as revenue in the period the applicable expenditures are incurred. In conjunction with certain acquisitions, the Company may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of its properties. Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases may be established at the time of purchase to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments will be received through a draw of funds escrowed at the time of purchase and may cover a period from one to three years. These funds may be released to either the Company or the seller when certain leasing conditions are met. Restricted cash will include funds received by third party escrow agents, from sellers, pertaining to master lease agreements. The Company will record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met. The Company will accrue lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Valuation of Accounts and Rents Receivable

The Company will take into consideration certain factors that require judgments to be made as to the collectibility of receivables. Collectibility factors taken into consideration are the amounts outstanding, payment history and financial strength of the tenant, which taken as a whole determines the valuation.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued the Accounting Standards Codification (the “Codification”). Effective September 30, 2009, the Codification is the source of authoritative accounting principles recognized by the FASB to be applied by nongovernment entities in the preparation of financial statements in conformity with GAAP. The Company adopted the Codification during the third quarter of 2009 and the adoption did not materially impact its financial statements. However, references to accounting literature within these notes to the consolidated financial statements have been revised to conform to the Codification classification.

The January 1, 2009 adoption of revised provisions regarding classification of noncontrolling interests within the Codification topic of consolidation did not have a material impact on the Company’s financial condition. The adoption has resulted in an increase to equity of $1,000 as of December 31, 2008 resulting from the reclassification of minority interest relating to the common units in the OP to a new component of equity as noncontrolling interest. The non-controlling interest relating to the special units in the OP of $1,000 will remain classified between liability and equity pursuant to the Codification topic of consolidation.

In May 2009, the Company adopted the revised guidance on management’s assessment of the Codification topic of subsequent events and the Company incorporated this guidance into its accounting literature. This guidance establishes

Moody National REIT I, Inc.

Notes to Consolidated Financial Statements
For the Year Ended December 31, 2009 and
the Period From January 15, 2008 to December 31, 2008

general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. The Company adopted this guidance in the second quarter of 2009 and determined that there was no material impact on the Company’s financial statements. See Note 9 of the Consolidated Financial Statements.

In June 2009, the FASB issued authoritative guidance on the consolidation of a Variable Interest Entity.  The new guidance requires revised evaluations of whether entities represent variable interest entities, ongoing assessments of control over such entities, and additional disclosures for variable interests. This guidance is effective for interim and annual periods beginning after November 15, 2009 with early adoption prohibited.  The adoption of this new guidance will not have a material impact on the Company’s financial statements, but will result in additional disclosures.

3. Investments

As of December 31, 2009, the Company had not commenced operations. Subscription proceeds collected from investors were deposited in an interest bearing bank account.

As of December 31, 2009, neither the Company nor the OP had purchased or contracted to purchase any properties or other investments.

4. Capitalization

Under the Company’s charter, the Company has the authority to issue 400,000,000 shares of common stock and 50,000,000 shares of preferred stock. All shares of such stock have a par value of $0.01 per share. On February 19, 2008, the Company sold 22,222 shares of common stock to Sponsor for $200,000 in cash.

Subscription proceeds are placed in an escrow account until such time as subscriptions to purchase at least $2.0 million of shares of common stock have been received and accepted by the Company. As of December 31, 2009, the Company had received subscriptions for $111,500 of shares, or 11,150 shares, of the Company’s common stock which have been recorded as a liability in the consolidated balance sheet because such shares are refunded if the subscription minimum is not met.

The Company’s board of directors is authorized to amend its charter, without the approval of the stockholders, to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue.

5. Distributions

The Company intends to make regular cash distributions to its stockholders, typically on a monthly basis. The actual amount and timing of distributions will be determined by the Company’s board of directors in its discretion and typically will depend on the amount of funds available for distribution, which is impacted by current and projected cash requirements, tax considerations and other factors. During the early stages of the Company’s operations, the Company may declare distributions in excess of funds from operations. As a result, the Company’s distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for tax purposes, the Company must make distributions equal to at least 90% of the Company’s “REIT taxable income” each year.  The Company’s stockholders may choose whether to have distributions paid in cash or to have distributions otherwise payable to them in cash invested in additional shares of the Company’s common stock pursuant to the terms and conditions of the Company’s distribution reinvestment plan. As of December 31, 2009, the Company had not paid any distributions.

6. Related Party Arrangements

Advisor and certain affiliates of Advisor will receive fees and compensation in connection with the Company’s public offering, and the acquisition, management and sale of the Company’s real estate investments.

Moody Securities, LLC (“Moody Securities”), the dealer manager of the offering, will receive a commission of up to 6.5% of gross offering proceeds. Moody Securities may reallow all or a portion of such sales commissions earned to participating broker-dealers. In addition, the Company will pay Moody Securities a dealer manager fee of up to 3.5% of gross

Moody National REIT I, Inc.

Notes to Consolidated Financial Statements
For the Year Ended December 31, 2009 and
the Period From January 15, 2008 to December 31, 2008

offering proceeds, a portion of which may be reallowed to participating broker-dealers. No selling commissions or dealer manager fee will be paid for sales under the distribution reinvestment plan.

Advisor will receive up to 15% of offering proceeds for reimbursement of organization and offering expenses (including sales commissions and the dealer manager fee) not to exceed actual expenses incurred. Advisor will be responsible for the payment of organization and offering expenses, other than selling commissions and dealer manager fees and to the extent they exceed 15% of gross offering proceeds, without recourse against or reimbursement by the Company.

Advisor, or its affiliates, will also receive an acquisition fee equal to 1.5% of (1) the cost of investments the Company acquires or (2) the Company’s allocable cost of investments acquired in a joint venture. With respect to investments in and originations of loans, Advisor will receive an origination fee in lieu of an acquisition fee. The origination fee will equal 1.5% of the amount funded by the Company to invest in or originate such loan.

Advisor will also receive debt financing fees of 1.0% of the amount available under any loan or line of credit made available to the Company. It is anticipated that Advisor will pay some or all of these fees to third parties with whom it subcontracts to coordinate financing for the Company.

The Company expects to pay Moody National Management, L.P. (“Moody Management”), its property manager, a market-based property management fee in connection with the operation and management of properties. In the event that the Company contracts directly with a non-affiliated third-party property manager, the Company will pay Moody Management a market-based oversight fee.

The Company will pay Advisor a monthly asset management fee of one-twelfth of 1.0% of the aggregate cost (before non-cash reserves and depreciation) of all real estate investments held by the Company at month-end.

If Advisor provides a substantial amount of services in connection with the sale of a property or other investment, Advisor or its affiliates also will be paid a disposition fee equal to 3.0% of the contract sales price of each property or other investment sold.

The Company will reimburse Advisor for all expenses paid or incurred by Advisor in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (1) 2% of its average invested assets, or (2) 25% of its net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets for that period. Notwithstanding the above, the Company may reimburse Advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

7. Incentive Awards Plan

The Company has adopted an incentive plan (the “Incentive Award Plan”) that provides for the grant of equity awards to its employees, directors and consultants and those of the Company’s affiliates. The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards or cash-based awards. Shares will be authorized and reserved for issuance under the Incentive Award Plan. No awards have been granted as of December 31, 2009. The Company has also adopted an Independent Director’s Compensation Plan pursuant to which each of the Company’s current independent directors will receive 5,000 shares of restricted stock when and if the Company raises the minimum offering amount of $2,000,000. Each new independent director that subsequently joins the Company’s board of directors will receive 5,000 shares of restricted stock on the date he or she joins the Company’s board of directors. In addition, on the date of each of the first four annual meetings of the Company’s stockholders at which an independent director is re-elected to the Company’s board of directors, he or she will receive 2,500 restricted shares. Subject to certain conditions, the restricted stock granted pursuant to the Independent Director’s Compensation Plan will vest and become non-forfeitable in equal quarterly installments beginning on the first day of the first quarter following the date of grant.

Moody National REIT I, Inc.

Notes to Consolidated Financial Statements
For the Year Ended December 31, 2009 and
the Period From January 15, 2008 to December 31, 2008

8. Subordinated Participation Interest

Pursuant to the Limited Partnership Agreement of the OP, the holders of the Special Units will be entitled to distributions from OP in an amount equal to 15.0% of net sales proceeds received by the OP on dispositions of its assets and dispositions of real properties by joint ventures or partnerships in which the OP owns a partnership interest, after the other holders of common units, including the Company, have received, in the aggregate cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus an 8.0% cumulative non-compounded annual pre-tax return thereon. The Special Units will be redeemed for the above amount upon the earliest of: (1) the occurrence of certain events that result in the termination or non-renewal of the advisory agreement or (2) a listing of the Company’s common stock on a national securities exchange.

9. Subsequent Events

During the period from December 31, 2009 to March 31, 2010, the Company received subscriptions to purchase $20,000 in shares, or 2,000 shares, of the Company’s common stock, and refunded $55,000 in subscription proceeds to investors which had previously subscribed for shares of the Company’s common stock.

There were no events or transactions that occurred subsequent to December 31, 2009 and through the date these financial statements were issued requiring recognition or disclosure in the Company’s financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

Amount

SEC registration fee	$43,230
FINRA filing fee	$75,500
Accounting fees and expenses	$160,855
Legal fees and expenses	$1,028,947
Sales and advertising expenses	$134,250
Blue Sky fees and expenses	$158,540
Printing expenses	$267,065
Miscellaneous	36,912

Total	$1,905,299

Item 32. Sales to Special Parties.

          Not Applicable.

Item 33. Recent Sales of Unregistered Securities.

          Effective February 19, 2008, we issued 22,222 shares of common stock at $9.00 per share to Moody National REIT Sponsor, LLC, our sponsor, for $200,000 in cash, reflecting that no sales commission or dealer manager fees were paid. We relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. Moody National REIT Sponsor, LLC, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of its investment.

          Effective April 25, 2008, our operating partnership issued 100 common units at $10.00 per unit to Moody Notional LPOP I for $1,000 and issued 100 special units at $10.00 per unit to Moody OP Holdings I, LLC for $1,000. Our operating partnership relied on Section 4(2) of the Securities Act of 1933, as amended, for the exemption from the registration requirements of these issuances. Our advisor and Moody OP Holdings I, LLC by virtue of their affiliation with us, had access to information concerning our operating partnership’s proposed operations and the terms and conditions of its investment.

Item 34. Indemnification of Directors and Officers.

          Subject to certain limitations, our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages. Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Pursuant to Maryland corporate law and our charter, we are also required, subject to certain limitations, to indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, a present or former director or officer, our advisor, or any affiliate of our advisor and may indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, a present or former employee or agent, which we refer to as indemnitees, against any or all losses or liabilities reasonably incurred by the indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on our behalf while a director, officer, advisor, affiliate, employee or agent. However, we will indemnify a director, the advisor or an affiliate of the advisor for any liability or loss suffered by such indemnitee or hold such indemnitee harmless for any liability or loss suffered by us only if: (1) the indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, (2) the indemnitee was acting on behalf of or performing services for us, (3) the loss or liability was not the result of negligence or misconduct if the indemnitee is an affiliated director, the advisor or an affiliate of the advisor, or if the indemnitee is an independent director, the loss or liability was not the result of gross negligence or willful misconduct and (4) the indemnification or obligation to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders. In addition, we will not provide indemnification to a director, the advisor or an affiliate of the advisor for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violation of securities laws.

          Pursuant to our charter, we may pay or reimburse reasonable expenses incurred by a director, the advisor or an affiliate of the advisor in advance of final disposition of a proceeding only if the following are satisfied: (1) the indemnitee was made a party to the proceeding by reason of the performance of duties or services on our behalf, (2) the indemnitee provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by the charter, (3) the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct, and (4) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement.

          We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements will require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We will also cover officers and directors under our directors’ and officers’ liability insurance.

Item 35. Treatment of Proceeds from Securities Being Registered.

          Not applicable.

Item 36. Financial Statements and Exhibits.

(a) Financial Statements:

Prospectus Dated April 15, 2009

(1) Report of Independent Registered Public Accounting Firm

(2) Consolidated Balance Sheet

(3) Notes to Consolidated Balance Sheet

Supplement No. 4 dated April 2, 2010

The consolidated financial statements of Moody National REIT I, Inc. included in Moody National REIT I, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 31, 2010 are included in Supplement No. 4 dated April 2, 2010.

          (b) Exhibits:

1.1
Dealer Manager Agreement among Moody National REIT I, Inc., Moody National Operating Partnership I, L. P., Moody National Advisor I, LLC and Moody National Realty Company, L. P. (incorporated by reference to Exhibit 1.1 to Amendment No. 5 to the Registrant’s Form S-11 Registration Statement (File No. 333-150612), as amended to date (the “Registration Statement”), filed on March 27, 2009)

3.1	Articles of Amendment and Restatement of Moody National REIT I, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

3.2	Bylaws of Moody National REIT I, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement filed on May 2, 2008)

3.3	Amendment No. 1 to Bylaws of Moody National REIT I, Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 4 to the Registration Statement filed on February 23, 2009)

4.1	Form of Subscription Agreement (included in the Prospectus as Appendix B and incorporated herein by reference)

4.2	Form of Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference)

5.1	Opinion of Venable LLP as to the legality of the securities being registered (incorporated by reference to Exhibit 5.1 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

8.1
Opinion of Alston & Bird LLP regarding certain federal income tax considerations relating to Moody National REIT I, Inc. (incorporated by reference to Exhibit 8.1 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

10.1
Escrow Agreement among Moody National REIT I, Inc., Moody Securities, LLC and UMB Bank, N.A. (incorporated by reference to Exhibit 10.1 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

10.2
Amended and Restated Advisory Agreement among Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., Moody National Advisor I, LLC and Moody Realty Company, L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 14, 2009)

10.3	Limited Partnership Agreement of Moody National Operating Partnership I, L.P. (incorporated by reference to Exhibit 10.3 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

10.4	Moody National REIT I, Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

10.5
Moody National REIT I, Inc. Amended and Restated Independent Directors Compensation Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on August 14, 2009)

21	Subsidiaries of the Company

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Venable LLP (included in Exhibit 5.1)

23.3	Consent of Alston & Bird LLP (included in Exhibit 8.1)

Item 37. Undertakings

          The registrant undertakes:

(1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectuses required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(4) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

(5) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;

          (6) that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser;

          (7) to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the registrant’s advisor or its affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

          (9) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property that has not been identified in the prospectus whenever a reasonable probability exists that a property will be acquired and to consolidate all stickers into a post-effective amendment filed at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant property acquisitions that have been consummated;

          (10) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (such as the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10.0% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

          (11) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAMS
(UNAUDITED)

          Table VI presents summary information on properties acquired during the three years ended December 31, 2008 by prior real estate programs having similar or identical investment objectives to those of Moody National. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired. All figures are as of December 31, 2008.

Property	Location	Type of Property	Gross Leasable Space or Number of Units and Total Square Feet (SF) of Units	Date of Purchase	Mortgage Financing at Purchase	Cash Down Payment	Contract Price & Acquisition Fee	Other Cash Expenditure Expensed	Other Cash Expenditures Capitalized	Total Price

NASHVILLE MARRIOTT COURTYARD
Courtyard by Marriott West End Vanderbilt Nashville	1901 West End Avenue; Nashville, TN 37203	HOTEL	223 units; 45,750 SF	3/3/2006	$20,580,000	$8,460,000	$29,040,000	—	$3,680,000	$32,720,000

MEMPHIS RESIDENCE INN
Residence Inn Memphis Downtown	110 Monroe Avenue; Memphis, TN 38103	HOTEL	90 units; 71,493 SF	3/24/2006	$8,440,000	$4,844,000	$13,284,000	—	$2,086,000	$15,370,000

HOLIDAY INN SELECT
Holiday Inn Select Memphis Downtown	160 Union Avenue; Memphis, TN 38103	HOTEL	192 units; 153,300 SF	4/4/2006	$11,505,000	$3,676,000	$15,181,000	—	$2,269,000	$17,450,000

ORLANDO RADISSON INN
Radisson Orlando	1724 N Alafaya Trail; Orlando, FL 32826	HOTEL	149 units; 81,369 SF	4/3/2006	$3,965,000	$1,544,500	$5,509,500	—	$1,440,500	$6,950,000

MACON FAIRFIELD INN & SUITES, ALPHARETTA FAIRFIELD INN & SUITES AND KENNESAW TOWNEPLACE SUITES
Fairfield Inn and Suites — Macon	4035 Sheraton Dr; Macon, GA 31210	HOTEL	78 units; 37,490 SF	3/24/2006	$3,712,000	$758,124	$4,470,124	—	$671,876	$5,142,000
Townplace Suites — Kennesaw	1074 Cobb Place Blvd NW; Kennesaw, GA 30144	HOTEL	83 units; 48,124 SF	3/24/2006	$4,358,000	$1,405,002	$5,763,002	—	$774,998	$6,538,000
Fairfield Inn and Suites — Alpharetta	11385 Haynes Bridge Rd; Alpharetta, GA 30004	HOTEL	87 units; 39,050 SF	3/24/2006	$5,210,000	$2,388,412	$7,598,412	—	$1,206,588	$8,805,000

ATLANTA PERIMETER CENTER FAIRFIELD INN & SUITES AND ALPHARETTA TOWNEPLACE SUITES
Townplace Suites — Alpharetta	7925 Westside Pkwy; Alpharetta, GA 30004	HOTEL	89 units; 50,588 SF	3/24/2006	$4,860,000	$1,713,321	$6,573,321	—	$1,106,679	$7,680,000
Fairfield Inn and Suites — Perimeter Center	1145 Hammond Dr; Atlanta, GA 30328	HOTEL	114 units; 54,040 SF	3/24/2006	$6,750,000	$2,602,454	$9,352,454	—	$1,257,546	$10,610,000

TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)
(UNAUDITED)

Property	Location	Type of Property	Gross Leasable Space or Number of Units and Total Square Feet (SF) of Units	Date of Purchase	Mortgage Financing at Purchase	Cash Down Payment	Contract Price & Acquisition Fee	Other Cash Expenditure Expensed	Other Cash Expenditures Capitalized	Total Price

BUCKHEAD FAIRFIELD INN & SUITES AND ALPHARETTA SPRINGHILL SUITES
Springhill Suites — Alpharetta	12730 Deerfield Pkwy; Alpharetta, GA 30004	HOTEL	82 units; 43,710 SF	3/24/2006	$3,410,000	$1,386,144	$4,796,144	—	$893,856	$5,690,000
Fairfield Inn and Suites — Buckhead	3092 Piedmont Rd NE; Atlanta, GA 30305	HOTEL	115 units; 54,040 SF	3/24/2006	$8,290,000	$2,998,167	$11,288,167	—	$1,386,833	$12,675,000

HOMEWOOD SUITES BEDFORD, HAMPTON INN ENERGY CORRIDOR AND TOWNEPLACE SUITES PLANO
Homewood Suites — Bedford	2401 Airport Freeway; Bedford, TX 76021	HOTEL	83 units; 78,971 SF	8/15/2006	$4,700,000	$1,735,500	$6,435,500	—	$1,829,500	$8,265,000
TownPlace Suites Plano	5005 Whitestone Lane; Plano, TX 75024	HOTEL	106 units; 60,320 SF	8/15/2006	$6,100,000	$2,516,000	$8,616,000	—	$2,219,000	$10,835,000
Hampton Inn Energy Corridor	11333 Katy Freeway; Houston, TX 77079	HOTEL	119 units; 59,948 SF	8/15/2006	$6,011,000	$2,148,949	$8,159,949	—	$2,211,051	$10,371,000

SPRINGHILL SUITES SEATTLE
SpringHill Suites Seattle	1800 Yale Avenue; Seattle, WA 98101	HOTEL	234 units; 133,585 SF	10/23/2006	$32,500,000	$17,900,000	$50,400,000	—	$7,310,000	$57,710,000

RESIDENCE INN MEDICAL CENTER AND COMFORT SUITES GRAPEVINE
Comfort Suites Grapevine	1805 Enchanted Way; Grapevine, TX 76051	HOTEL	96 units; 62,040 SF	12/16/2005	$9,825,000	$3,275,000	$13,100,000	—	$1,265,000	$14,365,000
Residence Inn Medical Center	7710 Main Street; Houston, TX 77030	HOTEL	287 units; 86,976 SF	12/16/2005	$10,125,000	$3,375,000	$13,500,000	—	$1,380,000	$14,880,000

SPRINGHILL SUITES ALTAMONTE AND HOLIDAY INN EXPRESS
SpringHill Suites — Altamonte Springs	205 W Hwy 436; Altamonte Springs, FL 32714	HOTEL	91 units; 51,231 SF	3/3/2006	$7,006,000	$3,494,000	$10,500,000	—	$1,381,000	$11,881,000
Holiday Inn Express Orlando Airport	7900 Conway Road; Orlando, FL 32812	HOTEL	107 units; 66,892 SF	12/21/2006	$8,795,000	$3,294,500	$12,089,500	—	$2,040,500	$14,130,000

TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)
(UNAUDITED)

Property	Location	Type of Property	Gross Leasable Space or Number of Units and Total Square Feet (SF) of Units	Date of Purchase	Mortgage Financing at Purchase	Cash Down Payment	Contract Price & Acquisition Fee	Other Cash Expenditure Expensed	Other Cash Expenditures Capitalized	Total Price

NORTHBELT OFFICE CENTER II
Northbelt Office Center II	785 Greens Parkway; Houston, TX 77067	OFFICE	124,000 SF	2/27/2006	$14,500,000	$6,801,402	$21,301,402	—	$2,498,598	$23,800,000

PHILIPS CORPORATE HEADQUARTERS
Philips Building	200 Franklin Square Drive; Somerset, NJ 08875	OFFICE	199,900 SF	6/16/2006	$30,750,000	$12,800,000	$43,550,000	—	$2,980,000	$46,530,000

WEATHERFORD PLAZA
Weatherford Office Building	15710 JFK Blvd.; Houston, TX 77032	OFFICE	216,215 SF	12/18/2006	$24,400,000	$5,985,645	$30,385,645	—	$3,539,355	$33,925,000

RESIDENCE INN LEBANON
Residence Inn Hanover Lebanon	32 Centerra Parkway; Lebanon, NH 03766	HOTEL	114 units; 65,183 SF	1/5/2007	$18,825,000	$6,354,000	$25,179,000	—	$3,001,000	$28,180,000

TOWNEPLACE SUITES MIAMI AIRPORT AND TOWNEPLACE SUITES MIAMI LAKES
TPS Miami Airport, FL	10505-10525 NW 36th Street; Miami, FL 33178	HOTEL	95 units; 62,376 SF	5/18/2007	$7,985,000	$1,372,500	$9,357,500	—	$2,317,500	$11,675,000
TPS Miami Lakes, FL	8079 NW 154th Street; Miami Lakes, FL 33016	HOTEL	95 units; 56,715 SF	5/18/2007	$9,650,000	$207,500	$9,857,500	—	$2,017,500	$11,875,000

TPS MOUNT LAUREL, NJ
TPS Mt Laurel, Burlington, NJ	450 Century Parkway; Mount Laurel, NJ 08054	HOTEL	95 units; 57,015 SF	5/18/2007	$7,835,000	$3,070,000	$10,905,000	—	$2,525,000	$13,430,000

TOWNEPLACE SUITES FORT WORTH
TPS Fort Worth, TX	4200 International Plaza; Fort Worth, TX 76109	HOTEL	95 units; 59,572 SF	5/18/2007	$7,840,000	$2,265,000	$10,105,000	—	$2,310,000	$12,415,000

RENAISSANCE MEADOWLANDS
Renaissance Meadowlands	801 Rutherford Avenue; Rutherford, NJ 07070	HOTEL	167 units; 104,658 SF	8/31/2007	$32,000,000	$14,405,778	$46,405,778	—	$7,979,222	$54,385,000

COURTYARD LYNDHURST NEW JERSEY
Courtyard by Marriott Lyndhurst	1 Polito Avenue; Lyndhurst, NJ 07071	HOTEL	227 units; 134,176 SF	8/31/2007	$34,350,000	$13,593,165	$47,943,165	—	$6,531,835	$54,475,000

TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)
(UNAUDITED)

Property	Location	Type of Property	Gross Leasable Space or Number of Units and Total Square Feet (SF) of Units	Date of Purchase	Mortgage Financing at Purchase	Cash Down Payment	Contract Price & Acquisition Fee	Other Cash Expenditure Expensed	Other Cash Expenditures Capitalized	Total Price

COURTYARD COLUMBUS DOWNTOWN
Courtyard by Marriott Columbus Downtown	35 West Spring Street; Columbus, OH 43215	HOTEL	149 units; 111,552 SF	8/31/2007	$11,202,000	$3,371,050	$14,573,050	—	$2,473,950	$17,047,000

COURTYARD COLUMBUS AIRPORT
Courtyard by Marriott Columbus Airport	2901 Airport Dr.; Columbus, OH 43219	HOTEL	150 units; 78,693 SF	8/31/2007	$15,378,000	$7,395,521	$22,773,521	—	$3,714,479	$26,488,000

SPRINGHILL SUITES BOTHELL
SpringHill Suites — Bothell, WA	9850 Monte Villa Parkway; Bothell, WA 98021	HOTEL	84 units; 50,604 SF	8/29/2007	$9,575,000	$3,812,000	$13,387,000	—	$2,268,000	$15,655,000

FAIRFIELD INN DENVER SOUTH, FAIRFIELD INN AURORA AND FAIRFIELD INN WESTMINSTER
Fairfield Inn — Aurora	13851 East Harvard Avenue; Aurora, CO 80014	HOTEL	82 units; 41,842 SF	8/29/2007	$5,025,000	$3,144,968	$8,169,968	—	$2,310,032	$10,480,000
Fairfield Inn — Denver South	7056 East County Line Road; Highlands Ranch, CO 80126	HOTEL	63 units; 32,064 SF	8/29/2007	$5,700,000	$238,008	$5,938,008	—	$1,241,992	$7,180,000
Fairfield Inn — Westminister	12080 Melody Drive; Westminister, CO 80234	HOTEL	82 units; 41,430 SF	8/29/2007	$5,475,000	$2,444,968	$7,919,968	—	$2,120,032	$10,040,000

FAIRFIELD INN MEADOWLANDS
Fairfield Inn Meadowlands	850 Route 120; East Rutherford, NJ 07073	HOTEL	141 units; 56,500 SF	8/31/2007	$18,675,000	$7,805,278	$26,480,278	—	$3,889,722	$30,370,000

COURTYARD WILLOUGHBY
Courtyard by Marriott Cleveland Willoughby	35103 Maplegrove Road; Willoughby Hills, OH 44094	HOTEL	90 units; 50,110 SF	8/31/2007	$9,511,000	$3,776,650	$13,287,650	—	$2,208,350	$15,496,000

SPRINGHILL SUITES DES MOINES
Springhill Suites by Marriott — West Des Moines.	1236 Jordan Creek Parkway; West Des Moines, IA 50266	HOTEL	97 units; 62,297 SF	8/31/2007	$8,367,000	$2,501,378	$10,868,378	—	$1,808,622	$12,677,000

NEWARK TOWNEPLACE SUITES
TPS Newark, CA	39802 Cedar Blvd; Newark, CA 94560	HOTEL	127 units; 73,234 SF	5/18/2007	$5,932,857	$4,102,472	$10,035,329	—	$936,544	$10,971,873

FAIRFIELD INN & SUITES WEST DES MOINES
Fairfield Inn & Suites by Marriott West Des Moines, IA	7225 Vista Drive; West Des Moines, IA 50266	HOTEL	167 units; 104,658 SF	8/31/2007	$7,576,000	$4,231,166	$11,807,166		$2,323,834	$14,131,000

TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)
(UNAUDITED)

Property	Location	Type of Property	Gross Leasable Space or Number of Units and Total Square Feet (SF) of Units	Date of Purchase	Mortgage Financing at Purchase	Cash Down Payment	Contract Price & Acquisition Fee	Other Cash Expenditure Expensed	Other Cash Expenditures Capitalized	Total Price

RESIDENCE INN TORRANCE/REDONDO BEACH
Residence Inn by Marriott Torrance, CA	3701 Torrance Blvd, Torrance, CA 90503	HOTEL	247 units, 120,922 SF	11/02/2007	$36,873,000	$11,235,904	$48,108,904	—	$11,779,096	$59,888,000

RESIDENCE INN PERIMETER CENTER ATLANTA
Residence Inn by Marriott Atlanta, GA	6096 Barfield Road; Atlanta, GA 30328	HOTEL	128 units; 87,000 SF	11/2/2007	$10,665,000	$2,124,056	$12,789,056		$4,955,944	$17,745,000

RESIDENCE INN MIDTOWN ATLANTA
Residence Inn by Marriott Atlanta, GA	1041 W. Peachtree Street; Atlanta, GA 30309	HOTEL	78 units; 62,528 SF	8/31/2007	$10,932,000	$5,067,777	$15,999,777		$2,407,223	$18,407,000

SPRINGHILL SUITES PITTSBURGH
Sprinhill Suites by Marriott Pittsburgh, PA	239 Summit Park Drive; Pittsburgh, PA 15275	HOTEL	102 units; 57,451 SF	8/31/2007	$9,500,000	$5,407,651	$14,907,651		$3,392,349	$18,300,000

SPRINGHILL SUITES HOUSTON MEDICAL CENTER/RELIANT PARK
Springhill Suites BY Marriott Houston, TX	1400 Old Spanish Trail; Houston, TX 77054	HOTEL	190 units; 116,774 SF	8/31/2007	$14,431,000	$7,178,237	$21,609,237		$4,161,763	$25,771,000

TOWNEPLACE SUITES PORTLAND SCARBOROUGH
TownePlace Suites by Marriott Scarsborough, ME	700 Roundwood Drive; Scarsborough, ME 08054	HOTEL	95 units; 57,015 SF	5/18/2007	$0	$6,905,000	$6,905,000		$2,785,000	$9,690,000

MOODY NATIONAL HP GRAPEVINE TRUST
Hyatt Place Grapevine, TX	2220 Grapevine Mills Circle; Grapevine, TX 76051	HOTEL	125 units; 84,064 SF	8/22/2006	$13,000,000	$8,550,000	$21,550,000		$2,685,000	$24,235,000

MOODY NATIONAL FINANCIAL FUND I, LLC
MNFA I, LLC(1)	—	LOAN	—	12/11/2008	—	$3,100,000	$3,100,000	—	$306,593	$3,406,593
TOTAL			5,647 units; 3,931,371 SF		$676,764,353	$273,093,590	$949,857,942	$0	$154,687,019	$1,104,544,962

(1)	Loan from Moody National Fund I, LLC to MNFA I, LLC, an affiliated entity, and secured by an assignment of its ownership interest.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 2, 2010.

Moody National REIT I, Inc.

By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President

          Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the following capacities and on April 2, 2010.

Signature	Title

/s/ Brett C. Moody	Chief Executive Officer President and Chairman of the Board (principal executive officer)

Brett C. Moody

/s/ W. Kyle Bebee	Director and Executive Vice President

W. Kyle Bebee

/s/ Robert W. Engel	Treasurer and Chief Financial Officer (principal financial officer and principal accounting officer)

Robert W. Engel

/s/ Lawrence S. Jones	Director

Lawrence S. Jones

/s/ William H. Armstrong	Director

William H. Armstrong

/s/ John P. Thompson	Director

John P. Thompson

EXHIBIT INDEX

Exhibit Number	Description

1.1
Dealer Manager Agreement among Moody National REIT I, Inc., Moody National Operating Partnership I, L. P., Moody National Advisor I, LLC and Moody National Realty Company, L. P. (incorporated by reference to Exhibit 1.1 to Amendment No. 5 to the Registrant’s Form S-11 Registration Statement (File No. 333-150612), as amended to date (the “Registration Statement”), filed on March 27, 2009)

3.1	Articles of Amendment and Restatement of Moody National REIT I, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

3.2	Bylaws of Moody National REIT I, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement filed on May 2, 2008)

3.3	Amendment No. 1 to Bylaws of Moody National REIT I, Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 4 to the Registration Statement filed on February 23, 2009)

4.1	Form of Subscription Agreement (included in the Prospectus as Appendix B and incorporated herein by reference)

4.2	Form of Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference)

5.1	Opinion of Venable LLP as to the legality of the securities being registered (incorporated by reference to Exhibit 5.1 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

8.1
Opinion of Alston & Bird LLP regarding certain federal income tax considerations relating to Moody National REIT I, Inc. (incorporated by reference to Exhibit 8.1 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

10.1
Escrow Agreement among Moody National REIT I, Inc., Moody Securities, LLC and UMB Bank, N.A. (incorporated by reference to Exhibit 10.1 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

10.2
Amended and Restated Advisory Agreement among Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., Moody National Advisor I, LLC and Moody Realty Company, L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 14, 2009)

10.3	Limited Partnership Agreement of Moody National Operating Partnership I, L.P. (incorporated by reference to Exhibit 10.3 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

10.4	Moody National REIT I, Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

10.5
Moody National REIT I, Inc. Amended and Restated Independent Directors Compensation Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on August 14, 2009)

21	Subsidiaries of the Company

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Venable LLP (included in Exhibit 5.1)

23.3	Consent of Alston & Bird LLP (included in Exhibit 8.1)